Exhibit 4.2
EXECUTION VERSION
AMENDMENT NO. 5 TO
THIRD AMENDED AND RESTATED LOAN AGREEMENT
This AMENDMENT NO. 5 TO THIRD AMENDED AND RESTATED LOAN
AGREEMENT (this “Agreement”) is entered into as of March 4, 2026, by and among CS
INTERMEDIATE HOLDCO 1 LLC, a Delaware limited liability company (“Holdings”), COOPER-
STANDARD AUTOMOTIVE INC., an Ohio corporation (the “U.S. Borrower”), COOPER-
STANDARD AUTOMOTIVE CANADA LIMITED, an Ontario corporation (the “Canadian Borrower”
and, together with the U.S. Borrower, the “Borrowers”), the other Loan Parties party hereto, BANK OF
AMERICA, N.A., individually and as agent (“Agent”), and the Lenders signatory hereto.
RECITALS
A.        Holdings, the Borrowers, the other Loan Parties party thereto, Agent and the Lenders are party to that certain Third Amended and Restated Loan Agreement dated as of November 2, 2016, as amended by Amendment No. 1 to Third Amended and Restated Loan Agreement and Limited Waiver
dated as of March 24, 2020, Amendment No. 2 to Third Amended and Restated Loan Agreement dated as of May 18, 2020, Amendment No. 3 to Third Amended and Restated Loan Agreement dated as of
December 19, 2022, and Amendment No. 4 to Third Amended and Restated Loan Agreement dated as of
May 6, 2024 (as in effect immediately prior to this Agreement, the “Existing Loan Agreement”, and as amended by this Agreement and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders make certain revolving loans and other financial accommodations to the Borrowers. Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them by the Loan
Agreement.
B.        Cooper-Standard Holdings Inc. and certain of its direct or indirect subsidiaries, including the U.S. Borrower and Holdings, wish to enter into a notes offering (the “Offering”) of up to $1.1 billion aggregate principal amount of a series of new senior secured notes, consisting of new senior secured first lien notes in the aggregate principal amount of $1.1 billion (the “New 1L Notes”) to be issued by the U.S.
Borrower, and the use of the proceeds from the Offering (which may be used together with cash on hand)
to refinance, through a redemption, tender offer, repurchase or otherwise, all or any portion of the outstanding (i) First Lien Notes (as defined in the Existing Loan Agreement), (ii) the Senior Secured
Notes (as defined in the Existing Loan Agreement) and (iii) the Senior Unsecured Notes (as defined in the
Existing Loan Agreement) (including to pay any prepayment, repurchase or redemption premium in connection therewith) and pay fees and expenses related to the foregoing (the transactions described in this clause (B) relating to the New 1L Notes, the “Notes Transactions”).
C.        Holdings, the Borrowers, the other Loan Parties, Agent and the undersigned Lenders wish to amend the Existing Loan Agreement on the terms and conditions set forth below pursuant to Section
14.1.1 of the Existing Loan Agreement, to among other things, remove each Specified Jurisdiction
Guarantor identified on Annex B attached hereto (the “Released Guarantors”), but for the avoidance of doubt expressly not releasing Cooper-Standard Latin America B.V. (“CS Latin America”), as a Guarantor.
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Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
1.        Amendments. Upon the Fifth Amendment Effective Date (as defined below), the
Existing Loan Agreement is hereby amended to delete the stricken text (indicated textually in substantially the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated
textually in substantially the same manner as the following example: double-underlined text) as set forth in the Loan Agreement attached as Annex A hereto
2.        Fifth Amendment Effective Date.  The amendments set forth in Section 1 of this
Agreement shall become effective upon satisfaction of the following conditions (the “Fifth Amendment
Effective Date”):
(a)      the execution and delivery of this Amendment by the undersigned Loan
Parties, Agent and each Lender as of the date hereof;
(b)      Agent shall have received a certificate of a duly authorized officer of or other person authorized to represent each applicable Loan Party (excluding, for the avoidance of doubt, each Released Guarantor), certifying (i) except as attached thereto, there have been no changes to the
Organization Documents of each applicable Loan Party previously delivered to Agent, and such
Organization Documents are in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents to which such
Loan Party is a party is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; (iii) all governmental and other third party approvals and consents, if any, with respect to this Agreement have been obtained and are in effect; and (iv) to the title, name and signature of each Person authorized to sign the Loan Documents to which such Loan Party is a party.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Loan Party in writing;
(c)      Agent shall have received a certificate, in form and substance reasonably satisfactory to it, from a Responsible Officer of each Borrower certifying that, after giving effect to this
Amendment and the transactions hereunder, (i) the Canadian Borrower and its consolidated Restricted
Subsidiaries, taken as a whole, and the U.S. Borrower and its consolidated Restricted Subsidiaries, taken as a whole, are Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 9 of the Loan Agreement are true and correct in all material respects as of the Fifth Amendment Effective Date (or, with respect to representations and warranties qualified by materiality, in all respects) (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects
(or, with respect to representations and warranties qualified by materiality, in all respects) as of such earlier date);
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(d)      Agent shall have received UCC, PPSA, and Lien searches and other evidence satisfactory to Agent that its Liens are the only Liens upon the Collateral, except Permitted
Liens;
(e)      all accrued fees and expenses of Agent (including the fees and expenses of counsel (including any local counsel) for Agent) due from the Loan Parties on or prior to the Fifth
Amendment Effective Date pursuant to the Loan Documents shall have been paid in full in cash;
(f)        the Notes Transactions shall be consummated substantially simultaneously with the Fifth Amendment Effective Date; and
(g)      to the extent reasonably requested by Agent or any Lender at least 10
Business Days prior to the Fifth Amendment Effective Date, each Borrower shall have provided all documentation and other information as Agent or any Lender shall have reasonably requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation. If any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership
Certification to Agent and Lenders in relation to such Borrower.
3.        Release of Specified Jurisdiction Guarantors.  With respect to each Released
Guarantor. Upon the effectiveness of this Agreement, the Released Guarantors shall no longer constitute
Guarantors or Loan Parties for purposes of the Loan Documents. Pursuant to Section 12.1 of the
Agreement, Agent shall release any guarantee provided by the Released Guarantors as if such Released
Guarantors were subject of a disposition, merger, amalgamation or other combination or transaction not prohibited thereunder (mutatis mutandis). Notwithstanding the foregoing or anything else contained herein, it is understood and agreed that (a) the release of the Released Guarantors shall in no manner release, affect or impair any Guarantee provided by any other guarantor under the Loan Documents other than with respect to the Released Guarantors and (b) the Loan Documents shall continue to be in full force and effect against all of the Loan Parties other than the Released Guarantors.
4.        Acknowledgment and Reaffirmation. Each of the undersigned Loan Parties hereby
(a) unconditionally consents to the terms of this Agreement, including the amendments in Section 1 hereof, and fully ratifies and affirms its respective obligations under the Loan Agreement and the other
Loan Documents taking into account this Agreement and giving effect to the Fifth Amendment Effective
Date, (b) to the extent such Loan Party guaranteed the Obligations pursuant to a Guarantee, ratifies and reaffirms its obligations under such Guarantee and (c) acknowledges and agrees that the execution, delivery and performance of this Agreement and the other documents shall not impair the validity, effectiveness or priority of the Liens granting pursuant to the Security Documents, and such Liens are ratified and reaffirmed and shall continue unimpaired with the same priority to serve the applicable
Obligations.
5.        Reference to and Effect Upon the Loan Agreement.
(a)      Except as specifically amended above, the Loan Agreement and the other
Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. This
Agreement and the amendments set forth in Section 1 hereof do not constitute a novation under the
Existing Loan Agreement.
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(b)      The execution, delivery and effectiveness of this Agreement and the amendments in Section 1 hereof shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any Loan Document. Upon the Fifth Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.
(c)      This Agreement shall constitute a Loan Document for purposes of the Loan
Agreement and the other Loan Documents.
6.        Costs and Expenses. Each Borrower hereby affirms its obligation under Section 3.4 of the Loan Agreement to reimburse Agent for all reasonable out-of-pocket expenses incurred by Agent in connection with the negotiation and preparation of this Agreement, including but not limited to the reasonable fees, charges and disbursements of attorneys for Agent with respect thereto.
7.        Governing Law. This Agreement shall be governed by the laws of the State of New
York.
8.        Consent to Forum. EACH LOAN PARTY PARTY HERETO HEREBY
CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT
SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY
PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AGREEMENT, AND AGREES
THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.
EACH LOAN PARTY PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS
AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT
MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO
IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR
NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT.
9.        Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
10.      Counterparts; Electronic Execution. Section 14.8 of the Loan Agreement is hereby incorporated by reference herein mutatis mutandis.
[signature pages follow]
[Signature Page to Amendment No. 5 to Third Amended and Restated Loan Agreement]
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

CS INTERMEDIATE HOLDCO 1 LLC, as a U.S. Facility Guarantor and a Canadian Facility Guarantor By: /s/ Jonathan P. Banas Name: Jonathan P. Banas Title: President

COOPER-STANDARD AUTOMOTIVE
INC., as a U.S. Borrower, a U.S. Facility
Guarantor and a Canadian Facility Guarantor
By: /s/ Jonathan P. Banas
Name: Jonathan P. Banas
Title: Executive Vice President and Chief
Financial Officer

COOPER-STANDARD INDUSTRIAL AND
SPECIALTY GROUP, LLC (f/k/a Lauren
Manufacturing, LLC), as a U.S. Guarantor and
a U.S. Guarantor and Canadian Facility
Guarantor
By: /s/ James Zabriskie
Name: James Zabriskie
Title: Treasurer

COOPER-STANDARD AUTOMOTIVE CANADA LIMITED, as the Canadian Borrower and a Canadian Facility Guarantor By: /s/ Jonathan P. Banas Name: Jonathan P. Banas Title: Vice President
[Signature Page to Amendment No. 5 to Third Amended and Restated Loan Agreement]

COOPER-STANDARD AUTOMOTIVE FLUID SYSTEMS MEXICO HOLDING LLC, as a U.S. Facility Guarantor and Canadian Facility Guarantor By: /s/ Jonathan P. Banas Name: Jonathan P. Banas Title: Vice President

CSA SERVICES INC., as a U.S. Facility Guarantor and Canadian Facility Guarantor By: /s/ Jonathan P. Banas Name: Jonathan P. Banas Title: Vice President

NISCO HOLDING COMPANY, as a U.S. Facility Guarantor and Canadian Facility Guarantor By: /s/ Jonathan P. Banas Name: Jonathan P. Banas Title: Vice President

[Signature Page to Amendment No. 5 to Third Amended and Restated Loan Agreement]

COOPER-STANDARD FHS LLC (f/k/a
COOPER-STANDARD AUTOMOTIVE
FHS INC.), as a U.S. Facility Guarantor and
Canadian Facility Guarantor
By: /s/ Jonathan P. Banas
Name: Jonathan P. Banas
Title: President
COOPER-STANDARD CANADA
HOLDINGS LLC, as a U.S. Facility Guarantor
and Canadian Facility Guarantor
By: /s/ Jonathan P. Banas
Name: Jonathan P. Banas
Title: President

[Signature Page to Amendment No. 5 to Third Amended and Restated Loan Agreement]

COOPER-STANDARD LATIN AMERICA B.V.,
having its registered office in Amsterdam, the
Netherlands and registered with the trade register of
the Chamber of Commerce under number 63256118,
as Specified Jurisdiction Guarantor
By:  /s/ James C. Zabriskie
Name: James C. Zabriskie
Title: Attorney

[Signature Page to Amendment No. 5 to Third Amended and Restated Loan Agreement]

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and U.S. Lender By: /s/ Karla M. Ruppert Name: Karla M. Ruppert Title: Senior Vice President
[Signature Page to Amendment No. 5 to Third Amended and Restated Loan Agreement]

BANK OF AMERICA, N.A., (acting through its Canada branch), as a Canadian Lender By: /s/ Davood Ashrafi Name: Davood Ashrafi Title: Assistant Vice President
[Signature Page to Amendment No. 5 to Third Amended and Restated Loan Agreement]

MUFG BANK, LTD., as a Lender By: /s/ Erick Moore Name: Erick Moore Title: Vice President
[Signature Page to Amendment No. 5 to Third Amended and Restated Loan Agreement]

GOLDMAN SACHS BANK USA, as a Lender By: /s/ Roopa Chandra Name: Roopa Chandra Title: Authorized Signatory
ANNEX A
[See Attached]
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Annex A
Conformed Through Amendment No. ~~4~~5
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______________________________________________________________________________
$180,000,000
THIRD AMENDED AND RESTATED LOAN AGREEMENT
among
CS INTERMEDIATE HOLDCO 1 LLC,
as a U.S. Facility Guarantor and a Canadian Facility Guarantor
COOPER-STANDARD AUTOMOTIVE INC.,
as the U.S. Borrower, a U.S. Facility Guarantor and a Canadian Facility Guarantor
COOPER-STANDARD AUTOMOTIVE CANADA LIMITED,
as the Canadian Borrower and a Canadian Facility Guarantor
THE OTHER GUARANTORS PARTY HERETO,
CERTAIN FINANCIAL INSTITUTIONS,
as Lenders
and
BANK OF AMERICA, N.A.,
as Agent
Dated as of November 2, 2016,
as amended by Amendment No. 1, dated as of March 24, 2020,
as amended by Amendment No. 2, dated as of May 18, 2020,
as amended by Amendment No. 3, dated as of December 19, 2022,
~~and~~ as amended by Amendment No. 4, dated as of May 6, 2024, as amended by Amendment No. 5, dated as of March 4, 2026
BOFA SECURITIES, INC.
as Syndication Agent
BOFA SECURITIES, INC.
and
GOLDMAN SACHS BANK USA,
as Joint Lead Arrangers and Bookrunners

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TABLE OF CONTENTS
Page
_____________________________________________________________________________
SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION2
1.1Definitions2
1.2Accounting Terms~~74~~73
1.3Uniform Commercial Code/PPSA74
1.4Certain Matters of Construction74
1.5Interpretation (Quebec)75
1.6Term SOFR Successor Rate75
1.7Term CORRA Successor Rate~~77~~76
1.8Divisions78
1.9Interest Rates78
SECTION 2. CREDIT FACILITIES78
2.1Commitment78
2.1.1Revolver Loans78
2.1.2Revolver Notes79
2.1.3Use of Proceeds~~80~~79
2.1.4Reduction or Termination of Commitments; Increase of
Commitments~~80~~79
2.1.5Overadvances82
2.1.6Protective Advances~~83~~82
2.1.7Prepayments83
2.2U.S. Letter of Credit Facility83
2.2.1Issuance of Letters of Credit83
2.2.2U.S85
2.2.3Cash Collateral~~87~~86
2.2.4Resignation of U.S~~87~~86
2.3Canadian Letter of Credit Facility87
2.3.1Issuance of Letters of Credit87
2.3.2Canadian Letters of Credit: Reimbursement and Participations
~~89~~88
2.3.3Cash Collateral90
2.3.4Resignation of Canadian Issuing Bank90
2.4FILO Credit Facility~~91~~90
SECTION 3. INTEREST, FEES AND CHARGES93
3.1Interest93
3.1.1Rates and Payment of Interest93
3.1.2Application of Term SOFR to Outstanding Loans94
3.1.3Application of Term CORRA to Outstanding Loans~~95~~94
3.1.4Interest Periods95
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3.1.5Interest Rate Not Ascertainable~~96~~95
3.2Fees~~96~~95
3.2.1Unused Line Fee~~96~~95
3.2.2U~~S~~.S. LC Facility Fees96
3.2.3[Reserved]96
3.2.4Canadian LC Facility Fees96
3.2.5Other Fees~~97~~96
3.3Computation of Interest, Fees, Yield Protection~~97~~96
3.4Reimbursement Obligations97
3.5Illegality~~98~~97
3.6Inability to Determine Rates98
3.7Increased Costs; Capital Adequacy98
3.7.1Change in Law98
3.7.2Capital Adequacy~~99~~98
3.7.3Compensation99
3.7.4Term SOFR Loan Reserves99
3.8Mitigation~~100~~99
3.9Funding Losses~~100~~99
3.10Maximum Interest100
SECTION 4. LOAN ADMINISTRATION101
4.1Manner of Borrowing and Funding Loans101
4.1.1Notice of Borrowing101
4.1.2Fundings by Lenders102
4.1.3Swingline Loans; Settlement; Rescindable Amounts~~103~~102
4.1.4Notices104
4.2Defaulting Lender104
4.2.1Reallocation of Pro Rata Share; Amendments104
4.2.2Payments; Fees~~105~~104
4.2.3Status; Cure~~105~~104
4.3Number and Amount of Interest Period Loans; Determination of Rate105
4.4Loan Party Agent~~106~~105
4.5One Obligation~~107~~105
4.6Effect of Termination~~107~~106
SECTION 5. PAYMENTS~~107~~106
5.1General Payment Provisions~~107~~106
5.2Repayment of Obligations~~108~~106
5.3Payment of Other Obligations~~108~~107
5.4Marshaling; Payments Set Aside~~108~~107
5.5Post-Default Allocation of Payments~~108~~107
5.5.1Allocation~~108~~107
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5.5.2Erroneous Application~~111~~109
5.6Application of Payments~~111~~109
5.7Loan Account; Account Stated~~111~~110
5.7.1Loan Account~~111~~110
5.7.2Entries Binding~~111~~110
5.8Taxes~~111~~110
5.8.1Payments Free of Taxes~~112~~110
5.8.2Other Taxes~~112~~110
5.8.3Indemnification by Loan Parties~~112~~111
5.8.4Indemnification by Lenders~~112~~111
5.8.5Evidence of Payment~~112~~111
5.8.6Treatment of Certain Refunds~~113~~111
5.8.7Survival~~113~~112
5.8.8Defined Terms~~113~~112
5.9Lender Tax Information~~113~~112
5.9.1Generally~~113~~112
5.9.2U.S~~114~~112
5.9.3Lender Obligations~~114~~113
5.10Guarantee Loan Parties~~114~~113
5.10.1Joint and Several Liability~~115~~113
5.10.2Waivers~~115~~114
5.10.3Extent of Liability; Contribution~~117~~115
5.10.4Joint Enterprise~~118~~116
5.10.5Subordination~~118~~116
~~5.10.6French Guarantors118~~
5.11Currency Matters~~120~~116
5.11.3Each payment of fees by the U.S~~120~~116
5.12Currency Fluctuations~~121~~117
SECTION 6. CONDITIONS PRECEDENT~~121~~118
6.1Conditions Precedent to Initial Loans~~121~~118
6.2Conditions Precedent to All Credit Extensions~~124~~120
SECTION 7. CASH COLLATERAL~~124~~120
7.1Cash Collateral~~124~~120
SECTION 8. COLLATERAL ADMINISTRATION~~125~~121
8.1Borrowing Base Certificates~~125~~121
8.2Administration of Accounts~~125~~121
8.2.1Records and Schedules of Accounts~~125~~121
8.2.2Taxes~~126~~122
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8.2.3Account Verification~~126~~122
8.2.4Maintenance of DACA Deposit Accounts and Dominion
Accounts~~126~~122
8.2.5Proceeds of Collateral; Payment Items Received~~127~~123
8.3Administration of Inventory~~127~~123
8.3.1Records and Reports of Inventory~~127~~123
8.3.2Returns of Inventory~~127~~123
8.3.3Acquisition, Sale and Maintenance~~127~~123
8.4[Intentionally Omitted]~~127~~124
8.5Administration of Deposit Accounts~~128~~124
8.6General Provisions~~128~~124
8.6.1Location of Collateral~~128~~124
8.6.2Insurance of Collateral; Condemnation Proceeds~~128~~125
8.6.3Protection of Collateral~~129~~125
8.6.4Defense of Title to Collateral~~129~~126
8.7Power of Attorney~~130~~126
SECTION 9. REPRESENTATIONS AND WARRANTIES~~130~~126
9.1General Representations and Warranties~~130~~126
9.1.1Organization and Qualification~~130~~126
9.1.2Power and Authority~~131~~126
9.1.3Enforceability~~131~~127
9.1.4Corporate Names; Capital Structure~~131~~127
9.1.5Locations~~131~~127
9.1.6Title to Properties; Priority of Liens~~131~~127
9.1.7Accounts and Inventory~~131~~127
9.1.8Financial Statements; Solvency; Material Adverse Effect
~~132~~128
9.1.9Taxes~~133~~129
9.1.10[Intentionally Omitted]~~133~~129
9.1.11Intellectual Property~~133~~129
9.1.12Governmental Approvals~~134~~129
9.1.13Compliance with Laws~~134~~129
9.1.14Compliance with Environmental Laws~~134~~130
9.1.15Burdensome Contracts~~134~~130
9.1.16Litigation~~135~~130
9.1.17No Defaults~~135~~130
9.1.18ERISA~~135~~131
9.1.19Trade Relations~~136~~132
9.1.20Labor Relations~~137~~132
9.1.21Payable Practices~~137~~132
9.1.22Not a Regulated Entity~~137~~132
9.1.23Margin Stock~~137~~133
9.1.24Perfection, Etc~~137~~133
9.1.25OFAC; Sanctions~~138~~134
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9.1.26Affected Financial Institution~~138~~134
9.1.27Anti-Corruption Laws~~138~~134
9.2Complete Disclosure~~138~~134
SECTION 10. COVENANTS AND CONTINUING AGREEMENTS~~139~~134
10.1Affirmative Covenants~~139~~134
10.1.1Financial and Other Information~~139~~134
10.1.2Notices~~143~~139
10.1.3Landlord and Storage Agreements~~144~~140
10.1.4Compliance with Laws~~144~~140
10.1.5Taxes~~144~~140
10.1.6Preservation of Existence, Etc~~145~~140
10.1.7Maintenance of Properties~~145~~140
10.1.8Insurance~~145~~140
10.1.9Inspections; Appraisals~~145~~141
10.1.10Use of Proceeds~~146~~141
10.1.11Covenant to Guarantee Obligations and Give Security~~146~~141
10.1.12Licenses~~150~~144
10.1.13Post-Closing Matters~~150~~144
10.2Negative Covenants~~150~~144
10.2.1Permitted Liens~~150~~144
10.2.2Permitted Indebtedness~~150~~145
10.2.3Restricted Payments~~159~~153
10.2.4Holdings Activities~~166~~160
10.2.5[Intentionally Omitted]~~166~~160
10.2.6[Intentionally Omitted]~~166~~160
10.2.7Fundamental Changes~~166~~160
10.2.8[Intentionally Omitted]~~169~~163
10.2.9Organization Documents~~169~~163
10.2.10Tax Consolidation~~169~~163
10.2.11Accounting Changes~~169~~163
10.2.12Dividend and Other Payment Restrictions Affecting
Subsidiaries~~169~~163
10.2.13Hedging Agreements~~172~~166
10.2.14Conduct of Business~~172~~166
10.2.15Affiliate Transactions~~172~~166
10.2.16Plans~~175~~169
10.2.17Certain Amendments~~175~~169
10.3Financial Covenant~~175~~169
10.3.1Fixed Charge Coverage Ratio~~175~~169
SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT~~176~~170
11.1Events of Default~~176~~170
11.2Remedies upon Default~~178~~172
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11.3License~~178~~172
11.4Setoff~~179~~173
11.5Remedies Cumulative; No Waiver~~179~~173
11.5.1Cumulative Rights~~179~~173
11.5.2Waivers~~179~~173
11.6Judgment Currency~~179~~173
SECTION 12. AGENT~~180~~174
12.1Appointment, Authority and Duties of Agent~~180~~174
12.1.1Appointment and Authority~~180~~174
12.1.2Duties~~181~~175
12.1.3Agent Professionals~~181~~175
12.1.4Instructions of Required Lenders~~181~~175
12.2Agreements Regarding Collateral, Borrower Materials and Intercreditor
Matters~~182~~176
12.2.1Lien Releases; Care of Collateral; Intercreditor Matters~~182~~176
12.2.2Possession of Collateral~~183~~177
12.2.3Reports~~184~~178
12.3Reliance By Agent~~184~~178
12.4Action Upon Default~~184~~178
12.5Ratable Sharing~~184~~178
12.6Indemnification~~185~~179
12.7Limitation on Responsibilities of Agent~~185~~179
12.8Successor Agent and Co-Agents~~186~~180
12.8.1Resignation; Successor Agent~~186~~180
12.8.2Co-Collateral Agent~~186~~180
12.9Due Diligence and Non-Reliance~~186~~180
12.10Replacement of Certain Lenders~~187~~181
12.11Remittance of Payments and Collections~~187~~181
12.11.1Remittances Generally~~187~~181
12.11.2Failure to Pay~~187~~181
12.11.3Recovery of Erroneous Payments~~187~~181
12.12Individual Capacity~~188~~182
12.13Titles~~188~~182
12.14Bank Product Providers~~188~~182
12.15No Third Party Beneficiaries~~188~~182
12.16Certain ERISA Matters~~188~~182
12.16.1Lender Representations~~188~~183
12.16.2Further Lender Representations~~189~~183
SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND
PARTICIPATIONS~~189~~183
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13.1Successors and Assigns~~189~~183
13.2Participations~~189~~184
13.2.1Permitted Participants; Effect~~189~~184
13.2.2Voting Rights~~190~~184
13.2.3Benefit of Set-Off~~190~~184
13.3Assignments~~190~~185
13.3.1Permitted Assignments~~190~~185
13.3.2Register~~191~~185
13.3.3Effect; Effective Date~~191~~185
13.3.4Certain Assignees~~191~~186
SECTION 14. MISCELLANEOUS~~192~~186
14.1Consents, Amendments and Waivers~~192~~186
14.1.1Amendment~~192~~186
14.1.2Limitations~~193~~187
14.1.3Payment for Consents~~193~~187
14.2Indemnity~~193~~188
14.3Notices and Communications~~194~~188
14.3.1Notice Address~~194~~188
14.3.2Electronic Communications~~194~~188
14.3.3Platform~~194~~188
14.3.4Non-Conforming Communications~~195~~189
14.4Performance of the Loan Parties’ Obligations~~195~~189
14.5Credit Inquiries~~195~~189
14.6Severability~~195~~189
14.7Cumulative Effect; Conflict of Terms~~195~~190
14.8Execution; Electronic Records~~196~~190
14.9Entire Agreement~~196~~190
14.10Relationship with Lenders~~196~~190
14.11No Advisory or Fiduciary Responsibility~~196~~190
14.12Confidentiality~~197~~191
14.13Acknowledgment Regarding QFCs~~197~~191
14.13.1Covered Party~~198~~192
14.13.2Definitions~~198~~192
14.14GOVERNING LAW~~198~~192
14.15Consent to Forum~~198~~192
14.15.1Forum~~198~~192
14.16Waivers by the Loan Parties~~199~~193
14.17Patriot Act Notice~~199~~193
14.18Canadian Anti-Money Laundering Legislation~~199~~194
14.19Reinstatement~~200~~194
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14.20Nonliability of Lenders~~200~~194
14.21INTERCREDITOR AGREEMENT~~200~~195
14.22Amendment and Restatement~~201~~195
14.23Acknowledgement and Consent to Bail-In of Affected Financial
Institutions~~202~~196
-ix-
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LIST OF EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Canadian Revolver Note
Exhibit A-2	Form of U.S. Revolver Note
Exhibit B	Notice of Borrowing
Exhibit C	Notice of Conversion/Continuation
Exhibit D	Assignment and Acceptance
Exhibit E	Assignment Notice
Exhibit F	[Reserved]
Exhibit G	Form of Borrowing Base Certificate
Exhibit H	Form of Landlord Waiver
Exhibit I	Form of Bailee Letter
Exhibit J	[Reserved]
Exhibit K	Pledge and Security Agreement
Exhibit L	Intercompany Subordination Agreement
Schedule 1.1(a)	Commitments of Lenders
Schedule 1.1(b)	Contingent Obligations
Schedule 1.1(c)	Existing Letters of Credit
Schedule 1.1(d)	Investments
Schedule 6.1	List of Closing Documents
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Corporate Names and Capital Structure
Schedule 9.1.6(b)	Owned Real Property
Schedule 9.1.11	Intellectual Property
Schedule 9.1.14	Environmental Matters
Schedule 9.1.16	Litigation
Schedule 9.1.18(e)	Canadian Pension Plan
Schedule 9.1.20	Labor Contracts
Schedule 9.1.24	Filing Offices
Schedule 10.1.13	Post-Closing Matters
Schedule 10.2.1	Liens
Schedule 10.2.2	Existing Indebtedness
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THIRD AMENDED AND RESTATED LOAN AGREEMENT
THIS THIRD AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is dated as of November 2, 2016, as amended by Amendment No. 1, dated as of March 24, 2020, amended by Amendment No. 2, dated as of May 18, 2020, amended by Amendment No. 3, dated as of December
19, 2022, ~~and~~ as amended by Amendment No. 4, dated as of May 6, 2024, and as amended by
Amendment No. 5, dated as of March 4, 2026 among CS INTERMEDIATE HOLDCO 1 LLC, a
Delaware limited liability company (“Holdings”) as a U.S. Facility Guarantor and a Canadian Facility
Guarantor (each as defined herein), COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “U.S. Borrower”), COOPER-STANDARD AUTOMOTIVE CANADA LIMITED,
an Ontario corporation (together with its permitted successors, the “Canadian Borrower” and together with the U.S. Borrower, the “Borrowers”), the other U.S. Subsidiaries (as defined herein) of Holdings which are and may hereafter become party to this Agreement as U.S. Facility Guarantors, the Canadian
Facility Guarantors, the other Canadian Subsidiaries (as defined herein) of Holdings which are or may hereafter become party to this Agreement as Canadian Facility Guarantors, the Specified Jurisdiction
Guarantor~~s and other Subsidiaries of Holdings which are or may hereafter become party to this~~
~~Agreement as Specified Jurisdiction Guarantors~~, the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent for itself and the Secured Parties
(as defined herein) (together with any successor agent appointed pursuant to Section 12.8, “Agent”).
R E C I T A L S:
A.Holdings, the U.S. Borrower, the Canadian Borrower, the other Loan Parties party thereto, Agent and the financial institutions party thereto are party to that certain Second Amended and
Restated Loan Agreement, dated as of April 4, 2014 (as amended up to but not including the date hereof, the “Existing Loan Agreement”).
B.Holdings, the Borrowers, the other Loan Parties, Agent and the Lenders party hereto wish to amend and restate the Existing Loan Agreement upon and subject to the terms and conditions hereinafter set forth.
C.Each Subsidiary of Holdings which is or hereafter becomes a party hereto as a U.S.
Facility Guarantor is or will be affiliated, is or will be engaged in interrelated businesses, and is or will derive substantial direct and indirect benefit from extensions of credit to the U.S. Borrower.
D.Each Subsidiary of Holdings which is or hereafter becomes a party hereto as a Canadian
Facility Guarantor is or will be affiliated, is or will be engaged in interrelated businesses, and is or will derive substantial direct and indirect benefit from extensions of credit to the Canadian Borrower.
~~E.Each Subsidiary of Holdings which is or hereafter becomes a party hereto as a Specified~~
~~Jurisdiction Guarantor is or will be affiliated, is or will be engaged in interrelated businesses, and is or~~
~~will derive substantial direct and indirect benefit from extensions of credit hereunder, which corporate~~
~~benefit shall be expressly acknowledged by the competent corporate body or bodies, as applicable, of~~
~~any Romanian Guarantor.~~
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NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
SECTION 1.  DEFINITIONS; RULES OF CONSTRUCTION
1.1Definitions.  As used herein, the following terms have the meanings set forth below:
“ABL Priority Collateral”: as defined in the Intercreditor Agreement.
“Account”: as defined in the UCC and the PPSA, as applicable, including all rights to payment for goods sold or leased, or for services rendered.
“Account Debtor”: a Person who is obligated under an Account, Chattel Paper or General
Intangible.
“Acquired Indebtedness”: with respect to any specified Person:
(1)Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person, and
(2)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Adjustment Date”: as defined in the definition of Applicable Margin.
“Adverse Proceeding”: any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) pending against or affecting Holdings or any of its Restricted Subsidiaries or any property of Holdings or any of its Restricted Subsidiaries.
“Affected Financial Institution”: (a) any EEA Financial Institution, or (b) any UK Financial
Institution.
“Affiliate”: of any specified Person means any other Person directly or indirectly Controlling or
Controlled by or under direct or indirect common Control with such specified Person.  For purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such
Person, whether through the ownership of voting securities, by agreement or otherwise.
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“Agent”: as defined in the preamble to this Agreement.
“Agent Fee Letter”: the agent fee letter agreement among Agent, Bank of America Securities,
Inc. and Loan Party Agent dated March 11, 2020.
“Agent Indemnitees”: Agent and its officers, directors, employees, Affiliates, agents and attorneys.
“Agent Professionals”: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
“Allocable Amount”: as defined in Section 5.10.3(b).
“Anti-Terrorism Laws”: any laws relating to terrorism or money laundering, including the Patriot
Act and the Proceeds of Crime Act.
“Applicable Lenders”:  (i) with respect to the U.S. Borrower, the U.S. Lenders, and (ii) with respect to the Canadian Borrower, the Canadian Lenders.
“Applicable Loan Party Group”: (i) with respect to the U.S. Borrower, the U.S. Facility Loan
Parties and (ii) with respect to the Canadian Borrower, the Canadian Facility Loan Parties that are domiciled in Canada.
“Applicable Margin”: with respect to any Type of Loan and such other Obligations specified below, (x) for any day prior to the Fourth Amendment Effective Date, such margin set forth in this
Agreement as in effect on such day and (y) as of the Fourth Amendment Effective Date and each day thereafter, the respective margin set forth below, as determined by reference to the Average Quarterly
Availability and the Consolidated Total Debt Ratio:
(A) Pricing Table A: to the extent a Pricing/Fee Reduction Period is not then effect

Level	Average Quarterly Availability	Term SOFR Loans, Term CORRA Rate Loans, Letter of Credit Fees	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans
I	Greater than or equal to 45% of the Borrowing Base	2.00%	1.00%

II	Greater than or equal to 20% of the Borrowing Base but less than 45% of the Borrowing Base	2.25%	1.25%

III	Less than 20% of the Borrowing Base	2.50%	1.50%

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(B)Pricing Table B: to the extent a Pricing/Fee Reduction Period is then effect:

Level	Average Quarterly Availability	Term SOFR Loans, Term CORRA Rate Loans, Letter of Credit Fees	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans
I	Greater than or equal to 45% of the Borrowing Base	1.75%	0.75%

II	Greater than or equal to 20% of the Borrowing Base but less than 45% of the Borrowing Base	2.00%	1.00%

III	Less than 20% of the Borrowing Base	2.25%	1.25%
The Applicable Margin shall be adjusted quarterly as of the first (1st) day of each calendar quarter (each such date, an “Adjustment Date”), based upon the Average Quarterly Availability for the immediately preceding calendar quarter and with respect to the then in effect foregoing Pricing Table (i.e., if a
Pricing/Fee Reduction Period is then in effect, pricing will be determined based on Pricing Table B, otherwise pricing will be determined based on Pricing Table A).  In addition, (x) if a Pricing/Fee
Reduction Period commences after any Adjustment Date, then the Applicable Margin shall be further adjusted as of the first (1st) day of the next calendar month to move from Pricing Table A to Pricing
Table B based on the then in effect pricing Level and (y) if a Pricing/Fee Reduction Period terminates after any Adjustment Date, then the Applicable Margin shall be further adjusted as of the first (1st) day of the next calendar month to move from Pricing Table B to Pricing Table A based on the then in effect pricing Level.  ~~As of the Fourth Amendment Effective Date and until June 1, 2024, the Applicable~~
~~Margin shall be the rates corresponding to Level I in the foregoing Pricing Table A.~~
“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, has the capacity to fund Revolver Loans hereunder and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.
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“Asset Review and Approval Conditions”:  with respect to any acquisition, amalgamation or merger in respect of which the Accounts or Inventory acquired therein or thereby are requested to be included in the Canadian Borrowing Base or U.S. Borrowing Base, Agent shall have completed its review of such assets, including, without limitation, field examinations, audits, appraisals and other due diligence as Agent shall in its Permitted Discretion require; it being acknowledged and agreed that, (1)
such additional assets, if any, to be included in the Canadian Borrowing Base or U.S. Borrowing Base
may be subject to different advance rates or eligibility criteria or may require the imposition of additional reserves with respect thereto and (2) prior to the inclusion of any additional assets in the
Canadian Borrowing Base or U.S. Borrowing Base, all actions shall have been taken to ensure that
Agent has a perfected and continuing first priority security interest in and Lien on such assets (to the extent otherwise required herein).
“Asset Sale”:  as defined in the term loan credit agreement, an indenture or another document governing the Fixed Asset Facility as such agreement is in effect on the date hereof, or if entered into after the date hereof, on the date such agreement is entered into in accordance with the terms hereof.
Notwithstanding the foregoing, the sale or other disposition of property, Equity Interests and/or other assets in connection with any European Restructuring with a fair market value of a reasonable amount in
Holdings’ good faith determination, but in any event, no more than €50.0 million, shall not constitute an
Asset Sale; provided that fair market value for purposes of this sentence shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller, determined in good faith by Holdings.
“Assignment and Acceptance”: an assignment agreement between a Lender and Eligible
Assignee, in the form of Exhibit D.
“Assignment of Claims Act”: Assignment of Claims Act of 1940, 31 U.S.C. § 3727, 41 U.S.C. §
15, as amended.
“Audit Trigger Period”: the period (a) commencing on the day that an Event of Default occurs, or Average Period Availability (for a one-day period) is less than the greater of (i) $25,000,000 and (ii)
17.5% of the Borrowing Base at such time; and (b) continuing until, during the preceding thirty (30)
consecutive days, no Event of Default has existed and Average Period Availability has been greater than the greater of (i) $25,000,000 and (ii) 17.5% of the Borrowing Base at such time.
“Availability”: at any time, the sum of the Canadian Availability and the U.S. Availability, in
each case, at such time.
“Average Availability Test Trigger”: with respect to the Specified Transaction Conditions, any time that Average Period Availability is (for a one-day period) less than the greater of (i) $45,000,000 and (ii) 30% of the Commitments on the date of such action or proposed action.
“Average Period Availability”: for any period, an amount equal to the sum of the Availability for each day of such period (determined as of the close of business of each such day) divided by the actual number of days in such period, as determined by Agent, which determination shall be conclusive absent manifest error.
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“Average Quarterly Availability”: for any calendar quarter, an amount equal to the sum of the
Availability for each day of such calendar quarter (determined as of the close of business of each such day) divided by the actual number of days in such calendar quarter, as determined by Agent, which determination shall be conclusive absent manifest error.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable
Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: means, (a) with respect to any EEA Member Country implementing
Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European
Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United
Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America”: Bank of America, N.A., a national banking association, and its successors and assigns.
“Bank of America (Canada)”: Bank of America, N.A. (acting through its Canada branch).
“Bank of America Indemnitees”: Bank of America and its officers, directors, employees,
Affiliates, agents and attorneys.
“Bank Product”: any of the following products, services or facilities extended to any Loan Party or Restricted Subsidiary (or any other Affiliate thereof requested by a Borrower and approved by Agent)
by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging
Agreements; and (c) commercial credit card and merchant card services; provided, however, that for any of the foregoing to be included as an “Obligation” for purposes of a distribution under Section 5.5.1, the
Lender or Affiliate providing such Bank Product and Loan Party Agent must have previously provided written notice to Agent of (i) the existence of such Bank Product, (ii) the maximum dollar amount of obligations arising thereunder to be included as a Canadian Bank Product Reserve or U.S. Bank Product
Reserve, as applicable (“Bank Product Amount”), (iii) the methodology to be used by such parties in determining the Secured Bank Product Obligations owing from time to time and if Agent has received no such notice with respect to any such Bank Product, then Agent shall be permitted to assume that no such Bank Product is outstanding in connection with making distributions under Section 5.5.1 and (iv)
its agreement to be bound by Section 12.14; provided, however, that no such notice from Loan Party
Agent shall be required with respect to any Bank Products provided by Bank of America or its
Affiliates.  The Bank Product Amount may be changed from time to time by Agent (with respect to
Bank Products provided by Bank of America or its Affiliates) in its Permitted Discretion or upon written notice to Agent by the Lender or Affiliate providing the related Bank Product and Loan Party Agent.  No additional Bank Product Amount may be voluntarily established or increased by the Loan Parties at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an
Overadvance.
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“Bank Product Amount”: as defined in the definition of Bank Product.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, in form and substance satisfactory to Agent.
“Beneficial Ownership Regulation”: 31 C.F.R. §1010.230.
“Benefit Plan”: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA,
(b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the
Code) the assets of any such employee benefit plan or plan.
“Board of Directors”: as to any Person, the board of directors or managers, sole member or managing member, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
“Borrowed Money”: with respect to any Person, any (a) obligation that (i) arises from the borrowing of money by such Person (including, for the avoidance of doubt, arising from any Permitted
Receivables Financing of such Person), (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables or administrative or general expenses owing in the ordinary course of business) or (iv) was issued or assumed as full or partial payment for property (excluding trade payables owing in the ordinary course of business); (b) capitalized amount in respect of Capitalized
Lease~~s~~ Obligations of such Person; (c) reimbursement obligations by such Person with respect to letters of credit issued for the account of such Person; and (d) guarantees by such Person of any of the foregoing owing by another Person.
“Borrower Materials”: Borrowing Base Certificates, Compliance Certificates and other information, reports, financial statements and other materials delivered by Borrowers hereunder, as well as the Reports provided by Agent to Lenders.
“Borrowers”:  as defined in the preamble to this Agreement.  For the avoidance of doubt, as of the Third Amendment Effective Date, “Borrower” or “Borrowers” shall not include the European
Borrower (as defined in this Agreement immediately prior to the Third Amendment Effective Date) for any purposes under the Loan Documents.  For the avoidance of doubt, as of the Third Amendment
Effective Date, the European Borrower shall not be a Guarantor under the Loan Documents.
“Borrowing”: a group of Loans of one Type that are made on the same day or are converted into
Loans of one Type on the same day.
“Borrowing Base”: the Canadian Borrowing Base and/or the U.S. Borrowing Base, as the
context requires.
“Borrowing Base Certificate”: a certificate, substantially in the form attached as Exhibit G or otherwise in form and substance satisfactory to Agent, by which Loan Party Agent certifies calculation of any Borrowing Base.
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“Business Day”: any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of North Carolina or the State of New York or is a day on which banking institutions located in such States are closed; and when used with reference to (i) a Term SOFR Loan, the term shall also exclude any day that is not a U.S. Government Securities Business Day, and (ii) a
Canadian Revolver Loan, the term shall also exclude a day on which banks in Toronto, Ontario, Canada are not open for the transaction of banking business.
“Canadian Auto-Extension Letter of Credit”: as defined in Section 2.3.1(e).
“Canadian Availability”:  as of any date of determination, the Canadian Borrowing Base as of such date of determination plus solely for purposes of calculating “Availability” in connection with the satisfaction of any Specified Transaction Conditions, the Canadian Suppressed Amount on such date of determination plus the Canadian Designated Cash Amount on such date of determination minus the
Canadian Revolver Exposure (calculated without duplication of any amounts reserved under the
Canadian LC Reserve) on such date of determination.
“Canadian Availability Reserve”: the sum (without duplication) of (a) the Inventory Reserve with respect to the Canadian Domiciled Loan Parties’ Inventory; (b) the Canadian Rent and Charges
Reserve; (c) the Canadian LC Reserve; (d) the Canadian Bank Product Reserve; (e) the aggregate amount of liabilities secured by Liens upon any Canadian Facility Collateral that are senior to Agent’s
Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the
Canadian Priority Payables Reserve; (g) the Wage Earner Protection Act Reserve; (h) the Canadian
Designated Foreign Guaranty Reserve; (i) the Canadian Tooling Vendor Reserve and (j) such additional reserves (including, without limitation, dilution reserves), in such amounts and with respect to such matters, as Agent in its Permitted Discretion may establish.
“Canadian Bank Product Reserve”: the aggregate amount of reserves, as established by Agent from time to time in its Permitted Discretion to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the Canadian Domiciled Loan Parties and
their Subsidiaries (or any other Affiliate thereof requested by the Canadian Borrower and approved by
Agent).
“Canadian Base Rate”:  for any day, a fluctuating rate of interest per annum equal to the higher of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of
America (Canada) as its “base rate”, (b) the Federal Funds Rate plus 0.50%, and (c) Term SOFR for a one month interest period as of such day, plus 1.0%; provided that if the Canadian Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “base rate” being a rate set by Bank of America (Canada) based on various factors including costs and desired return of
Bank of America (Canada), general economic conditions and other factors, and used as a reference point for pricing loans in Dollars made at its “base rate”, which may be priced at, above or below such announced rate).  Any change in the “base rate” announced by Bank of America (Canada) shall take effect at the opening of business on the day specified in the public announcement of such change.  Each interest rate based upon the Canadian Base Rate shall be adjusted simultaneously with any change in the
“base rate”.  In the event that Bank of America (Canada) (including any successor or assignee) does not at any time publicly announce a “base rate”, then “Canadian Base Rate” shall mean the “base rate”
publicly announced by a Schedule 1 chartered bank in Canada selected by Agent.
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“Canadian Base Rate Loan”:  a Canadian Revolver Loan, or portion thereof, funded in Dollars and bearing interest calculated by reference to the Canadian Base Rate.
“Canadian Borrower”:  as defined in the preamble to this Agreement.
“Canadian Borrowing Base”: on any date of determination, an amount equal to the lesser of (a)
the Maximum Canadian Facility Amount minus (x) the Canadian Priority Payables Reserve minus (y)
the Wage Earner Protection Act Reserve minus (z) the Canadian LC Reserve; and (b) (1) the sum of (x)
85% of the Value of Eligible Accounts of the Canadian Domiciled Loan Parties; plus (y) the lesser of (i)
70% of the Value of Eligible Inventory of the Canadian Domiciled Loan Parties; and (ii) 85% of the
NOLV Percentage of the Value of Eligible Inventory of the Canadian Domiciled Loan Parties; plus (z)
85% of the Value of Eligible Tooling Accounts of the Canadian Domiciled Loan Parties minus (2) the
Canadian Availability Reserve.  Notwithstanding the foregoing, in no event may the maximum amount of availability under the Canadian Borrowing Base and the U.S. Borrowing Base resulting from the inclusion of Eligible Tooling Accounts exceed $30,000,000 in the aggregate.
“Canadian Cash Collateral Account”: a demand deposit, money market or other account established by Agent at Bank of America (Canada) or such other financial institution as Agent may select in its discretion, which account shall be for the benefit of the Canadian Facility Secured Parties and shall be subject to Agent’s Liens securing the Canadian Facility Obligations.
“Canadian Designated Cash Amount”: the aggregate amount of cash of the Canadian Domiciled
Loan Parties deposited in segregated DACA Deposit Accounts with Agent.
“Canadian Designated Foreign Guaranty Reserve”: the aggregate amount of reserves established by Agent from time to time in its Permitted Discretion in respect of any Designated Foreign Guaranty established in favor of a Canadian Lender and/or an Affiliate of a Canadian Lender.
“Canadian Dollars” or “Cdn$”: the lawful currency of Canada.
“Canadian Domiciled Loan Party”: each Canadian Subsidiary of Holdings now or hereafter party hereto as a Loan Party, and “Canadian Domiciled Loan Parties” means all such Persons, collectively.
“Canadian Dominion Account”: a special account established by the Canadian Domiciled Loan
Parties at Bank of America (Canada) or another bank reasonably acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.
“Canadian Facility Collateral”: Collateral that now or hereafter secures (or is intended to secure)
any of the Canadian Facility Obligations, including property of the U.S. Domiciled Loan Parties pledged to secure their Obligations under their guarantee of the Canadian Facility Obligations.
“Canadian Facility Guarantee”: each guarantee agreement (including this Agreement) at any time executed by a Canadian Facility Guarantor in favor of Agent guaranteeing all or any portion of the
Canadian Facility Obligations.
“Canadian Facility Guarantor”: Holdings, each Canadian Subsidiary of Holdings, each other U.S.
Subsidiary of Holdings, and each other Person (if any) who guarantees payment and performance of any
Canadian Facility Obligations.
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“Canadian Facility Loan Party”: the Canadian Borrower or a Canadian Facility Guarantor.
“Canadian Facility Obligations”: all applicable Obligations of the Canadian Facility Loan Parties
(excluding, for the avoidance of doubt, all U.S. Facility Obligations).
“Canadian Facility Secured Parties”: Agent, Canadian Issuing Bank, Canadian Lenders, Secured
Bank Product Providers of Bank Products to Canadian Facility Loan Parties, and the Lead Arrangers.
“Canadian Issuing Bank”: (a) Bank of America (Canada) or an Affiliate of Bank of America
(Canada), as an issuer of Letters of Credit under this Agreement and (b) Deutsche Bank AG Canada
Branch or an Affiliate of Deutsche Bank AG Canada Branch, as an issuer of Letters of Credit under this
Agreement.
“Canadian LC Obligations”: the sum (without duplication) of (a) all amounts owing by the
Canadian Borrower for any drawings under Letters of Credit; (b) the stated amount of all outstanding
Letters of Credit issued for the account of the Canadian Borrower; and (c) all fees and other amounts owing with respect to Letters of Credit issued for the account of the Canadian Borrower.
“Canadian LC Reserve”: the aggregate of all Canadian LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, amounts specified in clause (c) of the definition of Canadian LC Obligations.
“Canadian Lenders”: Bank of America (Canada) and each other Lender that has issued a
Canadian Revolver Commitment (provided that such Person or an Affiliate of such Person also has a
U.S. Revolver Commitment), including Bank of America (Canada) in its capacity as a provider of
Canadian Swingline Loans.  Each Canadian Lender shall be a Canadian Qualified Lender.
“Canadian Letter of Credit Sublimit”: $1,000,000.
“Canadian Letters of Credit”: as defined in Section 2.3.1 hereof.
“Canadian Multi-Employer Plan”:  each multi-employer plan, within the meaning of the
Regulations under the Income Tax Act (Canada), but excluding, for greater certainty, any Multi-
Employer Plan.
“Canadian Non-Extension Notice Date”: as defined in Section 2.3.1(e).
“Canadian Overadvance”:  as defined in Section 2.1.5 hereof.
“Canadian Overadvance Loan”:  a Loan made to the Canadian Borrower when a Canadian
Overadvance exists or is caused by the funding thereof.
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“Canadian Overadvance Loan Balance”:  on any date, the amount by which the aggregate
Canadian Revolver Exposure exceeds the amount of the Canadian Borrowing Base on such date.
“Canadian Pension Plan”:  a “registered pension plan” as defined in the Income Tax Act
(Canada), and any other pension plan maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Canadian employees or former Canadian employees, excluding, for greater certainty, a Canadian Multi-Employer Plan.
“Canadian Prime Rate”:  on any date, a fluctuating rate of interest per annum equal to the higher of (a) the per annum rate of interest quoted or established as the “prime rate” of the Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (b) Term CORRA for a one (1) month term that is two (2) Business Days prior to such date plus the Term CORRA Adjustment plus 1% per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person; provided that if any of the above rates shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  Such
Canadian Prime Rate is based upon various factors including costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the Canadian Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Canadian Prime Rate Loan”: a Canadian Revolver Loan, or portion thereof, funded in Canadian
Dollars and bearing interest calculated by reference to the Canadian Prime Rate.
“Canadian Priority Payables Reserve”: on any date of determination, a reserve in such amount as
Agent may reasonably determine in its Permitted Discretion, which reflects the unpaid (when due) or un-remitted (when due) payroll tax deductions, employment insurance premiums, amounts deducted for vacation pay, wages, workers’ compensation and other unpaid (when due) or unremitted (when due)
amounts by any Canadian Domiciled Loan Party which would give rise to a Lien with priority under applicable Law over the Lien of Agent and if any Loan Party issues a notice of intended wind up of the
Canadian Pension Plan, the Superintendent, FSCO or other Governmental Authority issues a notice of the intended decision to wind up a Canadian Pension Plan or Agent reasonably determines in its
Permitted Discretion that it is probable that a Canadian Pension Plan will be wound up and there is
Canadian Unfunded Pension Liability at such time, a reserve, which Agent may assess and apply, in its
Permitted Discretion, up to an amount that reflects the Canadian Unfunded Pension Liability of such
Canadian Pension Plan.
“Canadian Qualified Lender”: a financial institution that is listed on Schedule I, II, or III of the
Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada), or if such financial institution is not resident in Canada and is not deemed to be resident in Canada with respect to any amounts received pursuant to this Agreement for purposes of Part XIII of the Income Tax Act (Canada), that financial institution deals at arm’s length with the Canadian Borrower for purposes of the Income
Tax Act (Canada).
“Canadian Reimbursement Date”: as defined in Section 2.3.2(a).
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“Canadian Rent and Charges Reserve”: the aggregate of (a) all past due rent and other past due amounts owing by any Canadian Domiciled Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Canadian
Facility Collateral of any Canadian Domiciled Loan Party or could assert a Lien on such Canadian
Facility Collateral under applicable Law; plus (b) a reserve at least equal to three (3) months (or such shorter period as Agent determines in its Permitted Discretion as it will take to liquidate the ABL
Priority Collateral at such location) rent and other charges that could reasonably be expected to be payable to any such Person who possesses any Canadian Facility Collateral of any Canadian Domiciled
Loan Party and could reasonably be expected to assert a Lien on such Canadian Facility Collateral under applicable Law, unless, in any such case, such Person has executed a Collateral Access Agreement.
“Canadian Revolver Commitment”: for any Canadian Lender, its obligation to make Canadian
Revolver Loans and to issue Canadian Letters of Credit, in the case of Canadian Issuing Bank, or participate in Canadian LC Obligations (excluding amounts specified in clause (c) of such definition), in the case of the other Canadian Lenders, to the Canadian Borrower up to the maximum principal amount shown on Schedule 1.1(a), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such Canadian Revolver Commitment may be adjusted from time to time in accordance with the provisions of Sections 2.1.4 or 11.2.  “Canadian Revolver Commitments” means the aggregate amount of such commitments of all Canadian Lenders.
“Canadian Revolver Commitment Termination Date”: the earliest of (a) the U.S. Revolver
Commitment Termination Date (without regard to the reason therefor), (b) the date on which Loan Party
Agent terminates or reduces to zero (0) all of the Canadian Revolver Commitments pursuant to Section
2.1.4, and (c) the date on which the Canadian Revolver Commitments are terminated pursuant to
Section 11.2.
“Canadian Revolver Exposure”:  on any date, an amount equal to the sum of the Dollar
Equivalent of the Canadian Revolver Loans outstanding on such date plus the Canadian LC Obligations
(excluding amounts specified in clause (c) of such definition) on such date.
“Canadian Revolver Loan”:  a Revolver Loan made by Canadian Lenders to the Canadian
Borrower pursuant to Section 2.1.1(b), and any Canadian Swingline Loan, which Revolver Loan shall, if denominated in Canadian Dollars, be either a Term CORRA Rate Loan or a Canadian Prime Rate
Loan and, if denominated in Dollars, shall be either a Canadian Base Rate Loan or a Term SOFR Loan, in each case as selected by the Canadian Borrower or Loan Party Agent.
“Canadian Revolver Notes”:  collectively, each promissory note, if any, executed by the
Canadian Borrower in favor of a Canadian Lender to evidence the Canadian Revolver Loans funded from time to time by such Canadian Lender, which shall be in the form of Exhibit A-1 to this
Agreement, together with any replacement or successor notes therefor.
“Canadian Security Agreement”: each general security agreement or deed of hypothec among any Canadian Domiciled Loan Party and Agent and each Section 427 Bank Act (Canada) security document among the Canadian Borrower and any Canadian Lender, as may be amended and/or restated
from time to time.
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“Canadian Subsidiary”:  a Subsidiary of Holdings incorporated or organized under the laws of
Canada or any province or territory of Canada.
“Canadian Successor Rate”: as defined in Section 1.7.2.
“Canadian Successor Rate Conforming Changes”: with respect to any proposed Canadian
Successor Rate, any conforming changes to this Agreement, including changes to Canadian Prime Rate,
CORRA, Term CORRA, Interest Period, timing and frequency of determining rates and payments of interest and other administrative matters as may be appropriate, in Agent’s discretion (in consultation with Loan Party Agent), to reflect the adoption of such Canadian Successor Rate and to permit its administration by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Canadian Successor Rate exists, in such other manner of administration as Agent determines in consultation with Loan Party Agent).  Such changes shall provide that the Canadian Successor Rate cannot be less than zero percent (0.00%) for purposes of this
Agreement.
“Canadian Suppressed Amount”:  to the extent that the amount calculated pursuant to clause (b)
of the Canadian Borrowing Base definition exceeds the then-current Canadian Revolver Commitment as of any date of determination, the amount of any such excess designated in writing by Loan Party Agent to Agent as “Canadian Suppressed Amount” under this Agreement; provided, that in no event shall the
Canadian Suppressed Amount exceed $5,000,000 less the U.S. Suppressed Amount as of such date of determination.
“Canadian Swingline Loan”: any Borrowing of Canadian Prime Rate Loans made pursuant to
Section 4.1.3(c).
“Canadian Tooling Vendor Reserve”: the aggregate amount of reserves, as established by Agent from time to time in its Permitted Discretion to reflect the reasonably anticipated liabilities in respect of the then outstanding amounts owing to all tooling vendors with respect to the tooling giving rise to
Eligible Tooling Accounts of the Canadian Domiciled Loan Parties.
“Canadian Unfunded Pension Liability”:  any unfunded wind up deficiency as identified in (a)
the most recent actuarial valuation report for the purposes of the PBA, or (b) any wind up report for the purposes of the PBA, and filed or required to be filed with any applicable Governmental Authority in respect of any Canadian Pension Plan.
“Canadian Unused Line Fee Rate”:  at any date of determination, (x) for any day prior to the
Fourth Amendment Effective Date, such rate set forth in this Agreement as in effect on such day and (y)
as of the Fourth Amendment Effective Date and each day thereafter, a rate per annum equal to 0.50%;
provided that, notwithstanding the foregoing, with respect to any day occurring during the existence of a
Pricing/Fee Reduction Period (commencing as of the first (1st) day of the next calendar month after the date the Pricing/Fee Reduction Period first went into effect and continuing so long as such Pricing/Fee
Reduction Period remains in effect), the Canadian Unused Line Fee Rate shall equal a rate per annum equal to 0.375%.
“Capital Expenditures”: all liabilities incurred or expenditures made by a Loan Party or
Restricted Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one (1) year that would, in any case, in
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accordance with GAAP, be included as additions to property, plant and equipment, but excluding (to the extent that they would otherwise be included): including, for the avoidance of doubt, any amount included in the calculation of the Fixed Charge Coverage Ratio (i) any expenditures during such period made for the replacement or restoration of assets with assets of the same or similar type to the extent paid for by any identifiable proceeds of casualty insurance or condemnation awards; (ii) the purchase price of assets purchased during such period to the extent the consideration therefor consists of the proceeds of a substantially concurrent sale of assets; (iii) any expenditures for the purchase price of assets acquired in an acquisition during such period; (iv) liabilities incurred or expenditures made to the extent such Loan Party or Restricted Subsidiary has received reimbursement in cash from a third party during such period; (v) the non-cash book value of any asset owned by any Loan Party or Restricted
Subsidiary which is included as an addition to property, plant and equipment as a result of the reuse of such asset during such period without a corresponding expenditure actually having been made or liability incurred in such period; (vi) the non-cash purchase price of equipment purchased during such period to the extent the consideration therefor consists of used or surplus equipment traded in at the time of such purchase; (vii) the non-cash purchase price of equipment that is purchased during such period and substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time; and (viii) any expenditures during such period made with the proceeds of an issuance of Equity Interests by Holdings with respect to which: (a) such proceeds shall have been received by Holdings within one-hundred eighty days (180) of such expenditure, and (b)
Agent shall have received a certificate of a Responsible Officer of Loan Party Agent certifying in reasonable detail as to compliance with preceding clause (a).
“Capital Stock”:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation”: at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP;
provided that any obligation in respect of operating leases of Holdings or its Restricted Subsidiaries, whether entered into before or after the Third Restatement Date, that are subsequently recharacterized as capital lease obligations of Holdings and its Restricted Subsidiaries on a consolidated basis due to the effects of Accounting Standards Codification 842 or a change in accounting treatment or otherwise after the Third Restatement Date will be deemed not to be treated as a Capitalized Lease Obligation or
Indebtedness.
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“Cash Collateral”:  cash or Cash Equivalents, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.
“Cash Collateralize”: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate amount of such LC
Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured
Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.
“Cash Collateralization” and “Cash Collateralized” have correlative meanings.  For the avoidance of doubt, it is understood and agreed that the Loan Parties shall not Cash Collateralize
Obligations hereunder with Cash Equivalents issued or guaranteed by the government of any
Participating Member State.
“Cash Collateral Account”: the Canadian Cash Collateral Account and/or the U.S. Cash
Collateral Account, as the context may require.
“Cash Contribution Amount”: the aggregate amount of cash contributions made to the capital of any U.S. Domiciled Loan Party.
“Cash Dominion Trigger Period”: the period (a) commencing on the day that an Event of Default occurs, or Average Period Availability is for a five (5) consecutive Business Day period, less than the greater of (i) $15,000,000 and (ii) 10% of the Borrowing Base at such time; and (b) continuing until, during the preceding thirty (30) consecutive day period, no Event of Default has existed and Average
Period Availability has been greater than the greater of (i) $15,000,000 and (ii) 10% of the Borrowing
Base at such time.
“Cash Equivalents”: (1) U.S. Dollars, Canadian dollars, pounds sterling, euros or the national currency of any participating member state of the European Union or the national currency of ~~any~~the
Specified Jurisdiction Guarantor;
(2)securities issued or directly and fully guaranteed or insured by the government of the
United States, Canada or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;
(3)certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500,000,000, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or higher or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);
(4)repurchase obligations for underlying securities of the types described in clauses (2) and
(3) above entered into with any financial institution meeting the qualifications specified in clause
(3) above;
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(5)commercial paper issued by a corporation (other than an Affiliate of Holdings) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;
(6)readily marketable direct obligations issued by any state of the United States of America or any municipal or political subdivision thereof with a rating of
“AA-” from S&P or “Aa3” from Moody’s or guaranteed by a financial institution with a rating of “AA-”
from S&P or “Aa3” from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;
(7)Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition;
(8)investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (7) above; and
(9)in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary,
(x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (8) customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes.
“Cash Management Services”: any services provided from time to time by any Lender or any of its Affiliates to any Loan Party or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
“Casualty Event”:  any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of any Loan Party or any of its Restricted Subsidiaries.  “Casualty Event” shall include but not be limited to any taking of all or any part of any real property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any Person or any part thereof by any
Governmental Authority, civil or military, or any settlement in lieu thereof.
“CCAA”: Canada’s Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36.
“CFC”: a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law”: the occurrence, after the First Amendment Effective Date, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or
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(ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on
Banking Supervision (or any similar authority) or any other Governmental Authority.
“Change of Control”: means at any time, Holdings becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, or written notice) the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange
Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than a Permitted Holder, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of
35% or more of the total voting power of the Voting Stock of Holdings or any Parent Entity unless (i)
the Permitted Holders have, at such time, the right or the ability, directly or indirectly, by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board of Directors of
Holdings or (ii) during any period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the Board of Directors of Holdings shall be occupied by persons who were (x) members of the Board of Directors of Holdings nominated, or whose nomination or election was approved, by one or more Permitted Holders or (y) appointed by directors so approved or nominated; provided that so long as Holdings is a Subsidiary of a Parent Entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of Holdings unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the
Voting Stock of such Parent Entity.
“Claims”: all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and
Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials or the use
thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or applicable Law, (e)
failure by any Loan Party to perform or observe any terms of any Loan Document, or (f) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any real property owned, leased or operated by any Loan Party or Restricted Subsidiary of any Loan Party at any
time (other than any such presence, Release or threatened Release resulting solely from acts or omissions by Persons other than Holdings or any of its Restricted Subsidiaries after Agent sells the applicable Real Estate pursuant to a foreclosure or has accepted a deed in lieu of foreclosure), or any
Environmental Claim related in any way to any Loan Party or Restricted Subsidiary, in each case, including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding
(including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.
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“CME”: CME Group Benchmark Administration Limited.
“Code”: the Internal Revenue Code of 1986.
“Collateral”: all of each Loan Party’s right, title and interest in all property of such Loan Party, subject to a Lien under, or purported to be subject to a Lien under, the Security Documents, that, in each case, now or hereafter secures (or is intended to secure) any of the Obligations.
“Collateral Access Agreement”: an agreement, in form and substance satisfactory to Agent, by which (a) for any Collateral located on premises leased by a Loan Party, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such
Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges
Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the
Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License; it being understood that any “Landlord
Waiver” in substantially the form of Exhibit H and any “Bailee Letter” in substantially the form of
Exhibit I, in any case obtained by or on behalf of any Loan Party, shall be satisfactory to Agent as a
Collateral Access Agreement.
“Commitment”:  for any Lender, the aggregate amount of such Lender’s Facility Commitments.
“Commitments” means the aggregate amount of all Facility Commitments, which amount shall be
$180,000,000 on the First Amendment Effective Date.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communication”: any notice, request, election, representation, certificate, report, disclosure, statement, authorization, approval, consent, waiver, document, amendment or transmittal of information of any kind in connection with a Loan Document, including any Borrower Materials.
“Compliance Certificate”: a certificate of Loan Party Agent, in form and substance consistent with past practices (and which shall, for the avoidance of doubt, list all outstanding Designated Foreign
Guaranties), given at the times specified in Section 10.1.1(d).
“Conforming Changes”: with respect to use, administration of or conventions associated with
SOFR, Term SOFR or any proposed Term SOFR Successor Rate, as applicable, any conforming changes to the definitions of U.S. Base Rate, Canadian Base Rate, SOFR, Term SOFR and Interest
Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business
Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Agent’s
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discretion (in consultation with Loan Party Agent), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines (in consultation with Loan Party Agent) is reasonably necessary in connection with administration of any Loan Document.
“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Income”: as defined in the term loan credit agreement, an indenture or another document governing the Fixed Asset Facility as such agreement is in effect on the date hereof, or if entered into after the date hereof, on the date such agreement is entered into in accordance with the terms hereof.
“Consolidated Senior Secured Net Debt Ratio”: as defined in the term loan credit agreement, an indenture or another document governing the Fixed Asset Facility as such agreement is in effect on the date hereof, or if entered into after the date hereof, on the date such agreement is entered into in accordance with the terms hereof.
“Consolidated Total Assets”: the consolidated total assets of Parent and its Restricted
Subsidiaries as set forth on the consolidated balance sheet of Parent as of the most recent period for which financial statements were required to have been delivered pursuant to Sections 10.1.1(a) and (b).
“Consolidated Total Debt Ratio”: as of any date of determination, the ratio of (a) (i) consolidated
Indebtedness of Parent and its Restricted Subsidiaries as of such date minus (ii) the lesser of (x) the aggregate amount of unrestricted cash and Cash Equivalents of Parent and its Restricted Subsidiaries as
of such date and (y) $25,000,000, to (b) EBITDA of Parent and its Restricted Subsidiaries calculated on a consolidated basis for the most recently completed four fiscal quarter period for which financial statements are available.
“Consolidated Total Net Debt Ratio”: as defined in the term loan credit agreement, an indenture or another document governing the Fixed Asset Facility as such agreement is in effect on the date hereof, or if entered into after the date hereof, on the date such agreement is entered into in accordance with the terms hereof.
“Contingent Obligations”: with respect to any Person, any obligation of such Person
Guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(2)to advance or supply funds:
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(a)for the purchase or payment of any such primary obligation; or
(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“CORRA”: the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Covenant Party”: each Loan Party other than Holdings.
“Covered Entity”: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R.
§252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b);
or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).
“Creditor Representative”:  under any applicable Law, a receiver, interim receiver, receiver and manager, trustee (including any trustee in bankruptcy), custodian, conservator, administrator, examiner, sheriff, monitor, assignee, liquidator, provisional liquidator, sequestrator or similar officer or fiduciary.
~~“CRR”: the Council Regulation (EU) No 575/2013 of the European Parliament and of the~~
~~Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and~~
~~amending Regulation (EU) No 648/2012.~~
“DACA Deposit Account”:  a Deposit Account subject to a Deposit Account Control Agreement.
“Daily Simple SOFR”: with respect to any applicable determination date, the secured overnight financing rate published on the FRBNY website (or any successor source reasonably satisfactory to
Agent).
“Declined Amounts”: as defined in the term loan credit agreement, an indenture or another document governing the Fixed Asset Facility as such agreement is in effect on the date hereof, or if entered into after the date hereof, on the date such agreement is entered into in accordance with the terms hereof.
“Default”: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
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“Default Rate”: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2.00% per annum plus the interest rate otherwise applicable thereto or if such Obligation does not bear interest, a rate equal to the U.S. Base Rate, plus 2.00% per annum.
“Defaulting Lender”: any Lender that, as determined by Agent, (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days unless such
Lender notifies Agent and Loan Party Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) has notified Agent or Loan Party Agent that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three Business Days following request by Agent or Loan Party Agent, to confirm in a manner satisfactory to Agent and Loan Party Agent that such Lender will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c)
upon receipt of such written confirmation by Agent and Loan Party Agent); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or (ii) become the subject of a Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or
Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.
“Deposit Account”: as defined in the UCC (and/or with respect to any Deposit Account located in Canada, any bank account with a deposit function).
“Deposit Account Control Agreements”: the deposit account control agreements in form and substance satisfactory to Agent executed by each lockbox servicer and financial institution maintaining a lockbox and/or Deposit Account (other than an Excluded Deposit Account) for a Loan Party, in favor of
Agent and meeting the requirements set forth in Section 8.2.4.
“Designated Foreign Guaranty”: a guaranty established by a Borrower in favor of any Lender and/or Affiliate of a Lender with respect to a monetary or financial obligation of a Foreign Subsidiary of
Holdings (other than a Canadian Facility Loan Party); provided that (x) the aggregate outstanding amount of Indebtedness of the Foreign Subsidiaries secured by the ABL Priority Collateral shall not exceed $30,000,000 in the aggregate at any time and (y) for any of the foregoing to be included as an
“Obligation” for purposes of a distribution under Section 5.5.1, the Lender or Affiliate providing such
Designated Foreign Guaranty and Loan Party Agent must have previously provided written notice to
Agent of (i) the existence of such Designated Foreign Guaranty, (ii) the maximum dollar amount of obligations arising thereunder which may be included as a Canadian Designated Foreign Guaranty
Reserve or U.S. Designated Foreign Guaranty Reserve, as applicable (“Designated Foreign Guaranty
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Amount”), in Agent’s Permitted Discretion, and (iii) the methodology to be used by such parties in determining the Designated Foreign Guaranty Amount owing from time to time and if Agent has received no such notice with respect to any such Designated Foreign Guaranty Reserve, then Agent shall be permitted to assume that no such Designated Foreign Guaranty Reserve is outstanding in connection with making distributions under Section 5.5.1; provided, however, that no such notice from Loan Party
Agent shall be required with respect to any Designated Foreign Guaranty Reserve provided by Bank of
America or its Affiliates.  The Designated Foreign Guaranty Amount may be changed from time to time by Agent (with respect to Designated Foreign Guaranties provided by Bank of America or its Affiliates)
in its Permitted Discretion or upon written notice to Agent by the Lender or Affiliate that is the beneficiary of the related Designated Foreign Guaranty and Loan Party Agent.  No additional
Designated Foreign Guaranty Amount may be voluntarily established or increased by the Loan Parties at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an
Overadvance.
“Designated Jurisdiction”: any country or territory that is the subject of any Sanction.
“Designated Preferred Stock”: Preferred Stock of Holdings or any other Parent Entity, as applicable (other than Excluded Equity), that is issued after April 4, 2014 for cash and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are contributed to the capital of Holdings (if issued by Holdings or any Parent Entity)
and excluded from the calculation set forth in Section 10.2.3(a)(3).
“Designation Date”: the first (1st) date after the Third Restatement Date on which there shall occur (a) any event described in Section 11.1(i) with respect to any Borrower, or (b) an acceleration of
Loans and termination of the Commitments pursuant to Section 11.2.
“Disqualified Stock”: with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:
(1)matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise
(other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Fixed Asset Facility and all other Obligations that are accrued and payable and the termination of any Commitments),
(2)is convertible or exchangeable for Indebtedness or Disqualified Stock, or
(3)is redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days after the Facility Termination Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be
Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital
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Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Distribution”: any declaration or payment of a distribution, interest or dividend on any Equity
Interest (other than payment-in-kind); any distribution, advance or repayment of Indebtedness to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest (other than by issuance of Equity Interests which are not Disqualified Stock).
“Document”: as defined in the UCC (and/or with respect to any Document of a Canadian
Domiciled Loan Party, a “document of title” as defined in the PPSA).
“Dollar Equivalent”: on any date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any stated amount in a currency other than Dollars, the amount of
Dollars that Agent determines using the Exchange Rate (which determination shall be conclusive and binding absent manifest error) would be necessary to be sold on such date at the applicable Exchange
Rate to obtain the stated amount of the other currency.
“Dollars” or “$”: lawful money of the United States.
“Dominion Account”: with respect to the Canadian Domiciled Loan Parties, the Canadian
Dominion Account, and with respect to the U.S. Facility Loan Parties, the U.S. Dominion Account.
“EBITDA”: determined on a consolidated basis for Parent and its Restricted Subsidiaries, net income plus (a) without duplication and to the extent deducted in determining net income, the sum of (i)
interest expense, (ii) Receivables Fees, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) non-cash charges, fees, losses or expenses (but excluding any non-cash charge, fee, loss or expense that was included in net income in a prior period and any non-cash charge, fee, loss or expense that relates to the write-down or write-off of Inventory, other than any write-down or write-off of Inventory as a result of purchase accounting adjustments in respect of any acquisition),
(vi) cash and non-cash expenses in connection with facility closures, severance, relocation, restructuring, integration and other similar adjustments (“Facility Closings and Severance Expenses”) in any period,
(vii) any losses on the sale of discontinued operations, (viii) any losses on business dispositions or asset dispositions, (ix) any extraordinary charges or losses during such period (calculated on an “after-tax”
basis and in accordance with GAAP), (x) earnings of Joint Ventures to the extent received in cash in any period, (xi) non-recurring fees, expenses and charges made or incurred in respect of professional or financial advisory, investment banking, underwriting and similar services (including legal, accounting and consulting costs) to the extent relating to any offering of debt, Equity Interests, Investments, acquisitions, divestitures or discontinuations, in each case permitted hereunder (including, for the avoidance of doubt, fees, expenses and charges in connection with the Transactions), in each case, whether or not consummated and (xii) intellectual property royalties to the extent received in cash, minus (b) without duplication and to the extent included in determining net income, the sum of (i) any cash payments for Facility Closings and Severance Expenses paid after April 4, 2014 in excess of 20%
of EBITDA (calculated without giving effect to this clause (b)(i) for such period) for the most recent twelve (12) calendar month period then ended on such date of determination, (ii) any extraordinary gains and non-cash items of income during such period (calculated on an “after-tax” basis and in accordance with GAAP), (iii) any gains for the sale of discontinued operations, (iv) any gains on business dispositions or asset dispositions (other than sales of inventory in the ordinary course of business) and
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(v) any cash payments made in respect of non-cash charges described in clause (a)(v) taken in a prior period; in each case of clauses (a) and (b), determined on a consolidated basis in accordance with
GAAP.  For purposes of the computation of the Fixed Charge Coverage Ratio, EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to (i) any Person or business acquired during such period pursuant to an acquisition permitted hereby and not subsequently sold or otherwise disposed of by Holdings or any of its Restricted Subsidiaries during such period and (ii) any Subsidiary or business disposed of during such period by Holdings or any of its Restricted Subsidiaries.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA
Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland,
Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy”: as defined in Section 14.8.
“Electronic Record” and “Electronic Signature”: as defined in 15 U.S.C. §7006.
“Eligible Account”: as determined separately for (x) the Canadian Borrower and (y) the U.S.
Borrower, an Account owing to the U.S. Borrower or the Canadian Borrower (or a member of its respective Applicable Loan Party Group) that arises in the ordinary course of business of such Borrower
(or a member of its respective Applicable Loan Party Group) from the sale of goods or rendition of services, is payable in Dollars, Canadian Dollars or Mexican Pesos, and that is deemed by Agent in its
Permitted Discretion to be an Eligible Account.  Without limiting the foregoing, no Account shall be an
Eligible Account if:
(a)it is unpaid for more than sixty (60) days after the original due date, or more than ninety
(90) days after the original invoice date;
(b)fifty percent (50%) or more of the Dollar Equivalent amount of all Accounts owing to such Borrower (or a member of its Applicable Loan Party Group) by the Account Debtor are not
Eligible Accounts under the foregoing clause (a);
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(c)except as set forth in clause (d) below, when aggregated with other Accounts owing to such Borrower (or a member of its Applicable Loan Party Group) by the Account Debtor, it exceeds ten percent (10%) of the aggregate Eligible Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) of each such Borrower (or a member of its Applicable Loan
Party Group);
(d)when aggregated with other Accounts owing to the Loan Parties by the relevant Account
Debtor or any of its respective Affiliates, it exceeds (i) twenty percent (20%) in the case of ~~Chrysler~~
~~Group, LLC~~Stellantis N.V., (ii) forty percent (40%) in the case of General Motors Corporation and (iii)
~~forty~~fifty percent (~~40~~50%) in the case of Ford Motor Company, in each case, of the aggregate Eligible
Accounts (or such higher percentage as the Required Lenders may establish for the Account Debtor from time to time) of the Loan Parties;
(e)it does not conform in any material respect with a covenant or representation herein;
(f)it is owing by a creditor or supplier who has not entered into an agreement reasonably satisfactory to Agent waiving applicable rights of set-off, or is otherwise reasonably determined to be subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof), including, without limitation, liabilities related to the “Ford Electronic Raw Material Acquisition Program” and
allowances for long term agreements;
(g)an Insolvency Proceeding has been commenced by or against the Account Debtor; or the
Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to Sanctions or any specially designated nationals list maintained by OFAC; or such Borrower (or a member of its Applicable Loan Party Group) is not able to bring suit or enforce remedies against the Account Debtor through judicial process (unless such Account is guaranteed or supported by a guarantor or support provider reasonably acceptable to Agent, on such terms as are reasonably acceptable to Agent);
(h)the Account Debtor is organized or has its principal offices outside the United States or
Canada, unless (i) such Account is contracted with the United States or Canada (as applicable)
operations of such entity or (ii) the United States or Canada (as applicable) operations of such entity are responsible for payment thereof;
(i)it is owing by a Governmental Authority, unless in the case of the Accounts of the U.S.
Borrower or any other U.S. Facility Loan Party, the Account Debtor is the United States or any
department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act or, in the case of any Canadian Domiciled Loan Party, the Account Debtor is the federal government of Canada or any Crown corporation, department, agency or instrumentality of Canada and the applicable Canadian Domiciled Loan Party has complied, to the satisfaction of Agent, with the Financial Administration Act;
(j)it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien except a Permitted Collateral Lien;
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(k)the goods giving rise to it have not been delivered to and accepted by the Account
Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;
(l)it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;
(m)its payment has been extended beyond the periods specified in clause (a) above, the
Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;
(n)it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-
or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;
(o)(A) the agreements evidencing such Accounts, in the case of Accounts of the U.S.
Borrower or any other U.S. Facility Loan Party, are not governed by the laws of any state of the United
States or the District of Columbia or Canada or any province or territory of Canada and (B) the agreements evidencing such Accounts, in the case of Accounts of any Canadian Domiciled Loan Party, are not governed by the laws of Canada or any province or territory of Canada, any state of the United
States or the District of Columbia, or the laws of such other jurisdictions acceptable to Agent;
(p)it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued;
(q)it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.  In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than ninety (90) days old will be excluded;
(r)it arises from sales of tooling (other than Eligible Tooling Accounts);
(s)it is owing by NISCO or Nishikawa Rubber Company and the aggregate amount of all such Eligible Accounts do not exceed $5,000,000; or
(t)it is otherwise unacceptable to Agent in its Permitted Discretion.
“Eligible Assignee”: a Person that is (i) a Lender or a U.S. based Affiliate of a U.S. Lender, (ii) if such Person is to hold U.S. Facility Obligations, an Approved Fund; (iii) if such Person is to hold
Canadian Facility Obligations, a Canadian Qualified Lender and a U.S. Lender or an Affiliate of a U.S.
Lender; (iv) a financial institution approved by (x) Agent and Issuing Bank in their reasonable discretion and (y) Loan Party Agent (which approval by Loan Party Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five (5) Business Days after notice of the proposed assignment), that has total assets in excess of $5,000,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other applicable Law; and (v) during the continuance of an Event of Default, any Person acceptable to Agent in its discretion (excluding any Loan Party or Affiliate thereof).
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“Eligible Inventory”: as determined separately for (x) the Canadian Borrower and (y) the U.S.
Borrower, Inventory owned by the U.S. Borrower or the Canadian Borrower (or a member of its respective Applicable Loan Party Group) that Agent, in its Permitted Discretion deems to be Eligible
Inventory.  Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it:
(a)is not packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;
(b)is not held on consignment, nor subject to any deposit or downpayment;
(c)is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale;
(d)is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods;
(e)meets all standards imposed by any Governmental Authority in all material respects and has not been acquired from an entity subject to Sanctions or any specifically designated nationals list maintained by OFAC;
(f)conforms in all material respects with the covenants and representations herein;
(g)is subject to Agent’s duly perfected, first priority Lien, and no other Lien except a
Permitted Collateral Lien;
(h)is located within the continental United States, in the case of Inventory of the U.S.
Borrower or any other U.S. Facility Loan Party, or within Canada, in the case of Inventory of any
Canadian Domiciled Loan Party, and is not consigned to any Person;
(i)is not in transit (other than, in the case of Inventory of the U.S. Borrower or any other
U.S. Facility Loan Party, in transit between facilities of the U.S. Facility Loan Parties or from facilities of the Canadian Domiciled Loan Parties or, in the case of Inventory of any Canadian Domiciled Loan
Party in transit between facilities of the Canadian Domiciled Loan Parties or from facilities of U.S.
Facility Loan Parties);
(j)is not subject to any (i) warehouse receipt unless the warehouseman has delivered a
Collateral Access Agreement or with respect to which an appropriate U.S. Rent and Charges Reserve or
Canadian Rent and Charges Reserve has been established or (ii) negotiable Document;
(k)is not subject to any License or other arrangement that restricts such Borrower’s or
Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Collateral Access
Agreement;
(l)is not located on leased premises or in the possession of a warehouseman, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a
Collateral Access Agreement or with respect to which an appropriate U.S. Rent and Charges Reserve or
Canadian Rent and Charges Reserve has been established;
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(m)is not located on leased premises (unless a Collateral Access Agreement has been obtained with respect to such premises) or in the possession of a processor;
(n)is reflected in the details of a current perpetual inventory report;
(o)does not constitute the portion of the cost of such Inventory which is attributable to intercompany profit; and
(p)does not constitute lower cost, market adjustment or reserves.
“Eligible Tooling Account”: as determined separately for (x) the Canadian Borrower and (y) the
U.S. Borrower, an Account (a) that would qualify as an Eligible Account but for the fact that it arose from the sale of tooling; (b) that has been billed for fully completed tooling in accordance with the underlying purchase order for the tooling and consistent with the applicable Borrower’s customary billing practices; (c) for which all tooling related to those Accounts has met all Production Part Approval
Process requirements and all other required approvals, in each case in all material respects; (d) for which there are no conditions to payment of the Accounts; (e) that has not been sold pursuant to a Permitted
Receivables Financing, and (f) for which there are no Liens on any of the tooling to which the Accounts relate (other than (x) in Agent’s favor and (y) second priority Liens in Fixed Asset Facility Collateral
Agent’s favor or other Permitted Collateral Liens).
“EMU Legislation”: the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.
“Enforcement Action”: any action to enforce any Obligations (other than Secured Bank Product
Obligations) or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).
“Environment”: ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.
“Environmental Claim”: any investigation, notice, notice of violation or of potential responsibility, claim, action, suit, proceeding, demand, abatement order or other order or directive
(conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any
Hazardous Material; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws”: any and all applicable current or future federal, state, provincial, territorial, local and foreign statutes, laws, including common law, regulations or ordinances, rules, judgments, orders, decrees, permits licenses or restrictions imposed by a Governmental Authority relating to pollution, the protection of the Environment and the protection of human health (to the extent relating to exposure to Hazardous Materials), including those relating to the generation, use, handling, storage, transportation, treatment or Release or threat of Release of Hazardous Materials.
“Environmental Liability”:  any liability, contingent or otherwise (including any liability for damages, costs of investigation or remediation, fines, penalties or indemnities), of Holdings, any other
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Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a)
violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit”: any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests”: Capital Stock and all warrants, options or other rights to acquire Capital Stock
(but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
~~“Equity Offering”: any public or private sale after April 4, 2014 of capital stock or Preferred~~
~~Stock of Holdings or any Parent Entity or any direct or indirect parent of Holdings, as applicable (other~~
~~than Disqualified Stock), other than:~~
~~(1)public offerings with respect to Holdings’ or such Parent Entity’s common stock~~
~~registered on Form S-8; and~~
~~(2)any such public or private sale that constitutes an Excluded Contribution or Refunding~~
~~Capital Stock.~~
“ERISA”: the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.
“ERISA Affiliate”: as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of
Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.
“ERISA Event”: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by
Holdings, any Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Holdings, any Subsidiary or any ERISA Affiliate from a
Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title
IV of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or
Section 305 of ERISA); (d) the filing of a notice of intent to terminate, or the commencement of proceedings by the PBGC to terminate, a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (g) the failure to make by its due date a required contribution under Section
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430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a
Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon Holdings, any Subsidiary or any ERISA Affiliate or (i) the
occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or
Section 406 of ERISA) which could result in liability to Holdings or any Subsidiary.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan
Market Association (or any successor person), as in effect from time to time.
“Euro” or “€”: the single lawful currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in the EMU Legislation.
“European Restructuring”: the restructuring and/or winding down of the Borrowers’ business in any country or region in Europe, including, but not limited to, (i) the possible closure, sale, recapitalization, reindustrialization, distribution, transfer, conveyance, surrender and/or other disposition of one or more industrial plants in such country or region in Europe and (ii) sale, conveyance, transfer and/or other disposition (or series of sales, conveyances, transfers or dispositions) of other assets owned by a Foreign Subsidiary (organized, existing or operating in such country or region in Europe) and/or
Equity Interests in such Foreign Subsidiary; provided that, for the avoidance of doubt, the European
Restructuring shall not include the sale, conveyance, transfer and/or other disposition of any ABL
Priority Collateral.
“Event of Default”: as defined in Section ~~11~~11.1.
“Excess Amount”: as defined in Section 5.12.
“Exchange Rate”: on any date, (i) with respect to Canadian Dollars in relation to Dollars, the spot rate as quoted by Bank of America as its noon spot rate at which Dollars are offered on such date for Canadian Dollars, (ii) with respect to Dollars in relation to Canadian Dollars, the spot rate as quoted by Bank of America as its noon spot rate at which Canadian Dollars are offered on such date for Dollars,
(iii) with respect to Euros in relation to Dollars, the spot rate as quoted by Bank of America as its noon spot rate at which Dollars are offered on such date for Euros, (iv) with respect to Dollars in relation to
Euros, the spot rate as quoted by Bank of America as its noon spot rate at which Euros are offered on such date for Dollars, (v) with respect to Sterling in relation to Dollars, the spot rate as quoted by Bank of America as its noon spot rate at which Dollars are offered on such date for Sterling and (vi) with respect to Dollars in relation to Sterling, the spot rate as quoted by Bank of America as its noon spot rate at which Sterling are offered on such date for Dollars.
“Excluded Contributions”: means the net cash proceeds and Cash Equivalents received by
Holdings after April 4, 2014 from:
(1)contributions to its common equity capital, and
(2)the sale of Capital Stock (other than Excluded Equity) of Holdings,
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in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an
Officer of Holdings, the proceeds of which are excluded from the calculation set forth in
Section 10.2.3(a)(3).
“Excluded Deposit Accounts”:  as defined in the Pledge and Security Agreement and the
Canadian Security Agreement.
“Excluded Equity”: (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Restricted
Subsidiary of Holdings or any employee stock ownership plan or trust established by Holdings or any of its Subsidiaries (to the extent such employee stock ownership plan or trust has been funded by Holdings or any Restricted Subsidiary) and (iii) any Equity Interest that has already been used or designated as (or the proceeds of which have been used or designated as) Cash Contribution Amount, Designated
Preferred Stock, Excluded Contribution or Refunding Capital Stock, to increase the amount available under Section 10.2.3(b)(vi)(A) or clause (14) of the definition of “Permitted Investments.”
“Excluded Subsidiary”: any Subsidiary that is (a) a Foreign Subsidiary, other than a Canadian
Subsidiary (with respect to any Guarantee of Obligations of the Canadian Borrower) or ~~a~~the Specified
Jurisdiction Guarantor, that is a CFC or any Subsidiary of a CFC, (b) an Unrestricted Subsidiary, (c) not
wholly owned directly by Holdings or one or more of its wholly owned Restricted Subsidiaries, (d) an
Immaterial Subsidiary, (e) a charitable Subsidiary, (f) any Subsidiary that is prohibited by applicable law, rule or regulation or by any Contractual Obligation existing on the First Amendment Effective Date and not entered into in contemplation hereof from guaranteeing the Obligations or which would require governmental and/or regulatory consent, approval, license or authorization to provide such guarantee, unless such consent, approval, license or authorization has been received, or which would result in adverse tax consequences to Holdings and/or any of its Subsidiaries as reasonably determined by
Holdings, (g) any Receivables Subsidiary, (h) any Subsidiary that is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted hereunder, if such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, provided that such Subsidiary shall only be an
Excluded Subsidiary for the period immediately prior to such acquisition and (i) any Subsidiary that has no material assets other than the Capital Stock of CFCs.  Notwithstanding anything to the contrary herein, no Subsidiary shall be an Excluded Subsidiary if such Subsidiary provides a guaranty or security interest as credit support for the First Lien Notes~~, Senior Secured Notes~~  or any other Fixed Asset
Facility.
“Excluded Swap Obligation”: with respect to any Loan Party, each Swap Obligation as to which, and only to the extent that, a Loan Party’s guaranty of or grant of a Lien as security for such Swap
Obligation is or becomes illegal under the Commodity Exchange Act because such Loan Party does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to
Section 5.10 and any other keepwell, support or other agreement for the benefit of such Loan Party, and all guarantees of Swap Obligations by other Loan Parties) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation.  If a Hedging Agreement governs more than one Swap
Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be
Excluded Swap Obligation(s).
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“Excluded Tax”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income or net profits (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such
Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 12.10) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.8, amounts with respect to such
Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such
Recipient’s failure to comply with Section 5.9, (d) any U.S. federal withholding Taxes imposed under
FATCA and (e) any Tax that is imposed pursuant to Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) as in effect on the date hereof.  Notwithstanding the foregoing, United States withholding Taxes shall not be “Excluded Taxes” if such withholding Taxes arise on or after the implementation of the transactions contemplated by the Reallocation Agreement.
“Existing Letters of Credit”: means the letters of credit set forth on Schedule 1.1(c).
“Existing Loan Agreement”: as defined in the Recitals to this Agreement.
“Extraordinary Expenses”: all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of a Loan Party, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against
Agent, any Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person)
in any way relating to any Collateral (including the validity, perfection, priority or avoidability of
Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations,
including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental consultants’ fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.
“Facility Commitment”: with respect to the commitment of a U.S. Lender, its U.S. Revolver
Commitment and, with respect to a Canadian Lender, its Canadian Revolver Commitment; and the term
“Facility Commitments” means, collectively, the Facility Commitments of U.S. Lenders and the Facility
Commitments of Canadian Lenders.  To the extent any Lender has both a U.S. Revolver Commitment and a Canadian Revolver Commitment, such Commitments shall be considered as separate
Commitments for purposes of this definition.
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“Facility Commitment Increase Effective Date”: as defined in Section 2.1.4(f).
“Facility Termination Date”: ~~(a) solely with respect to the Non-Extending Lender, the earlier of~~
~~(i) March 24, 2025 and (ii) the date 91 days prior to the maturity date of the Fixed Asset Facility and (b)~~
~~with respect to each Lender other than the Non-Extending Lender (but, for the avoidance of doubt, this~~
~~clause (b) shall include any Lender that is assigned the Commitments of such Non-Extending Lender in~~
~~accordance with the terms hereof, including without limitation pursuant to Section 12.10),~~ the earlier of
(i) May 6, 2029 and (ii) the date 91 days prior to the maturity date of the Fixed Asset Facility.
“Fair Market Value”: with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Loan Party Agent).
“FATCA”:  Sections 1471 through 1474 of the Code (including any agreements entered into pursuant to Section 1474(b)(1) of the Code), as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any current or future regulations or official interpretations thereof, any intergovernmental agreements between a non-U.S. jurisdiction and the United States with respect to the foregoing, and any related laws, rules or regulations adopted pursuant to or to implement any of the foregoing.
“Federal Funds Rate”: for any day, the per annum rate calculated by FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as FRBNY shall set forth on its public website from time to time) and published on the next Business Day by
FRBNY as the federal funds effective rate; provided, that in no event shall the Federal Funds Rate be less than zero.
“Fifth Amendment”: that certain Amendment No. 5 to Third Amended and Restated Loan
Agreement dated as of March 4, 2026, by and among the Loan Parties party thereto, Agent and the
Lenders party thereto.
“Fifth Amendment Effective Date”: as defined in the Fifth Amendment.
“FILO Credit Facility”: as defined in Section 2.4(a).
“FILO Credit Facility Amendment”: as defined in Section 2.4(c).
“FILO Credit Facility Loan”: as defined in Section 2.4(a).
“FILO Lenders”: as defined in Section 2.4(a).
“Financial Administration Act”: Financial Administration Act (Canada) and all regulations and schedules thereunder.
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“Financial Covenant Trigger Period”: the period (a) commencing on the day that an Event of
Default occurs, or Average Period Availability (for a one-day period) is less than the greater of (i)
$15,000,000 and (ii) 10% of the Borrowing Base; and (b) continuing until, during the preceding thirty
(30) consecutive days, no Event of Default has existed and Average Period Availability has been greater than the greater of (i) $15,000,000 and (ii) 10% of the Borrowing Base.
“First Amendment”: that certain Amendment No. 1 to Third Amended and Restated Loan
Agreement dated as of the First Amendment Effective Date by and among the Loan Parties party thereto, Agent and the Lenders party thereto.
“First Amendment Effective Date”: March 24, 2020.
“First Lien Senior Secured Net Leverage Ratio”: as of the date of determination, the ratio of (a)
the consolidated Indebtedness of Parent and its Restricted Subsidiaries secured by a Lien ranking pari passu in priority with the Liens on the Collateral securing the First Lien Notes (including, for the avoidance of doubt, the First Lien Notes) to (b) LTM EBITDA for the most recently ended four fiscal quarter period ending immediately prior to such date for which internal financial statements are available.  In the event that Parent or any Restricted Subsidiary incurs, redeems, retires, defeases or extinguishes any applicable Indebtedness (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the First Lien Senior Secured Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the First Lien Senior Secured Net Leverage
Ratio is made, then the First Lien Senior Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.  Notwithstanding anything to the contrary set forth in the definition of “LTM EBITDA” (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to acquisition, disposition or incurrence, redemption, retirement, defeasance or extinguishment of Indebtedness, the pro forma calculations shall be determined in good faith by a responsible officer of Parent.
“First Lien Notes”: the ~~13.50% Cash Pay / PIK Toggle~~9.250% Senior Secured First Lien Notes
due ~~2027~~2031, to be issued on the ~~Third~~Fifth Amendment Effective Date in an initial aggregate principal amount of $~~580,000,000~~1,100,000,000 pursuant to the First Lien Notes Indenture.
“First Lien Notes Indenture”: that certain indenture, dated as of the ~~Third~~Fifth Amendment
Effective Date, by and among the U.S. Borrower, as issuer, the guarantors party thereto and U.S. Bank
Trust Company, National Association, as trustee and collateral agent, with respect to the First Lien
Notes.
“Fixed Asset Fixed Charge Coverage Ratio”: the “Fixed Charge Coverage Ratio” as defined in the agreement governing the Fixed Asset Facility as such agreement is in effect on the date hereof, or if entered into after the date hereof, on the date such agreement is entered into in accordance with the terms hereof.
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“Fixed Asset Facility”: (i) the First Lien Notes issued under the First Lien Notes Indenture, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness thereunder or agreements or indenture or indentures or any successor or replacement facility or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not the First Lien
Notes referred to in clause (i) remain outstanding, if designated by Holdings to be included in the definition of “Fixed Asset Facility,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing
(including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’
acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different issuers or borrowers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased, replaced or refunded in whole or in part from time to time; provided, that any Fixed Asset Facility shall be subject to the Intercreditor Agreement, and any amendment, supplement, modification, extension, restructuring, renewal, refinancing, restatement, increase, replacement or refunding thereto shall be permitted by the Intercreditor Agreement.
“Fixed Asset Facility Collateral Agent”: the collateral agent (or the administrative agent in similar capacity) with respect to the Fixed Asset Facility.
“Fixed Asset Facility Pro Forma Basis”: with respect to the incurrence of any applicable
Indebtedness under this Agreement, the incurrence of such Indebtedness on a “pro forma basis” as described in the applicable agreement governing the Fixed Asset Facility as such agreement is in effect on the date hereof, or if entered into after the date hereof, on the date such agreement is entered into in accordance with the terms hereof.
“Fixed Asset Priority Collateral”: as defined in the Intercreditor Agreement.
“Fixed Charge Coverage Ratio”: for Parent and its Restricted Subsidiaries on any date of determination, the ratio, determined on a consolidated basis for the most recent twelve (12) calendar month period then ended on such date of determination, of (a) EBITDA minus Capital Expenditures
(except those financed with Borrowed Money other than Revolver Loans), and cash taxes paid (net of cash tax refunds received during such period), in each case during such period to (b) Fixed Charges during such period.
“Fixed Charge Coverage Ratio Test Period”:  with respect to each calendar month, the immediately preceding twelve (12) calendar month period ending on the last day of the prior calendar month.
“Fixed Charges”: for any period and for Parent and its Restricted Subsidiaries on a consolidated basis included in any applicable calculation of Fixed Charge Coverage Ratio, the sum of (calculated on a consolidated basis solely with respect to those Persons specified to be included in such calculation), without duplication:
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(a)cash interest expense (net of any interest income);
(b)Receivables Fees;
(c)scheduled principal payments in respect of Borrowed Money, as determined on the first day of the applicable period (or if such Indebtedness was incurred on a subsequent date, on such date);
but excluding, for the avoidance of doubt, (i) payments made on Revolver Loans and Swingline Loans during such period and (ii) voluntary and mandatory prepayments of other Indebtedness permitted by this Agreement;
(d)all regularly scheduled Distributions made by Holdings in cash (including without limitation any regularly scheduled Distributions to a Parent Entity to meet the debt service obligations of such Parent Entity); and
(e)mandatory cash contributions made to any Pension Plan less (without duplication) the profit and loss statement charge (or benefit with respect to such pension funding obligations for such period).
“Floating Rate Loan”: a U.S. Base Rate Loan, a Canadian Prime Rate Loan or a Canadian Base
Rate Loan, as the context requires.
“FLSA”: the Fair Labor Standards Act of 1938.
“Foreign Collateral”: the ABL Priority Collateral of any Loan Party that is a Foreign Subsidiary.
“Foreign Government Scheme or Arrangement”: as defined in Section 9.1.18(d).
“Foreign Plan”: as defined in Section 9.1.18(d).
“Foreign Plan Event”: (i) the failure of Holdings or any of its Restricted Subsidiaries to make its required contributions in respect of any Foreign Plan; (ii) the failure of Holdings or any of its Restricted
Subsidiaries to administer any Foreign Plan in accordance with its terms and all applicable laws; (iii) the occurrence of an act or omission in respect of any Foreign Plan which could give rise to the imposition on Holdings or any of its Restricted Subsidiaries of fines, penalties or related charges under applicable laws; (iv) the assertion of a material claim (other than a routine claim for benefits) against Holdings or any of its Restricted Subsidiaries in respect of a Foreign Plan; (v) the imposition of a Lien in respect of any Foreign Plan; or (vi) any event or condition which might constitute grounds for termination, in whole or in part, of any Foreign Plan or the appointment of a trustee to administer any Foreign Plan.
“Foreign Subsidiary”: a Restricted Subsidiary not organized or existing under the laws of the
United States of America, any state thereof or the District of Columbia thereof and any direct or indirect
Subsidiary of such Restricted Subsidiary.
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“Fourth Amendment”: that certain Amendment No. 4 to Third Amended and Restated Loan
Agreement dated as of May 6, 2024, by and among the Loan Parties party thereto, Agent and the
Lenders party thereto.
“Fourth Amendment Effective Date”: as defined in the Fourth Amendment.
“FRB”: the Board of Governors of the Federal Reserve System of the United States.
“FRBNY”: the Federal Reserve Bank of New York.
“Fronting Exposure”: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and
Protective Advances, except to the extent allocated to other Lenders under Section 4.2 or, in the case of
LC Obligations, Cash Collateralized by the Defaulting Lender.
“FSCO”:  The Financial Services Commission of Ontario or like body in any other province of
Canada with whom a Canadian Pension Plan is registered in accordance with applicable Law and any other Governmental Authority succeeding to the functions thereof.
“Full Payment”: with respect to any Obligations (other than indemnity obligations that are not currently due and payable): (a) the full and indefeasible cash payment thereof in the applicable currency required hereunder, including any interest, fees and other charges accruing during an Insolvency
Proceeding (whether or not allowed in the proceeding) and (b) if such Obligations are LC Obligations consisting of undrawn Letters of Credit, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral).  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.
“GAAP”: generally accepted accounting principles in effect in the United States, from time to time, applied consistently.  Notwithstanding any other provision contained herein, the amount of any
Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations.
“General Intangibles”: as defined in the UCC (and/or with respect to any General Intangible of a
Canadian Facility Loan Party, an “intangible” as defined in the PPSA).
“Governmental Approvals”: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, all Governmental Authorities.
“Governmental Authority”: any federal, state, providence, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank), in each case whether it is or is not associated with the United States, a state, district or territory thereof, Canada, a province or territory thereof, or the
Netherlands.
“Government Scheme or Arrangement”: as defined in Section 9.1.18(d).
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“Guarantee”: each guarantee agreement (including this Agreement and the Canadian Facility
Guarantee) executed by a Guarantor in favor of Agent guaranteeing all or any portion of any Canadian
Facility Obligation or U.S. Facility Obligation.  Unless otherwise indicated in the Loan Documents, the
Guarantee with respect to any Guarantor will commence upon the execution date of such Person of a guaranty, guaranty supplement or similar joinder agreement providing for its guaranteeing of the
Obligations.
“Guarantor Payment”: as defined in Section 5.10.3(b).
“Guarantors”: Canadian Facility Guarantors, U.S. Facility Guarantors, the Specified Jurisdiction
Guarantor~~s~~, and each other Person (if any) who guarantees payment or performance of any Obligations.
“Hazardous Materials”: petroleum or petroleum distillates, asbestos or asbestos-containing materials or any other chemical, material, substance, waste, pollutant or contaminant or compound which is regulated pursuant to any Environmental Law.
“Hedging Agreement”: an agreement relating to any swap, cap, floor, collar, option, forward
(excluding contracts for the acquisition of raw materials in the ordinary course of business), cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.
“Hedging Obligations”: with respect to any Person, the obligations of such Person under any
Hedging Agreement.
“Holdings”: as defined in the Recitals to this Agreement.
“Hypothecary Representative”: as defined in Section 12.1.1(c).
“Immaterial Subsidiary”: any Subsidiary of Holdings that, as of the date of the most recent financial statements required to be delivered pursuant to Section 10.1.1(a) and (c), does not have assets
(together with the assets of all other Immaterial Subsidiaries) in excess of 1.5% of Consolidated Total
Assets or annual revenues of Holdings and its consolidated Subsidiaries.
“Incremental Equivalent Debt”: has the meaning set forth in Section 10.2.2(b)(xxx~~i~~).
“Incur”: with respect to any Indebtedness or Capital Stock, issue, assume, Guarantee, incur or otherwise become liable for such Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary
(whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such
Person at the time it becomes a Subsidiary.
“Indebtedness”: with respect to any Person:
(1)the principal and premium (if any) of any Indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except (i) any such balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business and (ii) any earn-out obligations
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until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP,
(d) in respect of Capitalized Lease Obligations, (e) representing any Hedging Obligations or (f) under or in respect of Permitted Receivables Financings, if and to the extent that any of the foregoing
Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2)to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(3)to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person);
provided, however, that the amount of such Indebtedness will be the lesser of:  (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other
Person;
provided that (i) Contingent Obligations Incurred in the ordinary course of business and (ii) cash pooling arrangements in the ordinary course of business consistent with past practice shall not be deemed to constitute Indebtedness.
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b)
to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees”: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of
America Indemnitees.
“Insolvency Proceeding”:  any case or proceeding or proposal commenced by or against a Person under any state, provincial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the U.S. Bankruptcy Code, or any other insolvency, debtor relief, bankruptcy, receivership, debt adjustment law or other similar law (whether state, provincial, federal or foreign), including the Bankruptcy and Insolvency Act (Canada) and the CCAA; (b) the appointment of a Creditor Representative or other custodian for such Person or any part of (i) the ABL Priority
Collateral or (ii) any material potion of its property not constituting ABL Priority Collateral; or (c) an assignment or trust mortgage for the benefit of creditors.
“Insurance Assignment”: each collateral assignment of insurance pursuant to which a Loan Party assigns to Agent such Loan Party’s rights under any insurance policies as Agent deems appropriate, as security for the Obligations.
“Intellectual Property”: all intellectual property rights and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, domain names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases, all embodiments or fixations of any of the foregoing; all related documentation; all applications and registrations thereof; and all licenses or other rights to use, or otherwise relating to, any of the foregoing;
and all books and records relating to any of the foregoing.
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“Intellectual Property Claim”: any claim or assertion (whether in writing, by suit or otherwise)
that (i) a Loan Party’s or Restricted Subsidiary’s ownership, use, marketing, sale or distribution of any
Intellectual Property or other property infringes, misappropriates, dilutes or otherwise violates another
Person’s Intellectual Property or (ii) any Intellectual Property owned by a Loan Party or a Restricted
Subsidiary is invalid or unenforceable, in whole or in part.
“Intellectual Property Security Agreement”: collectively, the patent security agreement, substantially in the form of Exhibit C to the Pledge and Security Agreement, the copyright security agreement, substantially in the form of Exhibit D to the Pledge and Security Agreement and the
trademark security agreement, substantially in the form of Exhibit E to the Pledge and Security
Agreement, in each case dated as of the Third Restatement Date, together with each intellectual property security agreement supplement executed and delivered pursuant to Section 4.8(x) of the Pledge and
Security Agreement.
“Intercompany Subordination Agreement”: means an intercompany subordination agreement, in substantially the form of Exhibit L hereto, or otherwise in form and substance reasonably satisfactory to
Agent.
“Intercreditor Agreement”: means that certain intercreditor agreement, dated as of the Third
Amendment Effective Date, by and between the Agent, the Fixed Asset Facility Collateral Agent, ~~the~~
~~collateral agent under the Senior Secured Notes Indenture,~~ Holdings, the U.S. Borrower, and the other grantors and parties from time to time party thereto, providing the relative priority of the Liens in favor of the Agent and the Fixed Asset Facility Collateral Agent in respect of ABL Priority Collateral and
Fixed Asset Priority Collateral, respectively, ~~and that the Liens securing the Senior Secured Notes shall~~
~~be secured on a junior priority basis to the Liens securing the Obligations and the First Lien Notes,~~ as may be amended, restated, supplemented or replaced, in whole or in part, from time to time.
“Interest Period”: as defined in Section 3.1.4.
“Interest Period Loan”: a Term SOFR Loan or a Term CORRA Rate Loan.
“Inventory”: as defined in the UCC and the PPSA, as applicable, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a
Borrower’s business (but excluding equipment).
“Inventory Reserve”: reserves established by Agent in its Permitted Discretion, to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
“Investment Grade Securities”:
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(1)securities issued or directly and fully guaranteed or insured by the U.S. or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,
(2)securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized rating agency,
(3)investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and
(4)corresponding instruments in countries other than the United States or Canada customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“Investments”: with respect to any Person, all investments by such Person in other Persons
(including Affiliates) in the form of loans (including Guarantees), advances or capital contributions
(excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of Holdings in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  If Holdings or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted
Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Holdings shall be deemed to have made an
Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity
Interests of and all other Investments in such Person retained.  In no event shall (i) a Guarantee of an operating lease of Holdings or any Restricted Subsidiary or (ii) draws from any cash pooling arrangements in the ordinary course of business consistent with past practice be deemed an Investment.
For purposes of the definition of “Unrestricted Subsidiary” and Section 10.2.3:
(1)“Investments” shall include the portion (proportionate to Holdings’ equity interest in such
Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of Holdings at the time that such
Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent
“Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:
(a)Holdings’ “Investment” in such Subsidiary at the time of such redesignation less
(b)the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair
Market Value of the net assets of such Subsidiary at the time of such redesignation; and
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(2)any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair
Market Value at the time of such transfer, in each case as determined in good faith by the Board of
Directors of Holdings.
The amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value (determined, in the case of any Investment made with assets of Holdings or any Restricted Subsidiary, based on the Fair Market Value of the assets invested).
“Investors”: any funds or accounts managed by Silver Point Capital, L.P.
“IRS”: the United States Internal Revenue Service.
“Issuing Bank Indemnitees”: Issuing Banks and their officers, directors, employees, Affiliates, agents and attorneys.
“Issuing Banks”: U.S. Issuing Bank and Canadian Issuing Bank.
“Joint Venture”: (a) any Person which would constitute an “equity method investee” of Holdings or any of its Subsidiaries, and (b) any Person in whom Holdings or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.
“Junior Indebtedness”: Indebtedness that is either (i) unsecured and expressly subordinated to the
Obligations or (ii) secured solely by Collateral with a Lien having Junior Lien Priority on the Collateral relative to the Obligations.  For the avoidance of doubt, Permitted Secured Debt shall not constitute
Junior Indebtedness.
“Junior Lien Priority”:  relative to specified Indebtedness, having a junior Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a basis that is no more favorable than the provisions applicable to the holders of Permitted Secured Debt (in the case of ABL Priority
Collateral) or subject to intercreditor agreements providing holders of Indebtedness with Junior Lien
Priority at least the same rights and obligations as the holders of Permitted Secured Debt (in the case of the ABL Priority Collateral) have pursuant to the Intercreditor Agreement as to the specified Collateral.
“Laws”: collectively, all applicable international, foreign, federal, state, provincial, territorial and local statutes, statutory instruments, acts, treaties, rules, guidelines, regulations, directives, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“LC Application”: an application by Loan Party Agent on behalf of a Borrower to an Issuing
Bank for issuance of a Letter of Credit, in form and substance satisfactory to such Issuing Bank.
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“LC Conditions”: the following conditions necessary for the issuance of a Letter of Credit: (a)
each of the conditions set forth in Section 6.2 (or with respect to Letters of Credit issued on the Third
Restatement Date, in Section 6.1); (b) after giving effect to the issuance of a Letter of Credit for the account of the U.S. Borrower, (x) total U.S. LC Obligations (excluding amounts specified in clause (c)
of each such definition) do not exceed the U.S. Letter of Credit Sublimit and no U.S. Overadvance exists or would result therefrom and (y) the outstanding U.S. Revolver Loans and U.S. LC Obligations of each
Lender do not exceed such Lender’s U.S. Revolver Commitments; (c) after giving effect to the issuance of a Letter of Credit for the account of the Canadian Borrower, (x) total Canadian LC Obligations
(excluding amounts specified in clause (c) of such definition) do not exceed the Canadian Letter of
Credit Sublimit and no Canadian Overadvance exists or would result therefrom and (y) the outstanding
Canadian Revolver Loans and Canadian LC Obligations of each Lender do not exceed such Lender’s
Canadian Revolver Commitment; (d) the expiration date of such Letter of Credit is (i) no more than three hundred sixty five (365) days from issuance, in the case of standby Letters of Credit; provided that such Letters of Credit may contain automatic extension provisions in accordance with Section 2.2.1(e)
or Section 2.3.1(e), as applicable, (ii) no more than one hundred twenty (120) days from issuance, in the case of documentary Letters of Credit, and (iii) at least fifteen (15) Business Days prior to the Facility
Termination Date; (e) with respect the issuance of Letters of Credit for the account of the U.S.
Borrower, the Letter of Credit and payments thereunder are denominated in Dollars, Euros or Sterling;
(f) [reserved]; (g) with respect to the issuance of Letters of Credit for the account of the Canadian
Borrower, the Letter of Credit and payments thereunder are denominated in Dollars or Canadian Dollars;
(h) [reserved], and (i) the form of the proposed Letter of Credit is reasonably satisfactory to Agent and the applicable Issuing Bank in their discretion.
“LC Documents”: all documents, instruments and agreements (including LC Requests and LC
Applications) delivered by Loan Party Agent on behalf of a Borrower or by any other Person to an
Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any
Letter of Credit.
“LC Obligations”: U.S. LC Obligations and Canadian LC Obligations.
“LC Request”: a request for issuance of a Letter of Credit, to be provided by Loan Party Agent on behalf of a Borrower to an Issuing Bank, in form satisfactory to Agent and such Issuing Bank.
“Lead Arrangers”: BofA Securities, Inc. (or any other registered broker-dealer wholly-owned by
Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement) and Goldman Sachs Bank USA.
“Lender Indemnitees”:  Lenders and their officers, directors, employees, Affiliates, agents and attorneys (for the avoidance of doubt, such definition includes any such Person acting in its capacity as
“arranger”, “bookrunner” and/or “syndication agent”).
“Lenders”: as defined in the preamble to this Agreement and shall include Agent in its capacity as a provider of Swingline Loans, U.S. Lenders and Canadian Lenders and their respective permitted successors and assigns and, where applicable, Issuing Banks, and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance or a joinder agreement entered into pursuant to Section 2.1.4.
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“Lending Office”: the office (including any domestic or foreign Affiliate or branch) designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to
Agent and Loan Party Agent.
“Letter of Credit”: any U.S. Letters of Credit or Canadian Letters of Credit; and each Existing
Letter of Credit shall be deemed to be a “Letter of Credit” for all purposes of this Agreement.
“License”: any license or agreement under which a Loan Party or Restricted Subsidiary is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of property or any other conduct of its business.
“Licensor”: any Person from whom a Loan Party or Restricted Subsidiary obtains the right to use any Intellectual Property.
“Lien”: any Person’s interest in property securing an obligation owed to, or a claim by, such
Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, security transfers, security assignments, hypothecations, secured claims, statutory trusts, deemed trusts, reservations of title, exceptions, encroachments, easements, servitudes, rights-of-
way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting property, but excluding for the avoidance of doubt, any licenses granted with respect to Intellectual
Property.
“List of Closing Documents”:  the List of Closing Documents attached hereto as Schedule 6.1.
“Loan”: a Revolver Loan or a FILO Credit Facility Loan.
“Loan Account”: the loan account established by each Lender on its books pursuant to Section
5.7.
“Loan Documents”: this Agreement, the Other Agreements and the Security Documents.
“Loan Parties”: the Canadian Facility Loan Parties, the U.S. Facility Loan Parties and the
Specified Jurisdiction Guarantor~~s~~, collectively and “Loan Party” means any of the Loan Parties, individually.
“Loan Party Agent”: as defined in Section 4.4.
“Loan Party Group”: a group consisting of (i) Canadian Facility Loan Parties or (ii) U.S. Facility
Loan Parties and the Specified Jurisdiction Guarantor~~s~~.
“Loan Party Group Obligations”: (i) with respect to the Canadian Borrower and the other
Canadian Facility Loan Parties, the Canadian Facility Obligations and (ii) with respect to the U.S.
Borrower, the other U.S. Facility Loan Parties and the Specified Jurisdiction Guarantor~~s~~, the U.S.
Facility Obligations.
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“Loan Year”: each twelve (12) month period commencing on the Third Restatement Date and on each anniversary of the Third Restatement Date.
“LTM EBITDA”: EBITDA for the most recently ended period of four consecutive fiscal quarters ended prior to the date of determination for which financial statements are internally available, calculated on a Pro Forma Basis.
“Margin Stock”: as defined in Regulation U of the FRB.
“Market Capitalization”: an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the U.S. Borrower (or its Parent Entity) on the date of the declaration of a Restricted Payment permitted pursuant to Section 10.2.3(b) multiplied by (ii) the arithmetic mean of  the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Material Adverse Effect”: (a) a material adverse effect on the business, assets, liabilities (actual or contingent), financial condition, or results of operations of Holdings and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents to which Holdings or any of the Loan
Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under the
Loan Documents.
“Material Contract”: any agreement or arrangement to which a Loan Party or Restricted
Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract in respect of Holdings and its Restricted Subsidiaries, taken as a whole, under any securities law applicable to such Loan Party or Restricted Subsidiary, including the Securities Act of 1933; or (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a
Material Adverse Effect.
“Maximum Canadian Facility Amount”: on any date of determination, the lesser of (i) the
Canadian Revolver Commitments on such date and (ii) $20,000,000 (or such greater or lesser amount after giving effect to any increases or reductions in the Commitments pursuant to Section 2.1.4); it being acknowledged and agreed that at no time can the sum of the Maximum Canadian Facility Amount plus the Maximum U.S. Facility Amount exceed the Maximum Facility Amount in effect at such time.
“Maximum Facility Amount”: $180,000,000, or such greater or lesser amount as shall then be in effect after giving effect to any increase or reduction in the Commitments pursuant to Section 2.1.4.
“Maximum Incremental Amount”: as defined in Section 10.2.2(b)(i).
“Maximum U.S. Facility Amount”: on any date of determination, the lesser of (i) the U.S.
Revolver Commitments on such date and (ii) $160,000,000 (or such greater or lesser amount after giving effect to any increases or reductions in the Commitments pursuant to Section 2.1.4); it being acknowledged and agreed that at no time can the sum of the Maximum U.S. Facility Amount plus the
Maximum Canadian Facility Amount exceed the Maximum Facility Amount in effect at such time.
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~~“Mexican Guarantor” as defined in Section 4.4.~~
~~“Mexico” means the United Mexican States.~~
“Moody’s”: Moody’s Investors Service, Inc. or any successor acceptable to Agent.
“Multiemployer Plan”: any employee benefit plan of the type described in Section 4001(a)(3) of
ERISA and subject to Title IV of ERISA, to which a Loan Party or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions, but excluding, for greater certainty, any Canadian Multiemployer Plan.
“Net Proceeds”: with respect to an Asset Sale, proceeds (including, when received, any deferred or escrowed payments) received by a Loan Party or Restricted Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Indebtedness secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d)
reserves and escrows for indemnities and any other contingent liabilities, until such reserves are no longer needed (after which, any such amounts previously held as reserves or escrows shall become Net
Proceeds when received).
“New Revolving Facility”: a “New Revolving Facility” as defined in the term loan credit agreement, an indenture or another document governing the Fixed Asset Facility as such agreement is in effect on the date hereof, or if entered into after the date hereof, on the date such agreement is entered into in accordance with the terms hereof.
“New Term Facility”: a “New Term Facility” as defined in the term loan credit agreement, an indenture or another document governing the Fixed Asset Facility as such agreement is in effect on the date hereof, or if entered into after the date hereof, on the date such agreement is entered into in accordance with the terms hereof.
“New Term Loan”: a “New Term Loan” as defined in the term loan credit agreement, an indenture or another document governing the Fixed Asset Facility as such agreement is in effect on the date hereof, or if entered into after the date hereof, on the date such agreement is entered into in accordance with the terms hereof.
“NOLV Percentage”: the net orderly liquidation value of Inventory, expressed as a percentage of the Value of Inventory expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of the Loan
Parties’ Inventory performed by an appraiser and on terms reasonably satisfactory to Agent; it being acknowledged that there may be different NOLV Percentages for different segments of Inventory (e.g., raw materials, intermediate goods, finished goods).
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~~“Non-Extending Lender”: Deutsche Bank AG New York Branch and Deutsche Bank AG,~~
~~Canada Branch (but, for the avoidance of doubt, shall not include any Lender that is assigned the~~
~~Commitments of such Non-Extending Lender in accordance with the terms hereof, including without~~
~~limitation pursuant to Section 12.10).~~
“Notes”: each Revolver Note or other promissory note executed by a Borrower to evidence any
Obligations.
“Notice of Borrowing”: a Notice of Borrowing to be provided by Loan Party Agent to request a
Borrowing of Loans, in the form attached hereto as Exhibit B or otherwise in form satisfactory to
Agent.
“Notice of Conversion/Continuation”: a Notice of Conversion/Continuation to be provided by
Loan Party Agent to request a conversion or continuation of any Loans as Term SOFR Loans or Term
CORRA Rate Loans, in the form attached hereto as Exhibit C or otherwise in form satisfactory to
Agent.
“Obligations”: all (a) principal of and premium, if any, on the Loans, (b) U.S. LC Obligations and other obligations of the U.S. Facility Loan Parties with respect to Letters of Credit issued for the account of the U.S. Borrower, (c) [reserved], (d) Canadian LC Obligations and other obligations of the
Canadian Facility Loan Parties with respect to Letters of Credit issued for the account of the Canadian
Borrower, (e) interest, expenses, fees (including post-petition interest, expenses, and fees) and other sums payable by the Loan Parties under the Loan Documents and whether allowed in any Insolvency
Proceeding, (f) obligations of the Loan Parties under any indemnity for Claims, (g) Extraordinary
Expenses, (h) Secured Bank Product Obligations, (i) Indebtedness, obligations and liabilities of any kind owing by the Loan Parties with respect to any Designated Foreign Guaranty and (j) other Indebtedness, obligations and liabilities of any kind owing by the Loan Parties pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guarantee, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that
Obligations of a Loan Party shall not include its Excluded Swap Obligations.
“OFAC”: Office of Foreign Assets Control of the U.S. Treasury Department.
“Officer’s Certificate”: a certificate signed on behalf of Holdings by an Officer of Holdings.
“Organization Documents”: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any
non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust, unlimited liability company or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, memorandum of association, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
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“OSHA”: the Occupational Safety and Hazard Act of 1970.
“Other Agreements”: each: Note; LC Document; Agent Fee Letter; Collateral Access
Agreement; the Intercreditor Agreement; the Intercompany Subordination Agreement; Borrowing Base
Certificate, Compliance Certificate; or other document or agreement (other than this Agreement or a
Security Document) now or hereafter delivered by or on behalf of a Loan Party or other Person to Agent or a Lender in connection with any transactions relating hereto.
“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Lien under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or
Loan Document).
“Other Pari Passu Lien Obligations”: any Indebtedness or other obligations (including Hedging
Obligations) having Pari Passu Lien Priority relative to the applicable Loans with respect to the applicable Collateral and not secured by any other assets and, in the case of Indebtedness for borrowed money, having a stated maturity that is not prior to the Facility Termination Date; provided that an authorized representative of the holders of such Indebtedness shall have entered into an intercreditor agreement in a form customary for intercreditor agreements or collateral trust agreements in light of then prevailing market conditions.
“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.10).
“Overadvance”: a Canadian Overadvance or U.S. Overadvance, as the context requires.
“Overadvance Loan”: a Canadian Overadvance Loan and/or a U.S. Overadvance Loan, as the
context requires.
“Parent”: Cooper Standard Holdings, Inc.
“Parent Entity”: means the meaning specified in the definition of Permitted Parent.
“Pari Passu Lien Priority”: means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a substantially identical basis as the holders of such specified Indebtedness or subject to intercreditor agreements providing holders of the Indebtedness intended to have Pari Passu Lien Priority with substantially the same rights and obligations that the holders of such specified Indebtedness have pursuant to the Intercreditor Agreement as to the specified Collateral.
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“Participant”: as defined in Section 13.2.1.
“Participating Financial Instrument”: participating financial instruments, Equity Interests and/or similar instruments (which may be classified as Indebtedness or Equity Interests) of a Foreign
Subsidiary which may be issued by such Foreign Subsidiary to (a) a third-party entity that has and continues to provide financial support to fund and implement the European Restructuring and/or (ii) for purposes of providing back-to-back issuances, another Foreign Subsidiary.
“Participating Member State”: each state so described in any EMU Legislation.
“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required
to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.
“Payment Item”: each check, draft or other item of payment payable to a Loan Party, including those constituting proceeds of any Collateral.
“PBA”: the Pensions Benefits Act (Ontario) or any other Canadian federal or provincial pension benefit standards legislation pursuant to which any Canadian Pension Plan is registered.
“PBGC”: the Pension Benefit Guaranty Corporation.
“Pension Plan”: any “employee pension benefit plan” (as such term is defined in Section 3(2) of
ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the
Code and is sponsored or maintained by Holdings, any Subsidiary or any ERISA Affiliate or to which
Holdings, any Subsidiary or any ERISA Affiliate contributes or has an obligation to contribute (or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years), and, for greater certainty, excludes any Canadian Pension Plan or any Canadian Multi-Employer Plan.
“Permitted Collateral Lien”: the Liens described in clause (1), (2), (3), (6), (13), (14), (20), (23),
(28), (30), (31), (32) and (33) of the definition of Permitted Liens.
“Permitted Discretion”: a determination made in good faith and in the exercise of reasonable
(from the perspective of a secured asset-based lender) business judgment, following either (x)
consultation with the Loan Party Agent or (y) two (2) Business Days’ advance notice to the Loan Party
Agent.
“Permitted Holders”: means each of (i)(a)(x) the Investors and (y) members of management of
Holdings (or any Parent Entity) who are holders of Equity Interests of Holdings (or any Parent Entity)
on the Third Restatement Date representing not more than 10% of the total voting power of the Voting
Stock of Holdings and (b) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the
Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such group, without giving effect to such group, Persons specified in clause (i)(a) must collectively beneficially own a greater amount of the total voting power of the Voting Stock of the
Parent than the amount of the total voting power of the Voting Stock of the Parent beneficially owned by any other member of such group and (ii) any Permitted Parent.
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“Permitted Investments”:
(1)any Investment in cash, Cash Equivalents or Investment Grade Securities;
(2)any Investment in Holdings or any Restricted Subsidiary (including guarantees of obligations of Restricted Subsidiaries)~~, so long as, in the case of any such Investment made by a~~
~~Guarantor in a Restricted Subsidiary that is not a Guarantor, Holdings shall be able to Incur at least~~
~~$1.00 of additional Indebtedness pursuant to Section 10.2.2(a) after giving effect to such Investment;~~;
(3)any Investment by Subsidiaries of Holdings that are not Restricted Subsidiaries in other
Subsidiaries of Holdings that are not Restricted Subsidiaries;
(4)(i) any Investment by Holdings or any Restricted Subsidiary of Holdings in a Person that is engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted
Subsidiary of Holdings, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings, ~~so long as, in the case of~~
~~any such acquisition by a Guarantor of a Restricted Subsidiary that is not a Guarantor or any merger,~~
~~consolidation or amalgamation of any such Person into a Restricted Subsidiary that is not a Guarantor,~~
~~Holdings shall be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 10.2.3(a)~~
~~after giving effect to such Investment,~~ and (ii) in each case, any Investment held by such Person;
provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
(5)any Investment in securities or other assets not constituting cash, Cash Equivalents or
Investment Grade Securities and received in connection with a disposition of assets;
(6)any Investment (x) existing on the First Amendment Effective Date and listed on
Schedule 1.1(d) hereto, (y) made pursuant to binding commitments in effect on the First Amendment
Effective Date and (z) that replaces, modifies, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that the amount of any such Investment may be increased in such replacement, modification, refinancing, refunding, renewal, reinvestment or extension only (A) as required by the terms of such Investment or binding commitment as in existence on the First Amendment Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (B) as otherwise permitted hereunder;
(7)advances to, or guarantees of Indebtedness of, employees not in excess of $5,000,000 outstanding at any one time in the aggregate;
(8)loans and advances to officers, directors, managers and employees for business-related travel expenses, moving and relocation expenses, payroll advances and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practices or to fund such
Person’s purchase of Equity Interests of Holdings or any Parent Entity;
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(9)any Investment (including debt obligations and Capital Stock)  (x) acquired by Holdings or any Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by
Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, including trade creditors, customers and suppliers or (b) as a result of a foreclosure by Holdings or any
Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default and (y) received in compromise or resolution of (a) obligations of trade creditors, customers or suppliers that were incurred in the ordinary course of business of Holdings or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, customer or supplier, or (b) litigation, arbitration or other disputes;
(10)Hedging Obligations permitted under Section 10.2.13;
(11)any Investment by Holdings or any Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause
(11) that are at the time outstanding, not to exceed (when aggregated with the principal amount of
Investments pursuant to clause (12) below) the greater of (x) $~~65,000,000~~105,000,000 and (y) ~~2.5~~50%
of ~~Consolidated Total Assets~~LTM EBITDA at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at any one time outstanding; provided, however, that if any Investment pursuant to this clause
(11) is made in any Person that is not a Restricted Subsidiary of Holdings at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of Holdings after such date, such
Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted
Subsidiary;
(12)~~[Intentionally Omitted];~~any Investment by Holdings or any Restricted Subsidiaries in a
Joint Venture having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed (when aggregated with the principal amount of Investments pursuant to clause (11) above) the greater of (x) $105,000,000 and (y)
50% of LTM EBITDA at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, that the Investments permitted pursuant to this clause (12) may be increased by the amount of distributions from Permitted Joint Ventures, without duplications of dividends or distributions increasing amounts available pursuant to Section 10.2.3(a)(3);
(13)additional Investments by Holdings or any Restricted Subsidiaries having an aggregate
Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed the greater of (x) $~~155,000,000~~210,000,000 and (y) ~~6.25~~100% of
~~Consolidated Total Assets~~LTM EBITDA, at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding; provided, however, that if any Investment pursuant to this clause
(13) is made in any Person that is not a Restricted Subsidiary of Holdings at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of Holdings after such date, such
Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to
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have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted
Subsidiary; provided, further, however, that if any Investment pursuant to this clause (13) is made in any
Person that is not a Guarantor at the date of the making of such Investment and such Person becomes a
Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (13);
(14)~~[Intentionally Omitted]~~Investments (other than Investments constituting ABL Priority
Collateral) in connection with the European Restructuring;
(15)Investments the payment for which consists of Equity Interests (other than Excluded
Equity) of Holdings or any Parent Entity, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 10.2.3(a)(3);
(16)Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(17)Investments consisting of purchases and acquisitions of inventory, supplies, materials, equipment or other similar assets or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;
(18)any Investment in a Receivables Subsidiary or any Investment in any other Person in connection with a Permitted Receivables Financing or any repurchases in connection therewith, including Investments of funds held in accounts permitted or required by the arrangements governing such Permitted Receivables Financing or any related Indebtedness;
(19)Investments of a Restricted Subsidiary of Holdings acquired after April 4, 2014 or of an entity merged into or consolidated with a Restricted Subsidiary of Holdings in a transaction that is not prohibited by Section 10.2.7 after April 4, 2014 to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(20)Guarantees of Indebtedness permitted to be incurred under Section 10.2.2 and performance Guarantees in the ordinary course of business;
(21)[Intentionally Omitted];
(22)any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 10.2.15(b) (except transactions described in clauses (i), (ii), (iv), (v), (vi),
(viii), (ix), (xi), (xiii), (xiv), (xv), (xxi) and (xxiii) thereof);
(23)advances, loans or extensions of trade credit in the ordinary course of business by
Holdings or any of the Restricted Subsidiaries;
(24)intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of
Holdings and its Subsidiaries;
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(25)Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;
(26)Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;
(27)[Reserved]; and
(28)Any Investment; provided that (x) no Default or Event of Default has occurred and is continuing or would result from such Investment and (y) on a pro forma basis after giving effect to such
Investment, the Consolidated Total Net Debt Ratio would be equal to or less than ~~2.50~~3.50:1.00.
Notwithstanding the foregoing provisions of this definition, if assets acquired in any acquisition are intended to be included in the U.S. Borrowing Base or the Canadian Borrowing Base, prior to any such inclusion, (1) Agent and the Applicable Lenders shall be provided with such information as they shall reasonably request to complete their evaluation of any such Collateral and (2) the Asset Review and Approval Conditions shall have been satisfied.
“Permitted Joint Venture”: with respect to any specified Person, a joint venture in any other
Person engaged in a Similar Business in respect of which Holdings or a Restricted Subsidiary beneficially owns at least 10% of the shares of Equity Interests of such Person.
“Permitted Liens”: with respect to any Person:
(1)pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts
(other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
(2)Liens imposed by law constituting carriers’, warehousemen’s and mechanics’ Liens, in each case for sums that are not overdue by more than 60 days or are being Properly Contested;
(3)Liens for taxes, assessments or other governmental charges (i) which are not yet due or payable or (ii) which are being Properly Contested;
(4)Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not materially impair their use in the operation of the business of such Person;
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(6)Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (b)(i), (iv), (xvii), (xx), or (xxx~~) or (xxxi~~) of Section 10.2.2; provided that, (i) in the case of clause (b)(i), such Lien is subject to the Intercreditor Agreement; (ii) in the case of clause
(b)(iv), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any income or profits thereof;
(iii) in the case of clause (b)(xx), such Lien does not extend to the property or assets (or income or profits therefrom) of any Restricted Subsidiary other than assets of a Foreign Subsidiary not constituting
ABL Priority Collateral, and (iv) in the case of clause (b)(xxx~~i~~), such Lien is subject to the applicable intercreditor agreement ~~and (v) in the case of clause (b)(xxx) such Lien is subject to the Intercreditor~~
~~Agreement~~;
(7)Liens existing on the First Amendment Effective Date and listed on Schedule 10.2.1;
(8)Liens on assets of, or Equity Interest in, a Person at the time such Person becomes a
Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such
Liens may not extend to any other assets of Holdings or any Restricted Subsidiary of Holdings;
(9)Liens on assets at the time Holdings or a Restricted Subsidiary of Holdings acquired the assets, including any acquisition by means of a merger or consolidation with or into Holdings or any
Restricted Subsidiary of Holdings; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other assets owned by Holdings or any Restricted Subsidiary of Holdings;
(10)Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to
Holdings or another Restricted Subsidiary of Holdings permitted to be Incurred in accordance with
Section 10.2.2;
(11)Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging
Obligations;
(12)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such
Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Holdings or any of its Restricted Subsidiaries;
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(14)Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings and its Restricted Subsidiaries in the ordinary course of business;
(15)Liens in favor of Holdings or any Guarantor;
(16)Liens on accounts receivable and Receivables Assets Incurred in connection with a
Permitted Receivables Financing;
(17)deposits made in the ordinary course of business to secure liability to insurance carriers;
(18)Liens on the Equity Interests of Unrestricted Subsidiaries;
(19)grants of software and other technology licenses in the ordinary course of business;
(20)judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being Properly Contested;
(21)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(22)Liens Incurred to secure Bank Products owed to a Lender or an Affiliate thereof in the ordinary course of business;
(23)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any
Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10) and (11);
provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7),
(8), (9), (10) and (11) at the time the original Lien became a Permitted Lien under this Agreement, and
(B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
(24)Liens in respect of (i) Other Pari Passu Lien Obligations of Holdings or any Guarantor,
subject to the applicable intercreditor agreement; provided that the First Lien Senior Secured Net
Leverage Ratio, on a pro forma basis after giving effect thereto, does not exceed 4.40 to 1.00; provided further that, any Lien on ABL Priority Collateral securing any such other Pari Passu Lien Obligations shall be junior in right to the Liens securing the Obligations hereunder and be subject to an applicable intercreditor agreement and (ii) Junior Indebtedness of Holdings or any Guarantor, subject to the applicable intercreditor agreement; provided that the Consolidated Senior Secured Net Debt Ratio, on a pro forma basis after giving effect thereto, does not exceed ~~3.50~~5.00 to 1.00;
(25)other Liens on assets (other than ABL Priority Collateral) securing obligations ~~Incurred~~
~~in the ordinary course of business~~(i) that do not exceed the greater of (x) $~~100,000,000~~125,000,000 and
(y) ~~3.75~~62.5% of ~~Consolidated Total Assets~~LTM EBITDA at the time of Incurrence of such obligation, at any one time outstanding and (ii) pursuant to Section 10.2.2(b)(xv) in an aggregate principal amount not exceeding $125,000,000;
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(26)Liens on the assets of a Joint Venture to secure Indebtedness of such Joint Venture
Incurred pursuant to clause (xxi) of Section 10.2.2(b);
(27)Liens on equipment of Holdings or any Restricted Subsidiary of Holdings granted in the ordinary course of business to Holdings’ or such Restricted Subsidiary’s client at which such equipment is located;
(28)Liens created solely for the benefit of (or to secure) all of the Obligations;
(29)Liens on property or assets used to defease or to satisfy and discharge Indebtedness;
provided that such defeasance or satisfaction and discharge is not prohibited hereby;
(30)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;
(31)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial
Code on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(32)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of Holdings or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and its Restricted
Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of
Holdings or any of its Restricted Subsidiaries in the ordinary course of business; and
(33)statutory Liens arising under the PBA, other than statutory liens that could reasonably be expected to result in a Material Adverse Effect.
“Permitted Parent”: (a) any Person (other than a Person formed in connection with, or in contemplation of, a Change of Control transaction that results in a modification of the beneficial ownership of Holdings) that beneficially owns, directly or indirectly, 100% of the issued and outstanding Voting Stock of Holdings; provided that the ultimate beneficial ownership of Holdings has not been modified by the transaction by which such Person became the beneficial owner of, directly or indirectly, 100% of the Voting Stock of the U.S. Borrower (such Person, a “Parent Entity”) and (b) the
Parent (or direct Wholly-Owned Subsidiary of the Parent that owns no material assets other than the
Equity Interest of Holdings) to the extent and until such time as any Person or group is deemed to be or become a beneficial owner of Voting Stock of the Parent representing 50% or more of the total voting power of the Voting Stock of the Parent.
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“Permitted Receivables Financing”: any transaction or series of transactions that may be entered into by Holdings or any of its Subsidiaries pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) accounts receivable or interests therein and all collateral securing such receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such receivables, any guarantees, indemnities, warranties or other obligations in respect of such receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such receivables and any collections or proceeds of any of the foregoing (collectively, the “Receivables Assets”); and including for the avoidance of doubt, receivables arising from the sale of equipment, tooling and related services) (i) to a trust, partnership, corporation or other Person (other than Holdings or any of its Subsidiary, other than a
Subsidiary formed solely for the purpose of, and that engages only in, Permitted Receivables Financing, a “Receivables Subsidiary”), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such receivables and Receivables Assets or interests in such receivables and
Receivables Assets, or (ii) directly to one or more investors or other purchasers (other than Holdings or any of its Subsidiary), it being understood that a Permitted Receivables Financing may involve (A) one or more sequential transfers or pledges of the same receivables and Receivables Assets, or interests therein (such as a sale, conveyance or other transfer to an Receivables Subsidiary followed by a pledge of the transferred receivables and Receivables Assets to secure Indebtedness incurred by the Receivables
Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Receivables Financing, and (B) periodic transfers or pledges of receivables and/or revolving transactions in which new receivables and Receivables Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged receivables and Receivables
Assets, or interests therein; provided that any such transactions shall provide for recourse to Holdings or any of its Subsidiaries (other than any Receivables Subsidiary) only in respect of the cash flows in respect of such receivables and Receivables Assets and to the extent of other customary securitization undertakings (as determined in good faith by the Board of Directors of the appropriate Receivables
Subsidiary) in the jurisdiction relevant to such transactions (such undertakings, “Standard Securitization
Undertakings”); provided that, for the avoidance of doubt, (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of Holdings or any of its Subsidiaries or Receivables
Subsidiary is guaranteed by any Loan Party, is recourse to or obligates any Loan Party, or subjects any property or asset of any Loan Party, directly or indirectly (other than with respect to its equity ownership interest in any Subsidiary), contingently or otherwise, to the satisfaction of obligations incurred in such transactions; (2) no Loan Party has any obligation to maintain or preserve the financial condition of a
Receivables Subsidiary or cause such entity to achieve certain levels of operating results, and (3) the aggregate “amount” or “principal amount” (as defined below) of all Permitted Receivables Financings
(other than those of one or more Foreign Subsidiaries) shall not exceed $50,000,000 at any time outstanding.  The “amount” or “principal amount” of any Permitted Receivables Financing shall be deemed at any time to be (1) the aggregate principal or stated amount of the Indebtedness, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Receivables Financing, in each case outstanding at such time, or (2) in the case of any
Permitted Receivables Financing in respect of which no such Indebtedness, fractional undivided
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interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of receivables less the amount of collections received in respect of such receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest.
“Permitted Secured Debt”: the Indebtedness and other obligations under any Fixed Asset
Facility.
“Permitted Secured Debt Collateral Agent”: (i) with respect to the Fixed Asset Facility, the Fixed
Asset Facility Collateral Agent and (ii) with respect to any other Permitted Secured Debt, any collateral agent, collateral trustee, or similar representative of holders of Permitted Secured Debt under and pursuant to the applicable Permitted Secured Debt Document.
“Permitted Secured Debt Documents”: all agreements and documents entered into and evidencing Permitted Secured Debt.
“Person”: any individual, corporation, partnership, limited liability company, unlimited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Plan”: any material “employee benefit plan” (as defined in Section 3(3) of ERISA), and any material payroll practice and other material employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, individual consulting or other compensation agreement, collective bargaining agreement, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change of control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance, or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Loan Party or
Affiliate thereof or with respect to which a Loan Party or ERISA Affiliate has or could have any obligation or liability, contingent or otherwise, in any case, that is subject to U.S. law (and not other foreign jurisdictions) and excluding, for greater certainty, Canadian Pension Plans and Foreign Plans.
“Platform”: as defined in Section 14.3.3.
“Pledge and Security Agreement”: collectively, Revolving Credit Facility Pledge and Security
Agreement dated as of the Third Restatement Date and executed by Holdings, the U.S. Borrower and each U.S. Facility Guarantor, substantially in the form of Exhibit K, together with any security agreement and security agreement supplement executed and delivered pursuant to the Pledge and
Security Agreement.
“Pledge and Security Agreement Collateral”: collectively, all property pledged or granted (or purported to be pledged or granted) as collateral pursuant to the Pledge and Security Agreement (a) on the Third Restatement Date or (b) thereafter pursuant to the terms thereof.
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“Pledge Supplement”: has the meaning specified in the Pledge and Security Agreement.
“Pledged Debt”: has the meaning specified in the Pledge and Security Agreement.
“Pledged Equity Interests”: has the meaning specified in the Pledge and Security Agreement.
“PPSA”: the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of Agent’s security interest in and Lien on any Collateral of any Canadian Domiciled Loan Party are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.
“Preferred Stock”: any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.
“Pricing/Fee Reduction Period”: any period occurring from time to time after the ~~Fourth~~Fifth
Amendment Effective Date, (a) commencing on the date, if any, that no Event of Default exists and
Agent receives a certificate delivered pursuant to, and in accordance, with Section 10.1.1 evidencing, in reasonable detail, a Consolidated Total Debt Ratio equal to or less than 3.50 to 1.00 for the most recently ended four fiscal quarter period and (b) continuing until the earliest to occur of the date (i) Agent receives a Compliance Certificate delivered pursuant to, and in accordance with, Section 10.1.1 stating that the Consolidated Total Debt Ratio is greater than 3.50 to 1.00 for the most recently ended four fiscal quarter period, (ii) Agent fails to receive a Compliance Certificate pursuant to and in accordance with
Section 10.1.1(d) or (iii) an Event of Default occurs. For the avoidance of doubt, it is understood and agreed that (i) no “Pricing/Fee Reduction Period” shall exist during the occurrence and continuance of an Event of Default and (ii) if a “Pricing/Fee Reduction Period” would exist but for the occurrence and continuance of an Event of Default, a “Pricing/Fee Reduction Period” shall exist immediately upon any such Event of Default no longer continuing; provided that any corresponding adjustment to the (x)
Applicable Margin or (y) fees due pursuant to Section 3.2.1, in each case, due to the Pricing/Fee
Reduction Period being then in effect shall not occur until the first (1st) day of the next calendar month as set forth in the definitions of Applicable Margin, Canadian Unused Line Fee Rate and U.S. Unused
Line Fee Rate, as applicable.
“Pro Forma Basis”: in connection with any calculation of compliance with any financial covenant or financial term under this Agreement, (a) such compliance with the Fixed Charge Coverage
Ratio shall be calculated giving effect to any acquisition, investment or other pro forma event as if such transaction (and all other such transactions consummated or made since the first (1st) day of the Fixed
Charge Coverage Ratio Test Period most recently ended) happened on the first (1st) day of the Fixed
Charge Coverage Ratio Test Period most recently ended, including (i) the incurrence of any
Indebtedness by any Loan Party or any of their Restricted Subsidiaries in connection with any such transaction, (ii) any repayment or redemption of other Indebtedness of any Loan Party or any of their
Restricted Subsidiaries in connection with any such transaction and (iii) the making of any Distribution by any Loan Party or any of their Restricted Subsidiaries in connection with any such transaction, (b)
determinations of EBITDA shall be made giving pro forma effect to any acquisition consummated since
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the first (1st) day of the Fixed Charge Coverage Ratio Test Period most recently ended, with such
EBITDA to be determined as if such acquisition was consummated on the first (1st) day of the Fixed
Charge Coverage Ratio Test Period most recently ended, and (c) maintenance of Availability shall be calculated giving effect to such transaction, including (i) any disposition of Collateral in any such transaction and (ii) the acquisition of any additional Collateral in any such transaction which is approved by Agent for inclusion in the calculation of the Canadian Borrowing Base or the U.S. Borrowing Base,
to the extent applicable.  In calculating interest expense on Indebtedness incurred under clause (a) (i) of the immediately preceding sentence, such Indebtedness shall be deemed to have borne interest (a) in the case of fixed rate Indebtedness, at the rate applicable thereto or (b) in the case of floating rate
Indebtedness, at the rates which were or would have been applicable thereto during the period when such Indebtedness was or was deemed to be outstanding, in each case as reasonably calculated by Loan
Party Agent.
“Pro Rata”: (a) when used with reference to a Lender’s (i) share on any date of (A) the total
Facility Commitments to a Borrower or (B) Loans to be made to a Borrower, (ii) participating interests in LC Obligations (excluding amounts specified in clause (c) of ~~such~~the definitions of U.S. LC
Obligations and Canadian LC Obligations) to such Borrower, (iii) share of payments made by such
Borrower with respect to such Borrower’s Obligations, (iv) increases or reductions to the Canadian
Revolver Commitments or the U.S. Revolver Commitments pursuant to Section 2.1.4, and (v) obligation to pay or reimburse Agent for Extraordinary Expenses owed by or in respect of such Borrower or to indemnify any Indemnitees for Claims relating to such Borrower, a percentage (expressed as a decimal, rounded to the ninth decimal place) derived by dividing the amount of the Facility Commitment of such
Lender to such Borrower on such date by the aggregate amount of the Facility Commitments of all
Lenders to such Borrower on such date (or if such Facility Commitments have been terminated, by reference to the respective Facility Commitments as in effect immediately prior to the termination thereof) or (b) when used for any other reason, a percentage (expressed as a decimal, rounded to the ninth (9th) decimal place) derived by dividing the aggregate amount of Lender’s Commitments on such date by the aggregate amount of the Commitments of all Lenders on such date (or if any such
Commitments have been terminated, such Commitments as in effect immediately prior to the termination thereof).
“Proceeds of Crime Act”:  the Proceeds of Crime (Money Laundering) and Terrorist Financing
Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.
“Production Part Approval Process”: all customer engineering design record and specification requirements that have been agreed between the applicable Borrower and customer related to the subject tooling design and/or manufacture.
“Properly Contested”: with respect to any obligation of any Person, (a) the obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued;
(c) appropriate reserves have been established in accordance with GAAP; and (d) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review or covered by insurance.
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“Protective Advances”: as defined in Section 2.1.6.
“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.
“Qualified ECP”: a Loan Party with total assets exceeding $10,000,000, or that constitutes an
“eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.
~~“RCRA”: the Resource Conservation and Recovery Act, as amended, (42 U.S.C. §§~~
~~6991-6991i).~~
~~“RDPRM”: Quebec Register of Personal and Movable Real Rights or Registre des droits~~
~~personnels et reels mobiliers du Quebec.~~
“Reaffirmed Agreement or Reaffirmed Agreements”: each Loan Document executed in connection with the Existing Loan Agreement that has not been amended and restated in connection with this Agreement.
“Real Estate”: all right, title and interest (whether as owner, lessor or lessee) in any real property or any buildings, structures, parking areas or other improvements thereon.
“Reallocation Agreement”: the Second Amended and Restated Reallocation Agreement dated as the Third Restatement Date, among Agent, the Lenders and each Issuing Bank transferring ownership of debt among the Lenders after a Designation Date, as amended, modified or supplemented from time to time.
“Receivables Assets”: has the meaning set forth in the definition of “Permitted Receivables
Financing”.
“Receivables Fees”: distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Permitted Receivables Financing.
“Receivables Subsidiary”: has the meaning set forth in the definition of “Permitted Receivables
Financing”.
“Recipient”: means (a) Agent, (b) any Lender, (c) any Issuing Bank and (d) any other recipient of any payment made by or on account of any Loan Party under any Loan Document.
“Refinance”: in respect of any Indebtedness, Disqualified Stock or Preferred Stock, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness,
Disqualified Stock or Preferred Stock in exchange or replacement for, such Indebtedness, Disqualified
Stock or Preferred Stock, in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.
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“Regulation S-X”: Regulation S-X under the Securities Act of 1933, as amended.
“Release”: any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous
Material) into, onto, under, from or through the Environment or into, onto, under, from or through any building or structure subject to human occupation.
“Report”: as defined in Section 12.2.3.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Required Facility Lenders”:  at any date of determination thereof, unless there are only two (2)
Lenders that are not Affiliates of one another, Lenders having Facility Commitments to a Borrower representing more than 50% of the aggregate Facility Commitments to such Borrower at such time;
provided, however, that if and for so long as any such Lender shall be a Defaulting Lender, the term
“Required Facility Lenders” shall mean Lenders (excluding each Defaulting Lender) having Facility
Commitments to such Borrower representing more than 50% of the aggregate Facility Commitments to such Borrower (excluding the Facility Commitments of each Defaulting Lender) at such time; provided further, however, that if all of the Facility Commitments to such Borrower have been terminated, the term “Required Facility Lenders” shall mean Lenders to such Borrower holding Revolver Loans to, and participating interest in LC Obligations (excluding amounts specified in clause (c) of such definition)
owing by, such Borrower representing more than 50% of the aggregate outstanding principal amount of
Revolver Loans and LC Obligations (excluding amounts specified in clause (c) of such definition)
owing by such Borrower at such time.  Notwithstanding anything to the contrary set forth herein, (x) if there are only two (2) Lenders that are not Affiliates of one another, “Required Facility Lenders” shall be both Lenders and (y) at any time there are two (2) or more Lenders that are not Affiliates of one another, “Required Facility Lenders” shall consist of not less than two (2) Lenders who are not Affiliates of one another. Notwithstanding the foregoing, for purposes of this definition, any Fronting Exposure related to a Defaulting Lender shall be deemed held as a Loan or LC Commitment by the Lender that funded or issued the applicable Loan or Letter of Credit.
“Required Lenders”:  at any date of determination thereof, unless there are only two (2) Lenders that are not Affiliates of one another, Lenders having Facility Commitments representing more than 50%
of the aggregate Facility Commitments at such time; provided, however, that for so long as any Lender shall be a Defaulting Lender, the term “Required Lenders” shall mean Lenders (excluding such
Defaulting Lender) having Commitments representing more than 50% of the aggregate Commitments
(excluding the Commitments of each Defaulting Lender) at such time; provided further, however, that if any of the Facility Commitments have been terminated, the term “Required Lenders” shall be calculated using (x) in lieu of such Lender’s terminated Facility Commitment, the outstanding principal amount of the Revolver Loans by such Lender to, and participation interests in LC Obligations (excluding amounts specified in clause (c) of such definition) owing by, such Borrower and (y) in lieu of the aggregate
Commitments under such terminated Facility Commitment, the aggregate outstanding Revolver Loans to, and LC Obligations (excluding amounts specified in clause (c) of such definition) owing by such
Borrower.  Notwithstanding anything to the contrary set forth herein, (x) if there are only two (2)
Lenders that are not Affiliates of one another, “Required Lenders” shall be both Lenders and (y) at any
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time there are two (2) or more Lenders that are not Affiliates of one another, “Required Lenders” shall consist of not less than two (2) Lenders who are not Affiliates of one another. Notwithstanding the foregoing, for purposes of this definition, any Fronting Exposure related to a Defaulting Lender shall be deemed held as a Loan or LC Commitment by the Lender that funded or issued the applicable Loan or
Letter of Credit.
“Rescindable Amount”: as defined in Section 4.1.3(e).
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial
Institution, a UK Resolution Authority.
“Responsible Officer”: the chief executive officer, president, any vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary or other similar officer of a Loan
Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Investment”:  an Investment other than a Permitted Investment.
“Restricted Subsidiary”: any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person.  Unless otherwise indicated, all references to Restricted Subsidiaries shall mean Restricted
Subsidiaries of Holdings.
“Restrictive Agreement”: an agreement that conditions or restricts the right of any Loan Party or
Restricted Subsidiary to grant Liens on any assets securing the Obligations or to declare or make dividends or similar distributions.
“Revolver Loan”: a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance
Loan or Protective Advance.
“Revolver Notes”:  collectively, the U.S. Revolver Notes and the Canadian Revolver Notes.
~~“Romanian Civil Code” means the Romanian Civil Code as republished in the Official Gazette~~
~~of Romania No. 505 of 15 July 2011, approved by Law No. 287 of 17 July 2009 regarding the Civil~~
~~Code and Law No. 71 of 3 June 2011 regarding the application of the Civil Code, as such may be~~
~~amended from time to time.~~
~~“Romanian Guarantee” as defined in Section 10.1.11(d).~~
~~“Romanian Guarantor” as defined in Section 10.1.11(c).~~
~~“Romanian Suretyship” as defined in Section 10.1.11(c).~~
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“Royalties”: all royalties, fees, expense reimbursement and other amounts payable by a Loan
Party or a Restricted Subsidiary under a License.
“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill
Companies, Inc., or any successor acceptable to Agent.
“Sanction”: any country wide international economic sanction administered or enforced by the
United States Government (including OFAC), the Canadian Federal Government, the United Nations
Security Council, the European Union, His Majesty’s Treasury or other applicable sanctions authority.
“Scheduled Unavailability Date”: as defined in Section 1.6.2.
“SEC”: the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Bank Product Obligations”: Indebtedness, obligations and other liabilities with respect to Bank Products owing by a Borrower or Affiliate of a Borrower to a Secured Bank Product Provider;
provided, that Secured Bank Product Obligations of a Loan Party shall not include its Excluded Swap
Obligations.
“Secured Bank Product Provider”: (a) Bank of America or any of its Affiliates; and (b) any other
Lender or Affiliate of a Lender that is providing a Bank Product.
“Secured Incremental Equivalent Debt”: Incremental Equivalent Debt that is secured.
“Secured Incremental Equivalent Debt Documents”: any agreements and documents entered into and evidencing Secured Incremental Equivalent Debt.
“Secured Parties”: Canadian Facility Secured Parties and/or U.S. Facility Secured Parties, as the
context requires.
“Security Documents”: this Agreement, the Pledge and Security Agreement, the Guarantees,
Insurance Assignments, Canadian Security Agreements, Deposit Account Control Agreements, the
Intellectual Property Security Agreements, the Pledge Supplements, security agreements, pledge agreements or other similar agreements delivered to Agent pursuant to the Pledge and Security
Agreement and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.
~~“Senior Secured Notes”: the 5.625% cash pay/10.625% PIK toggle senior secured notes due~~
~~2027, issued on the Third Amendment Effective Date in an initial aggregate principal amount not to~~
~~exceed $400,000,000 pursuant to the Senior Secured Notes Indenture.~~
~~“Senior Secured Notes Indenture”: that certain indenture dated as of the Third Amendment~~
~~Effective Date, by and among the U.S. Borrower, as issuer, the guarantors party thereto and U.S. Bank~~
~~Trust Company, National Association, as trustee and collateral agent, with respect to the Senior Secured~~
~~Notes.~~
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~~“Senior Unsecured Notes”: Cooper-Standard Auto’s 5.625% Senior Notes due 2026 in the initial~~
~~principal amount of $400,000,000.~~
~~“Senior Unsecured Notes Issuance”:  the issuance by the U.S. Borrower of the Senior Unsecured~~
~~Notes.~~
“Settlement Report”: a report delivered by Agent to the Applicable Lenders summarizing the
Loans and, if applicable, participations in U.S. LC Obligations (excluding amounts specified in clause
(c) of such definition) of the U.S. Borrower and Canadian LC Obligations (excluding amounts specified in clause (c) of such definition) of the Canadian Borrower outstanding as of a given settlement date, allocated to the Applicable Lenders on a Pro Rata basis in accordance with their Commitments.
“Similar Business”: any business engaged in by Holdings or any Restricted Subsidiaries on April
4, 2014 and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which Holdings and its Restricted Subsidiaries are engaged on April 4, 2014.
“SOFR”: the secured overnight financing rate as administered by the FRBNY (or a successor administrator).
“SOFR Adjustment”: (a) with respect to Daily Simple SOFR and Term SOFR for a one-month
Interest Period, 0.11448%; and (b) with respect to Term SOFR for a three-month Interest Period,
0.26161%.
“Solvent”: as to any Person, such Person (a) owns property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for the business in which it is engaged or about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the U.S. Bankruptcy Code; (f)
has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates; and (g) as to any Person
incorporated or organized under the laws of Canada or any province or territory of Canada, is not an
“insolvent person” as defined in the Bankruptcy and Insolvency Act (Canada).  “Fair salable value”
means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase~~; and (h) with respect to the Mexican Guarantor, that~~
~~such Person is not insolvent pursuant to Article 2166 of the Mexican Federal Civil Code (Código Civil~~
~~Federal) or its correlative provisions of the Civil Codes of the States that comprise Mexico or that of the~~
~~Federal District of Mexico or Articles 9, 10 and 11 of the Mexican Bankruptcy Law (Ley de Concursos~~
~~Mercantiles) (or any successor provision).~~.
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~~“Specified Jurisdictions”: Costa Rica, France, Mexico, the Netherlands, Romania and any other~~
~~country, territory or political jurisdiction specified by a Borrower to the Agent from time to time.~~
“Specified Jurisdiction Guarantor~~s~~”: ~~each Subsidiary of Holdings organized in a Specified~~
~~Jurisdiction who guarantees the payment and performance of the Obligations.~~Cooper-Standard Latin
America B.V., a corporation under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid).
“Specified Loan Party”: a Loan Party that is not then an “eligible contract participant” under the
Commodity Exchange Act (determined prior to giving effect to Section 5.10).
“Specified Transaction”: any Restricted Payment described in Section 10.2.3(a)(i), (a)(ii),
(b)(vi) ~~or~~, (b)(x) or (b)(xi).
“Specified Transaction Conditions”: with respect to the permissibility hereunder of any Specified
Transaction, the satisfaction of the following conditions (except as indicated): (a) no Default or Event of
Default exists at the time of or would result from the making of such Specified Transaction, (b)
immediately after giving effect to such Specified Transaction, Parent and its Restricted Subsidiaries
shall, on a consolidated basis, have a Fixed Charge Coverage Ratio of not less than 1.00:1.00 as calculated on a Pro Forma Basis for the Fixed Charge Coverage Ratio Test Period then most recently ended and (c) immediately after giving effect to such Specified Transaction, Availability (on the date of such action or proposed action) and, if an Average Availability Test Trigger exists at the time of such
Specified Transaction, Average Period Availability (for the 30-day period ending on the date of such action or proposed action) as calculated on a Pro Forma Basis, shall not be less than the greater of (i)
$27,000,000 and (ii) 15% of the Commitments at such time; provided, further, that such Specified
Transaction shall be permitted irrespective of clause (b) of this definition so long as Availability (on the date of such action or proposed action) and, if an Average Availability Test Trigger exists at the time of such Specified Transaction, Average Period Availability (for the 30-day period ending on the date of such action or proposed action) as calculated on a Pro Forma Basis, shall not be less than the greater of
(i) $36,000,000 and (ii) 20% of the Commitments at such time.
“Standard Securitization Undertakings”: has the meaning set forth in the definition of “Permitted
Receivables Financing”.
“Stated Maturity”: with respect to any installment of interest or principal on any series of
Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Sterling” or “£”: the lawful currency of the United Kingdom of Great Britain and Northern
Ireland.
“Subsidiary”: any entity more than 50% of whose voting securities or Equity Interests is owned by any Loan Party or any combination of the Loan Parties (including indirect ownership by any Loan
Party through other entities in which any Loan Party directly or indirectly owns 50% of the voting securities or Equity Interests).  Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Holdings.
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“Superintendent”:  as defined in the PBA.
“Supermajority Required Facility Lenders”:  at any date of determination thereof, Lenders having Facility Commitments to a Borrower representing more than 66 2/3% of the aggregate Facility
Commitments to such Borrower at such time; provided, however, that if and for so long as any such
Lender shall be a Defaulting Lender, the term “Supermajority Required Facility Lenders” shall mean
Lenders (excluding each Defaulting Lender) having Facility Commitments to such Borrower representing more than 66 2/3% of the aggregate Facility Commitments to such Borrower (excluding the
Facility Commitments of each Defaulting Lender) at such time; provided further, however, that if all of the Facility Commitments to such Borrower have been terminated, the term “Supermajority Required
Facility Lenders” shall mean Lenders to such Borrower holding Revolver Loans to, and participating interest in LC Obligations (excluding amounts specified in clause (c) of such definition) owing by, such
Borrower representing at least 66 2/3% of the aggregate outstanding principal amount of Revolver
Loans and LC Obligations (excluding amounts specified in clause (c) of such definition) owing by such
Borrower at such time.  Notwithstanding the foregoing, for purposes of this definition, any Fronting
Exposure related to a Defaulting Lender shall be deemed held as a Loan or LC Commitment by the
Lender that funded or issued the applicable Loan or Letter of Credit.
“Swap Obligations”: with respect to any Loan party, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Loan”: a U.S. Swingline Loan or a Canadian Swingline Loan, as applicable.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Event”:  (a) the wind up, or the filing of a notice of intended wind up with the
Superintendent, of a Canadian Pension Plan by a Canadian Facility Loan Party; (b) the wind up of a
Canadian Pension Plan by the Superintendent, FSCO or other Governmental Authority; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee or an administrator appointed to administer a Canadian Pension Plan.
“Term CORRA”: for any Interest Period relating to a Loan denominated in Canadian dollars, (a)
the rate per annum equal to the forward-looking term rate based on CORRA, as published on the applicable Reuters screen page (or other commercially available source providing such quotations as may be designated by the Agent from time to time) on the day that is two (2) Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding
Business Day) with a term equivalent to such Interest Period, plus (b) the Term CORRA Adjustment for such Interest Period; provided, that, if Term CORRA shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
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“Term CORRA Adjustment”: (a) 0.29547% (29.547 basis points) for an Interest Period of one-
month’s duration and (b) 0.32138% (32.138 basis points) for an Interest Period of three-months’
duration.
“Term CORRA Rate Loan”: a Canadian Revolver Loan that bears interest based on Term
CORRA.
“Term CORRA Scheduled Unavailability Date”: as defined in Section 1.7.2.
“Term SOFR”: (a) for any Interest Period relating to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period, provided that if such rate is not published prior to 11:00 a.m. on such determination date, then the Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation relating to a U.S. Base Rate Loan on any day, the rate per annum equal to the Term SOFR
Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day, provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities
Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;
provided, that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b)
would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan”: a Loan that bears interest based on clause (a) of the definition of Term
SOFR.
“Term SOFR Replacement Date”: as defined in Section ~~1.6~~1.6.2.
“Term SOFR Screen Rate”: the forward-looking SOFR term rate administered by CME (or any successor administrator reasonably satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by
Agent from time to time).
“Term SOFR Successor Rate”: as defined in Section ~~1.6~~1.6.2.
“Third Amendment”: that certain Amendment No. 3 to Third Amended and Restated Loan
Agreement dated as of December 19, 2022, by and among the Loan Parties party thereto, Agent and the
Lenders party thereto.
“Third Amendment Effective Date”: as defined in the Third Amendment.
“Third Restatement Date”:  November 2, 2016.
“Tooling A/R”: as defined in Section 12.2.1(e).
“Tooling A/R Removal Notice”: as defined in Section 12.2.1(e).
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“Total Revolver Exposure”:  as of any date of determination the sum of the Canadian Revolver
Exposure and the U.S. Revolver Exposure on such date of determination.
“Transactions”: collectively, (a) the entering into by the Loan Parties of the Loan Documents to which they are or are intended to be a party, and the borrowings hereunder and thereunder on the Third
Restatement Date and application of the proceeds as contemplated hereby and thereby, (b) the closing of the Fixed Asset Facility (as defined prior to the Third Amendment Effective Date) and the issuance of the Term B-1 Loans thereunder (c) ~~the Senior Unsecured Notes Issuance~~[reserved] and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing that are required to be paid on or around the Third Restatement Date.
“Transferee”: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.
“Type”: any type of a Loan (i.e., U.S. Base Rate Loan, Term SOFR Loan, Term CORRA Rate
Loan, Canadian Base Rate Loan, or Canadian Prime Rate Loan).
“UK Financial Institution”: any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or
any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability”: means the excess of the present value of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA or a Canadian Pension Plan’s benefit liability under the
PBA (or other equivalent pension legislation), over the current value of the assets of that Pension Plan or
Canadian Pension Plan, as applicable, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code or the Canadian Pension Plan pursuant to the PBA
(or other equivalent pension legislation) for the applicable plan year and an ‘Unfunded Pension
Liability’ also includes any unfunded going concern deficit or solvency deficiency as identified in the valuations prepared in respect of a Pension Plan or Canadian Pension Plan, as applicable.
“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of
Collateral.
“Unrestricted Subsidiary”: (a) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; ~~and~~ (b) any Subsidiary of an Unrestricted Subsidiary and (c) Liveline Technologies Inc.
(unless redesignated as a Restricted Subsidiary). The Board of Directors of Holdings may designate any
Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary of Holdings but excluding any Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its
Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of,
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Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any of its Restricted Subsidiaries; provided further that either:
(i)the Subsidiary to be so designated has total consolidated assets of $1,000 or less;
or
(ii)if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 10.2.3(a)(iv).
The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted
Subsidiary; provided, however, that immediately after giving effect to such designation:
(x)(1)  Holdings could Incur $1.00 of additional Indebtedness pursuant to
Section 10.2.2, or
(2)the Fixed Asset Fixed Charge Coverage Ratio for Parent and its
Restricted Subsidiaries on a consolidated basis would be equal to or greater than the Fixed Asset Fixed Charge Coverage Ratio for Parent and
its Restricted Subsidiaries on a consolidated basis immediately prior to such designation, and
(y)no Event of Default shall have occurred and be continuing.
Any such designation by the Board of Directors of Holdings shall be evidenced to Agent by promptly delivering to Agent a copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
“U.S. Auto-Extension Letter of Credit”: as defined in Section 2.2.1(e).
“U.S. Availability”: as of any date of determination, the U.S. Borrowing Base as of such date of determination plus solely for purposes of calculating “Availability” in connection with the satisfaction of any Specified Transaction Conditions, the U.S. Suppressed Amount on such date of determination plus the U.S. Designated Cash Amount on such date of determination minus the U.S. Revolver Exposure
(calculated without duplication of any amounts reserved under the U.S. LC Reserve) on such date of determination.
“U.S. Availability Reserve”: the sum (without duplication) of (a) the Inventory Reserve with respect to the U.S. Borrower’s Inventory; (b) the U.S. Rent and Charges Reserve; (c) the U.S. LC
Reserve; (d) the U.S. Bank Product Reserve; (e) the aggregate amount of liabilities secured by Liens upon the U.S. Facility Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the Canadian Overadvance Loan Balance, if any, outstanding on such date; (g) the U.S. Designated Foreign Guaranty Reserve; (h) [reserved]; (i) the
U.S. Tooling Vendor Reserve, (j) ~~the U.S. Non-Extending Lender~~ [~~R~~reserved] and (k) such additional reserves (including, without limitation, dilution reserves), in such amounts and with respect to such matters, as Agent in its Permitted Discretion may establish.
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“U.S. Bank Product Reserve”: the aggregate amount of reserves, as established by Agent from time to time in its Permitted Discretion to reflect the reasonably anticipated liabilities in respect of the then outstanding Secured Bank Product Obligations of the U.S. Facility Loan Parties and their Restricted
Subsidiaries (or any other Affiliate thereof requested by the U.S. Borrower and approved by Agent).
“U.S. Bankruptcy Code”: Chapter 11 of the United States Bankruptcy Code (11 U.S.C.
§§101-1532, as amended.
“U.S. Base Rate”: for any day, a per annum rate equal to the greater of (a) the U.S. Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Term SOFR for a one month interest period as of such day, plus 1.0%; provided that if the U.S. Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“U.S. Base Rate Loan”: any Loan that bears interest based on the U.S. Base Rate.
“U.S. Borrower”: as defined in the preamble to this Agreement.
“U.S. Borrowing Base”: on any date of determination, an amount equal to the lesser of (a) the
Maximum U.S. Facility Amount minus (x) the Canadian Overadvance Loan Balance, if any, outstanding on such date minus (y) the U.S. LC Reserve; and (b) (1) the sum of (x) 85% of the Value of Eligible
Accounts of the U.S. Borrower; plus (y) the lesser of (i) 70% of the Value of Eligible Inventory of the
U.S. Borrower; and (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory of the U.S.
Borrower; plus (z) 85% of the Value of Eligible Tooling Accounts of the U.S. Borrower, minus (2) the
U.S. Availability Reserve.  Notwithstanding the foregoing, in no event may the maximum amount of availability under the U.S. Borrowing Base and the Canadian Borrowing Base resulting from the inclusion of Eligible Tooling Accounts exceed $30,000,000 in the aggregate.
“U.S. Collateral”: all of the Collateral other than the Foreign Collateral.
“U.S. Cash Collateral Account”: a demand deposit, money market or other account established by Agent at Bank of America or such other financial institution as Agent may select in its discretion, which account shall be for the benefit of the Secured Parties and shall be subject to Agent’s Liens securing the Obligations.
“U.S. Designated Cash Amount”:  the aggregate amount of cash of the U.S. Domiciled Loan
Parties deposited in segregated DACA Deposit Accounts with Agent (excluding any portion thereof which is subject to a Lien in favor of a Person other than Agent or is otherwise restricted).
“U.S. Designated Foreign Guaranty Reserve”: the aggregate amount of reserves established by
Agent from time to time in its Permitted Discretion in respect of any Designated Foreign Guaranty established in favor of a U.S. Lender and/or an Affiliate of a U.S. Lender.
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“U.S. Domiciled Loan Party”: Holdings and each U.S. Subsidiary of Holdings (other than the
Excluded Subsidiaries), in each case, now or hereafter party hereto as a Loan Party; and “U.S.
Domiciled Loan Parties” means all such Persons, collectively.
“U.S. Dominion Account”: a special account established by the U.S. Facility Loan Parties at
Bank of America or another bank reasonably acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.
“U.S. Facility Collateral”: Collateral that now or hereafter secures (or is intended to secure) any of the U.S. Facility Obligations.
“U.S. Facility Guarantee”: each guarantee agreement (including this Agreement) at any time executed by a U.S. Facility Guarantor in favor of Agent guaranteeing all or any portion of the U.S.
Facility Obligations.
“U.S. Facility Guarantor”: each U.S. Domiciled Loan Party and each other Person (if any) who guarantees payment and performance of any U.S. Facility Obligations.
“U.S. Facility Loan Party”: the U.S. Borrower and each U.S. Facility Guarantor.
“U.S. Facility Obligations”: all applicable Obligations of the U.S. Facility Loan Parties
(including, for the avoidance of doubt, the Obligations of the U.S. Domiciled Loan Parties as guarantors of the Canadian Facility Obligations).
“U.S. Facility Secured Parties”:  Agent, U.S. Issuing Bank, U.S. Lenders and Secured Bank
Product Providers of Bank Products to U.S. Facility Loan Parties and the Lead Arrangers.
“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or
(c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Issuing Bank”: (a) Bank of America or an Affiliate of Bank of America, as an issuer of
Letters of Credit under this Agreement and (b) Deutsche Bank AG New York Branch or an Affiliate of
Deutsche Bank AG New York Branch, as an issuer of Letters of Credit under this Agreement.  With respect to any Letter of Credit, “U.S. Issuing Bank” shall mean the issuer thereof.
“U.S. LC Obligations”: the sum (without duplication) of (a) all amounts owing by the U.S.
Borrower for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of
Credit issued for the account of the U.S. Borrower; and (c) all fees and other amounts owing with respect to Letters of Credit issued for the account of the U.S. Borrower.
“U.S. LC Reserve”: the aggregate of all U.S. LC Obligations, other than (a) those that have been
Cash Collateralized; and (b) if no Default or Event of Default exists, amounts specified in clause (c) of the definition of U.S. LC Obligations.
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“U.S. Lenders”:  Bank of America and each other Lender (other than the Canadian Lenders)
party hereto, including Agent in its capacity as a provider of U.S. Swingline Loans.
“U.S. Letter of Credit Sublimit”: $99,000,000.
“U.S. Letters of Credit”: as defined in Section 2.2.1 hereof.
“U.S. Non-Extension Notice Date”: as defined in Section 2.2.1(e).
~~“U.S. Non-Extending Lender Reserve”: the aggregate amount of reserves, as established by~~
~~Agent from time to time in its Permitted Discretion at any time after the date that is 91 days prior to the~~
~~Facility Termination Date set forth in clause (a) of the definition thereof, in an amount not to exceed the~~
~~aggregate Commitments then held by the Non-Extending Lender as of such date of determination (it~~
~~being understood and agreed that to the extent any such reserve is implemented it shall be reduced on a~~
~~dollar-for-dollar basis by the amount of any such Commitments that are either terminated or assigned in~~
~~accordance with the terms hereof).~~
“U.S. Overadvance”: as defined in Section 2.1.5 hereof.
“U.S. Overadvance Loan”:  a U.S. Base Rate Loan made to the U.S. Borrower when a U.S.
Overadvance exists or is caused by the funding thereof.
“U.S. Prime Rate”: the rate of interest announced by Bank of America from time to time as its
U.S. prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.
“U.S. Reimbursement Date”: as defined in Section 2.2.2(a).
“U.S. Rent and Charges Reserve”: the aggregate of (a) all past due rent and other past due amounts owing by any U.S. Facility Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any U.S. Facility Collateral or could assert a Lien on any such U.S. Facility Collateral; plus (b) a reserve at least equal to three (3)
months (or such shorter period as Agent determines in its Permitted Discretion as it will take to liquidate the ABL Priority Collateral at such location) rent and other charges that could reasonably be expected to be payable to any such Person who possesses any U.S. Facility Collateral or could reasonably be expected to assert a Lien thereon under applicable Law, unless, in any such case, such Person has executed a Collateral Access Agreement.
“U.S. Revolver Commitment”: for any U.S. Lender, its obligation to make U.S. Revolver Loans and to issue U.S. Letters of Credit, in the case of U.S. Issuing Bank, or participate in U.S. LC
Obligations (excluding amounts specified in clause (c) of such definition), in the case of the other U.S.
Lenders, to the U.S. Borrower up to the maximum principal amount, in each case, shown on Schedule
1.1(a), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party, as such U.S. Revolver Commitment may be adjusted from time to time in accordance with the provisions
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of Section 2.1.4, or 11.2.  “U.S. Revolver Commitments” means the aggregate amount of such commitments of all U.S. Lenders.
“U.S. Revolver Commitment Termination Date”: the earliest of (a) the Facility Termination
Date, (b) the date on which Loan Party Agent terminates or reduces to zero (0) the U.S. Revolver
Commitments pursuant to Section 2.1.4, and (c) the date on which the U.S. Revolver Commitments are terminated pursuant to Section 11.2.
“U.S. Revolver Exposure”: on any date, an amount equal to the sum of the Dollar Equivalent of the U.S. Revolver Loans outstanding on such date plus the U.S. LC Obligations (excluding amounts specified in clause (c) of such definition) on such date.
“U.S. Revolver Loan”: a Revolver Loan made by a U.S. Lender to the U.S. Borrower pursuant to
Section 2.1.1(a), and any U.S. Swingline Loan, which Loan shall be denominated in Dollars and shall be either a U.S. Base Rate Loan or a Term SOFR Loan, in each case as selected by Agent or Loan Party
Agent.
“U.S. Revolver Notes”: collectively, each promissory note, if any, executed by the U.S.
Borrower in favor of a U.S. Lender to evidence the U.S. Revolver Loans funded from time to time by such U.S. Lender, which shall be in the form of Exhibit A-2 to this Agreement, together with any replacement or successor notes therefor.
“U.S. Subsidiary”:  a Subsidiary of Holdings that is organized under the laws of a state of the
United States or the District of Columbia.
“U.S. Suppressed Amount”:  to the extent that the amount calculated pursuant to clause (b) of the
U.S. Borrowing Base definition exceeds the then-current U.S. Revolver Commitment as of any date of determination, the amount of any such excess designated in writing by Loan Party Agent to Agent as
“U.S. Suppressed Amount” under this Agreement; provided, that in no event shall the U.S. Suppressed
Amount exceed $5,000,000 less the Canadian Suppressed Amount as of such date of determination.
“U.S. Swingline Loan”: any Borrowing of Base Rate U.S. Revolver Loans made to the U.S.
Borrower pursuant to Section 4.1.3(a).
“U.S. Tooling Vendor Reserve”: the aggregate amount of reserves, as established by Agent from time to time in its Permitted Discretion to reflect the reasonably anticipated liabilities in respect of the then outstanding amounts owing to all tooling vendors with respect to the tooling giving rise to Eligible
Tooling Accounts of the U.S. Facility Loan Parties.
“U.S. Unused Line Fee Rate”:  at any date of determination, (x) for any day prior to the Fourth
Amendment Effective Date, such rate set forth in this Agreement as in effect on such day and (y) as of the Fourth Amendment Effective Date and each day thereafter, a rate per annum equal to 0.50%;
provided that, notwithstanding the foregoing, with respect to any day occurring during the existence of a
Pricing/Fee Reduction Period, the U.S. Unused Line Fee Rate shall equal a rate per annum equal to
0.375%.
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“Value”: without duplication of any item enumerated in the definition of Eligible Inventory or
Eligible Account: (a) for Inventory, its Dollar Equivalent value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among the Borrowers, the other Loan Parties and their Affiliates; and (b) for an
Account, its Dollar Equivalent face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.
“Voting Stock”: of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the
Board of Directors of such Person.
“Wage Earner Protection Act Reserve”:  on any date of determination, a reserve established from time to time by Agent in its Permitted Discretion in such amount as Agent determines reflects the amounts that may become due under the Wage Earner Protection Program Act with respect to the employees of any Loan Party employed in Canada which would give rise to a Lien with priority under applicable Law over the Lien of Agent.
“Weighted Average Life to Maturity”: when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.
“Wholly-Owned Restricted Subsidiary”:  any Wholly Owned Subsidiary that is a Restricted
Subsidiary.
“Wholly Owned Subsidiary”: of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned
Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.
“Withholding Agent”: means Agent and any Loan Party.
“Write-Down and Conversion Powers”: means, (a) with respect to any EEA Resolution
Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the
United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
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1.2Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Loan Parties delivered to Agent before the Third Restatement
Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if the Loan Parties’ certified public accountants concur in such change and the change is disclosed to Agent.  The Loan Party Agent, Lenders and Agent shall negotiate in good faith to amend Section 10.3 to preserve the original intent in light of such change in GAAP;
provided, that until so amended Section 10.3 shall continue to be computed in accordance with GAAP prior to such change therein.
1.3Uniform Commercial Code/PPSA.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time:  “Chattel Paper,”
“Commercial Tort Claim,” “Equipment,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-
Credit Right” and “Supporting Obligation” and, as such terms relate to any such property of any
Canadian Domiciled Loan Party, such terms shall refer to such property as defined in the PPSA.  In addition, other terms relating to Collateral used and not otherwise defined herein that are defined in the
UCC and/or the PPSA shall have the meanings set forth in the UCC and/or the PPSA, as applicable.
1.4Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and
“until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include, unless otherwise specified, all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement includes any amendments, waivers and other modifications, extensions or renewals (to the extent not prohibited by the Loan Documents); (c)
any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes its successors and assigns; (f) time of day means time of day at Agent’s notice address under Section 14.3.1; or (g) except as expressly provided, discretion of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person.
All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars (except as otherwise expressly provided herein) and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with
GAAP).  The Loan Parties shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, any Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase “to the best of a Loan Parties’ knowledge”
or words of similar import are used in any Loan Documents, it means actual knowledge of a Responsible
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Officer of a Loan Party.  Whenever any payment, certificate, notice or other delivery shall be stated to be due on a day other than a Business Day, the due date for such payment or delivery shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Term SOFR Loan or Term CORRA Rate Loan to be
made in the next calendar month, such payment shall be made on the immediately preceding Business
Day.
1.5Interpretation (Quebec).  For purposes of any Collateral located in the Province of
Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (1)
“personal property” shall be deemed to include “movable property”, (2) “real property” shall be deemed to include “immovable property”, (3) “tangible property” shall be deemed to include “corporeal property”, (4) “intangible property” shall be deemed to include “incorporeal property”, (5) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a
“resolutory clause”, (6) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (7) all references to “perfection” of or
“perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (8) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a
“right of compensation”, (9) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (10) an “agent” shall be deemed to include a “mandatary”, (11) “construction liens” shall be deemed to include “legal hypothecs”, (12) “joint and several” shall be deemed to include “solidary”, (13) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (14) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (15) “servitude” shall be deemed to include “easement”, (16) “priority” shall be deemed to include “prior claim”, (17) “survey” shall be deemed to include “certificate of location and plan”, (18) “fee simple title” shall be deemed to include
“absolute ownership”, and (19) “foreclosure” shall be deemed to include the “exercise of a hypothecary right”.
1.6Term SOFR Successor Rate.  Notwithstanding anything to the contrary in this
Agreement or any other Loan Documents, if Agent determines (which determination shall be conclusive absent manifest error), or Loan Party Agent or Required Lenders notify Agent (with, in the case of the
Required Lenders, a copy to Loan Party Agent) that Loan Party Agent or Required Lenders (as applicable) have determined, that:
1.6.1adequate and reasonable means do not exist for ascertaining one or three month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or
1.6.2CME or any successor administrator of the Term SOFR Screen Rate or a
Governmental Authority having jurisdiction over Agent, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated
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loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide Term SOFR after such specific date (the latest date on which Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, “Scheduled Unavailability Date”);
then, on a date and time determined by Agent (any such date, “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to ~~subsection~~Section 1.6.2 above, no later than the Scheduled
Unavailability Date, Term SOFR will be replaced hereunder and under any other applicable Loan
Document with Daily Simple SOFR plus the SOFR Adjustment, for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, any Loan Document (“Term SOFR Successor Rate”).  If the Term SOFR
Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (x) if Agent determines that Daily Simple
SOFR is not available on or prior to the Term SOFR Replacement Date or (y) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to the Term
SOFR Successor Rate then in effect, then in each case, Agent and Loan Party Agent may amend this
Agreement solely for the purpose of replacing Term SOFR or any then current Term SOFR Successor
Rate in accordance with this Section 1.6 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmarks in similar
U.S. dollar denominated syndicated credit facilities syndicated and agented in the United States and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar U.S. dollar denominated credit facilities syndicated and agented in the United States.  For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Term SOFR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent posts such proposed amendment to all Lenders and Loan Party Agent unless, prior to such time, Required Lenders deliver to Agent written notice that Required Lenders object to the amendment.
Agent will promptly (in one or more notices) notify Loan Party Agent and Lenders of implementation of any Term SOFR Successor Rate.  A Term SOFR Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Term SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent.  Notwithstanding anything else herein, if at any time any
Term SOFR Successor Rate as so determined would otherwise be less than zero, the Term SOFR
Successor Rate will be deemed to be zero for all purposes of the Loan Documents.
In connection with the implementation of a Term SOFR Successor Rate, the Agent may make
Conforming Changes from time to time with respect to SOFR, Term SOFR, Canadian Base Rate or any
Term SOFR Successor Rate.  Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Loan Document.  The Agent shall post or provide each such amendment to Lenders and the Loan
Party Agent reasonably promptly after it becomes effective.
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1.7Term CORRA Successor Rate.  Notwithstanding anything to the contrary in this
Agreement or any other Loan Documents, if Agent determines (which determination shall be conclusive absent manifest error), or Loan Party Agent or Required Lenders notify Agent (with, in the case of the
Required Lenders, a copy to Loan Party Agent) that Loan Party Agent or Required Lenders (as applicable) have determined, that:
1.7.1adequate and reasonable means do not exist for ascertaining Term CORRA for any applicable one or three month interest period, because the applicable screen rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
1.7.2the administrator of CORRA or Term CORRA, or a Governmental Authority
having jurisdiction over the Agent or such administrator has made a public statement identifying a specific date after which one and three month interest periods of Term CORRA shall or will no longer be made available or permitted to be used for determining the interest rate of syndicated loans denominated in Canadian Dollars, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide such interest periods of
Term CORRA (the latest date on which one and three month interests periods of Term CORRA are no longer available permanently or indefinitely, the “Term CORRA Scheduled Unavailability Date”);
then, reasonably promptly after such determination or receipt of notice by Agent, on a date and time determined by Agent, which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to ~~subsection~~Section 1.7.2 above, no later than the Term CORRA Scheduled Unavailability Date, Agent and the Loan Party Agent
may amend this Agreement to replace Term CORRA or any then current Canadian Successor Rate (if necessary) in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities providing for Canadian Dollar-denominated loans which are syndicated and agented in the United States for such alternative benchmarks (“Canadian Successor Rate”).  For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Canadian Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent posts such proposed amendment to all Lenders and Loan Party Agent unless, prior to such time, Required Lenders deliver to Agent written notice that Required Lenders object to the amendment.
Agent will promptly (in one or more notices) notify Loan Party Agent and Lenders of implementation of any Canadian Successor Rate.  A Canadian Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Canadian Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent.
Notwithstanding anything else herein, if at any time any Canadian Successor Rate as so determined would otherwise be less than zero, the Canadian Successor Rate will be deemed to be zero for all purposes of the Loan Documents.
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In connection with the implementation of a Canadian Successor Rate, the Agent may make Canadian
Successor Rate Conforming Changes from time to time with respect to CORRA, Term CORRA,
Canadian Prime Rate or any Canadian Successor Rate.  Notwithstanding anything to the contrary in any
Loan Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Loan Document.  The Agent shall post or provide each such amendment to
Lenders and the Loan Party Agent reasonably promptly after it becomes effective.
1.8Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws):
(a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.9Interest Rates.  The Agent does not warrant, nor accept responsibility, nor shall the
Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Term SOFR”, “Term CORRA”, “Canadian Base Rate” or “Canadian Prime
Rate” or with respect to any rate that is an alternative or replacement or successor to any of such rate
(including, without limitation, any Term SOFR Successor Rate or any Canadian Successor Rate) or the
effect of any of the foregoing, or of any Conforming Changes or Canadian Successor Rate Conforming
Changes.
SECTION 2.CREDIT FACILITIES
2.1Commitment.
2.1.1Revolver Loans.
(a)U.S. Revolver Loans to the U.S. Borrower.  Each U.S. Lender agrees, severally and not jointly with the other U.S. Lenders, upon the terms and subject to the conditions set forth herein, to make U.S. Revolver Loans in Dollars to the U.S. Borrower on any Business Day during the period from the Third Restatement Date to the U.S. Revolver Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time, such U.S. Lender’s U.S. Revolver Commitment at such time, which U.S. Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that such U.S. Lenders shall have no obligation to the U.S.
Borrower whatsoever to honor any request for a U.S. Revolver Loan (x) on or after the U.S. Revolver
Commitment Termination Date or (y) if the amount of the proposed U.S. Revolver Loan exceeds U.S.
Availability on the proposed funding date for such U.S. Revolver Loan.  Each Borrowing of U.S.
Revolver Loans shall be funded by U.S. Lenders on a Pro Rata basis.  The U.S. Revolver Loans shall bear interest as set forth in Section 3.1.  Each U.S. Revolver Loan shall, at the option of the U.S.
Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of U.S. Base Rate Loans or Term SOFR Loans.  The
U.S. Revolver Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the U.S. Facility Collateral.  Each U.S. Revolver Loan shall be funded in Dollars.
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  (b)Canadian Revolver Loans to Canadian Borrower.  Each Canadian Lender agrees, severally and not jointly with the other Canadian Lenders, upon the terms and subject to the conditions set forth herein, to make Canadian Revolver Loans to the Canadian Borrower on any Business Day
during the period from the Third Restatement Date to the Canadian Revolver Commitment Termination
Date, not to exceed in aggregate principal amount outstanding at any time, such Canadian Lender’s
Canadian Revolver Commitment at such time, which Canadian Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Canadian
Lenders shall have no obligation to the Canadian Borrower whatsoever to honor any request for a
Canadian Revolver Loan on or after the Canadian Revolver Commitment Termination Date or if the
amount of the proposed Canadian Revolver Loan exceeds Canadian Availability on the proposed funding date for such Canadian Revolver Loan.  Each Borrowing of Canadian Revolver Loans shall be funded by Canadian Lenders on a Pro Rata basis.  The Canadian Revolver Loans shall bear interest as set forth in Section 3.1.  Each Canadian Revolver Loan shall, at the option of the Canadian Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Canadian Prime Rate Loans or Term CORRA Rate Loans if
denominated in Canadian Dollars or Canadian Base Rate Loans or Term SOFR Loans if denominated in
Dollars.  The Canadian Revolver Loans shall be repaid in accordance with the terms of this Agreement and shall be secured by all of the Canadian Facility Collateral.  Each Canadian Revolver Loan shall be funded in Canadian Dollars or, at the option of the Canadian Borrower, Dollars and repaid in the same currency as the underlying Canadian Revolver Loan was made.
(c)Cap on Total Revolver Exposure.  Notwithstanding anything to the contrary contained in this Section 2.1.1, in no event shall any Borrower be entitled to receive a Revolver Loan if at the time of the proposed funding of such Loan (and after giving effect thereto and the application of the proceeds thereof and all pending requests for Loans), the Total Revolver Exposure exceeds (or would exceed) the lesser of the Maximum Facility Amount and the Commitments.
2.1.2Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, the
Borrower to which such Lender has extended Commitments shall deliver a Revolver Note to such Lender in the amount of such Lender’s aggregate U.S. Revolver Commitment or Canadian Revolver
Commitment, as applicable.
2.1.3Use of Proceeds.  The proceeds of Revolver Loans shall be used by the Borrowers solely (a) to issue standby or commercial letters of credit, and (b) to finance ongoing working capital needs and other lawful general corporate purposes of the Borrowers and their Restricted Subsidiaries.  No part of the proceeds of any Loan shall, nor shall any Letter of Credit, in any case, be used directly or indirectly in violation of any Anti-Terrorism Laws or Sanctions.
2.1.4Reduction or Termination of Commitments; Increase of Commitments.
(a)The Canadian Revolver Commitments shall terminate on the Canadian Revolver
Commitment Termination Date and the U.S. Revolver Commitments shall terminate on the U.S.
Revolver Commitment Termination Date, in each case, unless sooner terminated in accordance with this
Agreement.  Upon at least three (3) Business Days’ prior written notice to Agent from Loan Party
Agent, (i) the U.S. Borrower may, at its option, terminate the U.S. Revolver Commitments and this
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credit facility, and/or (ii) the Canadian Borrower may, at its option, terminate the Canadian Revolver
Commitment ~~and/or (iii) the Borrowers may, at their option, terminate the Commitments of the Non-~~
~~Extending Lender on a non-ratable basis at any time after the Fourth Amendment Effective Date~~, in each case, without premium or penalty (other than funding losses payable pursuant to Section 3.9).  If the
U.S. Borrower elects to reduce to zero (0) or terminate the U.S. Revolver Commitments pursuant to the previous sentence, the Canadian Revolver Commitments shall automatically terminate concurrently with the termination of the U.S. Revolver Commitments.  Any notice of termination given by the Loan Party
Agent pursuant to this Section 2.1.4 shall be irrevocable; provided, however, that notice may be contingent on the occurrence of a refinancing or the consummation of a sale, transfer, lease or other disposition of assets and may be revoked or the termination date deferred if the refinancing or sale, transfer, lease or other disposition of assets does not occur.  On the Canadian Revolver Commitment
Termination Date, the Canadian Borrower (and other Canadian Facility Loan Parties, if applicable) shall make Full Payment of all Canadian Facility Obligations.  On the U.S. Revolver Commitment
Termination Date, the U.S. Borrower (and other U.S. Facility Loan Parties, if applicable) shall make
Full Payment of all U.S. Facility Obligations.
(b)So long as (i) no Default or Event of Default then exists or would result therefrom, (ii) no
U.S. Overadvance or Canadian Overadvance then exists or would result therefrom, and (iii) after giving effect thereto, U.S. Availability would exceed $10,000,000, Loan Party Agent may permanently and irrevocably reduce the Maximum Facility Amount by giving Agent at least three (3) Business Days’
prior irrevocable written notice thereof from a Responsible Officer of Loan Party Agent, which notice shall (1) specify the date (which shall be a Business Day) and amount of such reduction (which shall be in a minimum amount of $5,000,000 and increments of $1,000,000 in excess thereof), (2) specify the allocation of such reduction to, and the corresponding reductions of, each of the Maximum Canadian
Facility Amount and/or the Maximum U.S. Facility Amount (and the respective Canadian Revolver
Commitments and the U.S. Revolver Commitments in respect thereof, each of which shall be allocated to Lenders among the Borrowers on a Pro Rata basis at the time of such reduction) and (3) certify the satisfaction of the conditions specified in the foregoing clauses (i) and (ii) and this clause (iii) (including calculations thereof in reasonable detail) as of the effective date of any such proposed reduction;
provided, however, that such notice may be contingent on the occurrence of a refinancing or incurrence of Indebtedness permitted under Section 10.2.2 or consummation of a sale, transfer, lease or other disposition of assets and may be revoked or the reduction date deferred if the refinancing, incurrence or sale, transfer, lease or other disposition of assets does not occur.  Without limiting the foregoing, (A)
each reduction in the Maximum Canadian Facility Amount and the Canadian Revolver Commitments
shall in no event exceed Canadian Availability and be in a minimum amount of $5,000,000, and (B)
each reduction in the Maximum U.S. Facility Amount and the U.S. Revolver Commitments shall in no event exceed U.S. Availability and be in a minimum amount of $5,000,000.
(c)Provided no Default or Event of Default then exists or would result therefrom after the
Third Restatement Date, upon notice to Agent (which shall promptly notify all Applicable Lenders), the
Loan Party Agent may from time to time, request an increase in the U.S. Revolver Commitments or the
Canadian Revolver Commitments, as applicable, by an amount not exceeding $100,000,000 (less the amount of any FILO Credit Facility) in the aggregate (resulting in maximum total Facility Commitments of $280,000,000) during the term of this Agreement; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000 and (ii) the Loan Party Agent may make a maximum of two (2) such requests in the aggregate (resulting in a maximum of two (2) total increases) during the
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term of this Agreement.  At the time of sending such notice, a requesting Borrower (in consultation with
Agent) shall specify the time period within which the Applicable Lenders are requested to respond
(which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to such Lenders (or such lesser period as is acceptable to such Lenders)).
(d)Each Applicable Lender shall notify Agent within such time period whether or not it agrees to increase its Facility Commitment to the Loan Party Agent and, if so, whether by an amount equal to, greater than, or less than its Pro Rata share of such requested increase.  Any Applicable Lender not responding within such time period shall be deemed to have declined to increase its Facility
Commitment.
(e)Agent shall notify the Loan Party Agent and each Applicable Lender of such Applicable
Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, and subject to the approval of Agent and the applicable Issuing Bank (which approvals, so long as no
Event of Default shall have occurred and be continuing, shall not be unreasonably withheld), the Loan
Party Agent may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Agent and its counsel.
(f)If the U.S. Revolver Commitments or the Canadian Revolver Commitments are increased in accordance with this Section, Agent and the Loan Party Agent shall determine the effective date (the
“Facility Commitment Increase Effective Date”) and the final allocation of such increase.  Agent shall promptly notify the Loan Party Agent and the Applicable Lenders (and any additional Lender added pursuant to Section 2.1.4(e)) of the final allocation of such increase and the Facility Commitment
Increase Effective Date.
(g)As a condition precedent to such increase, the Loan Party Agent shall deliver to Agent a certificate of each Loan Party dated as of the Facility Commitment Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 9 and the other Loan Documents are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) on and as of the Facility Commitment Increase Effective Date (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) as of such earlier date), and except that for purposes of this Section 2.1.4, the representations and warranties contained in Section 9.1.8(a) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (c) of Section 10.1.1, and (B) no Default exists.  The requesting Borrower shall prepay any Revolver Loans of such Borrower outstanding on the Facility
Commitment Increase Effective Date (and pay any additional amounts required pursuant to Section 3.9)
to the extent necessary to keep the outstanding Revolver Loans of such Borrower ratable with any revised Pro Rata share arising from any nonratable increase in the Facility Commitments under this
Section.
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(h)No consent shall be required of any Lender not increasing its Facility Commitments in connection with an increase of the Facility Commitments in accordance with this Section 2.1.4, and the
Borrowers, Agent and each Lender shall enter into such amendments to the Loan Documents as may be reasonably requested by the Loan Party Agent and Agent to make conforming changes consistent with this Section 2.1.4.
(i)This Section shall supersede any provisions in Section 14.1 to the contrary.
2.1.5Overadvances.
(a)If at any time (a) the Canadian Revolver Exposure exceeds the Canadian Borrowing Base
(a “Canadian Overadvance”) or (b) the sum of the U.S. Revolver Exposure exceeds the U.S. Borrowing
Base (a “U.S. Overadvance”), the excess amount shall, subject to Section 5.2 and this Section 2.1.5, be immediately due and payable by the Canadian Borrower or the U.S. Borrower, as applicable on demand by Agent.  Agent may require the Applicable Lenders to honor requests for Overadvance Loans and to forbear from requiring the applicable Borrower to cure an Overadvance, (a) when no Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than thirty (30) consecutive days (and no Overadvance may exist for at least five (5) consecutive days thereafter before further
Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed
$2,500,000, with respect to the Canadian Borrower, or $5,000,000 in the aggregate, with respect to the
U.S. Borrower; and (b) regardless of whether an Event of Default exists, if Agent discovers an
Overadvance not previously known by it to exist, as long as from the date of such discovery the
Overadvance (i) is not increased by more than $2,500,000, with respect to the Canadian Borrower or
$5,000,000 in the aggregate, with respect to the U.S. Borrower, and (ii) does not continue for more than thirty (30) consecutive days.  In no event shall Overadvance Loans be required that would cause (i) the
Canadian Revolver Exposure to exceed the aggregate Canadian Revolver Commitments or (ii) the U.S.
Revolver Exposure to exceed the aggregate U.S. Revolver Commitments.  All Canadian Overadvance
Loans shall constitute Canadian Facility Obligations secured by the Canadian Facility Collateral and shall be entitled to all benefits of the Loan Documents.  All U.S. Overadvance Loans shall constitute
U.S. Facility Obligations secured by the U.S. Facility Collateral and shall be entitled to all benefits of the Loan Documents.  No Overadvance shall result in an Event of Default due to a Borrower’s failure to comply with Section 2.1.1 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance.  In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms.  Agent agrees to use its commercially reasonable best efforts to promptly notify the Lenders of the issuance of an Overadvance Loan; provided, that Agent shall have no liability for any failure to provide any such notice.
2.1.6Protective Advances.  Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make U.S. Base Rate Loans and Canadian Prime Rate
Loans, as applicable (each a “Protective Advance”) (a) up to an aggregate amount of $2,500,000, with respect to the Canadian Borrower, or $5,000,000, with respect to the U.S. Borrower, outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations; or (b) to pay any other amounts chargeable to the Loan
Parties under any Loan Documents, including costs, fees and expenses.  Each Applicable Lender shall participate in each Protective Advance on a Pro Rata basis.  In no event shall Protective Advances be
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required that would cause (x) the outstanding U.S. Revolver Loans and U.S. LC Obligations to exceed the aggregate U.S. Revolver Commitments or (y) the outstanding Canadian Revolver Loans and
Canadian LC Obligations to exceed the aggregate Canadian Revolver Commitments.  Required Facility
Lenders may at any time revoke Agent’s authority to make further Protective Advances to the applicable
Borrower by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a
Protective Advance is appropriate shall be conclusive.  All Protective Advances made by Agent with respect to U.S. Facility Loan Parties shall be U.S. Facility Obligations, secured by the U.S. Facility
Collateral and shall be treated for all purposes as Extraordinary Expenses and all Protective Advances
made by Agent with respect to Canadian Facility Loan Parties shall be Canadian Facility Obligations, secured by the Canadian Facility Collateral and shall be treated for all purposes as Extraordinary
Expenses.  Agent agrees to use its commercially reasonable best efforts to promptly notify the Lenders of the extension of a Protective Advance; provided, that Agent shall have no liability for any failure to provide any such notice.
2.1.7Prepayments.  If Holdings or any Restricted Subsidiary consummates one or more
Asset Sales of Fixed Asset Priority Collateral which result in realization or receipt by Holdings or such
Restricted Subsidiary of aggregate Net Proceeds in excess of $~~20,000,000~~25,000,000 in any fiscal year,
Holdings shall (1) give written notice to Agent thereof promptly after the date of the realization or receipt of such Net Proceeds and (2) except to the extent Holdings is required to repay the Fixed Asset Facility with such Net Proceeds or is permitted under the Fixed Asset Facility to reinvest such Net Proceeds in assets used or useful in the business, prepay an aggregate principal amount of Loans in an amount equal to 100% of all Net Proceeds received from such Asset Sale within five (5) Business Days of receipt thereof by Holdings or such Restricted Subsidiary or the end of such reinvestment period, whichever is later.
2.2U.S. Letter of Credit Facility.
2.2.1Issuance of Letters of Credit.  U.S. Issuing Bank agrees to issue Letters of Credit for the account of the U.S. Borrower or any of its Subsidiaries (“U.S. Letters of Credit”) (provided that if the applicant is a Person other than the U.S. Borrower, the U.S. Borrower shall be a co-applicant) from time to time until fifteen (15) days prior to the Facility Termination Date (or until the U.S. Revolver
Commitment Termination Date, if earlier), on the terms set forth herein, including the following:
(a)The U.S. Borrower acknowledges that U.S. Issuing Bank’s willingness to issue any U.S.
Letter of Credit is conditioned upon U.S. Issuing Bank’s receipt of an LC Application with respect to the requested U.S. Letter of Credit, as well as such other instruments and agreements as U.S. Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  U.S. Issuing Bank shall have no obligation to issue any U.S. Letter of Credit unless (i) U.S. Issuing Bank receives an LC
Request and LC Application at least three (3) Business Days prior to the requested date of issuance; (ii)
each LC Condition is satisfied; and (iii) if a Defaulting Lender that is a U.S. Lender exists, such
Defaulting Lender or the U.S. Borrower, as applicable, have entered into arrangements satisfactory to
Agent and U.S. Issuing Bank to eliminate any Fronting Exposure associated with such Lender (it being understood that Cash Collateralization of a Defaulting Lender’s Pro Rata share of the requested U.S.
Letter of Credit is satisfactory to Agent and U.S. Issuing Bank).  If, in sufficient time to act, U.S. Issuing
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Bank receives written notice from the Required Facility Lenders that a LC Condition has not been satisfied, U.S. Issuing Bank shall not issue the requested U.S. Letter of Credit.  Prior to receipt of any such notice, U.S. Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.
(b)Letters of Credit may be requested by the U.S. Borrower to support obligations of any
Loan Party or any Subsidiary incurred in the ordinary course of business, or as otherwise approved by
Agent.  The renewal or extension of any U.S. Letter of Credit shall be treated as the issuance of a new
U.S. Letter of Credit, except that delivery of a new LC Application may be required at the discretion of
U.S. Issuing Bank.
(c)The U.S. Borrower assumes all risks of the acts, omissions or misuses by the beneficiary of any U.S. Letter of Credit.  In connection with issuance of any U.S. Letter of Credit, none of Agent,
U.S. Issuing Bank or any U.S. Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a U.S. Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and the U.S. Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any U.S.
Letter of Credit, or the proceeds thereof; or any consequences arising from causes beyond the control of
U.S. Issuing Bank, Agent or any U.S. Lender, including any act or omission of a Governmental
Authority.  The rights and remedies of U.S. Issuing Bank under the Loan Documents shall be cumulative.  U.S. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against the U.S. Borrower are discharged with proceeds of any U.S. Letter of Credit issued for the account of the U.S. Borrower.
(d)In connection with its administration of and enforcement of rights or remedies under any
Letters of Credit or LC Documents, U.S. Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by U.S. Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  U.S. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  U.S. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.
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(e)If the U.S. Borrower so requests in any applicable Letter of Credit application, U.S.
Issuing Bank may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, a “U.S. Auto-Extension Letter of Credit”); provided that any such U.S. Auto-
Extension Letter of Credit must permit U.S. Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “U.S. Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by U.S. Issuing Bank, the U.S. Borrower shall not be required to make a specific request to the Issuing Bank for any such extension.  Once a U.S. Auto-Extension Letter of Credit has been issued, the U.S. Lenders shall be deemed to have authorized (but may not require) U.S. Issuing
Bank to permit the extension of such Letter of Credit at any time to an expiry date at least 15 Business
Days prior to the Facility Termination Date; provided, however, that U.S. Issuing Bank shall not permit any such extension if (A) U.S. Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the U.S. Non-Extension Notice Date (1) from Agent that the
Required Lenders have elected not to permit such extension or (2) from Agent, any Lender or the U.S.
Borrower, as applicable, that one or more of the applicable conditions specified in Section 6.2 is not then satisfied, and in each such case directing U.S. Issuing Bank not to permit such extension.
(f)By their execution of this Agreement, the parties hereto agree that on the Third
Restatement Date (without any further action by any Person), the Existing Letters of Credit as listed on
Schedule 1.1(c) shall be deemed to have been issued by U.S. Issuing Bank under this Agreement and the rights and obligations of U.S. Issuing Bank and the account party thereunder shall be subject to the terms hereof.
2.2.2U.S. Letters of Credit: Reimbursement and Participations.
(a)If U.S. Issuing Bank honors any request for payment under a U.S. Letter of Credit, the
U.S. Borrower shall pay to U.S. Issuing Bank, on the same day (“U.S. Reimbursement Date”), the amount paid by U.S. Issuing Bank under such U.S. Letter of Credit, together with interest at the interest rate for U.S. Base Rate Loans, in each case, from the U.S. Reimbursement Date until payment by the
U.S. Borrower.  The obligation of the U.S. Borrower to reimburse U.S. Issuing Bank for any payment made under a U.S. Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid without regard to any lack of validity or enforceability of any such U.S. Letter of Credit or the existence of any claim, setoff, defense or other right that the U.S. Borrower or any other U.S. Domiciled Loan
Parties may have at any time against the beneficiary, as applicable.  Whether or not Loan Party Agent submits a Notice of Borrowing, the U.S. Borrower shall be deemed to have requested a Borrowing of
U.S. Base Rate Loans, in each case, in an amount necessary to pay all amounts due U.S. Issuing Bank on any U.S. Reimbursement Date and each U.S. Lender agrees to fund its Pro Rata share of such Borrowing whether or not the U.S. Revolver Commitments have terminated, any U.S. Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.
(b)Upon issuance of a U.S. Letter of Credit, or in the case of the Existing Letters of Credit, on the Third Restatement Date, each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased from U.S. Issuing Bank, without recourse or warranty, an undivided Pro Rata
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interest and participation in all U.S. LC Obligations, as applicable, (in each case, excluding amounts specified in clause (c) of such definition) relating to such U.S. Letter of Credit.  If U.S. Issuing Bank makes any payment under a U.S. Letter of Credit for the account of the U.S. Borrower, and the U.S.
Borrower does not reimburse such payment on the U.S. Reimbursement Date, Agent shall promptly notify U.S. Lenders and each U.S. Lender shall promptly (within one (1) Business Day) and unconditionally pay to Agent, for the benefit of U.S. Issuing Bank, such U.S. Lender’s Pro Rata share of such payment.  Upon request by a U.S. Lender, U.S. Issuing Bank shall furnish copies of any Letters of
Credit and LC Documents in its possession at such time.
(c)The obligation of each U.S. Lender to make payments to Agent for the account of U.S.
Issuing Bank in connection with U.S. Issuing Bank’s payment under a U.S. Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a U.S. Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations.
U.S. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by the U.S. Borrower or any other Person of any obligations under any LC Documents.  U.S.
Issuing Bank does not make to U.S. Lenders any express or implied warranty, representation or guarantee with respect to the U.S. Facility Collateral, LC Documents or any U.S. Facility Loan Party.
U.S. Issuing Bank shall not be responsible to any U.S. Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any U.S. Facility Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any U.S. Facility
Loan Party.
(d)No Issuing Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any U.S. Letter of Credit or LC Document except as a result of U.S. Issuing Bank’s gross negligence or willful misconduct, as determined by a final, non-
appealable judgment of a court of competent jurisdiction.  U.S. Issuing Bank may refrain from taking any action with respect to a U.S. Letter of Credit until it receives written instructions from Required
Facility Lenders of the U.S. Borrower.
2.2.3Cash Collateral.  If any U.S. LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a U.S.
Overadvance exists, (c) after the U.S. Revolver Commitment Termination Date, or (d) within twenty (20)
Business Days prior to the Facility Termination Date, then the U.S. Borrower shall, at U.S. Issuing
Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit issued for the account of the U.S. Borrower, and pay to U.S. Issuing Bank the amount of all other U.S.
LC Obligations.  The U.S. Borrower shall, on demand by U.S. Issuing Bank or Agent from time to time,
Cash Collateralize the Fronting Exposure of any Defaulting Lender that is a U.S. Lender.  If the U.S.
Borrower fails to provide any Cash Collateral as required hereunder, U.S. Lenders may (and shall upon direction of Agent) advance, as U.S. Revolver Loans, the amount of the Cash Collateral required
(whether or not the U.S. Revolver Commitments have terminated, any U.S. Overadvance exists or is created thereby or the conditions in Section 6 are satisfied).
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2.2.4Resignation of U.S. Issuing Bank.  U.S. Issuing Bank may resign at any time upon notice to Agent and Loan Party Agent.  On and after the effective date of such resignation, U.S. Issuing
Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any U.S. Letter of
Credit, but shall continue to have all rights and other obligations of an U.S. Issuing Bank hereunder relating to any U.S. Letter of Credit issued by it prior to such date.  Agent shall promptly appoint a replacement U.S. Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Loan Party Agent.
2.3Canadian Letter of Credit Facility.
2.3.1Issuance of Letters of Credit.  Canadian Issuing Bank agrees to issue Letters of
Credit for the account of the Canadian Borrower (“Canadian Letters of Credit”) from time to time until fifteen (15) days prior to the Facility Termination Date (or until the Canadian Revolver Commitment
Termination Date, if earlier), on the terms set forth herein, including the following:
(a)The Canadian Borrower acknowledges that Canadian Issuing Bank’s willingness to issue any Canadian Letter of Credit is conditioned upon Canadian Issuing Bank’s receipt of an LC
Application with respect to the requested Canadian Letter of Credit, as well as such other instruments and agreements as Canadian Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Canadian Issuing Bank shall have no obligation to issue any Canadian Letter of Credit unless (i) Canadian Issuing Bank receives an LC Request and LC Application at least three (3)
Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a
Defaulting Lender that is a Canadian Lender exists, such Defaulting Lender or the Canadian Borrower have entered into arrangements satisfactory to Agent and Canadian Issuing Bank to eliminate any
Fronting Exposure associated with such Lender (it being understood that Cash Collateralization of a
Defaulting Lender’s Pro Rata share of the requested Canadian Letter of Credit is satisfactory to Agent and Canadian Issuing Bank).  If, in sufficient time to act, Canadian Issuing Bank receives written notice from Required Facility Lenders that a LC Condition has not been satisfied, Canadian Issuing Bank shall not issue the requested Canadian Letter of Credit.  Prior to receipt of any such notice, Canadian Issuing
Bank shall not be deemed to have knowledge of any failure of LC Conditions.
(b)Letters of Credit may be requested by Loan Party Agent for the account of Canadian
Borrower to support obligations incurred in the ordinary course of business, or as otherwise approved by
Agent.  The renewal or extension of any Canadian Letter of Credit shall be treated as the issuance of a new Canadian Letter of Credit, except that delivery of a new LC Application may be required at the discretion of Canadian Issuing Bank.
(c)The Canadian Borrower assumes all risks of the acts, omissions or misuses by the beneficiary of any Canadian Letter of Credit.  In connection with issuance of any Canadian Letter of
Credit, none of Agent, Canadian Issuing Bank or any Canadian Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Canadian Letter of Credit or Documents; any deviation from
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instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and the Canadian Borrower;
errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Canadian Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Canadian Issuing Bank, Agent or any Canadian
Lender, including any act or omission of a Governmental Authority.  The rights and remedies of
Canadian Issuing Bank under the Loan Documents shall be cumulative.  Canadian Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against the Canadian
Borrower are discharged with proceeds of any Canadian Letter of Credit issued for the account of the
Canadian Borrower.
(d)In connection with its administration of and enforcement of rights or remedies under any
Letters of Credit or LC Documents, Canadian Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Canadian Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Canadian Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Canadian Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.
(e)If the Canadian Borrower so requests in any applicable Letter of Credit application,
Canadian Issuing Bank may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, a “Canadian Auto-Extension Letter of Credit”); provided that any such
Canadian Auto-Extension Letter of Credit must permit Canadian Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such
Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Canadian
Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such
Letter of Credit is issued.  Unless otherwise directed by Canadian Issuing Bank, the Canadian Borrower shall not be required to make a specific request to the Issuing Bank for any such extension.  Once a
Canadian Auto-Extension Letter of Credit has been issued, the Canadian Lenders shall be deemed to have authorized (but may not require) Canadian Issuing Bank to permit the extension of such Letter of
Credit at any time to an expiry date at least 15 Business Days prior to the Facility Termination Date;
provided, however, that Canadian Issuing Bank shall not permit any such extension if (A) Canadian
Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Canadian Non-Extension Notice Date (1) from Agent that the Required Lenders have elected not to permit such extension or (2) from Agent, any Lender or the Canadian Borrower that one or more of the applicable conditions specified in Section 6.2 is not then satisfied, and in each such case directing
Canadian Issuing Bank not to permit such extension.
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2.3.2Canadian Letters of Credit: Reimbursement and Participations.
(a)If Canadian Issuing Bank honors any request for payment under a Canadian Letter of
Credit, the Canadian Borrower shall pay to Canadian Issuing Bank, on the same day (“Canadian
Reimbursement Date”), the amount paid by Canadian Issuing Bank under such Canadian Letter of
Credit, together with interest at the interest rate for Canadian Base Rate Loans from the Canadian
Reimbursement Date until payment by the Canadian Borrower.  The obligation of the Canadian
Borrower to reimburse Canadian Issuing Bank for any payment made under a Canadian Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Canadian Letter of Credit or the existence of any claim, setoff, defense or other right that the Canadian Borrower or the Canadian Domiciled Loan Parties may have at any time against the beneficiary.  Whether or not Loan Party Agent submits a Notice of Borrowing, the Canadian
Borrower shall be deemed to have requested a Borrowing of Canadian Base Rate Loans in an amount necessary to pay all amounts due Canadian Issuing Bank on any Canadian Reimbursement Date and
each Canadian Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Canadian
Revolver Commitments have terminated, any Canadian Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.
(b)Upon issuance of a Canadian Letter of Credit, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased from Canadian Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all Canadian LC Obligations (excluding amounts specified in clause (c) of such definition) relating to such Canadian Letter of Credit.  If
Canadian Issuing Bank makes any payment under a Canadian Letter of Credit for the account of the
Canadian Borrower and the Canadian Borrower does not reimburse such payment on the Canadian
Reimbursement Date, Agent shall promptly notify Canadian Lenders and each Canadian Lender shall promptly (within one (1) Business Day) and unconditionally pay to Agent, for the benefit of Canadian
Issuing Bank, such Canadian Lender’s Pro Rata share of such payment.  Upon request by a Canadian
Lender, Canadian Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.
(c)The obligation of each Canadian Lender to make payments to Agent for the account of
Canadian Issuing Bank in connection with Canadian Issuing Bank’s payment under a Canadian Letter of
Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Canadian Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations.  Canadian Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by the Canadian Borrower or any other Person of any obligations under any LC Documents.  Canadian Issuing Bank does not make to Canadian Lenders any express or implied warranty, representation or guarantee with respect to the Canadian Facility Collateral, LC
Documents or any Canadian Facility Loan Party.  Canadian Issuing Bank shall not be responsible to any
Canadian Lender for any recitals, statements, information, representations or warranties contained in, or
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for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Canadian Facility
Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Canadian Facility Loan Party.
(d)No Issuing Bank Indemnitee shall be liable to any Loan Party or other Person for any action taken or omitted to be taken in connection with any Canadian Letter of Credit or LC Documents except as a result of Canadian Issuing Bank’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Canadian Issuing Bank may refrain from taking any action with respect to a Canadian Letter of Credit until it receives written instructions from Required Facility Lenders of the Canadian Borrower.
2.3.3Cash Collateral.  If any Canadian LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that a
Canadian Overadvance exists, (c) after the Canadian Revolver Commitment Termination Date, or (d)
within 20 Business Days prior to the Facility Termination Date, then the Canadian Borrower shall, at
Canadian Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding
Letters of Credit issued for the account of Canadian Borrower and pay to Canadian Issuing Bank the
amount of all other Canadian LC Obligations.  The Canadian Borrower shall, on demand by Canadian
Issuing Bank or Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting
Lender that is a Canadian Lender.  If the Canadian Borrower fails to provide any Cash Collateral as required hereunder, Canadian Lenders may (and shall upon direction of Agent) advance, as Canadian
Revolver Loans, the amount of the Cash Collateral required (whether or not the Canadian Revolver
Commitments have terminated, any Canadian Overadvance exists or is created thereby or the conditions in Section 6 are satisfied).
2.3.4Resignation of Canadian Issuing Bank.  Canadian Issuing Bank may resign at any time upon notice to Agent and Loan Party Agent.  On and after the effective date of such resignation,
Canadian Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any
Canadian Letter of Credit, but shall continue to have all rights and other obligations of a Canadian
Issuing Bank hereunder relating to any Canadian Letter of Credit issued by it prior to such date.  Agent shall promptly appoint a replacement Canadian Issuing Bank, which, as long as no Default or Event of
Default exists, shall be reasonably acceptable to Loan Party Agent.
2.4FILO Credit Facility
(a)Notwithstanding anything to the contrary contained in this Agreement, so long as no
Default or Event of Default exists or would immediately result therefrom, at any time after the Third
Restatement Date, the Loan Party Agent may request a separate “first-in, last out” credit facility provided by one or more Lenders or other Eligible Assignees as agree to hold “first-in, last out”
commitments  (the “FILO Lenders”) that are subject to a separate “first-in, last out” incremental borrowing base (collectively, the “FILO Credit Facility” and any loans made pursuant to such FILO
Credit Facility, the “FILO Credit Facility Loans”), which FILO Credit Facility, subject to Section 5.5
(as amended in accordance with Section 2.4(b)(i)), shall constitute U.S. Facility Obligations (and
Obligations) for all purposes under the Loan Documents (including for the purposes of being secured by the applicable Collateral and being guaranteed by the U.S. Facility Loan Parties).  The Agent shall
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promptly notify the Lenders of each such request and the Lenders shall respond thereto in the same manner specified for any Commitment increase requests in Section 2.1.4. The Agent shall notify
Lenders and Loan Party Agent of the responses to such request and any actions to arrange for other
Eligible Assignees to serve as FILO Lenders in the same manner specified for commitment increases in Section 2.1.4. Any FILO Lender participating in the FILO Credit Facility which is not then a
Lender (or an Affiliate of such Lender engaged in the ordinary course of its business in extending commercial loans) shall be subject to the prior approval of the Agent and the Loan Party Agent (such consent not to be unreasonably withheld or delayed).
(b)Notwithstanding anything herein to the contrary, the FILO Credit Facility shall be established in accordance with the following terms and conditions:
(i)the establishment thereof shall result in an amendment of the payment waterfall in Section 5.5.1(a) (without the requirement of the consent of the Lenders under Section 14.1.1)
to include payment of accrued and unpaid interest of U.S. Facility Obligations under the FILO
Credit Facility as a new clause “seventh” and unpaid payment of principal of U.S. Facility
Obligations under the FILO Credit Facility as a new clause “eighth”, and renumbering the existing clauses “seventh”, “eighth”, “ninth”, “tenth” and “eleventh” as clauses “ninth”, “tenth”,
“eleventh”, “twelfth” and “thirteenth”, respectively;
(ii)subject to other express limitations set forth in this Section 2.4 the establishment of the FILO Credit Facility shall be subject to the Agent’s prior written consent in its sole discretion, and shall otherwise be on terms and conditions as determined by the Loan
Party Agent, the Agent and the FILO Lenders, it being understood and agreed that such terms and conditions may include, without limitation, FILO Credit Facility-specific borrowing base, advance rate (including seasonal or fluctuating advance rates), eligibility criteria, availability reserves (including reserves implemented against the Borrowing Base with respect to obligations owing to the FILO Lenders), representations, warranties, covenants and Events of
Default, interest rates, fees, final maturity date, amortization, mandatory and voluntary prepayment and commitment termination provision as to the FILO Credit Facility and Section
8.2 or any other provision of the Loan Documents related to cash dominion, and amendment and waiver provisions (including modifications to Section 14.1.1 to provide for customary or market provisions in favor of the FILO Lenders, which may include voting rights in favor of the
FILO Lenders relating to modifications of the Borrowing Base that would affect the FILO
Credit Facility or the FILO Lenders) in respect of or relating to the FILO Credit Facility and other customary or market terms and conditions for asset-based “first in, last out” credit facilities of this nature.  Further, if the Loan Party Agent requests that some or all of the FILO Credit
Facility constitute Canadian Facility Obligations supported by Canadian Borrowing Base assets, the Agent agrees to consult with the Loan Party Agent as to whether such structure could be documented and arranged without unreasonable cost or delay, and in such case, the parties agree that the Agent, Loan Party Agent and Canadian Borrower may agree to any necessary implementing amendment or other modification to the applicable Loan Documents as may be necessary for such structure including without limitation, amendments to the payment waterfall set forth in Section 5.5.1(b) consistent with those contemplated by clause (i) above;
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(iii)the advance rates in respect of the incremental borrowing base under the
FILO Credit Facility shall not exceed (a) five percent (5.0%) on Eligible Accounts; (b) ten percent (10%) on Eligible Inventory; and (c) zero percent (0%) on Eligible Tooling Accounts;
(iv)the arrangement of the FILO Credit Facility, and any upfront, underwriting, arrangement or similar fees in respect of the FILO Credit Facility, shall be agreed to by Loan
Party Agent, Agent, and the FILO Lenders;
(v)the FILO Credit Facility shall be subject to terms and closing conditions as may be determined by the Agent and the Collateral Agent, the FILO Lenders and the Loan Party
Agent, which in any event shall include a post-closing covenant requiring delivery of an
Inventory appraisal within twelve (12) months of the closing date of the FILO Credit Facility to the extent that Eligible Inventory is to be included in the borrowing base under such FILO Credit
Facility;
(vi)the FILO Credit Facility shall be subject to the condition precedent that (i) no
Event of Default shall have occurred and be continuing immediately before or after giving effect thereto and (ii) the FILO Lenders not party to the Reallocation Agreement as of the Third
Restatement Date shall have executed a joinder to the Reallocation Agreement in form and substance acceptable to Agent;
(vii)the aggregate amount of the FILO Credit Facility commitments under the FILO
Credit Facility (x) shall not exceed $20,000,000 and (y) (i) the aggregate amount of the FILO
Credit Facility commitments under the FILO Credit Facility, plus (ii) the aggregate amount of increased commitments provided from time to time in accordance with Section 2.1.4, shall not exceed, at any time outstanding, $100,000,000;
(viii)all documentation in respect of the FILO Credit Facility shall be consistent with the foregoing and in form and substance reasonably satisfactory to the Agent and the FILO
Credit Facility Lenders, and the FILO Credit Facility Amendment shall have been approved by the Agent; and
(ix)Borrowers shall not be required to offer any Lender an opportunity to join the
FILO Credit Facility as a FILO Lender.
(c)Notwithstanding anything in Section 14.1.1 or any other provision of the Loan
Documents to the contrary, the Lenders hereby irrevocably authorize the Agent and Collateral Agent to enter into amendments, restatements or other supplements or modifications to this Agreement and the other Loan Documents with the U.S. Facility Loan Parties and the FILO Lenders as may be necessary or desirable in order to establish the FILO Credit Facility, in each case on terms consistent with this
Section 2.4 (“FILO Credit Facility Amendment”) without the consent or approval of any Lenders
(other than the Lenders participating in the FILO Credit Facility). The Lenders hereby consent to the FILO Credit Facility and other transactions contemplated by this Section 2.4 (including, for the avoidance of doubt, the terms and condition illustrated in clause (b) above) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment section or amendment or waiver section) or any other Loan Document that may otherwise
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prohibit or restrict the FILO Credit Facility, the FILO Credit Facility Amendment or any other transaction contemplated by this Section 2.4. Each of the Agent and the Collateral Agent shall have the right (but not the obligation) to consult with the Required Lenders with respect to the FILO Credit
Facility and any matter contemplated by this Section 2.4; provided, however, that whether or not there has been any consultation with the Required Lenders by the Agent or the Collateral Agent with respect to a FILO Credit Facility, any such FILO Credit Facility Amendment entered into by the Agent and/or the Collateral Agent pursuant to this Section 2.4 shall be binding and conclusive on the Lenders in all respects.
SECTION 3.  INTEREST, FEES AND CHARGES
3.1Interest.
3.1.1Rates and Payment of Interest.
(a)The Obligations (excluding Obligations of the type specified in clause (g) of such definition) shall bear interest (i) if a U.S. Base Rate Loan, at the U.S. Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a Term SOFR Loan, at Term SOFR for the applicable Interest
Period, plus the Applicable Margin; (iii) if a Canadian Prime Rate Loan, at the Canadian Prime Rate in
effect from time to time, plus the Applicable Margin, (iv) if a Canadian Base Rate Loan, at the Canadian
Base Rate in effect from time to time, plus the Applicable Margin, (v) if a Term CORRA Rate Loan, at
Term CORRA for the applicable Interest Period, plus the Applicable Margin, (vi) if any other U.S.
Facility Obligation that is then due and payable (including, to the extent permitted by law, interest not paid when due), at the U.S. Base Rate in effect from time to time, plus the Applicable Margin for U.S.
Base Rate Loans; and (vii)  if any other Canadian Facility Obligation that is then due and payable
(including, to the extent permitted by law, interest not paid when due), at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin for Canadian Prime Rate Loans.  Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by the applicable Borrower.  If a Loan is repaid on the same day made, one (1) day’s interest shall accrue.
(b)Interest on the Revolver Loans shall be payable in the currency (i.e., Dollars or Canadian
Dollars, as the case may be) of the underlying Revolver Loan.
(c)Overdue principal, interest and other amounts not paid when due shall bear interest at the
Default Rate; provided, however, that during the continuation of any Event of Default, if Required
Lenders in their discretion so elect, all Obligations shall bear interest at the Default Rate (whether before or after any judgment); provided further, however, that upon the occurrence and during the continuance of an Event of Default under Section 11.1(a) or 11.1(i), the Default Rate shall become immediately applicable to all Obligations without any election of the Required Lenders.  Each Loan Party acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders therefor.
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(d)Interest accrued on the Loans shall be due and payable in arrears, (i) for any U.S. Base
Rate Loan, Canadian Base Rate Loan or Canadian Prime Rate Loan, on the first (1st) day of each month;
(ii) for any Term SOFR Loan or Term CORRA Rate Loan, on the last day of its Interest Period and
(iii) on any date of prepayment, with respect to the principal amount of Loans being prepaid.  In addition, interest accrued on the Canadian Revolver Loans shall be due and payable in arrears on the
Canadian Revolver Commitment Termination Date and interest accrued on the U.S. Revolver Loans shall be due and payable in arrears on the U.S. Revolver Commitment Termination Date.  Interest
accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.
3.1.2Application of Term SOFR to Outstanding Loans.
(a)Each Borrower may on any Business Day, subject to delivery of a Notice of Conversion/
Continuation and the other terms hereof, elect to convert any portion of the U.S. Base Rate Loans or the
Canadian Base Rate Loans, as applicable to, or to continue any Term SOFR Loan at the end of its
Interest Period as, a Term SOFR Loan.  During the continuance of any Event of Default, Agent may
(and shall at the direction of Required Facility Lenders of the applicable Borrower) declare that no Loan may be made, converted or continued as a Term SOFR Loan.
(b)Whenever a Borrower shall desire to convert or continue Loans as Term SOFR Loans,
Loan Party Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three (3) Business Days prior to the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Applicable Lender thereof.  Each Notice of Conversion/
Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest
Period (which shall be deemed to be one (1) month if not specified).  If, upon the expiration of any
Interest Period in respect of any Term SOFR Loans, Loan Party Agent shall have failed to deliver a
Notice of Conversion/Continuation with respect thereto as required above, the applicable Borrower shall be deemed to have elected to convert such Loans into U.S. Base Rate Loans (if owing by the U.S.
Borrower) or Canadian Base Rate Loans (if owing by the Canadian Borrower).
3.1.3Application of Term CORRA to Outstanding Loans.
(a)The Canadian Borrower may on any Business Day, subject to delivery of a Notice of
Conversion/Continuation and the other terms hereof, elect to convert any portion of the Canadian Prime
Rate Loans, or to continue any Term CORRA Rate Loan at the end of its Interest Period as a Term
CORRA Rate Loan; provided, however that such Term CORRA Rate Loans may only be so converted at the end of the Interest Period applicable thereto.  During the continuance of any Default or Event of
Default, Agent may (and shall at the direction of Required Facility Lenders of the Canadian Borrower)
declare that no Loan may be made, converted or continued as a Term CORRA Rate Loan.
(b)Whenever the Canadian Borrower desires to convert or continue Loans as Term CORRA
Rate Loans, Loan Party Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00
a.m. at least three (3) Business Days prior to the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Canadian Lender thereof.  Each Notice of
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Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the
Interest Period (which shall be deemed to be one (1) month if not specified).  If, upon the expiration of any Interest Period in respect of any Term CORRA Rate Loans, Loan Party Agent shall have failed to deliver a Notice of Conversion/Continuation with respect thereto as required above, the Canadian
Borrower shall be deemed to have elected to convert such Loans into Canadian Prime Rate Loans.
3.1.4Interest Periods.  In connection with the making, conversion or continuation of any
Term SOFR Loans or Term CORRA Rate Loans, Loan Party Agent, on behalf of the applicable
Borrower, shall select an interest period to apply (the “Interest Period”), which interest period shall be one or three months; provided, however, that:
(a)the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a Term SOFR Loan or Term CORRA Rate Loan, and shall expire one or three months thereafter, as applicable;
(b)if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month;
(c)if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and
(d)no Interest Period shall extend beyond the Facility Termination Date (or, in the case of any Loan owing by the Canadian Borrower, the Canadian Revolver Commitment Termination Date, if
earlier).
3.1.5Interest Rate Not Ascertainable.  If Agent shall determine that on any date for determining Term SOFR or Term CORRA, due to any circumstance affecting any applicable interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then
Agent shall immediately notify Borrower of such determination.  Until Agent notifies Borrower that such circumstance no longer exists, the obligation of Lenders to make Term SOFR Loans or Term CORRA
Rate Loans shall be suspended, and no further Loans may be converted into or continued as Term SOFR
Loans or Term CORRA Rate Loans.
3.2Fees.
3.2.1Unused Line Fee.
(a)The Canadian Borrower shall pay to Agent, for the Pro Rata benefit of Canadian Lenders, a fee equal to the Canadian Unused Line Fee Rate times the average daily amount by which the
Canadian Revolver Commitments exceed the Canadian Revolver Exposure during any month.  Such fee shall be payable in arrears, on the first (1st) day of each month and on the Canadian Revolver
Commitment Termination Date.
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(b)The U.S. Borrower shall pay to Agent, for the Pro Rata benefit of U.S. Lenders, an aggregate fee equal to the U.S. Unused Line Fee Rate times the average daily amount by which the U.S.
Revolver Commitments exceed the U.S. Revolver Exposure during any month.  Such fee shall be payable in arrears, on the first (1st) day of each month and on the U.S. Revolver Commitment
Termination Date.
3.2.2U.S. LC Facility Fees.  The U.S. Borrower shall pay (a) to Agent, for the Pro Rata benefit of U.S. Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for Term
SOFR Loans times the average daily outstanding amount of U.S. Letters of Credit, which fee shall be payable monthly in arrears, on the first (1st) day of each month; (b) to the applicable U.S. Issuing Bank, for its own account, a fronting fee equal to .125% per annum on the outstanding amount of each U.S.
Letter of Credit issued by such U.S. Issuing Bank, which fee shall be payable monthly in arrears, on the first (1st) day of each month; and (c) to the applicable U.S. Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of U.S. Letters of Credit, which charges shall be paid as and when incurred; provided that, for the avoidance of doubt, all amounts payable pursuant to this clause (c) with respect to the Existing
Letters of Credit shall be determined in accordance with the applicable documentation thereto.  During an
Event of Default, if the Required Lenders so elect (pursuant to Section 3.1.1(c)) the fee payable under clause (a) shall be increased by 2% per annum.
3.2.3[Reserved].
3.2.4Canadian LC Facility Fees.  The Canadian Borrower shall pay (a) to Agent, for the
Pro Rata benefit of Canadian Lenders, a fee equal to the per annum rate of the Applicable Margin in effect for Term SOFR Loans times the average daily outstanding amount of Canadian Letters of Credit, which fee shall be payable monthly in arrears, on the first (1st) day of each month; (b) to the applicable
Canadian Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum on the outstanding amount of each Canadian Letter of Credit issued by such Canadian Issuing Bank, which fee shall be payable monthly in arrears, on the first (1st) day of each month; and (c) to the applicable Canadian
Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Canadian Letters of Credit, which charges shall be paid as and when incurred.  During an Event of Default if the Required Lenders so elect
(pursuant to Section 3.1.1(c)), the fee payable under clause (a) shall be increased by 2% per annum.
3.2.5Other Fees.  The Borrowers shall pay such other fees as described in the Agent Fee
Letter.
3.3Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of three hundred sixty (360) days, other than (i) interest based on Term CORRA which shall be based on a three hundred sixty-five (365) day year, and (ii) interest based on the Canadian Prime Rate and
Canadian Base Rate which shall be based on a three hundred sixty-five (365) or three hundred and sixty-
six (366) day year, as applicable.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under
Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any
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other charge for the use, forbearance or detention of money.  A certificate setting forth in reasonable detail amounts payable by any Borrower under Section 3.4, 3.7, 3.9, 5.8.2, 5.8.3 or 10.1.9(b), submitted to Loan Party Agent by Agent or the affected Lender or affected Issuing Bank, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and the applicable Borrower shall pay such amounts to the appropriate party within ten (10) days following receipt of the certificate.  For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (three hundred sixty (360)
days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year
(three hundred sixty five (365) or three hundred sixty six (366), as applicable) and divided by the number of days in the shorter period (three hundred sixty (360) days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.
3.4Reimbursement Obligations.  Each Borrower shall reimburse Agent for all
Extraordinary Expenses incurred by Agent in reference to such Borrower or its related Loan Party Group
Obligations or Collateral of its related Loan Party Group.  In addition to such Extraordinary Expenses, each Borrower shall also reimburse Agent for all invoiced out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof;
(b) administration of and actions relating to any Collateral for its Obligations, Loan Documents and
transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s
Liens on any such Collateral, to maintain any insurance required hereunder or to verify such Collateral;
and (c) each inspection, audit or appraisal with respect to any Loan Party within such Borrower’s related
Loan Party Group or Collateral securing such Loan Party Group’s Obligations, whether prepared by
Agent’s personnel or a third party (subject to Section 10.1.9(b)).  If, for any reason (including inaccurate reporting on financial statements, a Borrowing Base Certificate or a Compliance Certificate), it is
determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and the Borrowers shall pay to Agent, for the Pro
Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by the
Borrowers under this Section 3.4 shall be due and payable promptly upon demand, or to the extent applicable to interest and fees, in accordance with Section 3.3.
3.5Illegality.  If any Lender determines that any applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable
Lending Office to make, maintain or fund Interest Period Loans, or to determine or charge interest rates based upon Term SOFR or Term CORRA, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, or Canadian Dollars through bankers’ acceptances then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue Interest Period Loans or to convert Floating Rate Loans to Interest Period Loans shall be suspended until such Lender notifies
Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, the affected Borrower shall prepay or, if applicable, convert all Interest Period Loans of such
Lender to Floating Rate Loans, either on the last day of the Interest Period therefor, if such Lender may
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lawfully continue to maintain such Interest Period Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Interest Period Loans.  Upon any such prepayment or conversion, the affected Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.6Inability to Determine Rates. If Required Lenders notify Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, an Interest Period
Loan that (a) Dollar deposits or bankers’ acceptances are not being offered to, as regards Term SOFR, banks in the applicable interbank market or, as regards Term CORRA, Persons in Canada, for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining Term SOFR or Term CORRA for the requested Interest Period, or (c) Term SOFR or Term
CORRA for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Loan Party Agent and each Applicable
Lender.  Thereafter, the obligation of the Applicable Lenders to make or maintain affected Interest
Period Loans, shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice.  Upon receipt of such notice, Loan Party Agent may revoke any pending request for a Borrowing of, conversion to or continuation of an Interest Period Loan or, failing that, will be deemed to have submitted a request for a Floating Rate Loan.
3.7Increased Costs; Capital Adequacy.
3.7.1Change in Law.  If any Change in Law shall:
(a)impose modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Term
SOFR or Term CORRA) or any Issuing Bank;
(b)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to or on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(c)impose on any Lender, any Issuing Bank or interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit, participation in LC Obligations, or
Commitment;
and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan or
Commitment, or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such
Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Bank, the Borrower to which such Lenders or such Issuing Bank has a Commitment shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as applicable, for such additional costs incurred or reduction suffered, in each case, in accordance with Section 3.3.
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3.7.2Capital Adequacy.  If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such
Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, such Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or such Issuing Bank’s
Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, such Issuing Bank or holding company could have achieved but for such Change in Law
(taking into consideration such Lender’s, such Issuing Bank’s and holding company’s policies with respect to capital adequacy or liquidity), then from time to time the Borrower to which such Lenders or such Issuing Bank has a Commitment will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered, in each case, in accordance with Section 3.3.
3.7.3Compensation.  Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 3.7 shall not constitute a waiver of its right to demand such compensation, but a Borrower shall not be required to compensate a Lender to such Borrower or
Issuing Bank to such Borrower for any increased costs incurred or reductions suffered more than nine (9)
months prior to the date that such Lender or Issuing Bank notifies Loan Party Agent of the Change in
Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
3.7.4Term SOFR Loan Reserves.  If any Lender is required by rules or regulations from any applicable Governmental Authority to maintain reserve requirements for Term SOFR liabilities or deposits, Borrowers shall pay additional interest to such Lender on each Term SOFR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive).  At the request of the Borrowers, a certificate of such Lender setting forth the amount or amounts necessary to compensate such Lender for such reserves shall be delivered to the Borrower, which certificate shall be conclusive and binding on all parties, absent manifest error.  The additional interest shall be due and payable on each interest payment date for the Loan; provided, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers’ receipt of the notice.
3.8Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if a Borrower is required to pay additional amounts or make indemnity payments with respect to a Lender under Section 5.8, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or unlawful.  The affected Borrower shall pay all reasonable costs and expenses (including all Indemnified Taxes and Other Taxes) incurred by any Lender that has issued a Commitment to such Borrower in connection with any such designation or assignment.
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3.9Funding Losses.  If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of an Interest Period Loan occurs on a day other than the end of its Interest
Period, (c) any Borrower fails to repay an Interest Period Loan when required hereunder, or (d) a Lender
(other than a Defaulting Lender) is required to assign an Interest Period Loan prior to the end of its
Interest Period pursuant to Section 13.4~~,~~  then such Borrower shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  All amounts payable by the Borrowers under this Section 3.9 shall be due and payable in accordance with Section 3.3.
3.10Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan
Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (“maximum rate”).  If Agent or any
Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations of the Borrower to which such excess interest relates or, if it exceeds such unpaid principal, refunded to such Borrower.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof;
and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.  Without limiting the generality of the foregoing provisions of this Section 3.10, if any provision of any of the Loan Documents would obligate any Canadian Domiciled Loan Party to make any payment of interest with respect to the Canadian
Facility Obligations in an amount or calculated at a rate which would be prohibited by applicable Law or would result in the receipt of interest with respect to the Canadian Facility Obligations at a criminal rate
(as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Facility Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:  (i) first, by reducing the amount or rates of interest required to be paid by the Canadian Facility Loan Parties to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Canadian Facility Loan Parties to the applicable recipient which would constitute interest with respect to the Canadian Facility Obligations for purposes of
Section 347 of the Criminal Code (Canada).  Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Facility Loan
Parties shall be entitled, by notice in writing to Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the applicable Canadian Facility Loan
Party.  Any amount or rate of interest with respect to the Canadian Facility Obligations referred to in this
Section 3.10 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolver Loans to the
Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall
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within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro rated over that period of time and otherwise be pro rated over the period from the Third Restatement Date to the date of Full Payment of the Canadian Facility Obligations, and,
in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by
Agent shall be conclusive for the purposes of such determination.
SECTION 4.  LOAN ADMINISTRATION
4.1Manner of Borrowing and Funding Loans.
4.1.1Notice of Borrowing.
(a)Whenever a Borrower desires funding of a Borrowing of Revolver Loans, Loan Party
Agent shall give Agent a Notice of Borrowing.  Such notice must be received by Agent (i) on the
Business Day of the requested funding date, in the case of Floating Rate Loans to the U.S. Borrower, (ii)
at least one (1) Business Day prior to the requested funding date, in the case of Floating Rate Loans to the Canadian Borrower, (iii) at least three (3) Business Days prior to the requested funding date, in the case of Term SOFR Loans, and (iv) at least three (3) Business Days prior to the requested funding date, in the case of Term CORRA Rate Loans.  Notices received after 11:00 a.m. shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the
Borrower, and the amount of the Borrowing, (B) the requested funding date (which must be a Business
Day), (C) whether the Borrowing is to be made as (x) a U.S. Base Rate Loan or a Term SOFR Loan, in the case of the U.S. Borrower and (y) a Canadian Base Rate Loan, Term SOFR Loan, Canadian Prime
Rate Loan, Term CORRA Rate Loan, in the case of the Canadian Borrower, (D) in the case of Interest
Period Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (E) [reserved] and (F) if such Borrowing is requested for the Canadian Borrower, whether such Loan is to be denominated in Dollars or Canadian Dollars.
(b)Unless payment is otherwise timely made by a Borrower, the becoming due of any amount required to be paid with respect to any of the Obligations of the Loan Party Group to which such
Borrower belongs (whether principal, interest, fees or other charges, including Extraordinary Expenses,
LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Revolver Loans by such Borrower on the due date, in the amount of such Obligations and shall bear interest at the per annum rate applicable hereunder (i) to U.S. Base Rate Loans, in the case of such
Obligations owing by any U.S. Facility Loan Party or (ii) to Canadian Prime Rate Loans, in the case of such Obligations owing by a Canadian Domiciled Loan Party.  The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.  In addition, Agent may, at its option, charge such Obligations of a Loan Party Group against any operating, investment or other account of a
Loan Party within such Loan Party Group maintained with Agent or any of its Affiliates.
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(c)If a Borrower establishes a controlled disbursement account with Bank of America or any branch or Affiliate of Bank of America, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Revolver Loans by such Borrower on the date of such presentation, in the amount of the check and items presented for payment, and shall bear interest at the per annum rate applicable hereunder (i) to U.S. Base Rate Loans, in the case of insufficient funds owing by any U.S. Facility Loan
Party or (ii) to Canadian Prime Rate Loans, in the case of insufficient funds owing by a Canadian
Facility Loan Party.  The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.
4.1.2Fundings by Lenders.  Each Applicable Lender shall timely honor its Facility
Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans under such Facility
Commitment that is properly requested hereunder; provided, however that, except as set forth in Section
2.1.5, no Lender shall be required to honor its Facility Commitment by funding its Pro Rata share of any
Borrowing that would cause the U.S. Revolver Exposure to exceed the U.S. Borrowing Base or the
Canadian Revolver Exposure to exceed the Canadian Borrowing Base, as applicable,.  Except for
Borrowings to be made as Swingline Loans, Agent shall use its commercially reasonable best efforts to notify the Applicable Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by
12:00 noon on the proposed funding date for Floating Rate Loans or by 11:00 a.m. at least two (2)
Business Days before any proposed funding of Interest Period Loans.  Each Applicable Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event each Applicable Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day.  Subject to its receipt of such amounts from the Applicable
Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Loan Party Agent.
Unless Agent shall have received (in sufficient time to act) written notice from an Applicable Lender that it does not intend to fund its Pro Rata share of a Borrowing or of any settlement pursuant to Section
4.1.3(b), Agent may assume that such Applicable Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to such Borrower.  If an Applicable
Lender’s share of any Borrowing is not received by Agent, then such Borrower agrees to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.
4.1.3Swingline Loans; Settlement; Rescindable Amounts.
(a)Agent may, but shall not be obligated to, advance U.S. Swingline Loans to the U.S.
Borrower up to an aggregate outstanding amount of $21,875,000, unless the funding is specifically required to be made by all U.S. Lenders hereunder.  Each U.S. Swingline Loan shall constitute a U.S.
Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of the U.S. Borrower to repay U.S. Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.  All U.S. Swingline Loans shall be denominated in Dollars and shall be U.S. Base Rate Loans.
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(b)Settlement of U.S. Swingline Loans and other U.S. Revolver Loans among the U.S.
Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly).  On each settlement date, settlement shall be made with each U.S. Lender in accordance with the Settlement Report delivered by Agent to U.S. Lenders.  Between settlement dates, Agent may in its discretion apply payments on U.S. Revolver Loans to U.S. Swingline Loans regardless of any designation by the U.S. Borrower or any provision herein to the contrary.  Each U.S. Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the U.S. Revolver Commitments have terminated, a U.S. Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to the
U.S. Borrower or otherwise, any U.S. Swingline Loan may not be settled among U.S. Lenders hereunder, then each U.S. Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid U.S. Swingline Loan and shall transfer the amount of such participation to
Agent, in immediately available funds, within one (1) Business Day after Agent’s request therefor.
(c)Agent may, but shall not be obligated to, request that Bank of America (Canada) advance
Canadian Swingline Loans to the Canadian Borrower, up to an aggregate outstanding amount of the
Dollar Equivalent of $3,125,000, unless the funding is specifically required to be made by all Canadian
Lenders hereunder.  Each Canadian Swingline Loan shall constitute a Canadian Revolver Loan for all purposes, except that payments thereon shall be made to Agent for Bank of America (Canada)’s account.
The obligation of the Canadian Borrower to repay Canadian Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.  All Canadian Swingline Loans shall be denominated in Canadian Dollars and shall be a Canadian Prime Rate Loan.
(d)Settlement of Canadian Swingline Loans and other Canadian Revolver Loans among the
Canadian Lenders and Agent, on behalf of Bank of America (Canada) shall take place on a date determined from time to time by Agent (but at least weekly).  On each settlement date, settlement shall be made with each Canadian Lender in accordance with the Settlement Report delivered by Agent to
Canadian Lenders.  Between settlement dates, Agent may in its discretion apply payments on Canadian
Revolver Loans to Canadian Swingline Loans, regardless of any designation by the Canadian Borrower or any provision herein to the contrary.  Each Canadian Lender’s obligation to make settlements with
Agent, on behalf of Bank of America (Canada), is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Canadian Revolver Commitments have terminated, a Canadian Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an
Insolvency Proceeding with respect to the Canadian Borrower or otherwise, any Canadian Swingline
Loan may not be settled among Canadian Lenders hereunder, then each Canadian Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Canadian Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one
(1) Business Day after Agent’s request therefor.
(e)Unless Agent receives notice from Borrowers or Loan Party Agent prior to the date on which a payment is due to Agent for the account of Lenders or Issuing Bank hereunder that Borrowers will not make such payment, Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to Lenders or Issuing Bank, as applicable, the amount due.  With respect to any payment that Agent makes for the account of
Lenders or Issuing Bank hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment, a “Rescindable
Amount”): (1) Borrowers have not in fact made such payment, (2) Agent has made a payment in excess
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of the amount so paid by Borrowers (whether or not then owed), or (3) Agent has for any reason otherwise erroneously made such payment, then each Lender or Issuing Bank, as applicable, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to or otherwise made for the account of such Lender or Issuing Bank, in immediately available funds with interest thereon for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.  A notice by Agent to Issuing Bank or any Lender with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.
4.1.4Notices.  Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of applicable
Borrowers based on telephonic or e-mailed instructions by Loan Party Agent to Agent.  Loan Party Agent shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of
Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by
Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on Loan Party Agent’s behalf.
4.2Defaulting Lender.
Notwithstanding anything herein to the contrary:
4.2.1Reallocation of Pro Rata Share; Amendments.  For purposes of determining
Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and
Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent
may in its discretion reallocate Pro Rata shares by excluding the Commitments and Loans of a Defaulting
Lender from the calculation of Pro Rata shares.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).
4.2.2Payments; Fees.  Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full.  Agent may use such amounts to cover the Defaulting
Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay other Obligations.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its
Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1 and
Section 3.2.2.  If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.3 and Section 3.2.4 shall be paid to such Lenders.
Agent shall be paid all fees attributable to LC Obligations that are not reallocated.
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4.2.3Status; Cure.  Agent may determine in its discretion that a Lender constitutes a
Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error.  Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Facility Commitments shall be reallocated among Lenders and settled by
Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated Term SOFR Loans or Term CORRA Rate Loans) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed by Borrowers, Agent and Issuing Bank or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Loans to non-
Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Loan, to make a payment in respect of LC
Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender.
4.3Number and Amount of Interest Period Loans; Determination of Rate.  For ease of administration, all Interest Period Loans of the same Type to a Borrower having the same length and beginning date of their Interest Periods and the same currency shall be aggregated together, and such
Loans shall be allocated among the Applicable Lenders on a Pro Rata basis.  With respect to the U.S.
Borrower, no more than six (6) Borrowings of Term SOFR Loans may be outstanding at any time, and each Borrowing of Term SOFR Loans when made, continued or converted shall be in a minimum amount of the Dollar Equivalent of $1,000,000 or an increment of the Dollar Equivalent of $500,000, in excess thereof.  With respect to the Canadian Borrower, no more than four (4) Borrowings of Interest
Period Loans may be outstanding at any time, and each Borrowing of Interest Period Loans when made, continued or converted shall be in a minimum amount of $1,000,000 (or, in the case of Term CORRA
Rate Loans, Cdn$1,000,000) or an increment of $500,000 (or, in the case of Term CORRA Rate Loans,
Cdn$500,000), in excess thereof.  Upon determining Term SOFR or Term CORRA for any Interest
Period requested by a Borrower, Agent shall promptly notify Loan Party Agent thereof by telephone or electronically and, if requested by Loan Party Agent, shall confirm any telephonic notice in writing.
4.4Loan Party Agent.  Each Loan Party hereby designates Cooper-Standard Automotive
Inc. (“Loan Party Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrower Materials, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents
(including in respect of compliance with covenants), and all other dealings with Agent, any Issuing Bank or any Lender.  Loan Party Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any
Notice of Borrowing) delivered by Loan Party Agent on behalf of any Loan Party.  Agent and Lenders may give any notice or communication with a Loan Party hereunder to Loan Party Agent on behalf of such Loan Party.  Each of Agent, Issuing Banks and Lenders shall have the right, in its discretion, to deal exclusively with Loan Party Agent for any or all purposes under the Loan Documents.  Each Loan
Party agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Loan Party Agent shall be binding upon and enforceable against it.
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~~With respect to each Specified Jurisdiction Guarantor that is organized under the laws of Mexico~~
~~(a “Mexican Guarantor”), hereby irrevocably designates and appoints the Loan Party Agent (also~~
~~referred to as the “Process Agent”), with an office at 40300 Traditions Drive Northville, Michigan~~
~~48168, United States of America as its agent and true and lawful attorney-in-fact in its name, place and~~
~~stead (i) to accept on its behalf service of copies of the summons and complaint and any other process~~
~~that may be served in any such suit, action or proceeding brought in any court, (ii) as its conventional~~
~~address the address of the Loan Party Agent referred above or any other address notified in writing in~~
~~the future by the Loan Party Agent to such Mexican Guarantor, to receive on its behalf service of all~~
~~process in any proceedings brought pursuant to the Loan Documents in any court, such service being~~
~~hereby acknowledged by such Mexican Guarantor to be effective and binding service in every respect,~~
~~and agrees that the failure of the Loan Party Agent to give any notice of any such service of process to it~~
~~shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the~~
~~enforcement of any judgment based thereon, and (iii) conduct each of the actions referred to in the first~~
~~paragraph of this Section 4.4.  Each Mexican Guarantor shall maintain such appointment and faculties~~
~~until the satisfaction in full of all Obligations, except that if for any reason the Loan Party Agent~~
~~appointed hereby ceases to be able to act as such, then each Mexican Guarantor shall, by an instrument~~
~~reasonably satisfactory to the Agent, appoint another Person as such Loan Party Agent subject to the~~
~~reasonable approval of the Agent.  Each Mexican Guarantor covenants and agrees that it shall take any~~
~~and all reasonable action, including the execution and filing of any and all documents that may be~~
~~necessary to continue the designation and faculties of the Loan Party Agent as Process Agent and true~~
~~and lawful attorney-in-fact pursuant to this paragraph in full force and effect and to cause the Loan Party~~
~~Agent to act as such.~~
~~The Mexican Guarantor, no later than twenty (20) Business Days after the date on which the~~
~~Mexican Guarantor becomes a Guarantor under this Agreement (or such later date as the Agent may~~
~~agree to in its reasonable discretion), shall deliver (A) evidence of the acceptance by the Loan Party~~
~~Agent to act as agent for the service of process for such Person in accordance with the terms of this~~
~~Agreement, and as its true and lawful attorney-in-fact and (B) copy of the irrevocable special power of~~
~~attorney for lawsuits and collections (poder para pleitos y cobranzas) and acts of administration (poder~~
~~para actos de administración)  in terms of the first, second and fourth paragraphs of Article 2554 and~~
~~Article 2596 of the Federal Civil Code and their correlative articles in the Civil Codes of the Federal~~
~~entities of Mexico, in each case before a Mexican notary public, appointing the Loan Party Agent, as its~~
~~agent for service of process in relation to any action or proceeding arising out of or relating to this~~
~~Agreement and any other Loan Document (or the transactions contemplated hereby or thereby), as its~~
~~true and lawful attorney-in-fact, and designating the Loan Party Agent’s domicile as the Mexican~~
~~Guarantor’s contractual domicile (domicilio convencional) for writs, processes and summonses (avisos,~~
~~notificaciones, emplazamientos, resoluciones y comunicaciones).~~
4.5One Obligation.  Without in any way limiting the Obligations of any U.S. Facility Loan
Party with respect to its Guarantee of the Obligations of the Canadian Facility Loan Parties, the Loan
Party Group Obligations owing by each Loan Party Group shall constitute one (1) general obligation of the Loan Parties within such Loan Party Group and (unless otherwise expressly provided in any Loan
Document) shall be secured by Agent’s Lien upon all Collateral of each member of such Loan Party
Group; provided, however, that each Secured Party shall be deemed to be a creditor of, and the holder of a separate claim against, each Loan Party to the extent of any Obligations owed by such Loan Party to such Secured Party.
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4.6Effect of Termination.  On the effective date of the termination of all Commitments, the
Obligations shall be immediately due and payable.  Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its
Liens in the Collateral and all of its rights and remedies under the Loan Documents.  Sections 2.2, 2.3,
3.4, 3.6, 3.7, 3.9, 5.4, 5.8, 5.9, 12, 14.2 and this Section 4.6, and the obligation of each Loan Party and
Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.
SECTION 5.  PAYMENTS
5.1General Payment Provisions.  All payments of Obligations shall be made without offset, counterclaim or defense of any kind, and in immediately available funds, not later than
12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business
Day.  If any payment under the Loan Documents shall be stated to be due on a day other than a Business
Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees.  Any payment of an Interest Period Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Any prepayment of Loans by a Borrower shall be applied first to Floating Rate Loans of such Borrower and then to
Interest Period Loans of such Borrower.  All payments with respect to any U.S. Facility Obligations shall be made in Dollars or, if any portion of such U.S. Facility Obligations is denominated in Euros, then in Euros or, if any portion of such U.S. Facility Obligations is denominated in Sterling, then in
Sterling.  All payments with respect to any Canadian Facility Obligations shall be made in Canadian
Dollars or, if any portion of such Canadian Facility Obligations is denominated in Dollars, then in
Dollars.
5.2Repayment of Obligations.  All Canadian Facility Obligations shall be immediately due and payable in full on the Canadian Revolver Commitment Termination Date and all U.S. Facility
Obligations shall be immediately due and payable in full on the U.S. Revolver Commitment
Termination Date, in each case, unless payment of such Obligations is sooner required hereunder.
Revolver Loans may be prepaid from time to time, without penalty or premium, subject to, in the case of
Interest Period Loans, the payment of costs set forth in Section 3.9.  If any Asset Sale (other than sales of Inventory in the ordinary course of business) by any Loan Party constitutes the disposition of ABL
Priority Collateral resulting in Net Proceeds received in any single transaction of greater than
$10,000,000, then Net Proceeds equal to the greater of (a) the net book value of the applicable Accounts and Inventory, or (b) the reduction in the Borrowing Base of the applicable Borrower upon giving effect to such Asset Sale, shall be applied to the Revolver Loans of such Borrower; provided, that, at the election of the applicable Loan Party (as notified by the Loan Party Agent to Agent on or prior to the date of the receipt of such Net Proceeds), and so long as no Default shall have occurred and be continuing, the applicable Loan Party may reinvest all or any portion of such Net Proceeds in operating assets so long as within 360 days after the receipt of such Net Proceeds, such purchase shall have been consummated (as certified by the Loan Party Agent in writing to Agent); and provided further, however, that any Net Proceeds not so reinvested shall be immediately applied as otherwise set forth in this
Section 5.2.  Notwithstanding anything herein to the contrary, if an Overadvance exists (including as the
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result of any Asset Sale as specified in the preceding sentence), the Borrower owing such Overadvance shall, on the sooner of Agent’s demand or the first (1st) Business Day after such Borrower has knowledge thereof, repay the outstanding Loans in an amount sufficient to reduce the principal balance of the related Overadvance Loan to zero.
5.3Payment of Other Obligations.  Obligations shall be paid by the Borrowers as provided in the Loan Documents or, if no payment date or time for payment is specified, on demand.
5.4Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations.  If any payment by or on behalf of the Borrowers is made to Agent, any Issuing Bank or any Lender, or Agent, any
Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a Creditor Representative or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
5.5Post-Default Allocation of Payments.
5.5.1Allocation.  Notwithstanding anything herein to the contrary, during the continuance of an Event of Default, Agent shall apply and allocate monies to the Obligations, whether arising from payments by or on behalf of any Loan Party, realization on Collateral, setoff or otherwise, as follows:
(a)with respect to monies, payments, property or Collateral of or from any U.S. Facility
Loan Parties, and subject to Section 2.4:
(i)first, to all U.S. Facility Obligations consisting of costs and expenses, including
Extraordinary Expenses, owing to Agent;
(ii)second, to all amounts owing to Agent on U.S. Swingline Loans;
(iii)third, to all amounts (excluding the undrawn stated amount of all U.S. Letters of
Credit) owing to U.S. Issuing Bank on U.S. LC Obligations;
(iv)fourth, to all U.S. Facility Obligations constituting fees (excluding amounts relating to Secured Bank Product Obligations) owing by the U.S. Facility Loan Parties (exclusive of any amounts guaranteed by the U.S. Domiciled Loan Parties in respect of Canadian Facility
Obligations);
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(v)fifth, to all U.S. Facility Obligations constituting interest (excluding amounts relating to Secured Bank Product Obligations) owing by the U.S. Facility Loan Parties (exclusive of any amounts guaranteed by the U.S. Domiciled Loan Parties in respect of Canadian Facility
Obligations);
(vi)sixth, to provide Cash Collateral for outstanding U.S. Letters of Credit;
(vii)seventh, to all other U.S. Facility Obligations (exclusive of any amounts guaranteed by the U.S. Domiciled Loan Parties in respect of Canadian Facility Obligations), including Secured Bank Product Obligations; provided, that amounts constituting Secured Bank
Product Obligations shall only be repa~~ye~~id to the extent (x) if applicable, proper notice of such amounts has been provided pursuant to the definition of Bank Product and (y) an appropriate
U.S. Availability Reserve shall have been established with respect thereto;
(viii)eighth, to all other Secured Bank Product Obligations not included in clause (vii)
above;
(ix)ninth, to be applied in accordance with clause (b) below, to the extent there are insufficient funds for the Full Payment of all Obligations owing by the Canadian Domiciled
Loan Parties;
(x)tenth, to amounts outstanding under Designated Foreign Guaranties on a pro rata basis; provided, that such amounts shall only be repa~~ye~~id to the extent (x) proper notice of such amounts has been provided pursuant to clause (y) of the definition of Designated Foreign
Guaranty and (y) an appropriate U.S. Availability Reserve shall have been established with respect thereto; and
(xi)eleventh, after Full Payment of all Obligations, the remainder to Loan Party Agent for the benefit of the U.S. Domiciled Loan Parties or such other Person(s) as shall be legally entitled thereto.
(b)with respect to monies, payments, property or Collateral of or from any Canadian
Domiciled Loan Parties, together with any allocations pursuant to subclause (viii) of clause (a) above and subject to Section 2.4:
(i)first, to all Canadian Facility Obligations consisting of costs and expenses, including Extraordinary Expenses, owing to Agent, to the extent owing by any Canadian
Domiciled Loan Party;
(ii)second, to all amounts owing to Agent on Canadian Swingline Loans;
(iii)third, to all amounts (excluding the undrawn stated amount of all Canadian Letters of Credit) owing to Canadian Issuing Bank on Canadian LC Obligations;
(iv)fourth, to all Canadian Facility Obligations constituting fees (excluding amounts relating to Secured Bank Product Obligations);
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(v)fifth, to all Canadian Facility Obligations constituting interest (excluding amounts relating to Secured Bank Product Obligations);
(vi)sixth, to provide Cash Collateral for outstanding Canadian Letters of Credit;
(vii)seventh, to all other Canadian Facility Obligations, including Secured Bank
Product Obligations; provided, that amounts constituting Secured Bank Product Obligations shall only be repaid to the extent (x) proper notice of such amounts has been provided pursuant to the definition of Bank Product and (y) an appropriate Canadian Availability Reserve shall have been established with respect thereto;
(viii)eighth, to amounts outstanding under Designated Foreign Guaranties on a pro rata basis; provided, that such amounts shall only be repaid to the extent (x) proper notice of such amounts has been provided pursuant to clause (y) of the definition of Designated Foreign
Guaranty and (y) an appropriate Canadian Availability Reserve shall have been established with respect thereto; and
(ix)ninth, after Full Payment of all Canadian Facility Obligations, the remainder to
Loan Party Agent for the benefit of the Canadian Domiciled Loan Parties or such other Person(s)
as shall be legally entitled thereto.
Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Monies and proceeds obtained from a Loan Party shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Loan Parties to preserve the allocation specified above.  Amounts distributed with respect to any Secured Bank Product Obligations shall be the actual Secured Bank
Product Obligations as calculated using the methodology reported to Agent for such Obligation (but no greater than the maximum amount reported to Agent).  Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from the applicable Secured Bank Product Provider.  If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero.  The allocations set forth in this Section 5.5.1 are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Loan
Party.  This Section is not for the benefit of or enforceable by any Borrower.
5.5.2Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).
5.6Application of Payments.  The ledger balance in the main Dominion Account of each applicable Borrower as of the end of a Business Day shall be applied to the Loan Party Group
Obligations of such Borrower at the beginning of the next Business Day during any Cash Dominion
Trigger Period.  If, as a result of such application, a credit balance exists, the balance shall not accrue
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interest in favor of the applicable Borrower and shall be made available to such Borrower as long as no
Event of Default exists.  Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds made pursuant to Section 5.5, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable.  The amounts in the U.S. Dominion Account will go to the U.S. Facility Obligations as determined by Agent.  Notwithstanding anything to the contrary in any of the Loan Documents, no monies, payments, property or Collateral of or from any Canadian Domiciled Loan Parties shall be used to satisfy, or support, directly or indirectly, any Obligations owing by any U.S. Domiciled Loan Party
(other than monies, payments, property or Collateral that is not Cash Collateral which is used to satisfy amounts outstanding under Designated Foreign Guaranties pursuant to Section 5.5.1(b)(viii)).
5.7Loan Account; Account Stated.
5.7.1Loan Account.  Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the obligations of each Borrower resulting from each Loan made to such Borrower or issuance of a Letter of Credit for the account of such Borrower from time to time.  Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrowers to pay any amount owing hereunder.
Agent may maintain a single Loan Account in the name of Loan Party Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations of its Loan Party Group or, in the case of the U.S. Borrower, its guarantee of the
Obligations of the Canadian Borrower.
5.7.2Entries Binding.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such
Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within thirty (30) days after receipt or inspection that specific information is subject to dispute.
5.8Taxes.
5.8.1Payments Free of Taxes.  Any and all payments by or on account of any Obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any
Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified
Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
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5.8.2Other Taxes.  The Loan Parties shall timely pay to the relevant Governmental
Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
5.8.3Indemnification by Loan Parties.  The Loan Parties shall indemnify each
Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including
Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Loan Party Agent by a Lender (with a copy to
Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
5.8.4Indemnification by Lenders.  Each Lender shall severally indemnify Agent, within
10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.2.1 relating to the maintenance of a participant register and (iii)
any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant
Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any
Lender by Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this Section 5.8.4.
5.8.5Evidence of Payment.  As soon as practicable after any payment of Taxes by any
Loan Party to a Governmental Authority pursuant to this Section 5.8, such Loan Party shall deliver to
Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
5.8.6Treatment of Certain Refunds.  If a Loan Party makes a payment of Indemnified
Taxes to a Recipient and either (i) the applicable Loan Party determines that there is a reasonable basis for asserting that such Indemnified Taxes were not correctly or legally imposed or asserted by the relevant Governmental Authority, unless the relevant Recipient reasonably disagrees with such determination or (ii) the applicable Recipient has actual knowledge that such Indemnified Taxes are refundable to such Recipient by the relevant Governmental Authority (in which case such Recipient shall within a reasonable period of time provide written notice to the applicable Loan Party of such refundable
Indemnified Taxes) then, in each case, at the applicable Loan Party’s written request and at the applicable
Loan Party’s cost and expense, such Recipient shall make a claim for refund of such Indemnified Taxes
(and any interest and penalties arising therefrom or with respect thereto) to such Governmental Authority in the manner prescribed by applicable Law and shall take such other reasonable necessary actions as required by the applicable Loan Party in pursuit of such refund claim.  To the extent a Recipient actually
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realizes a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.8
(including by the payment of additional amounts pursuant to this Section 5.8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses
(including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.8.6 (plus any penalties, interest or other charges imposed by the relevant Governmental
Authority) in the event that such indemnified party is required to repay such refund to such
Governmental Authority.  Notwithstanding anything to the contrary in this Section 5.8.6, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this
Section 5.8.6 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
5.8.7Survival.  Each party’s obligations under this Section 5.8 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any
Loan Document.
5.8.8Defined Terms.  For purposes of this Section 5.8 and Section 5.9, the term
“Lender” includes any Issuing Bank and the term “applicable Law” includes FATCA.
5.9Lender Tax Information.
5.9.1Generally.  Any Lender that is entitled to an exemption from or reduction of withholding from Tax with respect to payments made under any Loan Document shall deliver to the Loan
Party Agent and Agent, at the time or times reasonably requested by the Loan Party Agent or Agent, such properly completed and executed documentation reasonably requested by the Loan Party Agent or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Loan Party Agent or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Loan Party Agent or Agent as will enable the Loan Party Agent or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.2(i), (ii)(a), (ii)(b), (ii)(c), (ii)(d) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
5.9.2U.S. Borrower.  Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States, (i) any Recipient that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Loan Party Agent IRS Form W-9
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or such other documentation or information prescribed by applicable Law or reasonably requested by
Agent or Loan Party Agent certifying that such Recipient is exempt from United States backup withholding and information reporting requirements, (ii) any Recipient that is not a “United States person” within the meaning of section 7701(a)(30) of the Code, shall deliver to Agent and Loan Party
Agent, on or prior to the date on which it becomes a party hereunder (and from time to time thereafter upon reasonable request by Agent or Loan Party Agent, but only if such Lender is entitled to do so under applicable Law), (a) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS
Form W-8IMY and all required supporting documentation; or (d) in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN or
IRS Form W-8BEN-E, as applicable, and a certificate showing such Lender is not (x) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of any Loan Party within the meaning of section 881(c)(3)(B) of the Code, or (z) a “controlled foreign corporation”
described in section 881(c)(3)(C) of the Code; and (iii) if a payment made to a Recipient under any Loan
Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in
Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the U.S.
Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the U.S. Borrower or Agent as may be necessary for the U.S. Borrower and Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of the foregoing clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
5.9.3Lender Obligations.  Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Party Agent and Agent in writing of its legal inability to do
so.
5.10Guarantee Loan Parties.
5.10.1Joint and Several Liability.  Each U.S. Domiciled Loan Party and ~~each~~the
Specified Jurisdiction Guarantor agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all
Obligations and all agreements of each other Loan Party under the Loan Documents.  Each U.S.
Domiciled Loan Party which is a U.S. Facility Guarantor agrees that its guarantee obligations as a U.S.
Facility Guarantor and as a Canadian Facility Guarantor hereunder, and ~~each~~the Specified Jurisdiction
Guarantor agrees that its guarantee of the Obligations, in each case constitute a continuing guarantee of payment and not of collection, that such guarantee obligations shall not be discharged until Full Payment of the Obligations, and that such guarantee obligations are absolute and unconditional, in each case irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section 5.10) or any other Loan Document, or any waiver,
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consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guarantee for the
Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof
(including the release of any security or guarantee); (d) the insolvency of any Loan Party; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2)
of the U.S. Bankruptcy Code, or the applicable legislation of ~~each~~the Specified Jurisdiction Guarantor;
(f) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of the U.S. Bankruptcy Code or otherwise, or the applicable legislation of ~~each~~the Specified Jurisdiction
Guarantor; (g) the disallowance of any claims of Agent or any Lender against any Loan Party for the repayment of any Obligations under Section 502 of the U.S. Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.
5.10.2Waivers.
(a)Each U.S. Domiciled Loan Party and ~~each~~the Specified Jurisdiction Guarantor hereby expressly waives all rights ~~(including under the principles of Romanian law, the right of “beneficiul de~~
~~diviziune și discuțiune”)~~ that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Loan Party.  Each U.S. Domiciled Loan Party and ~~each~~the Specified
Jurisdiction Guarantor, in all matters permitted by law, waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations.  It is agreed among each U.S. Domiciled Loan Party, ~~each~~the Specified Jurisdiction Guarantor, Agent and Lenders that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Loan
Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue
Letters of Credit.  Each U.S. Domiciled Loan Party and ~~each~~the Specified Jurisdiction Guarantor acknowledges that its guarantee pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(b)Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, prior to judicial process if applicable, including realization upon the Collateral by judicial foreclosure or non-judicial sale or enforcement without affecting any rights and remedies under this
Section 5.10.  If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any U.S. Domiciled Loan Party or other Person, whether because of any applicable Laws pertaining to “election of remedies” or otherwise, each U.S. Domiciled Loan Party and ~~each~~the
Specified Jurisdiction Guarantor consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any U.S. Domiciled Loan Party or ~~any~~the
Specified Jurisdiction Guarantor might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any U.S.
Domiciled Loan Party or ~~any~~the Specified Jurisdiction Guarantor shall not impair any other U.S.
Domiciled Loan Party’s or ~~any~~the Specified Jurisdiction Guarantor’s obligation to pay the full amount of the Obligations.  Each U.S. Domiciled Loan Party waives to the maximum extent permitted by the law all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with
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respect to any security for the Obligations, even though that election of remedies destroys such U.S.
Domiciled Loan Party’s rights of subrogation against any other Person.  Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
~~(c)The Mexican Guarantor hereby irrevocably and unconditionally waives, to the fullest~~
~~extent permitted by applicable law: (i) notice of acceptance of the guaranty contained herein and notice~~
~~of any liability to which the guaranty contained herein may apply, (ii) all notices that may be required by~~
~~applicable law or otherwise to preserve intact any rights of the Agent or any Lender against the Mexican~~
~~Guarantor or any Loan Party, including, without limitation, any demand, presentment, protest, notice of~~
~~default or non-payment or dishonor, the filing of claims with a court in the event of a bankruptcy or~~
~~similar event with respect to the Mexican Guarantor or any Loan Party, notice of any failure on the part~~
~~of the Mexican Guarantor or any Loan Party to perform or comply with any covenant, agreement, term,~~
~~condition or provision of the Mexican Guarantor or any Loan Document or any other agreement, and~~
~~any other notice to any other party that may be liable in respect of the obligations guaranteed hereby~~
~~(including any Loan Party), (iii) any right to require the enforcement, assertion or exercise by the Agent~~
~~or any Lender of any right, power, privilege or remedy conferred upon such Person, including, without~~
~~limitation, any such rights, powers, privileges and remedies under the Loan Documents or otherwise,~~
~~(iv) any requirement for diligence on the part of the Agent or any Lender, (v) to the fullest extent~~
~~permitted by law, any right and/or privilege to which it may be entitled (A) to the extent applicable, and~~
~~with respect solely to any party to this Agreement organized, existing and/or incorporated under the laws~~
~~of Mexico, any benefit of orden, excusiόn, divisiόn, quita, novaciόn, espera and/or modificaciόn that it~~
~~might otherwise have pursuant to Articles 2813, 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822,~~
~~2823, 2824, 2826, 2827, 2832, 2836, 2837, 2838, 2839, 2840, 2842, 2844, 2845, 2846, 2847, 2848 and~~
~~2849 of the Federal Civil Code (Código Civil Federal) and other related Articles of the Federal Civil~~
~~Code, and the corresponding provisions of the Civil Codes of the states of Mexico and the Federal~~
~~District (currently Mexico City), which are not reproduced herein because the Mexican Guarantor is~~
~~organized, existing and/or incorporated under the laws of Mexico, hereby expressly acknowledges that it~~
~~is familiar with, and fully understands, such provisions and that these waivers do not imply that the~~
~~guaranty contained herein shall be deemed to be governed by Mexican law; and (B) to require that any~~
~~Borrower be sued and all claims against such Borrower be completed prior to an action or proceeding~~
~~being initiated against the Mexican Guarantor, (vi) any requirement that the Agent or any Lender~~
~~exhaust any right, power, privilege or remedy, or mitigate any damages resulting from a default, under~~
~~any Loan Document, or proceed to take any action against any collateral security or against any Loan~~
~~Party or any other Person under or in respect of any Loan Document or otherwise, and (vii) any other act~~
~~or omission or thing or delay in doing any other act or thing which might in any manner or to any extent~~
~~vary the risk of such Mexican Guarantor or otherwise operate as a discharge of such Mexican Guarantor~~
~~or in any manner lessen the obligations of such Mexican Guarantor hereunder.  The Mexican Guarantor~~
~~hereby expressly and irrevocably represents that it has full knowledge about the content of such Articles~~
~~described above, and therefore, such Articles are not required to be transcribed herein.~~
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~~Furthermore, and only with respect to the Mexican Guarantor organized, existing and/or incorporated~~
~~under the laws of Mexico, hereby expressly waives all rights of subrogation provided in Article 2830 of~~
~~the Federal Civil Code (Código Civil Federal) and the correlative articles of the civil code of each~~
~~political subdivision of Mexico (including Mexico City).~~
5.10.3Extent of Liability; Contribution.
(a)Notwithstanding anything herein to the contrary ~~(other than as specified in Section~~
~~5.10.6)~~, each U.S. Domiciled Loan Party’s liability under this Section 5.10 shall be limited to the greater of (i) all amounts for which such U.S. Domiciled Loan Party is primarily liable, as described below, and
(ii) such U.S. Domiciled Loan Party’s Allocable Amount.
(b)If any U.S. Domiciled Loan Party makes a payment under this Section 5.10 of any
Obligations (other than amounts for which such U.S. Domiciled Loan Party is primarily liable) (a
“Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other U.S. Domiciled Loan Party, exceeds the amount that such U.S. Domiciled Loan Party would otherwise have paid if each U.S. Domiciled Loan Party had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such U.S. Domiciled Loan Party’s
Allocable Amount bore to the total Allocable Amounts of all U.S. Domiciled Loan Parties, then such
U.S. Domiciled Loan Party shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other U.S. Domiciled Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
The “Allocable Amount” for any U.S. Domiciled Loan Party shall be the maximum amount that could then be recovered from such U.S. Domiciled Loan Party under this Section 5.10 without rendering such payment voidable under Section 548 of the U.S. Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(c)Nothing contained in this Section 5.10 (other than as specified in Section 5.10.6) shall limit the liability of any Loan Party to pay Loans made directly or indirectly to that Loan Party
(including Loans advanced to any other Loan Party and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party), LC Obligations relating to Letters of Credit issued to support such Loan
Party’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Loan Party shall be primarily liable for all purposes hereunder.
(d)Each U.S. Domiciled Loan Party that is a Qualified ECP when its guaranty of or grant of a Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified
Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap
Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.10 voidable under any applicable fraudulent transfer or conveyance act).  The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of the
Obligations.  Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.
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5.10.4Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to the Borrowers in order to finance the Borrowers’ business most efficiently and economically.  The Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that the Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others.  The
Borrowers and Guarantors render services to or for the benefit of the other Borrowers and/or Guarantors, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors (including inter alia, the payment by the Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by the Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors).  The Borrowers and Guarantors
have centralized accounting and legal services and certain common officers and directors.  The
Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to the
Borrowers and to administer the Collateral, as set forth herein, is done solely as an accommodation to the Borrowers and at the Borrowers’ request.
5.10.5Subordination.  Each Loan Party hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the Full Payment of all Obligations.
~~5.10.6French Guarantors.~~
~~(a)For the purposes of this Section 5.10.~~
~~(i)“French Guarantor” shall mean any Specified Jurisdiction Guarantor incorporated~~
~~in France;~~
~~(ii)“Guarantee Obligations” means the obligations and liabilities of the relevant~~
~~French Guarantor under the Guarantee;~~
~~(iii)a reference to “Indirect Borrowings” of a French Guarantor means the amount of~~
~~Loan drawn by a particular Borrower under a Loan Document to the extent of the aggregate~~
~~amounts on-lent or otherwise made available to the relevant French Guarantor (or, without~~
~~double counting, any of its Subsidiaries), plus any accrued and unpaid interest (including any~~
~~default interest), compounded interest costs and fees in respect of or attributable to that on-~~
~~lending, outstanding as at the Guarantee Demand Date;~~
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~~(iv)“Guarantee Demand Date” means the first date upon which a Secured Party~~
~~makes written demand upon the relevant French Guarantor to make payment in respect of its~~
~~Guarantee Obligations; and~~
~~(v)in relation to a French Guarantor, “Subsidiary” means a Group Company~~
~~controlled by that French Guarantor within the meaning of article L.233-3 of the French~~
~~Commercial Code~~
~~(b)A French Guarantor shall not incur Guarantee Obligations other than in respect of:~~
~~(i)that French Guarantor’s Subsidiaries’ obligations and liabilities under the Loans;~~
~~and~~
~~(ii)that French Guarantor’s Indirect Borrowings under the Loans as at the Guarantee~~
~~Demand Date.~~
~~(c)Notwithstanding any provision (other than in this Section 5.10.6) to the contrary, to the~~
~~extent that any provision of this Agreement or any certificate, notice or other document delivered under~~
~~or in connection with this Agreement is a guarantee by a French Guarantor of the obligations of any~~
~~other person, or an undertaking, covenant, obligation, representation or warranty for any other person,~~
~~then that French Guarantor shall not be bound by any such guarantee, undertaking, covenant, obligation,~~
~~representation or warranty, unless made in respect of a Subsidiary of it.~~
~~(d)Without limiting the generality of the foregoing:~~
~~(i)the representations made in Section 9 (Representations and Warranties) of this~~
~~Agreement and in any other Loan Document by each French Guarantor shall be made for itself~~
~~and, if relevant, for each of its Subsidiaries only;~~
~~(ii)the covenants made in Section 10.1 (Affirmative Covenants) and in Section 10.2~~
~~(Negative Covenants) of this Agreement and in any other Loan Document by each French~~
~~Guarantor shall be made for itself and, if relevant, for each of its Subsidiaries only;~~
~~(iii)the obligations of any French Guarantor under the Loan Documents will not~~
~~extend beyond a point where they would infringe article L.  225-216 of the French Commercial~~
~~Code and/or would constitute a misuse of corporate assets within the meaning of article L.  242-6~~
~~of the French Commercial Code (or any other law or regulation having the same effect as~~
~~interpreted by French courts); and~~
~~(iv)the obligations of any French Guarantor under the Credit Documents will not~~
~~extend beyond a point where they would infringe article L.  511-7 3° of the French Monetary and~~
~~Financial Code.~~
~~Any repayment of any inter-company loans due by a French Guarantor under the on-~~
~~lending referred to in the definition of “Indirect Borrowings” above shall reduce pro tanto the~~
~~amount payable under the Guarantee.~~
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~~Notwithstanding any provision (other than in this Section 5.10.6) to the contrary, no~~
~~French Guarantor is acting as a “co-débiteur solidaire” within the meaning of article 1318 of the~~
~~French Civil Code as to its obligations towards the Borrowers or the other Guarantors pursuant to~~
~~the Guarantee.~~
~~In the event of any conflict between the provisions of this Section 5.10.6 and any other~~
~~provisions of this Agreement or any other Loan Document, this Section 5.10.6 shall prevail and~~
~~govern.~~
5.11Currency Matters.  Dollars are the currency of account and payment for each and every sum at any time due from the Borrowers hereunder unless otherwise specifically provided in this
Agreement, any other Loan Document or otherwise agreed to by Agent.
5.11.1Each repayment of a Revolver Loan or LC Obligation or a part thereof shall be made in the currency in which such Revolver Loan or LC Obligation is denominated at the time of that repayment;
5.11.2Each payment of interest shall be made in the currency in which the principal or other sum in respect of which such interest is denominated;
5.11.3Each payment of fees by the U.S. Borrower pursuant to Section 3.2 shall be in
Dollars;
5.11.4Each payment of fees by the Canadian Borrower pursuant to Section 3.2 shall be in Dollars;
5.11.5[Reserved];
5.11.6Each payment in respect of Extraordinary Expenses and any other costs, expenses and indemnities shall be made in the currency in which the same were incurred by the party to whom payment is to be made;
5.11.7Any amount expressed to be payable in Canadian Dollars shall be paid in
Canadian Dollars;
5.11.8Any amount expressed to be payable in Euros shall be paid in Euros; and
5.11.9Any amount expressed to be payable in Sterling shall be paid in Sterling.
No payment to any Secured Party (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Loan Party in respect of which it was made unless and until such Secured Party shall have received Full Payment in the currency in which such obligation or liability is payable pursuant to the above provisions of this Section 5.11.  To the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, such Loan Party (together with the other Loan Parties within its Loan Party Group or other obligors pursuant to any Guarantee of the Obligations of such Loan
Party Group) agrees to indemnify and hold harmless such Secured Party, with respect to the amount of the shortfall with respect to amounts payable by such Loan Party hereunder, with such indemnity surviving the termination of this Agreement and any legal proceeding, judgment or court order pursuant
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to which the original payment was made which resulted in the shortfall.  To the extent that the amount of any such payment to a Secured Party shall, upon an actual conversion into such currency, exceed such obligation or liability, actual or contingent, expressed in that currency, such Secured Party shall return such excess to the affected Loan Party.
5.12Currency Fluctuations.  On each Business Day or such other date determined by Agent,
Agent shall determine the Exchange Rate as of such date.  The Exchange Rate so determined shall become effective on the first (1st) Business Day immediately following such determination (a “Reset
Date”) and shall remain effective until the next succeeding Reset Date.  On each Reset Date, Agent shall determine the Dollar Equivalent of the Canadian Revolver Exposure and the U.S. Revolver Exposure,
including in respect of the stated amount of any outstanding Letters of Credit issued in Euros or Sterling.
If, on any Reset Date, (w) the Total Revolver Exposure exceeds the total amount of the Commitments on such date or (x) the Canadian Revolver Exposure on such date exceeds the Canadian Borrowing Base on such date or (y) the U.S. Revolver Exposure on such date exceeds the U.S. Borrowing Base on such date
(the amount of any such excess referred to herein as the “Excess Amount”) then (i) Agent shall give notice thereof to the applicable Borrower and Applicable Lenders and (ii) within two (2) Business Days thereafter, the applicable Borrower shall cause such excess to be eliminated, either by repayment of
Revolver Loans or depositing of Cash Collateral with Agent with respect to LC Obligations and until such Excess Amount is repaid, the Applicable Lenders shall not have any obligation to make any Loans.
SECTION 6.  CONDITIONS PRECEDENT
6.1Conditions Precedent to Initial Loans.  In addition to the conditions set forth in Section
6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to the Borrowers hereunder, until the date (“Third Restatement Date”) that each of the following conditions has been satisfied (and with respect to deliveries of Loan Documents, each such delivery shall be fully-executed (where applicable) and in form and substance satisfactory to Agent and its counsel) (subject to Section 10.1.13):
(a)Notes shall have been executed by each Borrower and delivered to each Applicable
Lender that requests issuance of a Note.  Each other Loan Document set forth on the List of Closing
Documents shall have been duly executed (where applicable) by each of the signatories thereto and delivered to Agent, and each Loan Party shall be in compliance with all terms thereof.  Each other instrument, document or agreement set forth on the List of Closing Documents shall have been executed
(where applicable) and delivered to Agent.
(b)Agent shall have received satisfactory evidence that Agent shall have a valid and perfected security interest in the Collateral (including delivery to Agent of all instruments needed for filings or recordations necessary to perfect its Liens in the Collateral).
(c)Agent shall have received UCC, PPSA, and Lien searches and other evidence satisfactory to Agent that its Liens are the only Liens upon the ABL Priority Collateral, except Permitted Liens.
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(d)All filing and recording fees and taxes shall have been duly paid or arrangements satisfactory to Agent shall have been made for the payment thereof.
(e)Agent shall have received certificates, in form and substance satisfactory to it, from a
Responsible Officer of each Loan Party certifying that, after giving effect to the Transactions and the initial Loans and transactions hereunder, (i) the Canadian Borrower and its consolidated Restricted
Subsidiaries, taken as a whole, and the U.S. Borrower and its consolidated Restricted Subsidiaries, taken as a whole, are Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 with respect to such Loan Party are true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) as of such earlier date); and (iv) such Loan Party has complied with all agreements and conditions to be satisfied by it under the Loan Documents.
(f)Agent shall have received a certificate of a duly authorized officer of or other person authorized to represent each Loan Party, certifying (i) that attached copies of such Loan Party’s
Organization Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan
Documents to which such Loan Party is a party is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; (iii) all governmental and other third party approvals and consents, if any, with respect to this Agreement, the other Transactions and each other
Loan Document have been obtained and are in effect; and (iv) to the title, name and signature of each
Person authorized to sign the Loan Documents to which such Loan Party is a party.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Loan Party in writing.
(g)Agent shall have received satisfactory opinions of counsel to the Loan Parties, in each case, customary for transactions of this type (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the Loan Documents) and of appropriate local counsel
(including Ontario and Netherlands counsel).
(h)Agent shall have received copies of the charter documents of each Loan Party, certified by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization.
(i)Agent shall have received good standing certificates for each Loan Party, issued by the
Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization.
(j)Since December 31, 2015 no change, occurrence or development shall have occurred or become known to the Lead Arrangers that could reasonably be expected to have a Material Adverse
Effect.
(k)Agent shall be satisfied with the amount, types and terms and conditions of all insurance maintained by the Loan Parties and their Restricted Subsidiaries; and Agent shall have received short form (if available) (i) certificates of insurance with respect to each Loan Parties’ property and liability insurance, and (ii) endorsements naming Agent as lender’s loss payee or mortgagee, as the case may be and as its interests may appear, under all casualty and business interruption insurance policies to be
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maintained with respect to the properties of the Loan Parties forming part of the Collateral, in each case, in form and substance reasonably satisfactory to Agent.
(l)No action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that in the Lenders’ judgment (a) could reasonably be expected to have a Material Adverse Effect or (b) could reasonably be expected to materially and adversely affect the credit facilities or transactions contemplated hereby.
(m)All accrued fees and expenses of the Secured Parties and Lead Arrangers (including the fees and expenses of counsel (including any local counsel) for such Secured Parties and Lead Arrangers)
due from the Loan Parties on or prior to the Third Restatement Date, including all fees payable to Agent under the Agent Fee Letter, shall have been paid in full in cash.
(n)All conditions precedent to the closing of the Fixed Asset Facility shall have been satisfied in accordance with the Permitted Secured Debt Documents to be executed on the Third
Restatement Date.  Agent shall have received a certificate of a Responsible Officer of Loan Party Agent certifying copies of the material Permitted Secured Debt Documents to be executed on the Third
Restatement Date attached thereto to be true, correct and complete copies thereof.
(o)~~The Senior Unsecured Notes Issuance shall have been consummated substantially~~
~~concurrently with the Third Restatement Date~~[Reserved].
(p)Each Lender shall have received all Patriot Act, anti-money laundering and “know your client” documentation required in connection with this Agreement from the Loan Parties.
(q)Agent shall have received executed releases with respect to all outstanding mortgages in favor of the Agent under the Existing Credit Agreement.
(r)Each of the Lenders shall have entered the Reallocation Agreement.
6.2Conditions Precedent to All Credit Extensions.  Agent, Issuing Banks and Lenders
shall not be required to fund any Loans or arrange for issuance of any Letters of Credit to or for the benefit of the Borrowers (including the initial Loans and Letters of Credit on the Third Restatement
Date), unless the following conditions are satisfied:
(a)No Default or Event of Default shall exist at the time of, or result from, such funding or issuance;
(b)The representations and warranties of each Loan Party in the Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) on the date of, and upon giving effect to, such funding, issuance or grant
(except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) as of such earlier date);
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(c)Both immediately before and immediately after giving effect thereto, no Canadian
Overadvance or U.S. Overadvance shall exist or would result therefrom and the Total Revolver
Exposure would not exceed the Maximum Facility Amount; and
(d)With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.
Each request (or deemed request, except a deemed request in connection with an Overadvance or a
Protective Advance or pursuant to Section 2.2.2(a) or Section 2.3.2(a)) by Loan Party Agent or any
Borrower for funding of a Loan or issuance of a Letter of Credit shall constitute a representation by all
Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance.
SECTION 7.  CASH COLLATERAL
7.1Cash Collateral.  Any Cash Collateral may be invested, at Agent’s discretion, in Cash
Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Loan Party, and shall have no responsibility for any investment or loss.  To further secure the prompt payment and performance of all of its Obligations (including, without limitation, all Obligations of the Guarantors), each U.S. Domiciled Loan Party hereby grants to Agent, for the benefit of the
Secured Parties, and to further secure the prompt payment and performance of all Canadian Facility
Obligations, each Canadian Domiciled Loan Party hereby grants to Agent, for the benefit of the
Canadian Facility Secured Parties, in each case, a continuing security interest in and Lien on all Cash
Collateral held by such Loan Party from time to time and all proceeds thereof, whether such Cash
Collateral is held in a Cash Collateral Account or elsewhere.  Subject to Section 5.6, Agent may apply
Cash Collateral of a U.S. Domiciled Loan Party to the payment of any Obligations, and may apply Cash
Collateral of a Canadian Domiciled Loan Party to the payment of any Canadian Facility Obligations, in each case, in such order as Agent may elect, as they become due and payable.  Each Cash Collateral
Account and all Cash Collateral shall be under the sole dominion and control of Agent.  No U.S.
Domiciled Loan Party or other Person claiming through or on behalf of any U.S. Domiciled Loan Party shall have any right to any Cash Collateral, until Full Payment of all Obligations, unless if the condition for establishing Cash Collateral hereunder or under any other Loan Document is in any manner satisfied or the amount of required Cash Collateral reduced, the applicable Cash Collateral (or portion thereof)
relating to such condition shall at such time be paid by Agent to the Loan Party Agent.  No Canadian
Domiciled Loan Party or other Person claiming through or on behalf of any Canadian Domiciled Loan
Party shall have any right to any Cash Collateral, until Full Payment of all Canadian Facility
Obligations, unless if the condition for establishing Cash Collateral hereunder or under any other Loan
Document is in any manner satisfied or the amount of required Cash Collateral reduced, the applicable
Cash Collateral (or portion thereof) relating to such condition shall at such time be paid by Agent to the
Loan Party Agent.
SECTION 8.  COLLATERAL ADMINISTRATION
8.1Borrowing Base Certificates.  By the twentieth (20th) day of each month (or, during the
Cash Dominion Trigger Period, by Wednesday of each week), or in any such case if such day is not a
Business Day, on the next succeeding Business Day, Loan Party Agent shall deliver to Agent (and
Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate with respect to the U.S.
Borrower and Canadian Borrower, in each case, prepared as of the close of business of the previous month (or, if applicable, previous week), and, if a Default or an Event of Default has occurred and is
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continuing, at more frequent times as Agent may request.  All calculations of the applicable Borrowing
Base in any Borrowing Base Certificate shall originally be made by Loan Party Agent and certified by a
Responsible Officer of Loan Party Agent, provided that Agent may from time to time in its Permitted
Discretion, review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the U.S. Availability Reserve and/or the Canadian Availability Reserve.  Each Borrowing Base
Certificate shall set forth the calculation of the U.S. Borrowing Base in Dollars and of the Canadian
Borrowing Base in the Dollar Equivalent.
8.2Administration of Accounts.
8.2.1Records and Schedules of Accounts.  Each Loan Party shall keep accurate and complete records, in all material respects, of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may reasonably request.  Loan Party Agent shall also provide to Agent, on or before the twentieth (20th) day of each month and, if a Default or an Event of Default has occurred and is continuing, at more frequent times as Agent may request, a detailed aged trial balance of all
Accounts of each Borrower as of the end of the preceding month (or shorter applicable period), specifying, to the extent requested by Agent, each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request.  If, during an
Audit Trigger Period, Accounts of the U.S. Borrower or the Canadian Borrower in an aggregate face amount of $6,000,000 or more cease to be Eligible Accounts (other than as a result of the payment thereof), Loan Party Agent shall notify Agent of such occurrence promptly after any Loan Party has knowledge thereof.
8.2.2Taxes.  If an Account of any Loan Party includes a charge for any Taxes, Agent is authorized, in its discretion, after a Default or an Event of Default has occurred and is continuing, to pay the amount thereof to the proper Governmental Authority for the account of such Loan Party and to charge the Loan Party Agent therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from the Loan Parties or with respect to any Collateral.
8.2.3Account Verification.  Agent shall have the right during normal business hours and with reasonable frequency, in coordination and together with the Loan Party Agent to verify the validity, amount or any other matter relating to any material Accounts of the Loan Parties by mail, telephone or otherwise, and the Loan Party Agent shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.  If a Default or Event of Default has occurred and is continuing, Agent shall have the right at any time to conduct such verifications, in the name of Agent,
Loan Party Agent or any Loan Party.
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8.2.4Maintenance of DACA Deposit Accounts and Dominion Accounts.  The Canadian
Domiciled Loan Parties shall establish a Canadian Dominion Account (including by designating an existing Deposit Account as a “Canadian Dominion Account”).  The U.S. Facility Loan Parties shall establish the U.S. Dominion Account (including by designating an existing Deposit Account as a “U.S.
Dominion Account”).  The Loan Parties shall (i) require each lockbox servicer of each of any Loan
Party’s lockboxes (if any) in the United States or Canada to deposit all Payment Items received therein directly to a Deposit Account (other than an Excluded Deposit Account) at the related financial institution, and (ii) maintain each such Deposit Account, together with all other Deposit Accounts of the
Loan Parties (other than Excluded Deposit Accounts) as DACA Deposit Accounts by obtaining an executed Deposit Account Control Agreement from each such lockbox servicer and each financial institution which maintains Deposit Accounts (other than any Excluded Deposit Accounts) for any Loan
Party, which Deposit Account Control Agreement (a) establishes Agent’s dominion and control over the subject lockbox(es), if any, and/or DACA Deposit Account(s) of the Loan Parties maintained with such servicer or institution, which may be exercised by Agent during any Cash Dominion Trigger Period, (b)
requires daily application of amounts on deposit in the subject DACA Deposit Account to a Dominion
Account at Bank of America as directed by Agent during any Cash Dominion Trigger Period, and (c)
waives offset rights of such servicer or bank, except for customary administrative charges; it being understood that, with respect to any Deposit Account which does not at any time comply with the foregoing requirements specified in this sentence (other than those required to be delivered on the Third
Restatement Date), no funds contained therein shall be treated as either Canadian Designated Cash
Amount or U.S. Designated Cash Amount for purposes of this Agreement and the Loan Party Agent shall, at Agent’s request, within thirty (30) days, in coordination with Agent, cause replacement arrangements to be implemented with respect to the applicable accounts which are reasonably satisfactory to Agent.  Neither Agent nor Lenders assume any responsibility to the Loan Parties for any lockbox arrangement, DACA Deposit Account or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
8.2.5Proceeds of Collateral; Payment Items Received.  Loan Party Agent shall take all commercially reasonable steps to ensure that all payments on Accounts included in the ABL Priority
Collateral or otherwise relating to ABL Priority Collateral are made directly to a DACA Deposit Account
(or a lockbox relating to a DACA Deposit Account) or, during a Cash Dominion Trigger Period, a
Dominion Account.  If any Loan Party or Restricted Subsidiary receives cash or Payment Items with respect to any ABL Priority Collateral or any Payment Item not properly deposited by a lockbox servicer in accordance with the requirements set forth in Section 8.2.4, it shall hold same in trust for Agent and promptly deposit same into a DACA Deposit Account or, during a Cash Dominion Trigger Period, a
Dominion Account for application to the Obligations in accordance with Section 5.5 or 5.6, as applicable.
8.3Administration of Inventory.
8.3.1Records and Reports of Inventory.  Each Loan Party shall keep accurate and complete records of its Inventory in the United States and Canada consistent in all material respects with historical practices, and shall submit to Agent inventory and reconciliation reports (which reports shall set forth the Inventory information by location) in form reasonably satisfactory to Agent, on such periodic basis as Agent may reasonably request.  Subject to Section 10.1.9, Loan Party Agent shall conduct (or shall cause to be conducted) a physical inventory in the United States and Canada at least once per
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calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may reasonably request.  Agent may participate in and observe each physical count.
8.3.2Returns of Inventory.  No Loan Party shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the ordinary course of business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c)
Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds
$10,000,000, in aggregate; and (d) any payment received by a Loan Party for a return is promptly deposited to a DACA Deposit Account or a Dominion Account.
8.3.3Acquisition, Sale and Maintenance.  With respect to Inventory that has been included in the calculation of the U.S. Borrowing Base or Canadian Borrowing Base, no Loan Party
shall acquire or accept any such Inventory on consignment or approval and the Loan Parties shall take all commercially reasonable steps to assure that all Inventory is produced in accordance with applicable
Law, including the FLSA; except in any such case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The Loan Parties shall use, store and maintain all
Inventory with reasonable care and caution, in accordance with historical practices and in conformity in all material respects with all applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any ABL Priority Collateral is located; except in any such case where the failure to do so could not reasonably be expected to result in a Material
Adverse Effect.
8.4[Intentionally Omitted].
8.5Administration of Deposit Accounts.  Schedule 8.5 sets forth all lockbox arrangements and Deposit Accounts (including Dominion Accounts) maintained by the Loan Parties in the United
States and Canada as of the First Amendment Effective Date.  Each Loan Party shall take all commercially reasonable actions necessary to establish Agent’s control of each such Deposit Account
(other than Excluded Deposit Accounts) by causing the related deposit account bank to enter into a
Deposit Account Control Agreement; it being understood that, with respect to any Deposit Account which does not at any time comply with the foregoing requirements specified in this sentence (other than those required to be delivered on the First Amendment Effective Date), the applicable Borrower shall provide notice of the same to Agent, and no funds contained therein shall be treated as either Canadian
Designated Cash Amount or U.S. Designated Cash Amount for purposes of this Agreement and the
Loan Party Agent shall within thirty (30) days, at Agent’s request and in coordination with Agent, cause replacement arrangements to be implemented with respect to the applicable accounts which are reasonably satisfactory to Agent.  The sole account holder of each Deposit Account shall be a single
Loan Party and the Loan Parties shall not allow any other Person (other than Agent and, subject to the
Intercreditor Agreement, the agent specified therein) to have control (as contemplated by the UCC and the PPSA) over a DACA Deposit Account or any property deposited therein.  Each Loan Party shall promptly notify Agent of any opening or closing of a Deposit Account in the United States or Canada, as
applicable, and, concurrently with the opening thereof, shall ensure such account (other than accounts excluded from the operation of this paragraph above) is subject to a fully executed Deposit Account
Control Agreement, an original copy of which has been delivered to Agent.
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8.6General Provisions.
8.6.1Location of Collateral.  All material amounts of tangible items of ABL Priority
Collateral, other than Inventory in transit, shall at all times be kept by the Loan Parties at the Borrowers’
business locations set forth in Schedule 8.6.1, except that the Loan Parties may  (a) make sales or other dispositions of Collateral in the ordinary course of business; (b) in the case of any U.S. Facility Loan
Party, move Collateral to another location in the continental United States (so long as notice of such move is provided to Agent concurrently with delivery of the applicable financial information required pursuant to Sections 10.1.2(a), (b) or (c), as applicable) or Canada (upon thirty (30) days’ (or such lesser time as Agent shall agree in writing) prior written notice to Agent), so long as all actions shall have been taken prior to such move to ensure that Agent has a perfected first priority Lien upon all the ABL Priority
Collateral and (c) in the case of a Canadian Domiciled Loan Party, move Collateral to another location in
Canada (upon thirty (30) days’ (or such lesser time as Agent shall agree in writing) prior written notice to
Agent) or the United States (so long as notice of such move is provided to Agent concurrently with delivery of the applicable financial information required pursuant to Sections 10.1.2(a), (b) or (c), as applicable), so long as all actions shall have been taken prior to such move to ensure that Agent has a perfected first priority security interest in and Lien upon all the ABL Priority Collateral, provided, however, that with respect to the foregoing clauses (b) and (c), if such Collateral is to be in the possession of a third party at a location not set forth on Schedule 8.6.1, the applicable Loan Party having rights in such Collateral shall use commercially reasonable efforts to obtain a Collateral Access Agreement with respect thereto.
8.6.2Insurance of Collateral; Condemnation Proceeds.
(a)(1) Each Loan Party shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best’s Financial Strength Rating of at least A+, unless otherwise approved by
Agent) consistent with past practices.  Proceeds under each policy in excess of $10,000,000 per claim, to the extent arising out of the ABL Priority Collateral, shall be payable to Agent (for application by Agent
(i) in accordance with Section 5.5 or 5.6, if applicable, (ii) if a Default has occurred and is continuing, to payment of the Revolver Loans of the applicable Borrower or (iii) so long as no Default or Event of
Default has occurred and is continuing, for payment to Loan Party Agent).  (2) From time to time upon request, Loan Party Agent shall deliver to Agent the originals or certified copies of its insurance policies.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i)
showing Agent and its successors as lender’s loss payee, as its interests may appear; (ii) requiring at least thirty (30) days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or the owner of the property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Loan Party fails to provide and pay for any insurance, Agent may in consultation with the Loan Party Agent, but shall not be required to, procure the insurance and charge the Loan Parties therefor.  Loan Party Agent agrees to deliver to
Agent, promptly as rendered, copies of all material reports made to insurance companies.  While no
Event of Default exists, the Loan Parties may settle, adjust or compromise any insurance claim relating to the ABL Priority Collateral, as long as the proceeds in excess of $10,000,000 per claim are delivered to Agent (for application by Agent as specified in the first sentence of this clause (a)(1)).  If an Event of
Default exists, only Agent shall be authorized to settle, adjust and compromise claims in excess of
$500,000 in the aggregate related to the ABL Priority Collateral.
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(b)Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of, in each case, any ABL Priority Collateral, or any proceeds or awards that relate to Inventory included in the ABL Priority Collateral, in any such case in excess of $10,000,000 per claim, to the extent received by any Loan Party, shall be paid to Agent (for application by Agent as specified in the first sentence of the foregoing clause (a)(1)).
8.6.3Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral of a Loan Party Group, all Taxes payable with respect to any Collateral of a Loan Party Group (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral of a Loan Party Group, shall be borne and paid by the Loan Parties of such Loan Party Group.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Loan Parties’ sole risk.
8.6.4Defense of Title to Collateral.  Each Loan Party shall at all times defend in a manner consistent with past practices its title to any material Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.
8.7Power of Attorney.  Each Loan Party hereby irrevocably constitutes and appoints Agent
(and all Persons designated by Agent) as such Loan Party’s true and lawful attorney (and agent-in-fact), coupled with an interest, for the purposes and during the times provided in this Section.  ~~Upon Agent’s~~
~~reasonable request, each Mexican Guarantor shall execute and deliver any instrument, document or~~
~~agreement that Agent may reasonably request to effect such appointment.  Agent, or Agent’s designee,~~
~~may, without notice and in either its or a Loan Party’s name, but at the cost and expense of the Loan~~
~~Parties within such Loan Party’s Loan Party Group:~~
~~(a)Endorse a Loan Party’s name on any Payment Item or other proceeds of Collateral~~
~~(including proceeds of insurance) that come into Agent’s possession or control; and~~
~~(b)After an Event of Default has occurred and is continuing, (i) notify any Account Debtors~~
~~of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or~~
~~otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust,~~
~~modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings~~
~~brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon~~
~~such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and~~
~~receive balances in DACA Deposit Accounts or investment accounts, and take control, in any manner,~~
~~of proceeds of Collateral; (v) prepare, file and sign a Loan Party’s name to a proof of claim or other~~
~~document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or~~
~~similar document; (vi) receive, open and dispose of mail addressed to a Loan Party, and notify postal~~
~~authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper,~~
~~Document, Instrument, bill of lading, or other document or agreement relating to any Accounts,~~
~~Inventory or other Collateral; (viii) use a Loan Party’s stationery and sign its name to verifications of~~
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~~Accounts and notices to Account Debtors; (ix) use information contained in any data processing,~~
~~electronic or information systems relating to Collateral; (x) make and adjust claims under insurance~~
~~policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of~~
~~credit, banker’s acceptance or other instrument constituting Collateral for which a Loan Party is a~~
~~beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Loan Party’s~~
~~obligations under the Loan Documents.~~
SECTION 9.  REPRESENTATIONS AND WARRANTIES
9.1General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Loan Party hereby jointly and severally with the other Loan Parties represents and warrants that:
9.1.1Organization and Qualification.  Each Loan Party and each of the Restricted
Subsidiaries is duly organized, validly existing and in good standing (or equivalent) under the laws of the jurisdiction of its organization, except, other than Holdings or any Borrower, where failure to be so could not reasonably be expected to result in a Material Adverse Effect.  Each Loan Party and each of the
Restricted Subsidiaries is duly qualified, authorized to do business and in good standing as a foreign or extra provincial, as the case may be, corporation, limited liability company, exempted company or other entity in each jurisdiction, except where failure to be so qualified, authorized or in good standing could not reasonably be expected to result in a Material Adverse Effect.  The information included in the
Beneficial Ownership Certification most recently provided to Agent and each Lender is true and complete in all respects.
9.1.2Power and Authority.  Each Loan Party is duly authorized to execute, deliver and perform the Loan Documents to which it is a party.  The execution, delivery and performance by each
Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate (or equivalent) action of such Loan Party, and do not (a) require any consent or approval of any holders of Equity Interests of such Loan Party or any Governmental Authority, in each case, other than those already obtained; (b) contravene the Organization Documents of such Loan Party; (c) violate or cause a default under any material applicable Law binding on such Loan Party or Material Contract of such Loan Party, except, with respect to Material Contracts, which could not reasonably be expected to result in a Material Adverse Effect; (d) require any registration or filing with, or any other action by, any
Governmental Authority, except (i) such as have been obtained or made and are in full force and effect,
(ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect; or (e) result in or require the imposition of any Lien
(other than Permitted Liens) on any asset or property of any Loan Party or Restricted Subsidiary.
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9.1.3Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether considered in a proceeding in law or in equity.
9.1.4Corporate Names; Capital Structure.  Schedule 9.1.4 shows, for Holdings and each
Restricted Subsidiary, its name, its jurisdiction of organization, its issued Equity Interests, the holders of its Equity Interests, in each case, as of the First Amendment Effective Date.
9.1.5Locations.  As of the First Amendment Effective Date, the chief executive offices and other places of business of the Loan Parties are shown on Schedule 8.6.1.
9.1.6Title to Properties; Priority of Liens.
(a)Each Loan Party and each of the Restricted Subsidiaries has good and marketable title to
(or valid leasehold interests in) all of its Real Estate, and good title to, or rights in, all of its personal tangible property, in each case with respect to such Real Estate and personal property which is material to its business, including all property reflected in any financial statements delivered to Agent or the
Lenders, in each case free of Liens except Permitted Liens.
(b)[Reserved].
9.1.7Accounts and Inventory.  (a) Agent may rely, in determining which Accounts are
Eligible Accounts, on all statements and representations made by or on behalf of the Borrowers with respect thereto.  All Accounts included in the calculation of Eligible Accounts in any Borrowing Base
Certificate are Eligible Accounts as of the date of such Borrowing Base Certificate.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base
Certificate, that:
(i)it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;
(ii)it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the ordinary course of business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(iii)it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;
(iv)it is not subject to any offset, Lien (other than Permitted Liens), deduction, ongoing defense, dispute or counterclaim, except as arising in the ordinary course of business or otherwise disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;
(v)no purchase order, agreement, document or applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC or the PPSA, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;
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(vi)no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except (i) discounts or allowances granted in the ordinary course of business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder or (ii) other discounts or allowances reflected in the Value of such Account; and
(vii)to the best of the applicable Borrower’s knowledge, (A) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such
Account, (B) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business;
and (C) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.
(b)Agent may rely, in determining which Inventory is Eligible Inventory, on all statements and representations made by or on behalf of the Borrowers with respect thereto.  All Inventory included in the calculation of Eligible Inventory in any Borrowing Base Certificate is Eligible Inventory as of the
date of such Borrowing Base Certificate.
9.1.8Financial Statements; Solvency; Material Adverse Effect.
(a)The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, in each case, are and will be prepared in accordance with GAAP, and fairly present the financial positions and results of operations of such Persons at the dates and for the periods indicated, subject to year-end audit adjustments and the absence of footnotes in the case of statements prepared other than at year-end.  All projections delivered from time to time to Agent and Lenders by or on behalf of the Loan Parties and Restricted Subsidiaries have been prepared in good faith, based on assumptions believed by Holdings to be reasonable at the time delivered to Agent, in light of the circumstances at such time.
(b)Since December 31, 2015, there has been no change in the condition, financial or otherwise, of Holdings and its Restricted Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.
(c)No financial statement delivered to Agent or Lenders by or on behalf of any of the Loan
Parties and the Restricted Subsidiaries at any time contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.
(d)After giving effect to the Transactions, on the Third Restatement Date, the Canadian
Borrower and its consolidated Restricted Subsidiaries and the U.S. Borrower and its consolidated
Restricted Subsidiaries, in each case taken as a whole, are Solvent.
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9.1.9Taxes.  Except to the extent it could reasonably be expected to not have a Material
Adverse Effect, Holdings and each Restricted Subsidiary has timely filed all federal and state income tax returns, and all local and provincial income tax returns and other reports that it is required by law to file, and has timely paid, or made provision for the payment of, all federal and state Taxes upon it and all local and provincial and other Taxes upon it, and its income and its Properties that are due and payable, except to the extent being Properly Contested.
9.1.10[Intentionally Omitted]
9.1.11Intellectual Property.  Except as could not reasonably be expected to have a
Material Adverse Effect, each Loan Party and each of the Restricted Subsidiaries owns or has the lawful right to use all Intellectual Property used, held for use or otherwise necessary in the conduct of its business, without conflict with any rights of others.  No Intellectual Property owned or used by a Loan
Party or any Restricted Subsidiary that is material to the operations or business of any Loan Party has been adjudged invalid or unenforceable by a court of competent jurisdiction or applicable intellectual property registry or been cancelled, in whole or in part, except where such judgment, decree, ruling or cancellation could not reasonably be expected to have a Material Adverse Effect.  There is no pending or, to any Loan Party’s knowledge, threatened Intellectual Property Claim with respect to any Loan Party, any Restricted Subsidiary or any of their property (including any Intellectual Property), and the operation of the businesses of each Loan Party and Restricted Subsidiary does not infringe upon, misappropriate, dilute or otherwise violate the proprietary rights of any third party, except as could not reasonably be expected to have a Material Adverse Effect.  All material U.S. Intellectual Property owned, used, held for use or licensed by, or otherwise subject to any interests of, any Loan Party or Restricted Subsidiary on the
First Amendment Effective Date is shown on Schedule 9.1.11.
9.1.12Governmental Approvals.  Each Loan Party and each of the Restricted Subsidiaries has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except as could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Loan Parties and Restricted Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.
9.1.13Compliance with Laws.  Each Loan Party and each of the Restricted Subsidiaries has duly complied, and its properties and business operations are in compliance, in each case in all respects, with all applicable Laws (including Environmental Laws and with respect to Environmental
Permits), except where noncompliance could not reasonably be expected to have a Material Adverse
Effect.  There have been no citations, notices or orders relating to noncompliance issued to any Loan
Party or Restricted Subsidiary under any applicable Law, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.  No Inventory has been produced in violation of the FLSA, except where such violation could not reasonably be expected to have a Material Adverse
Effect.
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9.1.14Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.14 or would not reasonably be expected to have a Material Adverse Effect, (i) no Loan Party’s or Restricted
Subsidiary’s present or, to its knowledge, former operations, Real Estate or other properties are subject to any federal, state, provincial, territorial or local investigation to determine whether any remedial action is required under Environmental Law to address any environmental pollution, Hazardous Material or environmental clean-up, (ii) no Hazardous Materials are present and there has been no Release or threat of Release of Hazardous Materials at any current facility, or to the knowledge of any Loan Party or
Restricted Subsidiary, at any former facility, in a manner or condition that would reasonably be expected to result in Environmental Liability, (iii) no Loan Party or Restricted Subsidiary has received any
Environmental Claim and (iv) no Loan Party or Restricted Subsidiary knows of any facts, conditions or circumstances which would reasonably be expected to give rise to any Environmental Liability.
9.1.15Burdensome Contracts.  No Loan Party or Restricted Subsidiary is a party or subject to any contract, agreement or charter restriction that has resulted in or could reasonably be expected to have a Material Adverse Effect.  No Loan Party or Restricted Subsidiary is party or subject to any Restrictive Agreement other than, (v) the Loan Documents, (w) the Permitted Secured Debt
Documents, (x) customary non-assignment provisions with respect to leases or licensing agreements entered into by the Loan Parties or any of their Restricted Subsidiaries in the ordinary course of business,
(y) any restriction or encumbrance with respect to any asset of the Loan Parties or any of their Restricted
Subsidiaries imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets otherwise permitted under this Agreement, (z) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (aa) customary restrictions in connection with a Permitted Receivables Financing, if any, (bb) Restrictive Agreements
relating to Incremental Equivalent Debt otherwise permitted hereunder, (cc) agreements to which a
Foreign Subsidiary that is not a Loan Party is party to the extent that the restrictions or conditions therein are imposed only on such Foreign Subsidiary and other Subsidiaries that are not Loan Parties and (dd)
Restrictive Agreements relating to Refinancing Indebtedness otherwise permitted hereunder.  No
Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by a Loan
Party or Restricted Subsidiary.
9.1.16Litigation.  Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Loan Party’s knowledge, threatened against any Loan Party or
Restricted Subsidiary, or any of their businesses, operations, properties or conditions, that (a) relate to any Loan Document or the Transactions; or (b) have resulted in or could reasonably be expected to have a Material Adverse Effect.  Except as shown on Schedule 9.1.16, no Loan Party has a commercial tort claim (other than commercial tort claims for less than $10,000,000).  No Loan Party or Restricted
Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
9.1.17No Defaults.  No event or circumstance has occurred or exists that constitutes a
Default or Event of Default.  No Loan Party or Restricted Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default by any Loan Party or Restricted Subsidiary, under any Material Contract that could reasonably be expected to have a Material Adverse Effect.
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9.1.18ERISA.
(a)Except as could not reasonably be expected, individually or in the aggregate, to result in a
Material Adverse Effect, each Pension Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.
(b)There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect.
(c)(i) No ERISA Event has occurred and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) no Pension Plan has any Unfunded Pension Liability as of
the Pension Plan’s most recent valuation date; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of
ERISA with respect to a Multiemployer Plan; (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except with respect to each of the foregoing clauses of this Section 9.1.18(c), as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(d)With respect to each scheme or arrangement related to retirement or pension obligations mandated by a government other than the United States or Canada (a “Foreign Government Scheme or
Arrangement”) and with respect to each retirement or pension plan maintained or contributed to by
Holdings or any of its Restricted Subsidiaries that is not subject to United States or Canadian law (a
“Foreign Plan”):
(i)any employer and employee contributions required by law or by the terms of any
Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except for any failure that could not reasonably be expected to have a Material Adverse Effect;
(ii)the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Third Restatement Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles except for any underfunding that could not reasonably be expected to have a Material Adverse Effect; and
(iii)each Foreign Plan required to be registered has been registered and has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as could not reasonably be expected to have a Material Adverse Effect.
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(e)Except as could not reasonably be expected to result in a Material Adverse Effect in the case of clauses (i), (ii) or (v), (i) the Canadian Domiciled Loan Parties are in compliance with the requirements of the PBA with respect to each Canadian Pension Plan and in compliance with any FSCO order directed specifically at a Canadian Pension Plan; (ii) except as disclosed on Schedule 9.1.18(e), no
Canadian Pension Plan has any Unfunded Pension Liability as of the First Amendment Effective Date
with respect to the Retirement Benefit Agreement between Cooper-Standard Automotive Canada Limited and the National Automobile, Aerospace, Transportation and General Workers Union of Canada
(C.A.W.) Local 876 and as of the First Amendment Effective Date with respect to the Pension Plan for
Salaried Employees of Cooper-Standard Automotive Canada Limited; (iii) no fact or situation that may reasonably be expected to result in a Material Adverse Effect exists in connection with any Canadian
Pension Plan; (iv) no Termination Event has occurred, except where prior written notice of such
Termination Event has been given to Agent in accordance with Section 10.2.16; (v) all contributions required to be made by any Canadian Domiciled Loan Party or Subsidiary to any Canadian Pension Plan
have been made in a timely fashion in accordance with the terms of such Canadian Pension Plan and the
PBA; (vi) no Lien has arisen, choate or inchoate, in respect of any Canadian Domiciled Loan Party or their property in connection with any Canadian Pension Plan (save for contribution amounts not yet due), other than Permitted Liens and (vii) as of the First Amendment Effective Date the FSCO or the
Superintendent has not issued any notices of wind up in respect of any Canadian Pension Plan.
9.1.19Trade Relations.  There exists no actual or, to the knowledge of any Loan Party, threatened termination, limitation or modification of any business relationship between any Loan Party or
Restricted Subsidiary, on the one hand, and any customer or supplier, or any group of customers or suppliers, on the other hand, which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.  There exists no condition or circumstance that has materially impaired or could reasonably be expected to materially impair the ability of any Loan Party or Restricted Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the First
Amendment Effective Date.
9.1.20Labor Relations.  Except as described on Schedule 9.1.20, on the First
Amendment Effective Date no Loan Party or Restricted Subsidiary is party to or bound by any collective bargaining agreement, management agreement, consulting agreement or Multiemployer Plan.  Except as could not reasonably be expected to have a Material Adverse Effect, there are no material grievances, unfair labor practices complaints or other disputes with any union or other organization of any Loan
Party’s or Restricted Subsidiary’s employees or consultants, or, to any Loan Party’s knowledge, any asserted or to the knowledge of any Loan Party, threatened strikes, walkouts or work stoppages.
9.1.21Payable Practices.  No Loan Party or Restricted Subsidiary has made any material change in its historical accounts payable practices from those in effect on the First Amendment Effective
Date.
9.1.22Not a Regulated Entity.  No Loan Party or Restricted Subsidiary is (a) an
“investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, any public utilities code or any other applicable Law regarding its authority to incur Indebtedness.
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9.1.23Margin Stock.  No Loan Party or Restricted Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the FRB).  No Loan proceeds or Letters of
Credit will be used to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any margin stock or for any related purpose governed by Regulations T, U or X of the FRB.
9.1.24Perfection, Etc.
(a)The Pledge and Security Agreement and the Canadian Security Agreements are effective to create in favor of Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interest in, the Pledge and Security Agreement Collateral and Collateral, as applicable, and,
(i) when financing statements and other filings in appropriate form are filed in the offices specified on
Schedule 9.1.24, and (ii) upon the taking of possession or control by Agent of the Pledge and Security
Agreement Collateral and Collateral, as applicable, with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to Agent to the extent possession or control by Agent is required by the Pledge and Security Agreement or the Canadian
Security Agreements), the Liens created by the Pledge and Security Agreement and the Canadian
Security Agreements shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Pledge and Security Agreement Collateral and the Collateral to the extent perfection is required in accordance with the terms of the Pledge and Security Agreement or the
Canadian Security Agreement (other than such Pledge and Security Agreement Collateral or Collateral in which a security interest cannot be perfected under the UCC or the PPSA as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement or possession or control by the secured party), in each case subject to (i) no Liens other than Liens permitted under the Loan Documents and (ii) the terms of the Intercreditor Agreement.
(b)The Liens created by each Intellectual Property Security Agreement constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in such of the Intellectual Property as consists of Patents and Trademarks (each as defined in the Pledge and
Security Agreement) registered or applied for with the United States Patent and Trademark Office or
Copyrights (as defined in the Pledge and Security Agreement) registered or applied for with the United
States Copyright Office, as the case may be, in each case to the extent perfection is required in accordance with the terms of the Pledge and Security Agreement and in each case subject to no Liens other than Liens permitted under the Loan Documents.
(c)[Reserved].
(d)Each Security Document delivered pursuant to Section 10.1.11 creates, when delivered in favor of Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral described thereunder, and such Security Document constitutes fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (to the extent intended to be created thereby and required to be perfected under the Loan Documents), in each case subject to no Liens other than the
Liens permitted under the Loan Documents.
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9.1.25OFAC; Sanctions.  No Borrower or Subsidiary, nor to the knowledge of any
Borrower or Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions.  No Borrower or Subsidiary is located, organized or resident in a Designated Jurisdiction.  No part of the proceeds of any Loan shall, nor shall any Letter of Credit, in any case, be used directly or indirectly in violation of any Anti-Terrorism Laws or
Sanctions.
9.1.26Affected Financial Institution.  No Loan Party is an Affected Financial Institution
or Covered Entity.
9.1.27Anti-Corruption Laws.  No Borrower or Subsidiary, nor to the knowledge of the
Borrower or any Subsidiary, any director, officer, employee, agent, controlled affiliate or representative thereof has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  Each Borrower and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
9.2Complete Disclosure.  None of the representations or warranties made by any Loan
Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, taken as a whole, not materially misleading in any material respect as of the time when made or delivered.  There is no fact or circumstance that any Loan Party has failed to disclose to Agent in writing that has resulted in or could reasonably be expected to have a Material Adverse Effect.
SECTION 10.  COVENANTS AND CONTINUING AGREEMENTS
10.1Affirmative Covenants.  As long as any Commitments or Obligations (other than indemnity obligations that are not currently due and payable) are outstanding, each Loan Party, jointly and severally with the other Loan Parties, agrees that it shall, and shall cause each Subsidiary to:
10.1.1Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and to furnish to Agent (on behalf of the Lenders):
(a)as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, in each case with all consolidating information regarding Parent and its
Restricted Subsidiaries required to reflect the adjustments necessary to eliminate the accounts of any
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Unrestricted Subsidiaries from such consolidated financial statements (it being understood and agreed that such requirement with respect to Unrestricted Subsidiaries may be satisfied in the form of a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the
financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young
LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit;
(b)for each month ending during any Financial Covenant Trigger Period or on the date of occurrence of the trigger for any Financial Covenant Trigger Period, as soon as available, and in any event within thirty (30) days after the end of any such month and within five (5) days after the occurrence of the trigger for any Financial Covenant Trigger Period, unaudited balance sheets as of the end of such month and the related statements of income for such month and for the portion of the fiscal year then elapsed, on a consolidated basis (for Holdings and its Restricted Subsidiaries), in an internal management reporting format, consistent with past practices, setting forth in comparative form corresponding figures for the preceding fiscal year and certified by a Responsible Officer of Loan Party
Agent as being prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;
(c)as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, in each case with all consolidating information regarding Parent and its Restricted Subsidiaries required to reflect the adjustments necessary to eliminate the accounts of any Unrestricted Subsidiaries from such consolidated financial statements (it being understood and agreed that such requirement with respect to Unrestricted Subsidiaries may be satisfied in the form of a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent), setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting in all material respects the financial condition, results of operations and cash flows of
Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
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(d)concurrently with delivery of financial statements under clauses (a) and (c) above (or concurrently with delivery of financial statements under clause (b) above during a Financial Covenant
Trigger Period), and more frequently if requested by Agent while an Event of Default has occurred and is continuing, a Compliance Certificate executed by a Responsible Officer of Holdings, which shall state whether a Pricing/Fee Reduction Period is in effect and, if so, evidence in reasonable detail that the
Consolidated Total Debt Ratio is equal to or less than 3.50 to 1.00 for the most recently ended four fiscal quarter period;
(e)not later than the earlier of seventy-five (75) days after the end of each fiscal year of the
Parent or thirty (30) days after the approval of the Board of Directors thereof, concurrently with delivery of financial statements under clause (a) above, reasonably detailed forecasts prepared by management of
Holdings (including projected consolidated balance sheets, income statements, and EBITDA, cash flow statements and Availability of the Borrowers and their Restricted Subsidiaries) on a quarterly basis for the fiscal year following such fiscal year then ended;
(f)at Agent’s request (but in no event more frequently than once each calendar quarter, so long as no Default or Event of Default has occurred and is continuing), a listing of each Loan Party’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Agent;
(g)promptly after the sending or filing thereof, copies of any final proxy statements, financial statements or reports that Parent has generally made publicly available to its shareholders;
copies of any regular, periodic and special reports (including reports on Form 8-K and 10-Q) or registration statements (other than registration statements on Form S-8) or prospectuses that any Loan
Party files with the SEC; and copies of any press releases or other statements made available by a Loan
Party to the public concerning material changes to or developments in the business of such Loan Party;
(h)at Agent’s request, after the filing thereof, copies of any annual information report or return (including all actuarial reports and other schedules and attachments thereto), required to be filed with a Governmental Authority, or the filing of any request for funding relief with the Superintendent in connection with each Pension Plan or any Canadian Pension Plan; promptly upon receipt, copies of any notice, demand, inquiry or subpoena received in connection with any Plan or Canadian Pension Plan from a Governmental Authority (including FSCO and the Superintendent) (other than routine inquiries in the course of application for a favorable IRS determination letter); at Agent’s request, copies of any annual return required to be filed with a Governmental Authority in connection with any other Plan or
Canadian Pension Plan;
(i)promptly, after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable
non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(j)(i) promptly upon becoming aware of the occurrence of any ERISA Event (or Foreign
Plan Event) that, alone or together with any other ERISA Events (or Foreign Plan Events) that have occurred, could reasonably be expected to result in liability of Holdings or its Restricted Subsidiaries in an amount that would reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action Holdings or any of its Restricted Subsidiaries has taken, are
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taking or propose to take with respect thereto and, when known, any action taken or threatened by the
IRS, the Department of Labor, the PBGC or any other Governmental Authority or Multiemployer Plan sponsor with respect thereto; and (ii) with reasonable promptness, upon request by Agent, copies of (1)
each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its Restricted Subsidiaries with the IRS with respect to each Pension Plan; (2) the most recent actuarial valuation report for each Pension Plan that is sponsored or contributed to by Holdings or its
Restricted Subsidiaries; (3) all notices received by Holdings or its Restricted Subsidiaries from a
Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event or Foreign
Plan Event; and (4) such other documents or governmental reports or filings relating to any Person Plan,
Multiemployer Plan or Foreign Plan as Agent shall reasonably request;
(k)together with the delivery of each Compliance Certificate pursuant to Section 10.1.1(d), a report supplementing Schedules 9.1.4, 9.1.6(b) and 9.1.11;
(l)as soon as practicable and in any event by the last day of each fiscal year, a report in form reasonably satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding fiscal year;
(m)such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Loan Party’s or Restricted
Subsidiary’s financial condition or business; and
(n)upon receipt or delivery thereof by or to Holdings or any Restricted Subsidiary, any notice of “Default” or “Event of Default” (under and as defined in the Permitted Secured Debt
Documents or the Secured Incremental Equivalent Debt Documents) and, without duplication of any report required to be provided hereunder, each material report required to be provided pursuant to the
Permitted Secured Debt Documents or the Secured Incremental Equivalent Debt Documents and, upon execution thereof, any waiver, amendment or other modification to the Permitted Secured Debt
Documents or the Secured Incremental Equivalent Debt Documents.
Notwithstanding the foregoing, (i) in the event that Holdings delivers to Agent an Annual Report for the
Parent on Form 10-K for such fiscal year, as filed with the SEC, within 90 days after the end of such fiscal year, such Form 10-K shall satisfy all requirements of paragraph (a) of this Section 10.1.1 to the extent that it contains the information required by such paragraph (a) and does not contain any “going concern” or like qualification, exception or explanatory paragraph or qualification or any exception or explanatory paragraph as to the scope of such audit and (ii) in the event that Holdings delivers to Agent a Quarterly Report for the Parent on Form 10-Q for such fiscal quarter, as filed with the SEC, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy all requirements of paragraph (b)
of this Section 10.1.1 to the extent that it contains the information required by such paragraph (b); in each case to the extent that information contained in such 10-K or 10-Q satisfies the requirements of paragraph (a) or (b) of this Section 10.1.1, as the case may be.
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So long as (i) the Parent is a registrant for purposes of U.S. federal securities laws or (ii) the Parent or any of its Restricted Subsidiaries has Indebtedness outstanding (other than the Facility Commitments and the Obligations hereunder) with respect to which it must prepare financial statements in accordance with Regulation S-X, in each case with respect to any fiscal period covered by or included in any financial statements delivered by Holdings pursuant to Section 10.1.1(a) or (b), such financial statements delivered by Holdings pursuant to Section 10.1.1(a) or (b) shall be in such form as shall meet the requirements of Regulation S-X, and all other accounting rules and regulations of the SEC promulgated thereunder, required of a registrant.
Holdings will be permitted to satisfy its obligations with respect to financial information relating to
Parent described in clauses (a) and (b) above by furnishing financial information relating to any Parent
Entity; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to any Parent Entity and any of its Subsidiaries other than Holdings and its Subsidiaries, on the one hand, and the information relating to Holdings, the other Loan Parties and the other Restricted Subsidiaries of Holdings on a standalone basis, on the other hand.
Documents required to be delivered pursuant to this Section 10.1.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto to any Parent Entity’s website on the internet at the website address “cooperstandard.com”; or (ii) on which such documents are posted on Holdings’ behalf on an internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent); provided that: (i) upon written request by Agent,
Holdings shall deliver paper copies of such documents to Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by Agent or such Lender and (ii)
Holdings shall notify (which may be facsimile or electronic mail) Agent of the posting of any such documents and provide to Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Agent shall have no obligation to request the delivery of or to maintain or deliver to
Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery and maintaining its copies of such documents.
Holdings hereby acknowledges that (a) Agent will make available to the Lenders materials and/or information provided by or on behalf of Holdings hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and
(b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Holdings hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof;
(x) by marking Borrower Materials “PUBLIC,” Holdings shall be deemed to have authorized Agent, the
Lead Arrangers, and the Lenders to treat such Borrower Materials as not containing any material non-
public information (although it may be sensitive and proprietary) with respect to Holdings or its
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securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section
14.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Agent and the Lead Arrangers
shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
10.1.2Notices.  Notify Agent in writing, promptly after a Responsible Officer of the Loan
Party’s obtaining knowledge thereof, of any of the following that affects any Loan Party or Restricted
Subsidiary:
(a)any matter that has resulted or could reasonably be expected to result in a Material
Adverse Effect;
(b)the existence of any Default or Event of Default;
(c)the discharge of or any withdrawal or resignation by any of the Loan Parties’ independent accountants and any material change in accounting policies or financial reporting practices;
(d)any (i) material breach by a plan sponsor of the terms of a Canadian Pension Plan, or (ii)
action or inaction of a plan sponsor or administrator, in each case, provided that it could reasonably be expected to result in a Termination Event.
(e)any Casualty Event that affects, in aggregate, Collateral with a book value in excess of the Dollar Equivalent of $6,000,000;
(f)without duplication of any notice required to be provided hereunder, each material notice required to be provided pursuant to the Permitted Secured Debt Documents or the Secured Incremental
Equivalent Debt Documents;
(g)promptly upon any Loan Party obtaining knowledge of (i) the institution of any Adverse
Proceeding not previously disclosed in writing by Holdings to Agent, or (ii) any material development in any Adverse Proceeding that, in the case of clause (i) could reasonably be expected to have a Material
Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of the Transactions, written notice thereof together with such other information as may be reasonably available to Holdings to enable
Agent and its counsel to evaluate such matters;
(h)any rent disputes involving a Loan Party with respect to a location where any material
Collateral is located.
Each notice pursuant to this Section 10.1.2 shall be accompanied by a statement of a Responsible
Officer of Holdings setting forth details of the occurrence referred to therein and stating what action
Holdings has taken and proposes to take with respect thereto.  Each notice pursuant to Section 10.1.2(b)
shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
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10.1.3Landlord and Storage Agreements.  Upon Agent’s commercially reasonable request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, in each case, between a Loan Party and/or a
Restricted Subsidiary and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any material Collateral may be kept or that otherwise may possess or handle any material Collateral.
10.1.4Compliance with Laws.  Comply with all applicable Laws, including ERISA (and analogous foreign legislation), Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless such failure to so comply (other than failure to comply with Anti-Terrorism Laws) or to so maintain would not reasonably be expected to have a
Material Adverse Effect.  Without limiting the generality of the foregoing, if any environmental Release of Hazardous Materials occurs at, on, under or from any Real Estate of any Loan Party or Restricted
Subsidiary that could reasonably be expected to have a Material Adverse Effect, it shall, to the extent required of it by Environmental Law, reasonably conduct investigation and remediation of such Release.
10.1.5Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested or where the failure to pay could not reasonably be expected to have a Material Adverse Effect.
10.1.6Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 10.2.7, (b) take all reasonable action to maintain all material rights, privileges
(including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, and (c) maintain all of its material Intellectual Property, except, in each case
(other than the Loan Parties with respect to clause (a)), as would not have a Material Adverse Effect.
10.1.7Maintenance of Properties.  Maintain, preserve and protect all of its assets or property necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and make all necessary repairs thereto and renewals and replacement thereof, in each case, except as would not reasonably be expected to have a
Material Adverse Effect.
10.1.8Insurance.
(a)Maintain with financially sound and reputable insurance companies, insurance with respect to its property and business against loss or damage of the kinds customarily insured against by
Persons engaged in similar businesses (including business interruption insurance in amount customarily maintained by similarly situated companies engaged in the same or similar business in the same or similar locations), in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.
Each such policy of insurance (other than worker’s compensation, directors and officers liability or other insurance where endorsements, such Insurance Assignments or additions are not customarily available)
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shall (i) name Agent, on behalf of the Secured Parties as a lender’s loss payee thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Agent, that names Agent, on behalf of the
Secured Parties, as the first loss payee/mortgagee thereunder and provides for at least thirty days’ prior written notice to Agent of any modification or cancellation of such policy, in each case, to the extent acceptable to the insurer.
(b)[Reserved].
10.1.9Inspections; Appraisals.
(a)Permit Agent from time to time, subject to reasonable notice and during normal business hours (except when an Event of Default exists), to visit and inspect the Properties of any Loan Party or
Restricted Subsidiary in the United States and Canada, including, without limitation, inspect, audit and make extracts from any Loan Party’s or Restricted Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Loan Party’s or Restricted
Subsidiary’s business, financial condition, assets, prospects and results of operations.  Neither Agent nor any Lender shall have any duty to any Loan Party to make any inspection, nor to share any results of any inspection, appraisal or report with any Loan Party (provided that, except when an Event of Default exists, a representative of Loan Party Agent is given the opportunity to be present during any discussion with any such agent, adviser or independent accountant).  The Loan Parties acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and the Loan
Parties shall not be entitled to rely upon them.
(b)Reimburse Agent in accordance with Section 3.4 for all charges, costs and expenses of
Agent in connection with (i) examinations of any Loan Party’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to one (1) time (or, during any Audit Trigger
Period, two (2) times) per Loan Year; and (ii) appraisals of Inventory up to one (1) time (or, during any
Audit Trigger Period, two (2) times) per Loan Year; provided, however, that if an examination or appraisal is initiated during an Event of Default, all charges, costs and expenses therefor shall be reimbursed by the Loan Parties without regard to such limits; provided, further, that so long as (i) the total outstanding Revolver Loans are $0 and (ii) the LC Obligations do not exceed an amount equal to the Dollar Equivalent of $20,000,000, the Borrower may request an extension of such appraisal and the reimbursement by the Loan Parties to the Administrative Agent of the same for a period of up to six (6)
months, which such extension may be granted by the Administrative Agent in its sole discretion.
Subject to and without limiting the foregoing, the Loan Parties specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group.  Subject to the restrictions set forth in clause (a) above and this clause (b), Agent agrees, for the benefit of the Lenders, to commence examinations as referenced in this Section 10.1.9 on at least an annual basis.  In addition to the foregoing, during an Event of Default, at its discretion, Agent shall be permitted to request appraisals of Fixed Asset Priority Collateral up to two (2) times per Loan Year.
10.1.10Use of Proceeds.  Use the proceeds of any Loans for working capital and general corporate purposes of Holdings and its Subsidiaries, including acquisitions and investments and payment of fees and expenses in connection therewith.
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10.1.11Covenant to Guarantee Obligations and Give Security.
(a)Upon the formation or acquisition of any new U.S. Subsidiary or Canadian Subsidiary of
Holdings~~, or any Subsidiary organized under the laws of a Specified Jurisdiction~~  (other than an
Excluded Subsidiary) (provided, that each of (i) any redesignation resulting in an Unrestricted
Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an
Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 10.1.11), or upon the acquisition of any personal property, including Intellectual Property (other than “Excluded Property” as defined in the
Pledge and Security Agreement) by any U.S. Subsidiary or Canadian Subsidiary, then Holdings shall, in each case at Holdings’ expense:
(i)in connection with (x) the formation or acquisition of a U.S. Subsidiary, within ninety (90) days after such formation or acquisition or such longer period as Agent may agree,
(A) cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to
Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to
Agent, guaranteeing U.S. Facility Obligations, and (B) (if not already so delivered) deliver certificates representing the Pledged Equity Interests of each such Subsidiary (other than any
Unrestricted Subsidiary) accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such Subsidiary indorsed in blank to Agent, together with, if requested by Agent, Pledge Supplements or other pledge or security agreements with respect to the pledge of any Equity Interests or Indebtedness;
provided, that only 65% of voting Equity Interests of any Foreign Subsidiary that is a CFC (or any U.S. Subsidiary described in clause (i) of the definition of Excluded Subsidiary) held by a
Loan Party shall be required to be pledged as Collateral for the U.S. Facility Obligations and no
such restriction shall apply to non-voting Equity Interests of such Subsidiaries; provided, further, that notwithstanding anything to the contrary in this Agreement, no assets owned by any Foreign
Subsidiary that is a CFC (including stock owned by such Foreign Subsidiary in a U.S.
Subsidiary) or any Subsidiary described in clause (i) of the definition of Excluded Subsidiary shall be required to be pledged as Collateral for the U.S. Facility Obligations~~,~~ and (y) the
formation or acquisition of a Canadian Subsidiary, within ninety (90) days after such formation or acquisition or such longer period as Agent may agree, cause such Subsidiary that is not an
Excluded Subsidiary to duly execute and deliver to Agent a guaranty supplement, in form and substance reasonably satisfactory to Agent, guaranteeing the Canadian Facility Obligations~~, and~~
~~(z) the formation or acquisition of a Subsidiary organized under the laws of a Specified~~
~~Jurisdiction, within ninety (90) days after such formation or acquisition or such longer period as~~
~~Agent may agree, cause each such Subsidiary that is not an Excluded Subsidiary to become a~~
~~Specified Jurisdiction Guarantor by duly executing and delivering to Agent a guaranty or~~
~~guaranty supplement, in form and substance reasonably satisfactory to Agent, guaranteeing the~~
~~Obligations~~; provided, that notwithstanding anything to the contrary in this Agreement or any other Loan Document, no assets owned by ~~any Subsidiary organized under the laws of a~~the
Specified Jurisdiction Guarantor shall be required to be pledged as Collateral.  ~~For the avoidance~~
~~of doubt, and notwithstanding anything to the contrary in any other Loan Document, no entity~~
~~shall have any obligation to become a Specified Jurisdiction Guarantor prior to the date that is~~
~~ninety (90) days after the Third Amendment Effective Date or such longer period as Agent may~~
~~agree.~~
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(ii)(x) within ninety (90) days after such formation or acquisition of a U.S.
Subsidiary (or such longer period, as Agent may agree), furnish to Agent a description of the real and personal properties of the U.S. Subsidiaries (other than Excluded Subsidiaries) in detail reasonably satisfactory to Agent; provided that any such information provided pursuant to this clause (ii)(x) shall consist solely of information of the type that would be set forth on Schedules
8.6.1, 9.1.4, 9.1.6(b) and 9.1.11, and (y) within ninety (90) days after such formation or acquisition of a Canadian Subsidiary (or such longer period, as Agent may agree), furnish to
Agent a description of the personal properties of the Canadian Subsidiaries (other than Excluded
Subsidiaries) in detail reasonably satisfactory to Agent;
(iii)(x) within ninety (90) days after such formation or acquisition of a U.S.
Subsidiary, or such longer period, as Agent may agree, duly execute and deliver, and cause each such U.S. Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to Agent
Pledge Supplements, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to Agent (consistent with the Pledge and
Security Agreement and Intellectual Property Security Agreement (and Section 10.1.11)),
securing payment of all the U.S. Facility Obligations and constituting Liens on all such properties, and (y) within ninety (90) days after such formation or acquisition of a Canadian
Subsidiary, or such longer period, as Agent may agree in its sole discretion, duly execute and deliver, and cause each such Canadian Subsidiary that is not an Excluded Subsidiary to (aa) duly execute and deliver, to Agent security agreements (including Canadian Security Agreements), as specified by and in form and substance reasonably satisfactory to Agent, securing payment of all the Canadian Facility Obligations, (bb) take whatever action may be necessary or advisable
(including the filing of PPSA financing statements) in the reasonable opinion of the Agent to vest in Agent (or in any representative of Agent designated by it) valid, subsisting and perfected
Liens on the properties purported to be subject to the Canadian Security Agreements and other security agreements delivered pursuant to this Section 10.1.11, in each case, to the extent required under the Loan Documents and enforceable against all third parties in accordance with their terms;
(iv)within ninety (90) days after such formation or acquisition of a U.S. Subsidiary, or such longer period, as Agent may agree in its sole discretion, take, and cause such Subsidiary that is not an Excluded Subsidiary to take, whatever action (including, without limitation, the filing of UCC financing statements, the giving of notices and delivery of stock and membership interest certificates) may be necessary or advisable in the reasonable opinion of Agent to vest in
Agent (or in any representative of Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Pledge Supplements and security agreements delivered pursuant to this Section 10.1.11, in each case, to the extent required under the Loan Documents and subject to the perfection exceptions (as provided in the Pledge and Security Agreement), enforceable against all third parties in accordance with their terms;
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(v)within thirty (30) days after the request of Agent, or such longer period as such
Agent may agree, deliver to such Agent, a signed copy of one or more opinions, addressed to such Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to such Agent as to such matters as Agent may reasonably request;
(vi)notwithstanding anything to the contrary herein, if any Subsidiary shall provide a guaranty or security interest as credit support for the First Lien Notes~~, Senior Secured Notes~~  or
any other Fixed Asset Facility, such Subsidiary shall become a Guarantor pursuant to this
Section 10.1.11; and
(vii)at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as Agent in its reasonable judgment may deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Pledge Supplements and security agreements.
(b)Notwithstanding the foregoing, (i) Agent shall not take a security interest in assets of
~~any~~the Specified Jurisdiction Guarantor or those assets as to which Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the applicable Lenders of the security afforded thereby, (ii) neither Holdings nor any of its Subsidiaries shall be required to take any actions in order to perfect the security interests granted to Agent for the ratable benefit of the Secured Parties under the law of any jurisdiction outside the United States or Canada or with respect to any real property, and (iii) any security interest or Lien on the assets of any U.S. Domiciled Loan Party, and any obligation of any U.S.
Domiciled Loan Party, shall be subject to the relevant requirements of the Intercreditor Agreement.
~~(c)Notwithstanding the joint and several liability envisaged in Section 5.10.1 above, subject~~
~~to the provisions of Section 5.10.2 above and notwithstanding the provisions on governing law~~
~~contained in Section 14.14, each Specified Jurisdiction Guarantor that is incorporated under the laws of~~
~~Romania (each a “Romanian Guarantor”), hereby irrevocably and unconditionally guarantees to~~
~~Agent and the Lenders the prompt payment and performance of all Obligations and agreements of each~~
~~other Loan Party under the Loan Documents, with this guarantee having the legal nature of a fideiusiune~~
~~within the meaning of the Article 2280 and the following of the Romanian Civil Code (the “Romanian~~
~~Suretyship”).~~
~~(d)Notwithstanding the foregoing, in respect any Romanian Guarantor, any guarantee~~
~~constituted or purportedly constituted by a Romanian Guarantor through the present Agreement and/or~~
~~other Loan Documents in relation to the Third Amendment Transactions (as defined in the Third~~
~~Amendment) and any related Refinancing, including the Romanian Suretyship constituted as per Section~~
~~10.1.11(c) above (collectively, the “Romanian Guarantee”), shall be subject to the following:~~
~~(i)It is expressly accepted that the Romanian Guarantee is to be constituted through~~
~~the present Agreement and/or other Loan Documents;~~
~~(ii)Each Romanian Guarantor’s cumulative liability under the Romanian Guarantee~~
~~is limited to any amount that would not cause the Romanian Guarantor to breach any of its legal~~
~~or statutory obligations, including the breach of the covenants undertaken under this Section~~
~~10.1.11(d);~~
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~~(iii)The Romanian Guarantee shall not be binding on any Romanian Guarantor to the~~
~~extent to which the constituting of the Romanian Guarantee would result in a breach of the~~
~~provisions of art.  272 para (1) let.  (b) of the Romanian Companies Law no.  31/1990, subject to~~
~~the provisions of para (2) of the same article;~~
~~(iv)The Romanian Guarantee shall not be binding on a Romanian Guarantor to the~~
~~extent to which the constituting of the Romanian Guarantee would result in a breach of the~~
~~provisions of art.  272 para (1) let.  (c) of the Romanian Companies Law no.  31/1990, as~~
~~corroborated by the provisions of art.  1444 of the same law;~~
~~(v)The Romanian Guarantee shall not include the assumption by any Romanian~~
~~Guarantor of any liability which would result in a misuse of such Romanian Guarantor’s assets~~
~~or credit and that would accordingly trigger the liability of any of a Romanian Guarantor’s~~
~~management, shareholders or any other person that contributed to the situation of insolvency, in~~
~~terms of art.  169 of the Romanian Insolvency Law no.  85/2014, as corroborated by art.  117 of~~
~~the same law; and~~
~~(vi)The Romanian Guarantee shall be limited in such an amount as is necessary to~~
~~ensure the compliance of each Romanian Guarantor with the Romanian legal requirements~~
~~relating to the legal concept of “corporate benefit”, as understood by the relevant Romanian~~
~~legislation, case law and doctrine.  In this regard, each Romanian Guarantor will only constitute~~
~~the Romanian Guarantee in the event that such Romanian Guarantor will derive substantial direct~~
~~and indirect corporate benefit from the credit commitments issued under this Agreement, which~~
~~corporate benefit must have been expressly acknowledged by the competent corporate body or~~
~~bodies of such Romanian Guarantor, as applicable, prior to the entry of such Romanian~~
~~Guarantor into this Agreement.~~
10.1.12Licenses.  Keep each material License necessary to make, use or sell any
Collateral (including the manufacture, distribution or disposition of Inventory) in full force and effect
(other than any forfeiture, abandonment or dedication to the public taken in the ordinary course of business).
10.1.13Post-Closing Matters.  Holdings shall, and shall cause each of its Restricted
Subsidiaries to, satisfy the requirements set forth on Schedule 10.1.13 on or before the date thereon specified for such requirement, in each case as such date may be extended by Agent in its sole discretion, so long as Holdings is working diligently in good faith to complete, or cause its Restricted Subsidiaries to complete, the applicable requirement as determined by Agent in its sole discretion.
10.2Negative Covenants.  As long as any Commitments or Obligations (other than indemnity obligations that are not currently due and payable) are outstanding, each Covenant Party jointly and severally with the other Covenant Parties hereby agrees not to, or to permit any Restricted Subsidiary to, and solely with respect to Sections 10.2.1 and 10.2.4, Holdings agrees not to:
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10.2.1Permitted Liens.  (a) Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether owned on the Third Restatement Date or thereafter acquired
(except Permitted Liens) (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of Holdings or any Loan Party, unless:
(i)in the case of Subject Liens on any Collateral, any Subject Lien if such Subject
Lien is a Permitted Lien; and
(ii)in the case of any other asset or property any Subject Lien if (i) the applicable
Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject
Lien secures any Junior Indebtedness) the obligations secured by such Subject Lien or (ii) such
Subject Lien is a Permitted Lien.
(b)Any Lien created for the benefit of the Secured Parties pursuant to the preceding clause
(ii) shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the applicable Obligations.
10.2.2Permitted Indebtedness.  (a) Directly or indirectly, Incur any Indebtedness
(including Acquired Indebtedness) or issue any shares of Disqualified Stock and Holdings will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that
Holdings and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Asset Fixed Charge Coverage Ratio of Parent and its Restricted Subsidiaries on a
consolidated basis for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is
Incurred or such Disqualified Stock or Preferred Stock is issued would have at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the aggregate amount of Indebtedness (including
Acquired Indebtedness) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are U.S. Domiciled Loan Parties shall not exceed the greater of (x) $~~130,000,000~~105,000,000 and (y) ~~5.0~~50.0% of ~~Consolidated Total Assets~~LTM
EBITDA at the time of Incurrence, at any one time outstanding.
(b)In addition, the following shall be permitted:
(i)the Incurrence by Holdings or its Restricted Subsidiaries (including for the avoidance of doubt, any Wholly-Owned Restricted Subsidiary that is a Foreign Subsidiary designated under Section 2.18 of the term loan credit agreement governing the Fixed Asset
Facility as such agreement is in effect on the First Amendment Effective Date (or any comparable section of any other Fixed Asset Facility)) of (1) the Obligations under this
Agreement and the other Loan Documents, (2) Indebtedness in respect of the Fixed Asset
Facility described in the definition thereof in an aggregate principal amount not to exceed at any
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one time outstanding $~~580,000,000 plus the amount of any payment-in-kind (PIK) interest~~
~~payments with respect to the First Lien Notes~~1,100,000,000 and (3) additional Indebtedness under the Fixed Asset Facility up to an aggregate principal amount of Indebtedness outstanding in reliance of this subclause (3) not to exceed the sum of (i) the maximum positive amount of
Indebtedness at such time that could be Incurred without causing the Consolidated Senior
Secured Net Debt Ratio to exceed ~~2.25~~5.00 to 1.00 (in each case, on a pro forma basis, after giving effect to (x) any New Term Loans or New Revolving Facility issued pursuant to Section
2.17 of the term loan credit agreement governing the Fixed Asset Facility Incurred on or prior to the date of determination as such agreement is in effect on the First Amendment Effective Date
(or any comparable section of any other Fixed Asset Facility), (y) any increased Loans (as defined in the term loan credit agreement governing the Fixed Asset Facility as such agreement is in effect on the First Amendment Effective Date (or any comparable section of any other Fixed
Asset Facility)) Incurred on or prior to the date of determination, or (z) any Incremental
Equivalent Debt Incurred on or prior to the date of determination, and, in each case, the use of the proceeds therefrom, but excluding any amounts Incurred simultaneously pursuant to the immediately following clause (ii) and, in the case of an increase to a New Revolving Facility, assuming that the amount of such increase is fully drawn), (ii) $400,000,000 and (iii) the aggregate principal amount of all voluntary prepayments (or voluntary redemptions) after the
Third Restatement Date of (a) Term Loans (or notes issued under an indenture for the Fixed
Asset Facility) and New Term Loans prior to such date and (including pursuant to a Dutch
Auction pursuant to Section 2.05(c) of the term loan credit agreement governing the Fixed Asset
Facility as such agreement is in effect on the First Amendment Effective Date (or any comparable section of any other Fixed Asset Facility)) and (b) loans under any New Revolving
Facility and loans under this Agreement in each case solely to the extent accompanied by a dollar-for-dollar permanent reduction of New Revolving Commitments or commitments under this Agreement, as applicable, prior to such date, in each case for this clause (iii) other than to the extent any such prepayment is funded from the proceeds of long-term Indebtedness (the sum of clause (b)(i)(3), the “Maximum Incremental Amount”);
(ii)Contingent Obligations existing on the First Amendment Effective Date and listed on Schedule 1.1(b);
(iii)Indebtedness existing on the First Amendment Effective Date and listed on
Schedule 10.2.2;
(iv)Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by Holdings or any of its
Restricted Subsidiaries, Disqualified Stock issued by Holdings or any of its Restricted
Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of Holdings to finance all or any part of the purchase, lease, construction, installation, replacement, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets used or useful in the business of Holdings or its Restricted Subsidiaries or in a Similar Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred and
Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred and Disqualified Stock or Preferred Stock issued pursuant
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to this clause (iv), not to exceed at any one time outstanding the greater of (x)
$~~100,000,000~~105,000,000 and (y) ~~3.75~~50.0% of ~~Consolidated Total Assets~~LTM EBITDA at the
time of Incurrence;
(v)Indebtedness Incurred by Holdings or any of its Restricted Subsidiaries
constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities entered into, or relating to obligations or liabilities incurred, in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-
insurance; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
(vi)Indebtedness arising from agreements of Holdings or any of its Restricted
Subsidiaries related to indemnification, adjustment of purchase price, earn out or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary of Holdings not exceeding the proceeds of such disposition, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(vii)Indebtedness of Holdings to a Restricted Subsidiary; provided that (x) such
Indebtedness owing to a Restricted Subsidiary that is not a U.S. Domiciled Loan Party, excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business (and not in connection with the borrowing of money), is expressly subordinated in right of payment to the Obligations and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness
(except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);
(viii)shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock or Disqualified Stock of another Restricted Subsidiary ceasing to be a
Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock
(except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
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(ix)Indebtedness of a Restricted Subsidiary to Holdings or another Restricted
Subsidiary; provided that (x) if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business (and not in connection with the borrowing of money), such Indebtedness is unsecured and subordinated in right of payment to the Guarantee of such Guarantor and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such
Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such
Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such
Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);
(x)Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);
(xi)obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds, bankers’
acceptance facilities and completion guarantees, customs, VAT or other tax guarantees and similar obligations provided by Holdings or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;
(xii)(a) Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary
of Holdings and Preferred Stock of any Restricted Subsidiary of Holdings in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by
Holdings since immediately after April 4, 2014 from the issue or sale of Equity Interests of
Holdings or cash contributed to the capital of Holdings or any Parent Entity (to the extent the net cash proceeds are contributed to Holdings) (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or proceeds of Designated Preferred Stock or sales of Equity
Interests to Holdings or any of its Subsidiaries) as determined in accordance with Section
10.2.3(a)(3)(B) and (C) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make Investments, payments or exchanges pursuant to Section 10.2.3(b) or to make Permitted Investments (other than Permitted
Investments specified in clauses (1), (2) and (3) of the definition thereof) and (b) Indebtedness or
Disqualified Stock of Holdings or any Restricted Subsidiary of Holdings and Preferred Stock of
any Restricted Subsidiary of Holdings in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other
Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii)(b), does not exceed at any one time outstanding the greater of (x)
$~~155,000,000~~175,000,000 and (y) ~~6.0~~75.0% of ~~Consolidated Total Assets~~LTM EBITDA at the
time of any incurrence pursuant to this clause (xii)(b) (it being understood that any Indebtedness,
Disqualified Stock or Preferred Stock incurred pursuant to this clause (xii)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (xii)(b) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which Holdings or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or
Preferred Stock under Section 10.2.2(a));
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(xiii)any Guarantee by Holdings or a Restricted Subsidiary of Indebtedness or other obligations of Holdings or any of its Restricted Subsidiaries so long as the Incurrence of such
Indebtedness or other obligations by Holdings or such Restricted Subsidiary is permitted hereunder; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Obligations, any such Guarantee of any of the Guarantor with respect to such
Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee of any of the Obligations hereunder substantially to the same extent as such Indebtedness is subordinated to such Obligations;
(xiv)the Incurrence or issuance by Holdings or any of its Restricted Subsidiaries of
Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of Holdings that serves to Refinance any Indebtedness, Disqualified Stock or Preferred Stock Incurred as
permitted under Section 10.2.2(a) and 10.2.2(b)(iii), (xii)(a), this clause (xiv), (xv), (xviii), (xx), and (xxx) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so Refinance
such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness,
Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest and dividends and premiums (including reasonable tender premiums), defeasance costs and fees and expenses in connection with such Refinancing (subject to the following proviso, “Refinancing
Indebtedness”) on or prior to its respective maturity; provided, however, that such Refinancing
Indebtedness:
(A)has a Weighted Average Life to Maturity at the time such
Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced;
(B)has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being Refinanced;
(C)to the extent such Refinancing Indebtedness Refinances Junior
Indebtedness, such Refinancing Indebtedness is Junior Indebtedness and to the extent such
Refinancing Indebtedness Refinances unsecured Indebtedness, such Refinancing Indebtedness is unsecured Indebtedness; and
(D)shall not include (x) Indebtedness, Disqualified Stock or Preferred
Stock of Holdings or a Guarantor that Refinances Indebtedness of a Restricted Subsidiary of
Holdings that is not a Guarantor or (y) Indebtedness of Holdings or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;
(xv)Indebtedness, Disqualified Stock or Preferred Stock of (i)  Holdings or any of its
Restricted Subsidiaries Incurred or issued to finance an acquisition or (ii)  Persons that are acquired by Holdings or any of its Restricted Subsidiaries or merged into, amalgamated with or consolidated with Holdings or a Restricted Subsidiary in accordance with the terms hereof
(including designating an Unrestricted Subsidiary as a Restricted Subsidiary); provided, however, that either (i) the aggregate principal amount or liquidation preference of such
Indebtedness, Disqualified Stock or Preferred Stock does not at any one time outstanding exceed
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$125,000,000 or (ii) after giving effect to such acquisition, merger, amalgamation or consolidation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, either:
(A)Holdings would be permitted to Incur at least $1.00 of additional
Indebtedness pursuant to the Fixed Asset Fixed Charge Coverage Ratio test set forth in Section
10.2.2(a); or
(B)the Fixed Asset Fixed Charge Coverage Ratio of the Parent and its
Restricted Subsidiaries on a consolidated basis is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;
(xvi)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(xvii)Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to this Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;
(xviii)~~[Intentionally Omitted];~~the issuance of any Participating Financial Instruments in connection with the European Restructuring, including Guarantees, in an aggregate principal amount, liquidation preference, subscription price, value or similar concept not to exceed at any one time outstanding €90.0 million;
(xix)Indebtedness of Holdings or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business, not to exceed
$~~5,000,000~~10,000,000 at any one time outstanding;
(xx)Indebtedness of Foreign Subsidiaries of Holdings in an amount not to exceed at any one time outstanding the greater of (x) $~~100,000,000~~105,000,000 and (y) ~~3.75~~50.0% of
~~Consolidated Total Assets~~LTM EBITDA at the time of such incurrence;
(xxi)Indebtedness of a Joint Venture to Holdings or any Guarantor and to the other holders of Equity Interests of such Joint Venture, so long as the percentage of the aggregate amount of such Indebtedness of such Joint Venture owed to such other holders of its Equity
Interests does not exceed the percentage of the aggregate outstanding amount of the Equity
Interests of such joint venture held by such other holders;
(xxii)Indebtedness Incurred in a Permitted Receivables Financing;
(xxiii)Indebtedness owed on a short-term basis to banks and other financial institutions
Incurred in the ordinary course of business of Holdings and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of Holdings and the Restricted Subsidiaries;
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(xxiv)Indebtedness consisting of Indebtedness issued by Holdings or any Restricted
Subsidiary to future, current or former officers, directors, employees, managers, service providers or consultants thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings or any Parent Entity to the extent permitted under Section 10.2.3(b)(iv);
(xxv)customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
(xxvi)Indebtedness incurred by a Restricted Subsidiary in connection with bankers’
acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s-length commercial terms;
(xxvii)Indebtedness incurred by Holdings or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with a trustee to satisfy and discharge
Indebtedness in connection with the indenture therefor;
(xxviii) (i) Guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees that, in each case, are non-
Affiliates and (ii) any Designated Foreign Guaranty;
(xxix)the incurrence by Holdings or any Restricted Subsidiary of Indebtedness
consisting of Guarantees of Indebtedness incurred by Permitted Joint Ventures; provided that the aggregate principal amount of Indebtedness Guaranteed pursuant to this clause (xxix) does not at any one time outstanding exceed the greater of (x) $120,000,000 and (y) ~~5.0~~) 50.0% of
~~Consolidated Total Assets~~LTM EBITDA at the time of such incurrence; and
~~(xxx)Indebtedness evidenced by the Senior Unsecured Notes and the Senior Secured~~
~~Notes, and in each case the guarantees with respect thereto, in an aggregate principal amount not~~
~~to exceed at any one time outstanding $400,000,000 plus the amount of any payment-in-kind~~
~~(PIK) interest payments with respect to the Senior Secured Notes; and~~
(xxx~~i~~)Indebtedness of any U.S. Domiciled Loan Party or any Wholly-Owned Restricted
Subsidiary that is a Foreign Subsidiary designated under Section 2.18 of the term loan credit agreement governing the Fixed Asset Facility as such agreement is in effect on the First
Amendment Effective Date (or any comparable section of any other Fixed Asset Facility) in respect of one or more series of senior unsecured notes, senior secured first lien or junior lien notes, junior lien or unsecured loans that, in each case, if secured, will be secured by the U.S.
Facility Collateral on a pari passu or junior basis with the U.S. Facility Obligations, that are issued or made in lieu of (A) increases in the Fixed Asset Facility pursuant to Section 2.16 of the term loan credit agreement governing the Fixed Asset Facility as such agreement is in effect on the First Amendment Effective Date (or any comparable section of any other Fixed Asset
Facility) or (B) a New Term Facility, pursuant to an indenture, note purchase agreement, loan or credit agreement or otherwise (the “Incremental Equivalent Debt”); provided that (i) Incremental
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Equivalent Debt that is secured on a pari passu basis with the U.S. Facility Obligations may not be in the form of term or revolving loans (but may be in the form of notes), (ii) for the purposes of calculating the Consolidated Senior Secured Net Debt Ratio, any Incremental Equivalent Debt
that is unsecured shall be deemed to be Indebtedness secured by a Lien on Collateral on a pari passu basis with the U.S. Facility Obligations, and (iii) the aggregate principal amount of all
Incremental Equivalent Debt issued or incurred pursuant to this Section 10.2.2(b)(xxx~~i~~) shall not, (together with all requests for (A) increases to a Term Loan Facility (as defined in the term loan credit agreement governing the Fixed Asset Facility as such agreement is in effect immediately prior to the Third Amendment Effective Date (or any comparable section of any other Fixed Asset Facility)), a New Term Facility and New Revolving Facility pursuant to
Section 2.16 of the term loan credit agreement governing the Fixed Asset Facility as such agreement is in effect on the First Amendment Effective Date (or any comparable section of any other Fixed Asset Facility) and (B) New Term Facilities or New Revolving Facilities pursuant to
Section 2.17 of the term loan credit agreement governing the Fixed Asset Facility as such agreement is in effect immediately prior to the Third Amendment Effective Date (or any comparable section of any other Fixed Asset Facility)), exceed the Maximum Incremental
Amount; provided, further, (i) subject to Section 2.18 of the term loan credit agreement governing the Fixed Asset Facility as such agreement is in effect on the First Amendment
Effective Date (or any comparable section of any other Fixed Asset Facility) such Incremental
Equivalent Debt shall not be subject to any guarantee by any person other than a U.S. Domiciled
Loan Party, (ii) subject to Section 2.18 of the term loan credit agreement governing the Fixed
Asset Facility as such agreement is in effect on the First Amendment Effective Date (or any comparable section of any other Fixed Asset Facility), in the case of Incremental Equivalent
Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of Holdings or any Restricted Subsidiary other than any asset constituting U.S. Facility
Collateral, (iii) no Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (iv) if such Incremental Equivalent Debt is secured, the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Security Documents (with such differences as are reasonably satisfactory to Agent), (v) if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt shall be subject to a customary intercreditor agreement reasonably acceptable to Agent, and (vi) the documentation with respect to any Incremental Equivalent Debt shall contain no mandatory prepayment, repurchase or redemption provisions prior to the Facility Termination Date at the time of incurrence, issuance or obtainment of such Incremental Equivalent Debt, other than customary prepayments, repurchases or redemptions of or offers to prepay, redeem or repurchase upon a change of control, asset sale event or casualty or condemnation event, customary prepayments, redemptions or repurchases or offers to prepay, redeem or repurchase based on excess cash flow (in the case of loans) and customary acceleration rights upon an event of default, and (b) any Refinancing Indebtedness thereof.
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(c)For purposes of determining compliance with this covenant, in the event that an item of
Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness, Disqualified Stock or Preferred Stock permitted under one of the clauses of Section 10.2.2(b) or is entitled to be Incurred pursuant to Section 10.2.2(a), Holdings shall, in its sole discretion, at the time of Incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any
portion thereof) in any manner that complies with this Section 10.2.2 and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or portion thereof) in Section 10.2.2(a) or one of the clauses or subsections of 10.2.2(b); provided that all
Indebtedness under this Agreement and the Fixed Asset Facility outstanding on the ~~Third~~Fifth
Amendment Effective Date shall be deemed to have been Incurred pursuant to Section 10.2.2(b)(i) and
Holdings shall not be permitted to reclassify all or any portion of such Indebtedness.  Accrual of interest or dividends, the accretion of accreted value, the accretion of the amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of
Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or
Preferred Stock for purposes of this covenant.  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of
Indebtedness shall not be included in the determination of such amount of Indebtedness, provided that the Incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this covenant.  Indebtedness Incurred to Refinance Indebtedness incurred pursuant to clauses (i), (iv) and (xii) of Section 10.2.2(b) shall be permitted to include additional
Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest and dividends and premiums (including reasonable tender premiums), defeasance costs and fees and expenses incurred in connection with such Refinancing Indebtedness if such Indebtedness, Disqualified
Stock, or Preferred Stock in the aggregate does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, defeasance costs, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such
Refinancing.
(d)For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower Dollar Equivalent), in the case of revolving credit debt; provided that if such
Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such
Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-
denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being
Refinanced plus (ii) the aggregate amount of fees, defeasance costs, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such Refinancing.
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10.2.3Restricted Payments.  (a)(i) Declare or pay any dividend or make any distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests, including any dividend, payment or distribution payable in connection with any merger or consolidation involving Holdings
(other than (A) dividends, payments or distributions by Holdings payable solely in Equity Interests (other than Disqualified Stock) of any Intermediate Holdings or in options, warrants or other rights to purchase such Equity Interests; or (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of Holdings or any other Parent Entity, including in connection with any merger or consolidation, in each case held by a Person other than
Holdings or a Restricted Subsidiary; (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, or give any irrevocable notice of redemption, in each case prior to any scheduled repayment or scheduled maturity, any Junior Indebtedness (other than (i) the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Junior Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 10.2.2(b)(vii) and (ix) and (ii) the giving of an irrevocable notice of redemption with respect to the transaction permitted under clause (b)(ii) or (iii) of this Section 10.2.3); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (a)(i) through (a)(iv) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(1)no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(2)~~immediately~~ after giving effect to such ~~transaction on a pro forma basis,~~
~~Holdings could Incur $1.00 of additional Indebtedness under Section 10.2.2; and~~Restricted
Payment (including, without limitation, the incurrence of any Indebtedness to finance such
Restricted Payment), the Consolidated Total Net Debt Ratio would be equal to or less than
4.25:1.00; and
(3)such Restricted Payment, together with the aggregate amount of all other
Restricted Payments made by Holdings and its Restricted Subsidiaries after the ~~Third~~
~~Restatement~~Fifth Amendment Effective Date (including Restricted Payments permitted by
Section 10.2.3(b)(i) and (vii), but excluding all other Restricted Payments permitted by Section
10.2.3(b)), is less than the sum of, without duplication,
(A)~~the sum of (x) $300,000,000 and (y) 50~~50.0% of the Consolidated
Net Income of Holdings for the period (taken as one accounting period) from ~~October 1,~~
~~2016~~the Fifth Amendment Effective Date to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted
Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100%
of such deficit), plus
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(B)100% of the aggregate net proceeds and the Fair Market Value of marketable securities or other property received by Holdings since immediately after the ~~Third~~
~~Restatement~~Fifth Amendment Effective Date from the issue or sale of:
(I)Equity Interests of Holdings, including Treasury Capital
Stock (as defined below), but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of Equity Interests to any future, present or former employees, directors, managers, service providers or consultants of Holdings, its
Subsidiaries or any Parent Entity after the ~~Third Restatement~~Fifth Amendment Effective Date to
the extent such amounts have been applied to Restricted Payments made in accordance with
Section 10.2.3(b)(iv) and Designated Preferred Stock; and
(II)any Indebtedness of Holdings or any of its Restricted
Subsidiaries that have been converted into or exchanged for such Equity Interests (other than
Disqualified Stock) of Holdings or a Parent Entity; provided, however, that this clause (B) shall not include Excluded Equity, plus
(C)100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of Holdings, or that became part of the capital of Holdings through consolidation or merger, following the ~~Third~~
~~Restatement~~Fifth Amendment Effective Date (other than Excluded Equity), plus
(D)100% of the aggregate amount received by Holdings or any
Restricted Subsidiary in cash and the Fair Market Value of marketable securities or other property received by Holdings or any Restricted Subsidiary from:
(x)the sale or other disposition (other than to Holdings or a
Subsidiary of Holdings) of Restricted Investments made by Holdings and its Restricted
Subsidiaries and from repurchases and redemptions of, or cash distributions or cash interest received in respect thereof, such Restricted Investments from Holdings and its Restricted
Subsidiaries by any Person (other than Holdings or any of its Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments made by Holdings or its Restricted Subsidiaries in each case after the ~~Third Restatement~~Fifth
Amendment Effective Date,
(y)the sale (other than to Holdings or a Restricted Subsidiary or an employee stock ownership plan or trust established by Holdings or any Restricted
Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by Holdings or any Restricted Subsidiary or to the extent that such Investment constituted a Permitted Investment)) of the Capital Stock of an Unrestricted Subsidiary, or
(z)any distribution or dividend from an Unrestricted
Subsidiary (to the extent such distribution or dividend is not already included in the calculation of Consolidated Net Income), plus
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(E)in the event any Unrestricted Subsidiary of Holdings has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of
Holdings, in each case after the ~~Third Restatement~~Fifth Amendment Effective Date, the Fair
Market Value of the Investment of Holdings in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable),
(other than in each case to the extent that the designation of such Subsidiary as an Unrestricted
Subsidiary constituted a Permitted Investment), plus
(F)the aggregate amount of Declined Amounts.
(b)Notwithstanding the foregoing, Section 10.2.3(a)(i)-(iv) will not prohibit:
(i)the payment of any dividend or distribution or consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;
(ii)(x) the redemption, repurchase, defeasance, discharge, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of Holdings or any other Parent
Entity (“Treasury Capital Stock”), or Junior Indebtedness of Holdings or any Guarantor, in
exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of
Holdings or any other Parent Entity or contributions to the equity capital of Holdings (other than
Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);
(y)the declaration and payment of accrued dividends on the Retired Capital
Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings or to an employee stock ownership plan or any trust established by Holdings or any of its Subsidiaries) of Refunding Capital Stock; and
(z)if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under Section 10.2.3(b)(vi)
and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital
Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of Holdings or any Parent Entity) in an aggregate amount no greater than the Unpaid Amount;
(iii)the prepayment, redemption, defeasance, repurchase, exchange or other acquisition or retirement of Junior Indebtedness of Holdings or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness thereof;
(iv)the purchase, retirement, redemption or other acquisition (or dividends to
Holdings or any other Parent Entity to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests of Holdings or any other Parent Entity held by any
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future, present or former employee, director, manager, service provider or consultant of Holdings or any other Parent Entity or any Subsidiary of Holdings (or their permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or any equity subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by
Holdings or any Parent Entity in connection with such repurchase, retirement or other acquisition); provided, however, that the aggregate amounts paid under this clause (iv) shall not exceed in any calendar year $7,500,000 (with unused amounts in any calendar year being carried over to succeeding calendar years up to a maximum of $15,000,000 in the aggregate in any calendar year); provided, further, however, that such amount in any fiscal year may be increased by an amount not to exceed:
(A)the cash proceeds received by Holdings or any of its Restricted
Subsidiaries from the sale of Equity Interests (other than Excluded Equity) of Holdings or any other Parent Entity (to the extent contributed to the Borrower) to members of management, directors or consultants of Holdings and its Restricted Subsidiaries or
Holdings or any other Parent Entity that occurs after April 4, 2014 to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of (Section 10.2.3(a)(3)); plus
(B)the cash proceeds of key man life insurance policies received by
Holdings or any other Parent Entity (to the extent contributed to Holdings) and its
Restricted Subsidiaries after the April 4, 2014; minus
(C)the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iv),
(provided that the cancellation of Indebtedness owing to Holdings from any current or former officer, director, employee, manager, service provider or consultant (or any permitted transferees thereof) of Holdings or any of its Restricted Subsidiaries (or any
Parent Entity), in connection with a repurchase of Equity Interests of Holdings or any
Parent Entity from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 10.2.3 or any other provision of this Agreement);
(v)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any of its Restricted Subsidiaries and any Preferred
Stock of any Restricted Subsidiaries issued or Incurred in accordance with Section 10.2.2;
(vi)the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock and the declaration and payment of dividends to
Holdings or any other Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of Holdings or any other Parent Entity issued after April 4, 2014; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Fixed Charge
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Coverage Ratio of the Parent and its Restricted Subsidiaries on a consolidated basis would have been at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by Holdings from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock;
(vii)~~[Intentionally Omitted];~~the declaration and payment of dividends on the
Borrower’s common stock (or the payment of dividends to any Parent Entity to fund a payment of dividends on such entity’s common stock) of up to (A) 6.0% per annum of the net cash proceeds received by the Borrower from any public offering of common stock or contributed to the Borrower by any Parent Entity in or from any public offering of common stock (other than public offerings with respect to common stock registered on Form S-8) and (B) an aggregate amount not to exceed 7.0% of Market Capitalization;
(viii)~~[Intentionally Omitted];~~any Restricted Payments in connection with any European
Restructuring in a reasonable amount in Holdings’ good faith determination, but in any event, not to exceed an amount equal to the total outstanding amount incurred pursuant to Section
10.2.2(b)(xviii);
(ix)Restricted Payments in an aggregate amount that does not exceed the aggregate amount of Excluded Contributions received since April 4, 2014;
(x)any Restricted Payment; provided that (x) no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment and (y) on a pro forma basis after giving effect to such Restricted Payment and any related incurrence of Indebtedness, the proceeds of which are used to make such Restricted Payment, the Consolidated Total Net
Debt Ratio would be equal to or less than ~~2.00~~3.25:1.00;
(xi)~~[Intentionally Omitted]~~Restricted Payments in an amount not to exceed the greater of (x) $105,000,000 and (y) 50.0% of LTM EBITDA;
(xii)for so long as Holdings is a member of a group filing a consolidated, combined or similar income tax return with Holdings or any other Parent Entity (or a disregarded entity for tax purposes with respect to Holdings or such other direct or indirect parent), the payment of dividends or other distributions to Holdings or such other Parent Entity in amounts required for
Holdings or such other parent company to pay income taxes imposed on such entity to the extent such income taxes are attributable to the income of Holdings and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not, in the aggregate, exceed the amount that Holdings and its Subsidiaries would have been required to pay in respect of such income taxes in respect of such year if the Borrower and its Subsidiaries paid such income taxes directly as a stand-alone income tax group (reduced by any such taxes paid directly by Holdings or any Subsidiary); provided, further, the permitted payment pursuant to this clause
(xii) with respect to any taxes attributable to income of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such
Unrestricted Subsidiary to Holdings or any Restricted Subsidiary for the purposes of paying such income taxes;
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(xiii)the payment of dividends, other distributions or other amounts to, or the making of loans to Holdings or any Parent Entity, in the amount required for such entity to, if applicable:
(A)pay amounts equal to the amounts required for Holdings or any other Parent Entity to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, service providers and consultants of Holdings or any other Parent Entity, if applicable, and general corporate operating and overhead expenses of Holdings or any other Parent Entity, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of Holdings and its Subsidiaries;
(B)pay, if applicable, amounts required for Holdings, any Parent
Entity to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to Holdings (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, Holdings or any Restricted Subsidiary Incurred in
accordance with Section 10.2.2; and
(C)pay fees and expenses incurred by Holdings or any Parent Entity, other than to Affiliates of Holdings, related to any unsuccessful equity or debt offering of such
Parent Entity;
(xiv)the payment of cash dividends or other distributions on Holdings~~’s~~’ Capital Stock used to, or the making of loans to Holdings or any other Parent Entity to, fund the payment of fees and expenses owed by Holdings or any other Parent Entity, as the case may be, or Restricted
Subsidiaries of Holdings to Affiliates, in each case to the extent permitted by Section 10.2.15;
(xv)(i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a current or former director or employee to pay for the taxes payable by such director or employee upon such grant or award;
(xvi)purchases of receivables in connection with a Permitted Receivables Financing and the payment or distribution of Receivables Fees;
(xvii)payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Agreement applicable to mergers, consolidations and transfers of all or substantially all the property and assets of Holdings;
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(xviii)the distribution, as a dividend or otherwise, of shares of Capital Stock of, or
Indebtedness owed to Holdings or a Restricted Subsidiary of Holdings by, Unrestricted
Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash  and/or
~~c~~Cash ~~e~~Equivalents); and
(xix)the repurchase, redemption, or other acquisition for value of Equity Interests of
Holdings or any of its Restricted Subsidiaries deemed to occur in connection with the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Holdings or a Restricted Subsidiary, in each case, as permitted under this Agreement;
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (x), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
(c)Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.”  For purposes of designating any
Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and its
Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be
Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.”  Such designation will only be permitted if a Restricted Payment or
Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
(d)For purposes of compliance with Section 10.2.3, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions of Section 10.2.3 and/or one or more of the exceptions contained in the definition of “Permitted Investments,” Holdings may divide and classify such Investment or Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted
Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
(e)The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by
Holdings or any of its Restricted Subsidiaries, as the case may be, pursuant to the Restricted Payment.
Notwithstanding the foregoing provisions of this Section 10.2.3, (i) the Restricted Payments described in preceding clauses (a)(i), (a)(ii), (b)(vi) ~~and~~, (b)(x) and (b)(xi) shall only be permitted to the extent that, in addition to the other conditions set forth in this Section 10.2.3 applicable thereto, the Specified
Transaction Conditions shall have been satisfied in connection therewith and (ii) with respect to this
Section 10.2.3 and the definition of “Permitted Investments”, for purposes of determining the permissibility of any Investment or Restricted Payment consisting of a sale, assignment, transfer, lease, conveyance or other disposition of ABL Priority Collateral, ~~each~~the Specified Jurisdiction Guarantor shall be deemed to be a Restricted Subsidiary that is not a Guarantor or a Loan Party (and, for the avoidance of doubt, shall not be deemed to be a Guarantor or a Loan Party).
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10.2.4Holdings Activities.  Holdings shall not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Capital Stock of the U.S.
Borrower and activities incidental thereto, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as owner of the Capital Stock of the U.S. Borrower and reporting related to such matters, (iv) the performance of its obligations under and in connection with the Loan Documents,
~~the Senior Unsecured Notes,~~ any documentation governing the Fixed Asset Facility and any documentation governing other Indebtedness permitted hereunder, any refinancing thereof and the other agreements contemplated hereby and thereby, (v) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting matters, (vi) providing indemnification to officers and directors and as otherwise permitted hereunder, (vii) activities incidental to the consummation of the Transactions, (viii) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the U.S. Borrower and guaranteeing the obligations of the U.S. Borrower and its Subsidiaries, (ix) any other transaction permitted pursuant to Section 10.2.1 (it being understood and agreed that notwithstanding anything herein to the contrary, the only negative covenants in Section 10.2 Holdings is subject to are Section
10.2.1 and this Section 10.2.4), (x) providing indemnification to its directors and officers and (xi)
activities incidental to the businesses or activities described in clauses (i) through (x) of this Section
10.2.4.
10.2.5[Intentionally Omitted]
10.2.6[Intentionally Omitted]
10.2.7Fundamental Changes.
(a)Allow any Borrower to Consolidate, merge or amalgamate with or into or wind up into
(whether or not such Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:
(i)such Borrower is the surviving Person or the Person formed by or surviving any such consolidation, merger or amalgamation with a Person from the same country of domicile (if other than such Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United
States, any state thereof, the District of Columbia, or any territory thereof or Canada, or any province thereof, as applicable (such Borrower or such Person, as the case may be, being herein called the “Successor Company”);
(ii)the Successor Company (if other than such Borrower) expressly assumes all the obligations of such Borrower under each Loan Document to which such Borrower is a party pursuant to joinder documentation reasonably satisfactory to Agent;
(iii)immediately after giving effect to such transaction, no Default exists;
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(iv)immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either;
(A)the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Asset Fixed Charge Coverage Ratio test set forth in Section 10.2.2(a); or
(B)the Fixed Asset Fixed Charge Coverage Ratio for the Successor
Company and its Restricted Subsidiaries would be equal to or greater than such ratio for
Holdings and its Restricted Subsidiaries immediately prior to such transaction;
(v)if the Successor Company is other than such Borrower, each Guarantor with respect to such Borrower’s obligations, unless it is the other party to the transactions described above, shall have confirmed that its Guarantee and grant of security shall apply to such Person’s obligations under the Loan Documents;
(vi)to the extent any assets of the Person which is merged, amalgamated or consolidated with or into the Successor Company are assets of the type which would constitute
Collateral under the Security Documents, the Successor Company will take such action as may be reasonably requested by Agent to the extent necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by
Section 10.1.11 hereof or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and
(vii)the Collateral owned by or transferred to the Successor Company shall:
(A) continue to constitute Collateral under this Agreement and the Security Documents, (B) be subject to the Lien in favor of Agent for the benefit of the applicable Secured Parties, and (C) not be subject to any Lien other than Permitted Liens or Liens otherwise permitted hereunder.
The Successor Company (if other than such Borrower) will succeed to, and be substituted for, such Borrower under the Loan Documents, and such Borrower will automatically be released and discharged from its Obligations.  Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted
Subsidiary that is not a Guarantor may consolidate, amalgamate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to any Borrower or any Restricted Subsidiary, (b) any Restricted Subsidiary that is a Guarantor may consolidate, amalgamate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to any Borrower, any Guarantor or any Restricted Subsidiary that becomes a Guarantor in connection with such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or disposal and (c) any Borrower may merge, amalgamate or consolidate with an Affiliate incorporated or organized in the same country of domicile and solely for the purpose of reincorporating or reorganizing the Borrowers in another state of the United States, the District of
Columbia, any territory of the United States or Canada or any province thereof, as applicable, so long as the amount of Indebtedness of such Borrower and its Restricted Subsidiaries is not increased thereby and all Lien perfection steps have been satisfied, as required by the Agent.
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(b)Each Guarantor will not, and Holdings will not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving
Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:
(i)either (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such
Guarantor, as the case may be, or (provided it is the same country of domicile) the laws of the
United States, any state thereof, the District of Columbia or any territory thereof, or Canada or any province thereof, as applicable (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such
Guarantor) expressly assumes all the obligations of such Guarantor under the Loan Documents to which such Guarantor is a party pursuant to joinder documentation reasonably satisfactory to the
Agent or (b) such sale or disposition or consolidation or merger is not in violation of Section
10.2.3;
(A)immediately after giving effect to such transaction, no Default exists;
(B)to the extent any assets of the Guarantor which is merged, amalgamated or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably requested by the Agent to the extent necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by Section 10.1.11 hereof or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the
Security Documents; and
(C)the Collateral (if any) owned by or transferred to the Successor
Company shall: (i) continue to constitute Collateral under the Loan Documents, (ii) be subject to the Lien in favor of Agent for the benefit of the applicable Secured Parties, and (iii) not be subject to any Lien other than Permitted Liens.
(ii)The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Loan Documents and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under the Loan Documents.
Notwithstanding the foregoing, (a) a Guarantor may merge, amalgamate or consolidate with an
Affiliate incorporated or organized in the same country of domicile and solely for the purpose of reincorporating or reorganizing such Guarantor in another state of the United States, the District of Columbia, any territory of the United States or Canada or any province thereof, as applicable, so long as the amount of Indebtedness of the Guarantor is not increased thereby and all Lien perfection steps have been satisfied, as required by the Agent, (b) a Guarantor may merge, amalgamate or consolidate with another Guarantor or Holdings and (c) a Guarantor may convert into a Person organized or existing under the laws of the jurisdiction of organization of such
Guarantor or a jurisdiction in the United States or Canada or any province thereof, as applicable, and all Lien perfection steps have been satisfied, as required by the Agent.
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(iii)[Intentionally Omitted].
Notwithstanding the foregoing provisions of this Section 10.2.7, for purposes of determining the permissibility of any sale, assignment, transfer, lease, conveyance or other disposition of ABL Priority
Collateral under this Section 10.2.7, ~~each~~the Specified Jurisdiction Guarantor shall be deemed to be a
Restricted Subsidiary that is not a Guarantor or a Loan Party (and, for the avoidance of doubt, shall not be deemed to be a Guarantor or a Loan Party).
10.2.8[Intentionally Omitted]
10.2.9Organization Documents.  Amend, modify or otherwise change any of its
Organization Documents as in effect on the First Amendment Effective Date in any manner materially adverse to the Lenders.
10.2.10Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than the Covenant Parties and Restricted Subsidiaries.
10.2.11Accounting Changes.  (a) Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or
change its fiscal year or (b) be included in a fiscal unity (fiscal eenheid) for Dutch tax purposes with any
Person other than the Covenant Parties and Restricted Subsidiaries.
10.2.12Dividend and Other Payment Restrictions Affecting Subsidiaries.  Directly
or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:
(a)(i) pay dividends or make any other distributions to Holdings or any of its Restricted
Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to Holdings or any of its Restricted
Subsidiaries;
(b)make loans or advances to Holdings or any of its Restricted Subsidiaries; or
(c)sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted
Subsidiaries;
except in each case for such encumbrances or restrictions existing under or by reason of:
(i)contractual encumbrances or restrictions in effect or entered into on the Third
Restatement Date, including pursuant to this Agreement, the Loan Documents and the other documents relating to this Agreement and related Hedging Obligations, the related documentation, the Fixed Asset Facility Indenture incurred on the date hereof and related
Hedging Obligations and the related documentation ~~and any documents relating to the Senior~~
~~Unsecured Notes~~;
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(ii)[Intentionally Omitted];
(iii)applicable law or any applicable rule, regulation or order;
(iv)any agreement or other instrument of a Person, or relating to Indebtedness or capital stock of a Person, which Person is acquired by or merged, consolidated or amalgamated with or into Holdings or any Restricted Subsidiary, or any other transaction entered into in connection with such acquisition, merger, consolidation or amalgamation, which was in existence at the time of such acquisition or at the time it mergers, consolidates or amalgamates with or into Holdings or any of its Restricted Subsidiaries (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
(v)contracts for the sale or disposition of assets, including customary encumbrances or restrictions with respect to a Subsidiary of (i) Holdings or (ii) any of its Restricted
Subsidiaries imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary;
(vi)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(vii)customary provisions in (x) joint venture agreements entered into in the ordinary course of business with respect to the Equity Interests subject to the joint venture and
(y) operating or other similar agreements, asset sale agreements, stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;
(viii)purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations to the extent imposing restrictions of the nature discussed in clause (c) above on the property so acquired;
(ix)customary provisions contained in leases, subleases, licenses, sublicenses, contracts and other similar agreements, including with respect to intellectual property and other agreements;
(x)any encumbrance or restriction contained in any documentation relating to a
Permitted Receivables Financing;
(xi)other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted
Subsidiary of the Borrower that is Incurred subsequent to April 4, 2014 pursuant to Section
10.2.2; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect Holdings’ ability to make anticipated principal or interest payment on the Loans (as determined by Holdings in good faith);
(xii)any encumbrance or restriction contained in Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 10.2.1 and 10.2.2 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;
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(xiii)encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate,
(x) detract from the value of the property or assets of Holdings or any Restricted Subsidiary in any manner material to Holdings or any Restricted Subsidiary or (y) materially affect Holdings’
ability to make anticipated principal or interest payment on the Loans (as determined by
Holdings in good faith);
(xiv)encumbrances or restrictions existing under, by reason of or with respect to
Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(xv)any encumbrance or restriction with respect to a Subsidiary which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary;
provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of Holdings or any other Restricted Subsidiary other than the assets and property of such Subsidiary;
(xvi)restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Holdings or any of its
Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Holdings or such
Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of Holdings or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; and
(xvii)any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are, in the good faith judgment of Holdings, not materially more restrictive with respect to such encumbrances and other restrictions taken as a whole than prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
For purposes of determining compliance with this Section 10.2.12, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital
Stock and (ii) the subordination of loans or advances made to Holdings or a Restricted Subsidiary of
Holdings to other Indebtedness Incurred by Holdings or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
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10.2.13Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising under the Loan Documents, the Permitted Secured Debt Documents, the Secured
Incremental Equivalent Debt Documents or in the ordinary course of business and, in any case, not for speculative purposes.
10.2.14Conduct of Business.  Engage in any business, other than its business as conducted on the First Amendment Effective Date or reasonable extensions thereof and other businesses reasonably incidental or related thereto (including relating to manufacturing processes), and any activities incidental thereto.
10.2.15Affiliate Transactions.  (a) Directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10,000,000, unless:
(i)such Affiliate Transaction is on terms that are not materially less favorable to
Holdings or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person;
(ii)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, Holdings delivers to Agent a resolution adopted in good faith by the majority of the Board of Directors of Holdings, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate
Transaction complies with clause (i) above.
(b)Notwithstanding the foregoing, Section 10.2.15 will not apply to the following:
(i)(A)  transactions between or among Holdings and/or any of its Restricted
Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction)
and (B) any merger, amalgamation or consolidation of Holdings or any other Parent Entity, provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Holdings and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement;
(ii)(A) Restricted Payments permitted by Section 10.2.3 and (B) Permitted
Investments;
(iii)any employment and severance agreements entered into by Holdings or any of its
Restricted Subsidiaries in the ordinary course of business and the payment of reasonable and customary fees and compensation paid to, and indemnity and similar arrangements provided on behalf of, officers, directors, employees, managers, service providers or consultants of Holdings or any Restricted Subsidiary or Holdings or (to the extent relating to the business of Holdings and its Subsidiaries) Holdings or any other Parent Entity;
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(iv)transactions in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to Agent a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 10.2.15(a)(i);
(v)payments or loans (or cancellation of loans, advances or Guarantees) or advances to employees or consultants or Guarantees in respect thereof for bona fide business purposes in the ordinary course of business;
(vi)any agreement or arrangement as in effect or contemplated as of the First
Amendment Effective Date or as thereafter amended, supplemented or replaced (so long as such amended, supplemented or replaced agreement is not more disadvantageous to the Lenders in any material respect than the original agreement or arrangement as in effect on the First
Amendment Effective Date) or any transaction or payments contemplated thereby;
(vii)[Intentionally Omitted];
(viii)the existence of, or the performance by Holdings or any of its Restricted
Subsidiaries of its obligations under the terms of, any stockholders or similar agreement
(including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the First Amendment Effective Date and any amendment thereto or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any of its Restricted Subsidiaries of its
obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the First
Amendment Effective Date shall only be permitted by this clause (viii) to the extent that the terms of any such existing transaction, arrangement or agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the
Lenders in any material respect than the original transaction, arrangement or agreement as in effect on the First Amendment Effective Date;
(ix)(A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to Holdings and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of Holdings, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with Unrestricted Subsidiaries in the ordinary course of business;
(x)any transaction effected as part of a Permitted Receivables Financing;
(xi)the sale or issuance or transfer of Equity Interests (other than Disqualified Stock)
of Holdings and the granting and performing of reasonable and customary registration rights;
(xii)payments by Holdings or any of its Restricted Subsidiaries to any of the Investors
made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions
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or divestitures which payments are approved by a majority of the Board of Directors of Holdings in good faith;
(xiii)any contribution to the capital of Holdings (other than Disqualified Stock);
(xiv)any transaction with a Person (other than an Unrestricted Subsidiary or a joint venture) which would constitute an Affiliate Transaction solely because Holdings or a Restricted
Subsidiary owns an Equity Interest in or otherwise controls such Person;
(xv)transactions between Holdings or any of its Restricted Subsidiaries and any
Person that would constitute an Affiliate Transaction solely because a director of which is also a director of Holdings or any other Parent Entity; provided, however, that such director abstains from voting as a director of Holdings or such other Parent Entity, as the case may be, on any matter involving such other Person;
(xvi)the entering into of any tax sharing agreement or arrangement and any payments permitted by Section 10.2.3(b)(xii);
(xvii)transactions to effect the Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses related to the Transactions;
(xviii)pledges of Equity Interests of Unrestricted Subsidiaries;
(xix)the issuances of securities or other payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, directors, managers, service providers or consultants of Holdings, any of its Restricted Subsidiaries or any Parent Entity and
employment agreements, stock option and stock ownership plans or similar employee benefit plans which, in each case, are approved by Holdings in good faith;
(xx)any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by Holdings or any of its Restricted Subsidiaries with current, former or future officers and employees of Holdings or any of its respective Restricted
Subsidiaries and the payment of compensation to officers and employees of Holdings or any of their respective Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;
(xxi)transactions with Affiliates solely in their capacity as holders of Indebtedness or
Equity Interests of Holdings or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally; and
(xxii)the existence of, or the performance by Holdings or any of its Restricted
Subsidiaries of their obligations under the terms of, any customary registration rights agreement to which they are a party or become a party in the future.
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(xxiii)investments by any of the Investors in securities of Holdings or any of its
Restricted Subsidiaries (and any payment of out-of-pocket expenses incurred by such Investors in connection therewith) so long as the investment is being offered generally to other investors on the same or more favorable terms;
(xxiv)transactions with joint ventures entered into in the ordinary course of business
(including any cash management activities related thereto);
(xxv)any lease entered into between Holdings or any of its Restricted Subsidiaries, as lessee and any Affiliate of Holdings, as lessor, in the ordinary course of business; and
(xxvi)intellectual property licenses in the ordinary course of business.
10.2.16Plans.  Establish or become party to any Pension Plan, Canadian Pension
Plan, Multiemployer Plan, Canadian Multi-Employer Plan or any Plan providing for medical or life insurance benefits with respect to terminated or retired employees, other than any in existence on the First
Amendment Effective Date to which any Covenant Party or its Affiliate or ERISA Affiliate is a party, or amend any Pension Plan, Canadian Pension Plan, Multi-Employer Plan, Canadian Multi-Employer Plan,
or any rights or entitlements, or the actuarial assumptions used thereunder, in a manner that would or would reasonably be expected to cause a material increase in any Covenant Party’s or its Affiliate’s or
ERISA Affiliate’s liabilities thereunder (contingent or otherwise), except and to the extent (i) required by applicable Laws or a collective bargaining agreement, (ii) as the direct result of the consummation of any acquisition or (iii) if consented to in writing by Required Lenders or any such event could not reasonably be expected to materially and adversely affect the Lenders.  No Covenant Party, as a Canadian Pension
Plan sponsor or otherwise, shall, nor shall it permit, the wind up and/or termination of any Canadian
Pension Plan unless it gives Agent 30 days prior written notice of such wind up or termination.
10.2.17Certain Amendments.  Amend, supplement or otherwise modify any document, instrument or agreement relating to the (a) Fixed Asset Facility if such modification is prohibited by the Intercreditor Agreement or (b) Secured Equivalent Investment Equivalent Debt
Document if such modification is prohibited by the applicable intercreditor agreement, if such modification is materially adverse to the interests of any of (i) the Loan Parties, (ii) the Agent or (iii) the
Lenders, including, any amendments that would affect the non-recourse nature thereof.
10.3Financial Covenant.  As long as any Commitments or Obligations (other than indemnity obligations that are not currently due and payable) are outstanding:
10.3.1Fixed Charge Coverage Ratio.  Parent and its Restricted Subsidiaries on a
consolidated basis shall maintain a Fixed Charge Coverage Ratio (as calculated on a consolidated basis)
of at least 1.0 to 1.0 for each Fixed Charge Coverage Ratio Test Period ending during any Financial
Covenant Trigger Period and on the date of the occurrence of the trigger for the applicable Financial
Covenant Trigger Period measured for the most recent period for which financial statements were delivered hereunder prior to the Financial Covenant Trigger Period.
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SECTION 11.  EVENTS OF DEFAULT; REMEDIES ON DEFAULT
11.1Events of Default.  Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
(a)A Loan Party fails to (i)  pay when and as required to be paid herein, any amount of principal of any Loan or any reimbursement obligation under any drawn Letter of Credit or deposit any funds as Cash Collateral in respect of LC Obligations, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any reimbursement obligation under any drawn
Letter of Credit, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document;
(b)Any representation, warranty or other written statement of a Loan Party made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;
(c)(x) A Loan Party breaches or fails to perform any covenant contained in Sections 8.1,
10.1.3(d), 10.2 or 10.3, or (y) a Loan Party breaches or fails to perform any covenant contained in
Sections 8.2.4, 8.6.2(a)(1) or (b) or 10.1.1(a), and such breach or failure as referenced in this clause (y)
is not cured within five (5) days after a Responsible Officer of such Loan Party has knowledge thereof or receives notice thereof from Agent, whichever is sooner;
(d)A Loan Party breaches or fails to perform any other covenant contained in any Loan
Documents, and such breach or failure is not cured within thirty (30) days after a Responsible Officer of such Loan Party has knowledge thereof or receives notice thereof from Agent, whichever is sooner;
(e)A Guarantor repudiates, revokes or attempts to revoke, in writing, its Guarantee; a Loan
Party contests the validity or enforceability of any Loan Document or any Obligations; or the perfection or priority of any Lien on any material portion of the Collateral granted or purported to be granted to
Agent or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders (or Required Lenders, if applicable), or on any Collateral for which perfection is not required hereunder or under any Loan Document, or any action solely in the control of
Agent);
(f)Any breach or default of a Loan Party occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any
Indebtedness (other than the Obligations) in excess of the Dollar Equivalent of $~~35,000,000~~100,000,000,
if the effect of such breach or default is to permit the holder or holders of such Indebtedness to cause the maturity of such Indebtedness to be accelerated or demanded, or required to be repurchased or redeemed due to such breach;
(g)Any judgment or order for the payment of money is entered against a Loan Party in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all
Loan Parties, the Dollar Equivalent of $~~35,000,000~~100,000,000 (in each case, net of any insurance
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coverage therefor which has not been denied in writing), which judgment or order is not paid, discharged, bonded, stayed or waived within 60 days after such judgment or order becomes final, unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal (and, where applicable, the posting of any necessary bond) or otherwise;
(h)A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds the Dollar Equivalent of $100,000,000 (or, with respect to any
Collateral constituting ABL Priority Collateral, if the amount not covered by insurance exceeds the
Dollar Equivalent of $35,000,000);
(i)Any Loan Party generally fails to pay or admits in writing its inability or refusal to pay, in each case, its debts as they become due; an Insolvency Proceeding is commenced by a Loan Party; a
Loan Party agrees to, commences or is subject to any liquidation, dissolution or winding up of its affairs
(except as permitted pursuant to Section 10.2.8); the Canadian Facility Loan Parties (excluding the U.S.
Facility Loan Parties), taken as a whole, or the U.S. Facility Loan Parties, in each case taken as a whole, are not Solvent; a Loan Party makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial property of or to operate any material portion of the business of a Loan Party; or an Insolvency Proceeding is commenced against a Loan Party and either (1) such Loan Party consents to institution of the proceeding, (2) the petition commencing the proceeding is not timely contested by such Loan Party, (3) the petition is not dismissed within sixty (60) days after filing, or (4) an order for relief is entered in the proceeding;
(j)(i) (A) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of a Loan Party or ERISA Affiliate to a
Pension Plan, Multiemployer Plan, the PBGC or IRS, or which would constitute or could reasonably be expected to constitute grounds for appointment of a trustee for or termination by the PBGC of any
Pension Plan or Multiemployer Plan; (B) a Loan Party or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a
Multiemployer Plan; (C) the “funding target attainment percentage” (within the meaning of Code
Section 430) (“FTAP”) for any plan year of a Pension Plan falls below the FTAP of such Pension Plan as of the First Amendment Effective Date; or (D) the amount of unfunded post-retirement benefit liabilities, determined in accordance with ASC 715-60, that have resulted or could reasonably be expected to result in liability of a Loan Party or its Affiliate or ERISA Affiliate increases relative to the amount of such liabilities as of the First Amendment Effective Date; (ii) a Termination Event occurs;
(iii) any Canadian Domiciled Loan Party is in default with respect to any required contributions to a
Canadian Pension Plan; or (iv) any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan, provided the events set forth in clauses (i), (ii), (iii) and (iv) (whether or not in existence as of the First Amendment Effective Date), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(k)A Change of Control occurs;
(l)Any subordination provision in any Junior Indebtedness in a principal amount of
$~~35,000,000~~100,000,000, or any subordination provision in any Guarantee by any Loan Party of any
Junior Indebtedness, shall cease to be in full force and effect, or any Loan Party shall contest in any manner the validity, binding nature or enforceability of any such provision or a proceeding shall be commenced by any subordinating party or any Governmental Authority having jurisdiction over any of
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them, seeking to establish the invalidity or unenforceability thereof; or
(m)At any time that any Permitted Secured Debt or Secured Incremental Equivalent Debt is
outstanding, the Intercreditor Agreement or other applicable intercreditor agreement shall cease to be in full force or effect (except in accordance with its terms) or any of the Loan Parties or the Permitted
Secured Debt Collateral Agent shall challenge, deny or disaffirm their respective obligations thereunder.
11.2Remedies upon Default.  If an Event of Default described in Section 11.1(i) occurs and is continuing with respect to any Loan Party, then to the extent permitted by applicable Law, all
Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of
Required Lenders) do any one or more of the following from time to time: declare any Obligations
(other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by the Loan Parties to the fullest extent permitted by law; terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base; require the Loan Parties to Cash
Collateralize LC Obligations and Secured Bank Product Obligations, and, if the Loan Parties fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders)
advance the required Cash Collateral as Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC and the PPSA.  Such rights and remedies include the rights to (i) take possession of any
Collateral; (ii) require the Loan Parties to assemble Collateral, at the Loan Parties’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Loan
Party, the Loan Parties agree not to charge for such storage); and (iv) sell or otherwise dispose of any
Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Each Loan Party agrees that ten (10) days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Loan Party’s premises, without charge, and such sales may be adjourned from time to time in accordance with applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.
11.3License.  Effective upon the occurrence and during the continuance of an Event of
Default, Agent is hereby granted an irrevocable, worldwide, non-exclusive right and license, including the right to sub-license (without payment of Royalty or other compensation to any Person) under any and all Intellectual Property owned or sublicensable by the Loan Parties, including computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, to use and exercise all other rights under such Intellectual
Property in connection with advertising for sale, marketing, selling, collecting, making, having made, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any
Collateral.  Each Loan Party’s rights and interests under such Intellectual Property, and Agent’s use
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thereof under this Section, shall inure solely to such Loan Party’s benefit.  With respect to any trademarks or similar property included in the license granted hereunder, Agent shall ensure that the quality of the goods and services with which it uses such trademark or similar property shall be consistent with the quality of the goods and services as manufactured, marketed and sold by the Loan
Parties.  ~~Upon Agent’s reasonable request, each Mexican Guarantor shall execute and deliver any~~
~~instrument, document or agreement that Agent may reasonably request to register such license.~~
11.4Setoff.  At any time after the occurrence and during the continuance of an Event of
Default, Agent, Issuing Banks, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Issuing Bank, such Lender or such Affiliate to or for the credit or the account of a Loan Party against any Obligations then due, irrespective of whether or not
Agent, such Issuing Bank, such Lender or such Affiliate shall have made any demand under this
Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, each Issuing Bank, each Lender and each such Affiliate under this Section 11.4 are in addition to other rights and remedies (including other rights of setoff) that such Person may have.
11.5Remedies Cumulative; No Waiver.
11.5.1Cumulative Rights.  All agreements, warranties, guarantees, indemnities and other undertakings of the Loan Parties under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.
11.5.2Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by the Loan Parties with any terms of the
Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by a Loan Party under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by the Loan Parties that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.
11.6Judgment Currency.  If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in
Dollars or in any other currency (hereinafter in this Section 11.6 called the “first currency”) into any other currency (hereinafter in this Section 11.6 called the “second currency”), then the conversion shall be made at Agent’s spot rate of exchange for buying the first currency with the second currency prevailing at Agent’s close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made.  Any payment made by a Loan Party to any
Secured Party pursuant to this Agreement in the second currency shall constitute a discharge of the obligations of any applicable Loan Parties to pay to such Secured Party any amount originally due to the
Secured Party in the first currency under this Agreement only to the extent of the amount of the first
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currency which such Secured Party is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with such Secured Party’s normal banking procedures, with the amount of such second currency so received.  If the amount of the first currency falls short of the amount originally due to such Secured Party in the first currency under this Agreement, the Loan Parties agree that they will indemnify each Secured Party against and save such Secured Party harmless from any shortfall so arising.  This indemnity shall constitute an obligation of each such Loan Party separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to any Secured Party under any Loan
Documents or under any such judgment or order.  Any such shortfall shall be deemed to constitute a loss suffered by such Secured Party and the Loan Parties shall not be entitled to require any proof or evidence of any actual loss.  If the amount of the first currency exceeds the amount originally due to a
Secured Party in the first currency under this Agreement, such Secured Party shall promptly remit such excess to the Loan Parties.  The covenants contained in this Section 11.6 shall survive the Full Payment of the Obligations under this Agreement.
SECTION 12.  AGENT
12.1Appointment, Authority and Duties of Agent.
12.1.1Appointment and Authority.
(a)Each Secured Party appoints and designates Bank of America as Agent under all Loan
Documents.  Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for the benefit of Secured
Parties.  Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Secured Parties with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan
Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with
Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, applicable Law or otherwise.  The duties of
Agent are ministerial and administrative in nature only, and Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine (in accordance with the terms hereof and the other Loan Documents) whether any Account or Inventory constitutes an Eligible Account or
Eligible Inventory, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.
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(b)[Reserved].
(c)Without limiting the powers of the Agent, for the purposes of holding any hypothec granted pursuant to the laws of the Province of Québec to secure the payment and performance of any and all Obligations by any Loan Party, each of the Secured Parties that is a party hereto hereby irrevocably appoints and authorizes the Agent and ratifies the appointment and authorization of the
Agent, to act as the hypothecary representative, as contemplated under Article 2692 of the Civil Code of
Québec, for all present and future Secured Parties (in such capacity, the “Hypothecary Representative”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Hypothecary Representative under any related deed of hypothec.  The Hypothecary Representative shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Hypothecary Representative pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and Loan Parties.  Any person who becomes a Secured
Party shall, by its execution of an Assignment and Acceptance Agreement, be deemed to have consented to and confirmed the Hypothecary Representative as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured
Party, all actions taken by the Hypothecary Representative in such capacity.  The substitution of the
Agent pursuant to the provisions of this Section 12 also constitute the substitution of the Hypothecary
Representative.
12.1.2Duties.  The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only.  Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction.  The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.
12.1.3Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an
Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
12.1.4Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action.  Agent may request instructions from Required Lenders, Required Facility
Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent.  Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any
Person by
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reason of so refraining.  Instructions of Required Lenders or Required Facility Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of all Lenders, Required
Lenders or Required Facility Lenders, as applicable.  Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1.  In no event shall
Agent be required to take any action that, in its opinion, is contrary to applicable Law or any Loan
Documents or could subject any Agent Indemnitee to personal liability.
12.2Agreements Regarding Collateral, Borrower Materials and Intercreditor Matters.
12.2.1Lien Releases; Care of Collateral; Intercreditor Matters.
(a)Canadian Lenders and the applicable Secured Parties (i) authorize Agent to, and Agent shall, release any Lien or guarantee with respect to any Canadian Facility Collateral (a) upon Full
Payment of the Canadian Facility Obligations; (b) that is the subject of a disposition, merger, amalgamation or other combination or transaction, or a Lien which Loan Party Agent certifies in writing to Agent is not prohibited hereunder (and Agent may rely conclusively on any such certificate without further inquiry); or (c) with the written consent of all Canadian Lenders (or such lesser number as may be required by Section 14.1) and (ii) authorize Agent to, and upon Agent’s reasonable determination of the appropriateness to do so, Agent shall, subordinate their Liens to any purchase money lien permitted hereunder.
(b)U.S. Lenders and the applicable Secured Parties (i) authorize Agent to, and Agent shall, release any Lien or guarantee with respect to any U.S. Facility Collateral (a) upon Full Payment of the
U.S. Facility Obligations; (b) that is the subject of a disposition or other transaction which Loan Party
Agent certifies in writing to Agent is not prohibited hereunder (and Agent may rely conclusively on any such certificate without further inquiry); or (c) with the written consent of all U.S. Lenders or such lesser number as may be required by Section 14.1) and (ii) authorize Agent to, and upon Agent’s reasonable determination of the appropriateness to do so, Agent shall, subordinate their Liens to any purchase money lien permitted hereunder.
(c)Agent shall have no obligation to assure that any Collateral exists or is owned by a Loan
Party, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
(d)(i)U.S. Lenders and the applicable Secured Parties authorize Agent to enter into the
Intercreditor Agreement, (ii) U.S. Lenders and the applicable Secured Parties authorize Agent to enter into other intercreditor agreements (in a form not materially less favorable, taken as a whole, to the U.S.
Lenders than the terms of the Intercreditor Agreement, in the case of Indebtedness with Junior Lien
Priority, or in a form customary for intercreditor agreements or collateral trust agreements in light of then prevailing market conditions, in the case of Other Pari Passu Lien Obligations), subordination agreements and amendments to the Security Documents to reflect arrangements with respect to any obligations (other than the U.S. Facility Obligations) permitted to be incurred hereunder and secured by
Liens permitted to be incurred hereunder on all or a portion of the Collateral securing the U.S. Facility
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Obligations, on terms acceptable to Agent, and (iii) Canadian Lenders and the applicable Secured Parties authorize Agent to enter into other intercreditor agreements (in a form not materially less favorable, taken as a whole, to the Canadian Lenders than the terms of the Intercreditor Agreement, in the case of
Indebtedness with Junior Lien Priority, or in a form customary for intercreditor agreements or collateral trust agreements in light of then prevailing market conditions, in the case of Other Pari Passu Lien
Obligations), subordination agreements and amendments to the Security Documents to reflect arrangements with respect to any obligations (other than the Canadian Facility Obligations) permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the
Collateral securing the Canadian Facility Obligations, on terms acceptable to Agent.
(e)Upon no less than ten (10) Business Days prior written notice (the “Tooling A/R
Removal Notice”) to Agent from a Responsible Officer of the Loan Party Agent, the U.S. Borrower and
the Canadian Borrower may, at their option, request that upon and after the effective date indicated in such notice that: (i) Eligible Tooling Accounts no longer be included in either of the U.S. Borrowing
Base or the Canadian Borrowing Base and (ii) the related U.S. Tooling Vendor Reserve and the
Canadian Tooling Vendor Reserve also no longer be included in the U.S. Borrowing Base or Canadian
Borrowing Base, as applicable.  Any Tooling A/R Removal Notice shall be irrevocable when given, and each of the U.S. Borrower and the Canadian Borrower agree to deliver to Agent, upon request, an updated Borrowing Base Certificate giving effect to the changes specified in the Tooling A/R Removal
Notice.  Upon the requested effective date indicated in the Tooling A/R Removal Notice, it is agreed that: (A) Eligible Tooling Accounts shall automatically, and without any further action required by any
Person, no longer be included in either of the U.S. Borrowing Base or the Canadian Borrowing Base
(nor shall the related U.S. Tooling Vendor Reserve nor the Canadian Tooling Vendor Reserve, as
applicable, be thereafter included) and (B) the Agent shall, at the sole expense of the Loan Party Agent, terminate its Lien on all Accounts of the U.S. Borrower, the Canadian Borrower and each of their respective Subsidiaries, which in each case arise from the sale of tooling (“Tooling A/R”), and shall execute and deliver, without recourse, representation or warranty, all releases and other documents as reasonably requested (including partial-release UCC-3 financing statements, and comparable instruments under the PPSA) to evidence such release of Liens on Tooling A/R.
12.2.2Possession of Collateral.
(a)Agent, Canadian Lenders and the applicable Secured Parties appoint each Canadian
Lender as agent (for the benefit of Canadian Facility Secured Parties) for the purpose of perfecting Liens in any Canadian Facility Collateral held or controlled by such Canadian Lender, to the extent such Liens are perfected by possession or control.
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(b)Agent, the U.S. Lenders and the applicable Secured Parties appoint each U.S. Lender as agent (for the benefit of U.S. Facility Secured Parties) for the purpose of perfecting Liens in any U.S.
Facility Collateral held or controlled by such U.S. Lender, to the extent such Liens are perfected by possession or control.
(c)If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.
12.2.3Reports.  Agent shall promptly provide to Lenders, when complete, any field audit, examination or appraisal report prepared for Agent with respect to any Loan Party or Collateral
(“Report”).  Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time.  Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only specific information regarding the Obligations or Collateral and will rely significantly upon
Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower
Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other
Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations.
Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.
12.3Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person.  Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.
12.4Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or
Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof.  If any
Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent thereof in writing.  Each Secured Party agrees that, except as otherwise provided in any
Loan Documents or with the written consent of Agent and Required Lenders, it will not take any
Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under applicable Law to credit bid at foreclosure sales, UCC or
PPSA sales or other dispositions of Collateral, or to assert any rights relating to any Collateral.
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12.5Ratable Sharing.  If any Lender obtains any payment or reduction of any Obligation, whether through set-off, lien enforcement or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.5.1, as applicable, such Lender shall forthwith purchase from Agent, the applicable Issuing Bank and the other Applicable Lenders such participations in the affected Obligation as are necessary to share the excess payment or reduction on a
Pro Rata basis or in accordance with Section 5.5.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  No Lender shall set off against any DACA
Deposit Account or Dominion Account without the prior consent of Agent.  Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.  No Lender shall set off against any Dominion Account without Agent’s prior consent.  ~~For the avoidance of doubt, this~~
~~Section 12.5 shall not restrict (x) the repayment in full of the Obligations due and payable to the Non-~~
~~Extending Lender on the Facility Termination Date applicable to such Non-Extending Lender and/or (y)~~
~~the non-ratable termination of the Non-Extending Lender’s Commitments on the Facility Termination~~
~~Date (or on an earlier date pursuant to and in accordance with Section 2.1.4(a)).~~
12.6Indemnification.  EXCEPT FOR LOSSES DETERMINED IN A FINAL, NON-
APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM
AN AGENT INDEMNITEE’S OR ISSUING BANK INDEMNITEE’S ACTUAL GROSS
NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A FINAL, NON-
APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION, EACH LENDER
SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK
INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY THE LOAN PARTIES, ON A PRO
RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED
AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT
INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE
CAPACITY OF AGENT).  In Agent’s discretion, it may reserve for any Claims made against an Agent
Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured
Parties.  If Agent is sued by any Creditor Representative, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.
12.7Limitation on Responsibilities of Agent.  Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses determined in a final, non-appealable judgment by a court of competent jurisdiction to result from Agent’s actual gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Loan Party, Lender or other Secured Party of any obligations under the Loan Documents.  Agent does not make any express or implied warranty, representation or guarantee to Secured Parties with respect to any Obligations, Collateral, Loan Documents or Loan Party.
No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution,
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validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any
Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Loan Party of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.
12.8Successor Agent and Co-Agents.
12.8.1Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least thirty (30) days written notice thereof to Lenders and Loan Party Agent Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a U.S. Lender or an Affiliate of a U.S.
Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers.  If no successor agent is appointed prior to the effective date of
Agent’s resignation, then Agent may appoint a successor agent that is a financial institution acceptable to it, which shall be a Lender unless no Lender accepts the role.  Upon acceptance by a successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent’s resignation, the provisions of this
Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Loan Party.
12.8.2Co-Collateral Agent.  If necessary or appropriate under applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan
Document.  Each right and remedy intended to be available to Agent under the Loan Document shall also be vested in such agent.  Secured Parties shall execute and deliver any instrument, document or agreement that Agent may request to effect such appointment.  If the agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.
12.9Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan
Documents, Collateral and Loan Parties.  Each Secured Party acknowledges and agrees that the other
Secured Parties have made no representations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each
Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any
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Secured Party with any notices, reports or certificates furnished to Agent by any Loan Party or any credit or other information concerning the affairs, financial condition, business or Properties of any Loan
Party (or any of its Affiliates) which may come into possession of Agent or its Affiliates.
12.10Replacement of Certain Lenders.  If a Lender (a) is a Defaulting Lender, (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders or the
Supermajority Required Facility Lenders was required, and Required Lenders, or Required Facility
Lenders, as applicable, have consented, or (c) gives notice under Section 3.5 or requests compensation under Section 3.7, or if either Borrower is required to pay additional amounts or indemnity payments with respect to a Lender under Section 5.8, then, in addition to any other rights and remedies that any
Person may have, Agent or Loan Party Agent may, by notice to such Lender within one hundred twenty
(120) days after such event (or within one hundred twenty (120) days after receipt of a notice from such
Lender claiming indemnity payments under Section 5.8), require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent or Loan Party
Agent, pursuant to appropriate Assignment and Acceptance(s) and within twenty (20) days after Agent’s or Loan Party Agent’s notice, as applicable; provided that, in the case of an assignment resulting from a claim for compensation or indemnity payments under Section 3.7 or Section 5.8, such assignment will result in a reduction of claims for compensation or indemnity payments thereafter.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if Lender fails to execute same.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment but excluding any prepayment charge. ~~With respect to the Non-Extending Lender, Loan~~
~~Party Agent may, by notice to such Non-Extending Lender and Agent, require the Non-Extending~~
~~Lender to assign all of its rights and obligations under the Loan Documents (with respect to all or a~~
~~portion of its Loans and Commitments) to Eligible Assignee(s) specified by Loan Party Agent, pursuant~~
~~to appropriate Assignment and Acceptance(s) in accordance with Section 13.3 (and subject to the terms~~
~~of this Section 12.10) and upon execution and delivery of such Assignment and Acceptance(s) (subject~~
~~to the following proviso), such Eligible Assignee(s) shall constitute Lenders for all purposes of this~~
~~Agreement and the other Loan Documents (and not, for the avoidance of doubt, Non-Extending~~
~~Lenders); provided, that any such Assignment and Acceptance shall be conditioned upon the Non-~~
~~Extending Lender receiving, in cash, concurrently with the execution and delivery thereof, all amounts~~
~~owed to it under the Loan Documents (with respect to the interests so assigned) at par, including all~~
~~principal, interest and fees through the date of assignment. Agent is irrevocably appointed as attorney-~~
~~in-fact to execute any such Assignment and Acceptance if the Non-Extending Lender fails to execute the~~
~~same within ten (10) Business Days of Notice thereof.  For the avoidance of doubt and notwithstanding~~
~~anything to the contrary set forth herein, any Commitments (and related Revolver Loans) assigned from~~
~~the Non-Extending Lender pursuant to this Section 12.10 or otherwise shall, immediately upon such~~
~~assignment and without any further action of any Person, be subject to the Facility Termination Date set~~
~~forth in clause (b) of the definition thereof.~~
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12.11Remittance of Payments and Collections.
12.11.1Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by
Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next
Business Day.  Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.
12.11.2Failure to Pay.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Floating Rate Loans.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.
12.11.3Recovery of Erroneous Payments.  Without limitation of any other provision herein, if at any time Agent makes a payment hereunder in error to any Secured Party, whether or not in respect of an Obligation due and owing by Borrowers at such time, where such payment is a
Rescindable Amount, then in any such event each Secured Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such
Secured Party in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.  Each Secured Party irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  Agent shall inform each
Secured Party promptly upon determining that any payment made to such Secured Party was comprised, in whole or in part, of a Rescindable Amount.
12.12Individual Capacity.  As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders”,
“Required Facility Lenders” or any similar term shall include Bank of America in its capacity as a
Lender.  Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank
Products to, act as financial or other advisor to, and generally engage in any kind of business with, Loan
Parties and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party.  In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Loan Parties, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.
12.13Titles.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent,” “Arranger” or “Bookrunner” of any
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type shall have no right, power or duty under any Loan Documents other than those applicable to all
Lenders, and shall in no event have any fiduciary duty to any Secured Party.
12.14Bank Product Providers.  Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by Section 5.5 and this Section 12.  Each Secured Bank
Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by
Loan Parties, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.
12.15No Third Party Beneficiaries.  This Section 12 (other than Section 12.2.1, 12.8 and
12.10) is an agreement solely among Lenders (and to the extent expressly contemplated hereby, Lenders and their Affiliates in their capacities as Secured Bank Product Providers) and Agent, and shall survive
Full Payment of the Obligations.  This Section 12 (other than Section 12.2.1, 12.8 and 12.10) does not confer any rights or benefits upon the Loan Parties or any other Person.  As between the Loan Parties and Agent, any action that Agent may take under any Loan Documents or with respect to any
Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.
12.16Certain ERISA Matters.
12.16.1Lender Representations.  Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that at least one of the following is and will be true: (a)  Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit
Plans with respect to Lender’s entrance into, participation in, administration of and performance of the
Loans, Letters of Credit, Commitments or Loan Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and
Loan Documents; (c)(i) Lender is an investment fund managed by a “Qualified Professional Asset
Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the
Loans, Letters of Credit, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents
satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of
Credit, Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.
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12.16.2Further Lender Representations.  Unless Section 12.16.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Loan
Party, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and
Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document.
SECTION 13.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS
13.1Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Loan Parties, Agent, Lenders, and their respective successors and assigns, except that (a) no Loan
Party (other than pursuant to a transaction permitted under Section 10.2.7) shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section
13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.
13.2Participations.
13.2.1Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with applicable Law, at any time sell to a financial institution (“Participant”)
a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan
Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Facility
Commitments for all purposes, all amounts payable by the Loan Parties within the applicable Loan Party
Group shall be determined as if such Lender had not sold such participating interests, and the Loan
Parties within the applicable Loan Party Group and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant shall be entitled to the benefits of Section 5.8 in the same manner as if the Participant acquired its interest by assignment, provided the Participant complies with the requirements of Section 5.9 as if it were a Lender.  Each
Lender that sells participations to a Participant, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a register of all such Participants, provided that no Lender shall have any obligation to disclose all or any portion of the Participant register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c)
of the Treasury regulations.  The entries in the participant register shall be conclusive (absent manifest error), and the Borrowers and the Lenders shall treat each Person whose name is recorded in the participant register pursuant to the terms hereof as a participant for all purposes of this Agreement,
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notwithstanding notice to the contrary.  For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a participant register.
13.2.2Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to the applicable Loan or Facility Commitment in which such Participant has an interest, postpones the Canadian Revolver Commitment Termination Date or U.S. Revolver Commitment
Termination Date, as applicable, or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment in which such Participant has an interest, or releases the applicable Borrower, or all or substantially all of the benefits of the applicable Guarantee, or all or substantially all of the applicable Collateral.
13.2.3Benefit of Set-Off.  The Loan Parties agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a
Lender.
13.3Assignments.
13.3.1Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent and Loan Party Agent, each in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least
$5,000,000 (unless otherwise agreed by Agent and Loan Party Agent, each in its discretion); (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an
Assignment and Acceptance; and (d) the transferee Lender shall have executed a joinder to the
Reallocation Agreement in form and substance acceptable to Agent.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the FRB and any Operating
Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any
Loans; provided, however, (i) such Lender shall remain the holder of its Loans and owner of its interest in any Letter of Credit for all purposes hereunder, (ii) the Borrowers, Agent, the other Lenders and
Issuing Banks shall continue to deal solely and directly with such Lender in connection with such
Lender’s rights and obligations under this Agreement, (iii) any payment by the Loan Parties to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy the
Loan Parties’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.  Notwithstanding the foregoing, nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to another Lender following an acceleration of Loans and termination of Commitments pursuant to Section 11.2 in connection with implementation of the Reallocation Agreement following a Designation Date.
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13.3.2Register.  Agent, acting solely for this purpose as a non-fiduciary agent of the
Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, Agent and the Lenders shall treat each Person whose name is recorded in the
Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The
Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
13.3.3Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit E and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and the Loan Parties shall upon request by the transferring or transferee
Lender make appropriate arrangements for issuance of replacement and/or new Notes, as applicable.  The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.
13.3.4Certain Assignees.  No assignment or participation may be made to a Borrower,
Affiliate of a Borrower, Defaulting Lender or natural person.  Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an
aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder.  If an assignment by a Defaulting Lender shall become effective under applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.
SECTION 14.  MISCELLANEOUS
14.1Consents, Amendments and Waivers.
14.1.1Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Loan Party party to such Loan Document; provided, however, that:
(a)without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;
(b)without the prior written consent of each affected Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.2 or Section 2.3 or any other provision in a Loan
Document that relates to any rights, duties or discretion of such affected Issuing Bank;
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(c)without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the Facility Commitment of such Lender; (ii)
reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such
Lender (except as provided in Section 4.2); (iii) increase the aggregate amount of all Commitments
(except as set forth in Section 2.1.4) or (iv) extend the U.S. Revolver Commitment Termination Date, the Canadian Revolver Commitment Termination Date or Facility Termination Date;
(d)without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) alter Section 5.5, 7.1 (except to add Collateral) or 14.1.1;
(ii) amend the definitions of Pro Rata, Required Lenders, Required Facility Lenders or Supermajority
Required Facility Lenders; (iii) amend this Section 14.1.1; or (iv) increase the Maximum Facility
Amount (except as set forth in Section 2.1.4);
(e)without the prior written consent of the Supermajority Required Facility Lenders having
Commitments to a Borrower (except a Defaulting Lender as and to the extent provided in Section 4.2), no amendment or waiver shall be effective that would (x) with respect to Lenders having Facility
Commitments to the Canadian Borrower, amend the definition of Canadian Borrowing Base (or, for purposes of such definition, any defined term used in such definition) or (y) with respect to Lenders having Facility Commitments to the U.S. Borrower, amend the definition of U.S. Borrowing Base (or, for purposes of such definition, any defined term used in such definition);
(f)without the prior written consent of all Lenders having Commitments to a Borrower
(except a Defaulting Lender as and to the extent provided in Section 4.2), no amendment or waiver shall be effective that would (x) with respect to Lenders having Facility Commitments to the Canadian
Borrower, (i) increase the advance rates applicable to the Canadian Borrower, (ii) release all or substantially all of the Canadian Facility Collateral, except as currently contemplated by Section 12.2.1, or (iii) release any Canadian Facility Loan Party from liability for any Canadian Facility Obligations, except as currently contemplated by Section 12.2.1; or (y) with respect to Lenders having Facility
Commitments to the U.S. Borrower, (i) increase the advance rates applicable to the U.S. Borrower, (ii)
release all or substantially all of the U.S. Facility Collateral, except as currently contemplated by
Section 12.2.1, or (iii) release any U.S. Facility Loan Party from liability for any U.S. Facility
Obligations, except as currently contemplated by Section 12.2.1; and
(g)without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.5.1.
Notwithstanding any other provision contained herein, it is understood and agreed that (x) Agent and the
Loan Party Agent may amend or modify this Agreement and any other Loan Document to cure any ambiguity, omission, defect or inconsistency therein and (y) this Agreement and the other Loan
Documents may be amended and converted into an accounts receivables facility with the prior written agreement of Agent (with the consent of Required Lenders) and each Loan Party party hereto.
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14.1.2Limitations.  The agreement of the Loan Parties shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of
Lenders, Agent and/or Issuing Banks as among themselves.  Only the consent of the parties to any
Collateral Access Agreement, Deposit Account Control Agreement or any agreement relating to fees or a
Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank
Product agreement.  The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.
14.1.3Payment for Consents.  No Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any
Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.
14.2Indemnity.  EACH LOAN PARTY SHALL INDEMNIFY AND HOLD HARMLESS
THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED
AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY LOAN PARTY OR
OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE; provided that, in no event shall any Loan Party have any obligation hereunder to indemnify or hold harmless an
Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from its actual gross negligence or willful misconduct.  In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Loan
Parties, their equity holders or creditors, partners, a third party or an Indemnitee and whether or not an
Indemnitee is otherwise a party thereto and, except for losses determined in a final, non-appealable judgment by a court of competent jurisdiction to result from an Indemnitee’s actual gross negligence or willful misconduct.
14.3Notices and Communications.
14.3.1Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Loan Party, at Loan Party Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Third Restatement
Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three (3)
Business Days after deposit in the U.S. mail (or, in the case of a Canadian Domiciled Loan Party, the
Canadian mail system), with first-class postage pre-paid, addressed to the applicable address; (c) if given
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by personal delivery, when duly delivered to the notice address with receipt acknowledged; (d) if given by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery).  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 2.3, 3.1.2, 3.1.3 or 4.1.1 shall be effective until actually received by the individual or department to whose attention at Agent such notice is required to be sent.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Loan
Party Agent shall be deemed received by all Loan Parties.
14.3.2Electronic Communications.  Electronic and telephonic communications (including
e-mail, messaging, voice mail and websites) may be used only in a manner acceptable to Agent.  Secured
Parties make no assurance as to the privacy or security of electronic or telephonic communications.  E-
mail and voice mail shall not be effective notices under the Loan Documents.
14.3.3Platform.  Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”).  Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice.
Borrower Materials and other information relating to this credit facility may be made available to Lenders on the Platform.  The Platform is provided “as is” and “as available.”  Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the
Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR
STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A
PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM
FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO
BORROWER MATERIALS OR THE PLATFORM.  Lenders acknowledge that Borrower Materials may include material non-public information of Loan Parties and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Loan Party’s securities.  No Agent Indemnitee shall have any liability to Borrowers, Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform.
14.3.4Non-Conforming Communications.  Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Loan Party even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Loan Party shall indemnify and hold harmless each
Indemnitee from any liabilities, losses, costs and expenses arising from any non-conforming communication (including telephonic and electronic communications) purportedly given by or on behalf of a Loan Party.
14.4Performance of the Loan Parties’ Obligations.  Agent may, in its discretion at any time and from time to time, at the expense of the Loan Parties of the applicable Loan Party Group, pay any amount or do any act required of a Loan Party under any Loan Documents to (a) enforce any Loan
Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c)
defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a
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judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section 14.4 shall be reimbursed to Agent by the Loan Parties, on demand, with interest from the date incurred to the date of payment thereof at the rate applicable to U.S. Base Rate Loans.
Any payment made or action taken by Agent under this Section 14.4 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.
14.5Credit Inquiries.  Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Loan Party or Subsidiary.
14.6Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under applicable Law.  If any provision is found to be invalid under applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
14.7Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.
14.8Execution; Electronic Records.  Any Loan Document, including any required to be in writing, may (if agreed by Agent) be in the form of an Electronic Record and may be executed using
Electronic Signatures.  An Electronic Signature on or associated with any Communication shall be valid and binding on each Loan Party and other party thereto to the same extent as a manual, original signature, and any Communication entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered.  A Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  The parties may use or accept manually signed paper Communications converted into electronic form (such as scanned into pdf), or electronically signed Communications converted into other formats, for transmission, delivery and/or retention.  Agent and Lenders may, at their option, create one or more copies of a Communication in the form of an imaged Electronic Record (“Electronic
Copy”), which shall be deemed created in the ordinary course of the Person’s business, and may destroy the original paper document.  Any Communication in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.  Notwithstanding anything herein, (a) Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each Secured Party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of a Loan Party without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by Agent, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed, original counterpart.
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14.9Entire Agreement.  Time is of the essence with respect to all Loan Documents and
Obligations.  The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.
14.10Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for
Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.
Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the
Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Loan Party.
14.11No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Loan Document, the Loan Parties acknowledge and agree that (a)(i)
this credit facility and any related arranging or other services by Agent, any Lender, any of their
Affiliates or any arranger are arm’s-length commercial transactions between the Loan Parties and such
Person; (ii) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) the Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan
Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their Affiliates or any other Person (except as expressly set forth in Section 13.3.2), and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent,
Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and have no obligation to disclose any of such interests to the Loan Parties or their Affiliates.  Each Loan Party hereby agrees that it will not claim that any of the Agent, Lenders and their respective Affiliates has rendered advisory services of any nature or respect or owes a fiduciary duty or similar duty to it in connection with any transaction contemplated by a Loan Document.
14.12Confidentiality.  Each of Agent, Lenders and Issuing Banks shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its
Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-
regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section 14.12, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor,
(h) with the consent of Loan Party Agent; or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 14.12 or (ii) is available to Agent, any Lender,
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any Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than the Loan
Parties.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use the Loan Parties’ logos, trademarks or product photographs in advertising materials.  As used herein,
“Information” means all information received from a Loan Party or Subsidiary relating to it or its business that is identified as confidential when delivered.  Any Person required to maintain the confidentiality of Information pursuant to this Section 14.12 shall be deemed to have complied if it exercises a degree of care similar to that which it accords its own confidential information.  Each of
Agent, Lenders and Issuing Banks acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with applicable
Law.
14.13Acknowledgment Regarding QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a
QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance
Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform
and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special
Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
14.13.1Covered Party.  If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such
Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported
QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  If a Covered Party or BHC Act
Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime,
Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any
QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the
United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
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14.13.2Definitions.  As used in this Section, (a) “BHC Act Affiliate” means an
“affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).
14.14GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF
THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW
PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
14.15Consent to Forum.
14.15.1Forum.  EACH LOAN PARTY HEREBY CONSENTS TO THE
EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH
JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE
RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH
PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH LOAN
PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY
HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION,
VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO
SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.
Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in any other court, nor limit the right of any party to serve process in any other manner permitted by applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
14.16Waivers by the Loan Parties.  To the fullest extent permitted by applicable Law, each
Loan Party waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral;
(b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any accounts, documents, instruments, chattel paper and guarantees at any time held by Agent on which a Loan Party may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any
Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, any Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and
(g) notice of acceptance hereof.  Each Loan Party acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Banks and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with the Loan Parties.  Each Loan Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
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14.17Patriot Act Notice.  Agent and Lenders hereby notify the Loan Parties that pursuant to the Patriot Act, the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” policies, regulations, laws or rules (the Proceeds of Crime Act and such other applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), Agent and Lenders are required to obtain, verify and record information that identifies each Loan Party, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act and the AML Legislation.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding the Loan Parties’ management and owners, such as legal name, address, social security number and date of birth.  Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, in order to comply with the Patriot Act and/or the applicable AML Legislation, whether now or hereafter in existence.  Loan Parties shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of applicable
Law.
14.18Canadian Anti-Money Laundering Legislation.
(a)If Agent has ascertained the identity of any Canadian Facility Loan Party or any authorized signatories of any Canadian Facility Loan Party for the purposes of applicable AML
Legislation, then Agent:
(i)shall be deemed to have done so as an agent for each Canadian Lender, and this
Agreement shall constitute a “written agreement” in such regard between each Canadian Lender and Agent within the meaning of the applicable AML Legislation; and
(ii)shall provide to each Canadian Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each
Canadian Lender agrees that Agent has no obligation to ascertain the identity of the Canadian Loan
Parties or any authorized signatories of the Canadian Loan Parties on behalf of any Canadian Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Facility Loan
Party or any such authorized signatory in doing so.
14.19Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Loan Party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
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14.20Nonliability of Lenders.  Neither Agent, any Issuing Bank nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations.  Each Loan Party agrees, on behalf of itself and each other Loan Party, that neither Agent, any Issuing Bank nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the actual gross negligence or willful misconduct of the party from which recovery is sought.  NO LENDER SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE
USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH
INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN
CONNECTION WITH THIS AGREEMENT.
14.21INTERCREDITOR AGREEMENT.  NOTWITHSTANDING ANYTHING HEREIN
TO THE CONTRARY, THE LIEN AND PRIORITY GRANTED TO AGENT PURSUANT TO ANY
LOAN DOCUMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY IN RESPECT OF THE
COLLATERAL BY AGENT HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT ARE
SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.  IN THE EVENT OF
ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT, THIS
AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THE INTERCREDITOR
AGREEMENT SHALL GOVERN AND CONTROL WITH RESPECT TO ANY RIGHT OR
REMEDY.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, ALL RIGHTS AND
REMEDIES WITH RESPECT TO THE COLLATERAL OF AGENT (AND THE SECURED
PARTIES) SHALL BE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT,
AND NO LOAN PARTY SHALL BE REQUIRED HEREUNDER OR UNDER ANY LOAN
DOCUMENT TO TAKE ANY ACTION WITH RESPECT TO THE COLLATERAL THAT IS
INCONSISTENT WITH SUCH LOAN PARTIES’ OBLIGATIONS UNDER THE FIXED ASSET
FACILITY.  AGENT MAY NOT REQUIRE ANY LOAN PARTY TO TAKE ANY ACTION WITH
RESPECT TO THE CREATION, PERFECTION OR PRIORITY OF ITS LIEN, WHETHER
PURSUANT TO THE EXPRESS TERMS HEREOF OR OF ANY OTHER LOAN DOCUMENT OR
PURSUANT TO THE FURTHER ASSURANCE PROVISIONS HEREOF OR ANY OTHER LOAN
DOCUMENT, TO THE EXTENT THAT SUCH ACTION WOULD BE VIOLATIVE OF THE
INTERCREDITOR AGREEMENT, OR SUCH LOAN PARTY’S OBLIGATIONS UNDER THE
FIXED ASSET FACILITY.  THE DELIVERY OF ANY COLLATERAL TO AGENT UNDER THE
FIXED ASSET FACILITY PURSUANT TO THE FIXED ASSET FACILITY SHALL SATISFY ANY
DELIVERY REQUIREMENT HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT TO
THE EXTENT THAT SUCH DELIVERY IS CONSISTENT WITH THE TERMS OF THE
INTERCREDITOR AGREEMENT.
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14.22Amendment and Restatement.
(a)On the Third Restatement Date, the Existing Loan Agreement shall be amended, restated
and superseded in its entirety.  The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the Obligations under the Existing Loan Agreement as in effect prior to the Third Restatement Date and (b) such Obligations are in all respects continuing with only the terms thereof being modified as provided in this Agreement.
(b)Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of the Loan Parties contained in the Existing Loan Agreement, the Loan
Parties acknowledge and agree that (1) any causes of action or other rights created prior to the Third
Restatement Date in favor of any Lender and its successors arising out of the representations and warranties of the Loan Parties contained in or delivered (including representations and warranties delivered in connection with the making of the loans or other extensions of credit thereunder) in connection with the Existing Loan Agreement shall survive the execution and delivery of this
Agreement; provided, however, that it is understood and agreed that the Borrowers’ monetary obligations under the Existing Loan Agreement in respect of the loans and letters of credit thereunder are evidenced by this Agreement as provided herein and (2) the execution, delivery and performance of this Agreement and the other Loan Documents on the Third Restatement Date shall not impair the validity, effectiveness or priority of the Liens granted in favor of the Agent prior to the date hereof, or the Notes issued by the Borrowers prior to the date hereof, as applicable, and such Liens and obligations in respect of the Notes are ratified and reaffirmed and shall continue unimpaired with the same priority to secure the applicable Obligations.
(c)All indemnification obligations of the Loan Parties pursuant to the Existing Loan
Agreement (including any arising from a breach of the representations thereunder) shall survive the amendment and restatement of the Existing Loan Agreement pursuant to this Agreement.
(d)[Reserved].
(e)Each Loan Party hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Agent, under each Reaffirmed Agreement to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Reaffirmed
Agreements and (c) agrees that neither such ratification and reaffirmation, nor the Agent’s, or any
Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from any Loan
Party with respect to any subsequent modifications to the Reaffirmed Agreements.  The Reaffirmed
Agreements shall remain in full force and effect and are hereby ratified and confirmed.
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14.23Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any
Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable
Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution
Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an
Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this
Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
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ANNEX B
Released Guarantors
1.  CS Automotive Costa Rica S.A.
2.  Cooper-Standard France SAS
3.  Cooper-Standard Automotive France SAS
4.  Cooper-Standard Technical Services de Mexico S. de R.L. de C.V.
5.  Cooper-Standard de Mexico, S. de R.L. de C.V.
6.  Cooper-Standard Automotive de Mexico S.A. de C.V.
7.  Cooper-Standard Automotive Sealing de Mexico, S.A. de C.V.
8.  CS Mexico Holdings S. de R.L. de C.V.
9.  Cooper-Standard Automotive Services, S. de R.L. de C.V.
10. Cooper-Standard Automotive Fluid Systems de Mexico, S. de R.L. de C.V.
11. Manufacturera El Jarundo, S. de R.L. de C.V.
12. Cooper-Standard Automotive FHS, S. de R.L. de C.V.
13. Cooper-Standard Romania S.R.L.
14. Cooper-Standard Automotive Korea Inc.
15. Any other Specified Jurisdiction Guarantor as of the date hereof, except CS Latin America.